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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STAPLES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.0006 par value per share
(2)	Aggregate number of securities to which transaction applies:
As of July 17, 2017, 656,712,914 shares of common stock outstanding, 10,876,123 shares of common stock subject to options, 7,397,493 shares of common stock subject to restricted stock units and 3,601,587 shares of common stock subject to performance share awards (at target performance)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 656,712,914 shares of common stock, par value $0.0006 per share, multiplied by $10.25 per share, (B) 7,397,493 shares of common stock subject to restricted stock units multiplied by $10.25 per share and (C) 3,601,587 shares of common stock subject to performance share awards multiplied by $10.25 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001159 by the maximum aggregate value of the transaction. All outstanding stock options have an exercise price greater than $10.25 and will be canceled, without any consideration being payable in respect thereof.
	(4)	Proposed maximum aggregate value of transaction: $6,844,047,939
	(5)	Total fee paid: $793,226
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

[—], 2017

Dear Stockholder:

        We cordially invite you to attend a special meeting of the stockholders of Staples, Inc., a Delaware corporation, which we refer to as "we," "us," "Staples" or the "Company," to be held on [—], 2017 at [—], local time, at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109.

        On June 28, 2017, the Company entered into an agreement and plan of merger, as it may be amended from time to time, which we refer to as the merger agreement, with Arch Parent Inc., which we refer to as Parent, and Arch Merger Sub Inc., a wholly-owned subsidiary of Parent, which we refer to as Merger Sub, providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds managed by Sycamore Partners Management, L.P., which is a private equity firm based in New York specializing in consumer and retail investments.

        At the special meeting, you will be asked to consider and vote on the following matters:

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  a proposal to adopt the merger agreement;

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  a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page [—] of the accompanying proxy statement; and

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  a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        If the merger is consummated, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger will, other than excluded shares (as defined in the accompanying proxy statement), be converted into the right to receive $10.25 in cash, without interest and subject to deduction for any required withholding tax.

        The board of directors of the Company, which we refer to as the Board, has unanimously adopted and approved the merger agreement and recommended that the Company's stockholders vote in favor of the proposal to adopt the merger agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors described in the accompanying proxy statement. The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Your vote is very important.    The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled "Where You Can Find More Information."

        If you have any questions or need assistance submitting a proxy to have your shares of Company common stock voted at the special meeting, please call D.F. King & Co., Inc., the Company's proxy solicitor, toll-free at (866) 796-7179.

        Thank you in advance for your cooperation and continued support.

Sincerely,
Shira Goodman
Chief Executive Officer

        The accompanying proxy statement is dated [—], 2017 and is first being mailed to our stockholders on or about [—], 2017.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

        STAPLES, INC.
Five Hundred Staples Drive
Framingham, Massachusetts 01702

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	[—], local time, on [—], [—], 2017
Place	Offices of WilmerHale LLP 60 State Street Boston, Massachusetts 02109
Items of Business	To consider and vote on:

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a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2017, as it may be amended from time to time, which we refer to as the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement, by and among Staples, Inc., a Delaware corporation, which we refer to as the Company, Arch Parent Inc., a Delaware corporation, which we refer to as Parent, and Arch Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub;

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a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page [—] of the accompanying proxy statement; and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date	You may vote if you were a stockholder of record at the close of business on [—], 2017.

Proxy Voting

Your vote is very important, regardless of the number of shares of Company common stock you own. The merger and other transactions contemplated by the merger agreement cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of Company common stock that are issued, outstanding and entitled to vote as of the record date. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented and voted at the special meeting if you are unable to attend. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee.

Recommendation

The board of directors of the Company, which we refer to as the Board, has unanimously adopted and approved the merger agreement and recommended that the Company's stockholders vote in favor of the proposal to adopt the merger agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors described in the accompanying proxy statement. The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Attendance

Only stockholders of record or their duly authorized proxies or beneficial owners with proof of ownership have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, if the merger is completed, holders of Company common stock who do not vote in favor of adoption of the merger agreement and satisfy other conditions set forth in Section 262 of the DGCL will have the right to seek an appraisal by the Delaware Court of Chancery of the fair value of their shares. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote to adopt the merger agreement (and must not fail to perfect or otherwise effectively withdraw your demand or waive or lose the right to appraisal), you must not vote in favor of adoption of the merger agreement and you must comply with the procedures set forth in Section 262 of the DGCL and explained in the accompanying proxy statement. See "Appraisal Rights" beginning on page [—] and Annex D of the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the Board of Directors,
Michael T. Williams Secretary

[—], 2017
Framingham, Massachusetts

PROXY STATEMENT

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Company's board of directors, which we refer to as the Board, for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about [—], 2017 to our stockholders who owned shares of Company common stock as of the close of business on [—], 2017.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page [—].

Parties to the Merger (Page [—])

        In this proxy statement, we refer to the agreement and plan of merger, dated as of June 28, 2017, as it may be amended from time to time, among Parent, Merger Sub and the Company, as the merger agreement, and the merger of Merger Sub with and into the Company as the merger. The parties to the merger agreement and the merger are:

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  Staples, Inc., which we refer to as "we," "us," "Staples" or the "Company," brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about empowering people to become true professionals at work. We pioneered the office products superstore concept by opening the first office products superstore in Brighton, Massachusetts in 1986 to serve the needs of small businesses, and we currently serve businesses of all sizes and consumers primarily in North America, with additional offices in South America and Asia. Shares of Staples common stock are traded on The Nasdaq Global Select Market under the symbol "SPLS." The principal executive offices of Staples are located at Five Hundred Staples Drive, Framingham, Massachusetts 01702, and its telephone number is (508) 253-5000.

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  Arch Parent Inc., which we refer to as Parent, is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Parent is an affiliate of funds managed by Sycamore Partners Management, L.P., which we refer to as Sycamore, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent. The principal executive offices of Parent are located at 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

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  Arch Merger Sub Inc., which we refer to as Merger Sub, is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation. The principal executive offices of Merger Sub are located at 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

The Special Meeting (Page [—])

Time, Place and Purpose of the Special Meeting (Page [—])

        The special meeting of the stockholders of the Company, which we refer to as the special meeting, will be held on [—], 2017, starting at [—], local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

        At the special meeting, holders, which we refer to as stockholders, of common stock of the Company, $0.0006 par value per share, which we refer to as Company common stock, will be asked to consider and vote on:

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  a proposal to adopt the merger agreement;

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  a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page [—]; and

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  a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date and Quorum (Page [—])

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock as of the close of business on [—], 2017, which is the date we have set as the record date for the special meeting, and which we refer to as the record date. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [—] shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary to transact business at the special meeting, including the adoption of the merger agreement and approval of the nonbinding advisory proposal regarding "golden parachute" compensation. A majority of the shares of Company common stock that are issued, outstanding and entitled to vote at the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. The Company's amended and restated by-laws, as amended, which we refer to as our by-laws, provide that a special meeting may be adjourned whether or not a quorum is present.

Vote Required (Page [—])

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon as of the record date.

        Under our by-laws, approval of the nonbinding advisory proposal regarding "golden parachute" compensation and approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, require the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such matters.

Shares Owned by Our Directors and Executive Officers (Page [—])

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company common stock, representing [—]% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock "FOR" the proposal to adopt the merger agreement, "FOR" approval of the advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Proxies and Revocation (Page [—])

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company common stock in "street name," please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, and your shares of Company common stock will not have an effect on approval of the advisory proposal regarding "golden parachute" compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Staples, Inc., Five Hundred Staples Drive, Framingham, Massachusetts 01702, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy.

The Merger (Page [—])

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page [—])

        In the merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $10.25 in cash, without interest and subject to deduction for any required withholding tax. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration or the per share merger consideration. The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to, and who do not, vote in favor of the proposal to adopt the merger agreement and who otherwise properly exercise, and do not withdraw or lose, appraisal rights, which we refer to as the dissenting shares, under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, (b) shares held in the treasury of the Company and (c) shares owned by any subsidiary of the Company, Parent, Merger Sub or any other affiliate of Parent. We sometimes refer to the shares described in clauses (b) and (c) in the foregoing sentence, collectively, as the cancelled shares.

Reasons for the Merger; Recommendation of the Board (Page [—])

        After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board," the Board, by a unanimous vote of all directors:

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  determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and its stockholders;

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  adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement;

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  declared that the terms of the merger are fair to the Company and the Company's stockholders; and

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  determined that it is advisable and in the best interests of the Company for the Board to submit the merger agreement to the Company's stockholders for adoption, directed that the merger agreement be submitted to the Company's stockholders at a special meeting of the Company's stockholders for their adoption, and recommended that the Company's stockholders adopt the merger agreement.

        The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Opinions of the Company's Financial Advisors (Page [—] and Annexes B and C)

        The Company engaged Barclays Capital Inc. and Morgan Stanley & Co. LLC, which we refer to as "Barclays" and "Morgan Stanley", respectively, as financial advisors in connection with the Company's consideration of various matters, including the merger. As part of their respective engagements, each of Morgan Stanley and Barclays rendered to the Board at its meeting on June 28, 2017 an oral opinion, subsequently confirmed by delivery by each of Barclays and Morgan Stanley of a written opinion, dated June 28, 2017, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each of Barclays and Morgan Stanley as set forth in its respective written opinion, in the case of Barclays, the merger consideration of $10.25 per share of the Company common stock to be offered to the stockholders of the Company (other than holders of shares held in treasury, or held by any subsidiary of the Company, Parent and Merger Sub or any other affiliate of Parent, or shares as to which dissenters rights have been perfected (collectively, the "excluded shares") in the merger was fair, from a financial point of view, to such stockholders or, in the case of Morgan Stanley, the $10.25 per share merger consideration to be received by the holders of shares of the Company common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Barclays' written opinion, dated as of June 28, 2017, which sets forth, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken by Barclays in rendering its opinion, is attached as Annex B to this proxy statement. The Company encourages you to read the opinion carefully in its entirety. Barclays' opinion is addressed to the Board, addresses only the fairness, from a financial point of view, of the merger consideration of $10.25 per share of the Company common stock to be offered to the stockholders of the Company, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. Barclays was not requested to opine as to, and its opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the merger or the likelihood of the consummation of the merger. Barclays' opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage. The summary of Barclays' opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Barclays' opinion.

        The full text of the written opinion of Morgan Stanley delivered to the Board, dated June 28, 2017 which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex C. The Company stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Board and addresses only the fairness, from a financial point of view, to the Company's stockholders of the $10.25 per share merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement, the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, and does not constitute a recommendation to the Company's stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

        For a more complete description, please see the section of this proxy statement entitled "The Merger—Opinions of the Company's Financial Advisors" beginning on page [—].

Financing of the Merger (Page [—])

        Parent estimates that the total amount of funds required to complete the merger and related transactions, including to pay fees and expenses in connection with the merger, is approximately $6.9 billion. Parent expects to fund this amount through a combination of:

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  cash equity contributions from investment funds managed by Sycamore and Neuberger Berman Private Equity and investment funds affiliated with HarbourVest Partners, which we refer to collectively as the "funds", of up to $1,920 million; and

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  debt financing consisting of commitments for (i) a senior secured first lien term loan facility in an aggregate principal amount of $2,400 million, (ii) an asset based revolving credit facility in an aggregate principal amount of $1,200 million, (iii) a senior unsecured bridge facility or senior unsecured notes in an aggregate principal amount of $1,600 million, (iv) an asset based revolving credit facility in an aggregate principal amount of $200 million and (v) an asset based revolving credit facility in an aggregate principal amount of $600 million, on terms and conditions set forth in the debt commitment letter (as defined and described in "The Merger—Financing of the Merger").

        The consummation of the merger is not subject to a financing condition (although the funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

        See "The Merger—Financing of the Merger" beginning on page [—] for additional information.

Limited Guarantee (Page [—])

        On June 28, 2017, investment funds managed by Sycamore and Neuberger Berman Private Equity and investment funds affiliated with HarbourVest Partners, each of which we refer to as a fund, delivered a guarantee, which we refer to as the limited guarantee, pursuant to which each fund has agreed to, severally but not jointly, guarantee the due and punctual performance and discharge of such fund's respective percentage of:

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  the obligations of Parent under the merger agreement to pay the Parent termination fee (as defined below in "—Termination Fees") to the Company as and when due; and

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  certain expense reimbursement and indemnification obligations of Parent and Merger Sub to the Company as and when due.

        The obligations of each fund under the limited guarantee are subject to an aggregate cap of $345 million based on the applicable fund's pro rata percentage as set forth in the limited guarantee.

        See "The Merger Agreement—Termination Fees" beginning on page [—] and "The Merger Agreement—Expense Reimbursement" beginning on page [—].

Interests of Certain Persons in the Merger (Page [—])

        In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the merger and the merger agreement were advisable and in the best interests of the Company and its stockholders and that the terms of the merger were fair to the Company and the Company's stockholders and in making their recommendation regarding the adoption of the merger agreement as described in "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page [—]. These interests include:

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  except as otherwise agreed in writing between the holder and Parent, accelerated vesting of Company restricted stock units held by the Company's directors and executive officers, and cancellation and conversion of each such restricted stock unit into the right to receive a cash payment equal to the merger consideration of $10.25 multiplied by each share of Company common stock underlying such restricted stock unit, on the terms set forth in the merger agreement;

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  except as otherwise agreed in writing between the holder and Parent, accelerated vesting of Company performance share awards, and cancellation and conversion of each such performance share award into the right to receive a cash payment equal to the merger consideration of $10.25 multiplied by the target number of shares of Company common stock subject to such performance share award, on the terms set forth in the merger agreement;

  •
  in the event of certain terminations of employment, cash severance payments payable to executive officers of the Company pursuant to severance benefits agreements between the Company and such executive officers and continued health, dental and vision coverage benefits provided to such executive officers pursuant to Company policy;

  •
  cash payments that may be made pursuant to arrangements into which the Company may enter with up to eight individuals to "gross up" such individuals (in whole or in part) for any excise taxes required to be paid by any such individual pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code (not to exceed $20,704,118 in the aggregate); and

  •
  continued indemnification and liability insurance for directors and officers following completion of the merger.

        See "The Merger—Interests of Certain Persons in the Merger" beginning on page [—] for additional information.

Approval of "Golden Parachute" Compensation (page [—])

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or "golden parachute" compensation, as reported on the Golden Parachute Compensation table on page [—]. The Board recommends that you vote "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation.

        Approval of the proposal regarding "golden parachute" compensation requires the approval of a majority of the votes cast on this proposal. Approval of this proposal is not a condition to completion of the merger. The vote with respect to "golden parachute" compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the "golden parachute" compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

U.S. Federal Income Tax Consequences of the Merger (Page [—])

        The exchange of shares of Company common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) who exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder's adjusted tax basis in such shares. This may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. You should read "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page [—] for the definition of "U.S. holder" and "non-U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.

Regulatory Approvals (Page [—])

        The merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Under the terms of the merger agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (temporary, preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting, restraining, preventing or enjoining consummation of the merger.

The Merger Agreement (Page [—])

Merger Consideration (Page [—])

        If the merger is completed, each share of Company common stock, other than the dissenting shares and the cancelled shares will be converted into the right to receive $10.25 in cash, without interest and subject to deduction for any required withholding tax.

Treatment of Company Stock Awards (Page [—])

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock with an exercise price per share equal to or greater than the per share merger consideration will be canceled, without any consideration being payable in respect thereof, and will have no further force or effect. Because the current exercise price per share of each outstanding Company stock option is equal to or greater than the per share merger consideration, all Company stock options will be canceled, without payment of any consideration therefor, and will have no further force or effect.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company restricted stock unit that will become vested, by its terms, as a result of the closing of the merger will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger; and (ii) each Company restricted stock unit that will not be vested, by its terms, on or before the closing of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (1) the date on which the original vesting conditions applicable to such underlying restricted stock unit, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (2) the date that is 180 days following the closing, in each case, subject to the holder's continued service with the Company through the applicable date; provided that the 180 day period referenced in clause (2) is extended to the earlier of (x) the last day of the tenth month following the closing and (y) October 31, 2018, for certain Company restricted stock units granted in July 2017.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company performance share award that is then outstanding and unvested and that is held by a former employee of the Company (as determined immediately prior to the effective time of the merger) will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of the target number of shares of Company common stock subject to such Company performance share award, as pro-rated in accordance with the terms of the applicable Company performance share award agreement, multiplied by the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger; and (ii) each Company performance share award that is then outstanding and unvested and that is held by a person who is an employee of the Company immediately prior to the effective time of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of the target number of shares of Company common stock subject to such Company performance share award multiplied by the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (A) the date on which the original vesting conditions applicable to such performance share award, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (B) the date that is 180 days following the closing, in each case, subject to the holder's continued service with the Company through the applicable date; provided that the merger consideration payable in respect of the Company performance share awards will be paid no later than March 15 of the calendar year following the calendar year in which the closing occurs.

Restrictions on Solicitation of Other Offers (Page [—]).

        Under the merger agreement, until the earlier of the effective time of the merger and the termination of the merger agreement, the Company and its subsidiaries will not, and the Company will cause its and its subsidiaries' officers and directors not to, and will use reasonable efforts to cause its and its subsidiaries' other representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of providing non-public information) any inquiries or the making of any proposal or offer that constitutes, or that would reasonably be expected to lead to, any acquisition proposal;

  •
  amend or grant a waiver or release, or publicly authorize or agree to enter into an amendment, waiver or release, under (i) any standstill or similar agreement with respect to any Company common stock (other than for Parent or its affiliates) or (ii) any applicable anti-takeover law or anti-takeover provision in the certificate of incorporation or by-laws (other than for Parent or its affiliates), except, in each case, under the circumstances permitted under the merger agreement; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any non-public information to any person who has made or would reasonably be expected to make any acquisition proposal or otherwise for the purpose of encouraging or facilitating, any acquisition proposal.

        However, subject to compliance with the merger agreement, at any time prior to receipt of the Company stockholder approval the Company may, if the Board determines that failure to take such action would be inconsistent with its fiduciary duties:

  •
  furnish non-public information with respect to the Company and its subsidiaries to any person who has made an acquisition proposal that did not result from a material breach of the merger agreement that the Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a superior proposal, which we refer to as a qualified person, pursuant to a confidentiality agreement not materially less restrictive in any substantive manner, including with respect to standstill provisions, than the confidentiality agreement between the Company and Sycamore (and which confidentiality agreement may not include an obligation of the Company to reimburse such person's expenses);

  •
  engage in discussions or negotiations (including solicitation of revised acquisition proposals) with any qualified person regarding any acquisition proposal; or

  •
  amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company common stock with any qualified person solely to allow for an acquisition proposal to be made in a confidential manner to the Company or the Board.

        You should read "The Merger Agreement—Restrictions on Solicitation of Other Offers" beginning on page [—] for the definition of "acquisition proposal" and "superior proposal."

Restrictions on Changes of Recommendation to Company Stockholders (Page [—]).

        Under the merger agreement, the Board must submit the merger agreement to the Company's stockholders for adoption and must recommend that the Company's stockholders vote in favor of adopting the merger agreement. Prior to the earlier of the effective time of the merger and the termination of the merger agreement:

  •
  the Board may not (we refer to each of the actions listed in the following five sub-bullets as a Company board recommendation change):

  •
  withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, in each case in a manner adverse to Parent, its recommendation to the Company's stockholders that the Company's stockholders adopt the merger agreement at the special meeting, which we refer to as the recommendation;

  •
  fail to include the recommendation in this proxy statement;

  •
  fail to publicly reaffirm the recommendation within five business days of a request therefor in writing by Parent following the public disclosure of an acquisition proposal with any person other than Parent and Merger Sub;

  •
  fail to recommend against any acquisition proposal that is a tender offer or exchange offer within ten business days after the commencement thereof; or

  •
  publicly announce an intention or resolution to effect any of the foregoing;

  •
  the Company and its subsidiaries may not enter into, or publicly authorize or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to any acquisition proposal (other than a confidentiality agreement entered into in the circumstances described above in the section entitled "—Restrictions on Solicitations of Other Offers");

  •
  the Board may not adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal.

        However, prior to receipt of the Company stockholder approval, the Board may, (i) in response to a superior proposal that did not result from a material breach of the merger agreement, either effect a board recommendation change or cause the Company to terminate the merger agreement, provided that concurrently with or prior to such termination, the Company pays to Parent the company termination fee as required by the merger agreement and, immediately after the termination of the merger agreement, the Company enters into a definitive agreement providing for such superior proposal, or (ii) in response to an intervening event, effect a board recommendation change if, and only if, (in the case of either (i) or (ii)):

  •
  the Board has determined in good faith (after consultation with outside counsel) that the failure to effect a board recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

  •
  the Company has notified Parent in writing that it intends to effect a board recommendation change or termination of the merger agreement, describing in reasonable detail the reasons for such intended board recommendation change or termination, which we refer to as a recommendation change notice;

  •
  if requested by Parent, the Company will have made itself and its subsidiaries and its and their respective representatives available and the Company will have and will have caused its subsidiaries and its and their respective representatives to discuss and negotiate with Parent's representatives any proposed modifications to the terms and conditions of the merger agreement (in a manner that would obviate the need to effect such board recommendation change) during the four business day period following delivery by the Company to Parent of such recommendation change notice (it being understood that if there are any material amendments, revisions or changes to the terms of any such superior proposal (including any revision to the amount, form or mix of consideration the Company's stockholders would receive as a result of the superior proposal, whether or not material), the Company will notify Parent of each such amendment, revision or change and the applicable four business day period described above will be extended for at least two business days from the date of such notice), which we refer to as a notice period; and

  •
  at the end of such notice period, the Board has determined in good faith (after consultation with outside legal counsel), after considering any modified terms and conditions proposed by or on behalf of Parent, that the failure to effect a board recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, with respect to a board recommendation change in response to a superior proposal, the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such initial or revised (as applicable) superior proposal continues to constitute a superior proposal.

Conditions to the Merger (Page [—]).

        The obligation of the parties to consummate the merger is subject to the satisfaction or waiver of a number of conditions, including:

  •
  the obtaining of the Company stockholder approval;

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or early termination thereof having been granted;

  •
  no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (temporary, preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting, restraining, preventing or enjoining consummation of the merger;

  •
  each party's respective representations and warranties in the merger agreement shall be true and correct as of the closing date, subject to certain exceptions; and

  •
  each party shall have performed in all material respects its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger.

Termination (Page [—])

        The merger agreement may be terminated and the merger may be abandoned:

  •
  by mutual written consent of Parent and the Company at any time prior to the effective time;

  •
  by either Parent or the Company, if the effective time of the merger has not occurred on or before December 22, 2017, which we refer to as the outside date, except that a party to the merger agreement will not be permitted to terminate the merger agreement under this provision if the failure of such party to fulfill, in any material respect, any obligation under the merger agreement has been a principal cause of or resulted in the failure of the effective time to occur on or before the outside date, provided that no party will be permitted to terminate the merger agreement during the three business day notice period referenced in the final bullet in this section entitled "—Termination;"

  •
  by either Parent or the Company at any time prior to the effective time if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree, judgment, injunction or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining, preventing or otherwise prohibiting the consummation of the merger, except that a party to the merger agreement will not be permitted to terminate the merger agreement under this provision if the failure of such party to use the standard of efforts required pursuant to the merger agreement to prevent and oppose such order, decree, ruling or the taking of such other action has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action;

  •
  by Parent or the Company if the Company stockholder approval is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken;

  •
  by Parent, prior to the effective time, if the Board has effected a Company board recommendation change;

  •
  by the Company, at any time prior to receipt of the Company stockholder approval, in order to enter into a definitive agreement providing for a superior proposal after complying with the terms and conditions of the provisions described above in the sections entitled "—Restrictions on Solicitation of Other Offers" and "—Restrictions on Changes of Recommendation to Company Stockholders" in all material respects; provided that any purported termination of the merger agreement under this provision will be null and void if the Company does not, prior to or concurrently with the termination of the merger agreement, pay Parent the Company termination fee;

  •
  by Parent, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Company set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to Parent and Merger Sub set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by the Company of written notice of such breach, inaccuracy or failure to perform from Parent, provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under the merger agreement that would cause certain other closing conditions set forth in the merger agreement not to be satisfied;

  •
  by the Company, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by Parent of written notice of such breach, inaccuracy or failure to perform from the Company, provided that the Company is not then in material breach of any representation, warranty or covenant under the merger agreement that would cause certain other closing conditions set forth in the merger agreement not to be satisfied; or

  •
  by the Company if:

  •
  the marketing period has ended and the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been and continue to be satisfied;

  •
  the Company has confirmed by written notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) or that it irrevocably waives in writing any unsatisfied conditions that may be waived under applicable law; and

  •
  the merger will not have been consummated within three business days after the date on which Parent is required to consummate the merger pursuant to the merger agreement, and at all times during such three business day period, the Company stood ready, willing and able to consummate the merger.

Termination Fees (Page [—])

        Subject to certain limitations, the Company will pay Parent a termination fee equal to $171,000,000, which we refer to as the Company termination fee, in the event that the merger agreement is terminated:

  •
  by Parent if the Board has effected a Company board recommendation change;

  •
  by the Company in order to enter into a definitive agreement providing for a superior proposal; or

  •
  (i) by Parent if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Company set forth in the merger agreement, which breach, inaccuracy or failure to perform would cause certain closing conditions applicable to Parent and Merger Sub set forth in the merger agreement not to be satisfied, and is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by the Company of written notice of such breach, inaccuracy or failure to perform from Parent, (ii) by either Parent or the Company, prior to receipt of the Company stockholder approval, if the effective time of the merger has not occurred on or before the outside date or (iii) by Parent or the Company if the Company stockholder approval is not obtained, if (in each of the preceding clauses (i), (ii) and (iii)):

  •
  before the date of such termination, an acquisition proposal has been publicly announced, made or disclosed and not irrevocably withdrawn without encouragement by or consultation with (excluding arms-length negotiations regarding the terms of the acquisition proposal) the Company or its representatives;

  •
  at the time of the stockholder vote, the debt and equity commitment letters are in full force and effect or have been replaced by alternative financing commitments in corresponding amounts sufficient to consummate the merger; and

  •
  within 12 months after the date of termination, the Company enters into a definitive agreement with respect to any acquisition proposal (which is subsequently consummated) or has consummated any acquisition proposal (provided that, for these purposes, the references to "20%" and "80%" in the definition of "acquisition proposal" are deemed to be references to "50%").

        If either the Company or Parent terminates the merger agreement because the Company stockholder approval is not obtained and at the time of the stockholder vote, the debt and equity commitment letters are in full force and effect or have been replaced with letters providing for alternative financing commitments in a corresponding amount sufficient to consummate the merger, the Company will pay to Parent (within two business days following the delivery by Parent of an invoice therefor) any and all out-of-pocket fees and expenses actually incurred by Parent or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, which we refer to as the Parent expenses, up to a maximum amount of $15,000,000. To the extent a Company termination fee becomes payable, any payment previously made pursuant to the preceding sentence will be credited against the obligation of the Company to pay the Company termination fee.

        Subject to certain limitations, Parent will pay the Company a termination fee equal to $343,000,000, which we refer to as the Parent termination fee, in the event that the merger agreement is terminated:

  •
  by the Company, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by Parent of written notice of such breach, inaccuracy or failure to perform from the Company; or

  •
  by the Company if:

  •
  the marketing period has ended and the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been and continue to be satisfied;

  •
  the Company has confirmed by written notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) or that it irrevocably waives in writing any unsatisfied conditions that may be waived under applicable law;

  •
  the merger has not been consummated within three business days after the date on which Parent is required to consummate the merger pursuant to the merger agreement, and at all times during such three business day period, the Company stood ready, willing and able to consummate the merger.

Market Price of Company Common Stock (Page [—])

        The 10-day volume weighted average price per share of the Company's common stock for the period ended April 3, 2017, the last full trading day before widespread media speculation about a potential acquisition of the Company, was $8.58. On July 17, 2017, the closing price for Company common stock on the Nasdaq Stock Market was $10.11 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

        The Company has historically paid regular quarterly cash dividends on its common stock. The Company most recently paid a cash dividend on July 13, 2017 of $0.12 per share. In connection with the transactions contemplated by the merger agreement, the Company has agreed to suspend the payment of its regular quarterly dividend following payment of the July 13 dividend.

Appraisal Rights (Page [—])

        If the merger is completed, record holders of Company common stock as of the record date who submit a written demand for appraisal before the vote is taken on the adoption of the merger agreement, do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal, do not vote in favor of the adoption of the merger agreement, hold their shares of Company common stock continuously through the effective time of the merger and otherwise comply with the procedures set forth in Section 262 of the DGCL may elect to pursue their appraisal rights to receive, in lieu of the $10.25 per share merger consideration, an amount in cash equal to the judicially determined "fair value" of their shares, which fair value will be determined as of the effective time of the merger and could be more or less than, or the same as, the per share merger consideration for the Company common stock. For a summary of the procedures set forth in Section 262 of the DGCL, see "Appraisal Rights" beginning on page [—]. An executed proxy that is not marked "AGAINST" or "ABSTAIN" with respect to the adoption of the merger agreement will be voted "FOR" the adoption of the merger agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.

        A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

        ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Delisting and Deregistration of Company Common Stock (Page [—])

        If the merger is consummated, the Company common stock will be delisted from the Nasdaq Stock Market and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission, or the SEC, on account of the Company common stock.

Conduct of Our Business if the Merger is Not Completed (Page [—])

        In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the Nasdaq Stock Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page [—].

Q.    What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly-owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from the Nasdaq Stock Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

Q.    What will I receive if the merger is consummated?

A.
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $10.25 in cash, without interest and subject to deduction for any required withholding tax, for each share of Company common stock that you own, unless you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock, you will receive $10,250 in cash in exchange for your shares of Company common stock, without interest and subject to deduction for any required withholding tax. You will not receive any shares of the capital stock in the surviving corporation.

Q.    How does the per share merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.
The merger consideration of $10.25 per share of Company common stock represents an approximately 20% premium to the 10-day volume weighted average price per share of the Company's common stock for the period ended April 3, 2017, the last full trading day before widespread media speculation about a potential acquisition of the Company.

Q.    What will holders of Company stock awards receive if the merger is consummated?

A.
Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock with an exercise price per share equal to or greater than the per share merger consideration will be canceled, without any consideration being payable in respect thereof, and will have no further force or effect. Because the current exercise price per share of each outstanding Company stock option is equal to or greater than the merger consideration, all Company stock options will be canceled, without payment of any consideration therefor, and will have no further force or effect.

Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company restricted stock unit that will become vested, by its terms, as a result of the closing of the merger will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger and (ii) each Company restricted stock unit that will not be vested, by its terms, on or before the closing of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (1) the date on which the original vesting conditions applicable to such underlying restricted stock unit, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (2) the date that is 180 days following the closing in each case, subject to the holder's continued service with the Company through the applicable date; provided that the 180 day period referenced in clause (2) is extended to the earlier of (x) the last day of the tenth month following closing and (y) October 31, 2018, for certain Company restricted stock units granted in July 2017.

Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company performance share award that is then outstanding and unvested and that is held by a former employee of the Company (as determined immediately prior to the effective time of the merger) will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of the target number of shares of Company common stock subject to such Company performance share award, as pro-rated in accordance with the terms of the applicable Company performance share award agreement, multiplied by the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger and (ii) each Company performance share award that is then outstanding and unvested and that is held by a person who is an employee of the Company immediately prior to the effective time of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of the target number of shares of Company common stock subject to such Company performance share award multiplied by the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following on the earlier of (A) the date on which the original vesting conditions applicable to such performance share award, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (B) the date that is 180 days following the closing in each case, subject to the holder's continued service with the Company through the applicable date; provided that the merger consideration payable in respect of the Company performance share awards will be paid no later than March 15 of the calendar year following the calendar year in which the closing occurs.

Q.    What will happen to the Company's employee stock purchase plan?

A.
The Board has suspended the Company's employee stock purchase plan indefinitely effective as of July 1, 2017. The Board will terminate the employee stock purchase plan as of immediately prior to the effective time of the merger. During the period from the date of the merger agreement until the termination of the Company's employee stock purchase plan in accordance with the merger agreement, we will not permit any offering periods to occur, and no shares of Company common stock will be issued under the employee stock purchase plan.

Q.    How does the Board recommend that I vote?

A.
The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.    Why is the Board recommending that I vote "FOR" approval of the proposal to adopt the merger agreement?

A.
After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board," the Board, by a unanimous vote of all directors:

•
determined and declared that the merger agreement, the merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and its stockholders;

•
adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•
declared that the terms of the merger are fair to the Company and the Company's stockholders; and

•
determined that it is advisable and in the best interests of the Company for the Board to submit the merger agreement to the Company's stockholders for adoption, directed that the merger agreement be submitted to the Company's stockholders at a special meeting of the Company's stockholders for their adoption, and recommended that the Company's stockholders adopt the merger agreement.

Q.    When do you expect the merger to be consummated?

A.
We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we currently anticipate that the merger will be consummated no later than December 2017.

Q.    What happens if the merger is not consummated?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on the Nasdaq Stock Market. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the merger agreement or certain out-of-pocket fees and expenses incurred by Parent in connection with the authorization, preparation, investigation, negotiation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, or Parent may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled "The Merger Agreement—Termination Fees" beginning on page [—].

Q.    Is the merger expected to be taxable to me?

A.
Yes. The exchange of shares of Company common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) who exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder's adjusted tax basis in such shares. This may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. You should read "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page [—] for the definition of "U.S. holder" and "non-U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the merger. Because individual circumstances may differ, you should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.

Q.    Do any of the Company's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" beginning on page [—].

Q.    Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board for use at the special meeting because you owned shares of Company common stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.    When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on [—], 2017 at [—], local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Q.    What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on:

•
a proposal to adopt the merger agreement;

•
a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page [—]; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.    What vote is required for the Company's stockholders to approve the proposal to adopt the merger agreement?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon as of the record date.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN," or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

Q.    What vote is required for the Company's stockholders to approve the proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement?

A.
Approval of the proposals regarding "golden parachute" compensation and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on each of these proposals.

If you vote "ABSTAIN" on the proposal regarding "golden parachute" compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, this will have no effect on these proposals. If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals, and thus will have no effect on these proposals.

Q.    Why am I being asked to cast a nonbinding advisory vote to approve "golden parachute" compensation that the Company's named executive officers will receive in connection with the merger?

A.
The SEC's rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to our named executive officers in connection with the merger, or "golden parachute" compensation.

Q.    What will happen if stockholders do not approve the "golden parachute" compensation at the special meeting?

A.
Approval of "golden parachute" compensation that our named executive officers may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to "golden parachute" compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the "golden parachute" compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

Q.    Who can vote at the special meeting?

A.
All of our holders of Company common stock of record as of the close of business on [—], 2017, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.    What if I am a participant in the Staples' Employees' 401(k) Savings Plan?

A.
If you are a participant in the Staples' Employees' 401(k) Savings Plan, which we refer to as the 401(k) Plan, your proxy will serve as voting instructions for your shares of Company common stock held in the 401(k) Plan as of the record date. Your proxy card covers any shares held in your 401(k) Plan account, as well as any other shares registered in your name as of the record date. If you do not provide voting instructions, the trustee will vote shares allocated to your plan account in the discretion of the 401(k) Plan fiduciary.

Q.    What is a "broker non-vote"?

A.
Under the rules of the Nasdaq Stock Market, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "discretionary" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as "broker non-votes." Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting.

Q.    What constitutes a quorum for the special meeting?

A.
A quorum is necessary to transact business at the special meeting, including the adoption of the merger agreement and approval of the proposal regarding "golden parachute" compensation. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock that are issued, outstanding and entitled to vote at the close of business on the record date constitutes a quorum for the purposes of the special meeting. Abstentions and "broker non-votes" (as described below) will be counted as present for the purpose of determining whether a quorum is present. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. The special meeting may be adjourned whether or not a quorum is present.

Q.    How do I vote?

A.
If you are a stockholder of record, you may vote your shares of Company common stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:

•
in person—you may attend the special meeting and cast your vote there; or

  •
  by proxy—stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

  •
  over the Internet—the website for Internet proxy submission is on your proxy card;

  •
  by using a toll-free telephone number noted on your proxy card; or

  •
  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company common stock in "street name," please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company common stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

If you are a participant in the 401(k) Plan, your proxy will serve as voting instructions for your shares of Company common stock held in the 401(k) Plan as of the record date. Your proxy card covers any shares held in your 401(k) Plan account, as well as any other shares registered in your name as of the record date. If you do not provide voting instructions, the trustee will vote shares allocated to your plan account in the discretion of the 401(k) Plan fiduciary.

Q.    What is the difference between holding shares as a stockholder of record and in "street name"?

A.
If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Company common stock, as the "stockholder of record." This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.    If my shares of Company common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote "AGAINST" the proposal to adopt the merger agreement and your shares of Company common stock will not have an effect on approval of the advisory proposal regarding "golden parachute" compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.    How can I change or revoke my proxy?

A.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Staples, Inc., Five Hundred Staples Drive, Framingham, Massachusetts 01702, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy.

Q.    What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Company common stock is called a "proxy card." The Board has designated Shira Goodman, Christine Komola and Michael Williams, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.    If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.    How are votes counted?

A.
With respect to the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have the same effect as votes "AGAINST" the proposal to adopt the merger agreement.

With respect to the proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have no effect on these proposals.

Q.    What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.    What happens if I sell my shares of Company common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights with respect to such shares in connection with the merger.

Q.    Who will solicit and pay the cost of soliciting proxies?

A.
The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has engaged D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay D.F. King a fee of approximately $17,500. The Company will also reimburse D.F. King for reasonable out-of-pocket expenses and will indemnify D.F. King and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.    What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in "street name," please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.    Should I send in my stock certificates now?

A.
No. A letter of transmittal will be mailed to you promptly, and in any event within five business days, after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.    What should I do if I have lost my stock certificate?

A.
If you have lost your stock certificate, please contact our transfer agent, Computershare Trust Company, N.A., at (888) 875-9002, to obtain replacement certificates.

Q.    What rights do I have if I oppose the merger?

A.
Stockholders of record as of the record date are entitled to exercise appraisal rights under the DGCL only if they do not vote for the adoption of the merger agreement and otherwise follow the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached as Annex D to this proxy statement. See "Appraisal Rights" beginning on page [—].

Q.    Are there any other risks to me from the merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the merger. See "Cautionary Statement Concerning Forward-Looking Information" beginning on page [—].

Q.    Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call D.F. King, our proxy solicitor, toll-free at (866) 796-7179.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Statements in this proxy statement regarding the proposed transaction between Parent and the Company, the expected timetable for completing the transaction, future financial and operating results, future opportunities for the combined company and any other statements about Parent and the Company managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. The Company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company's control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect the Company's business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by the Company's stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company's business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt the Company's current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management's attention from the Company's ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed merger. There are a number of important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the Company's Annual Report on Form 10-K for the year ended January 28, 2017 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this filing.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [—], 2017, starting at [—], local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, or at any adjournment or postponement thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the merger agreement, to approve the nonbinding advisory proposal regarding "golden parachute" compensation and to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

        We have fixed the close of business on [—], 2017 as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were [—] shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of Company common stock that are issued, outstanding and entitled to vote at the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which a stockholder directs voting "ABSTAIN", as well as broker non-votes (described below), will be counted for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. A quorum is necessary to transact business at the special meeting, including the adoption of the merger agreement and approval of the proposal regarding "golden parachute" compensation. The special meeting may be adjourned whether or not a quorum is present. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.

Attendance

        Only stockholders of record or their duly authorized proxies or beneficial owners with proof of ownership have the right to attend the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Vote Required

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon as of the record date. For the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Voting "ABSTAIN" will not be counted as a vote cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN," it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Company common stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in "street name," please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        Under the rules of the Nasdaq Stock Market, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "discretionary" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters. Shares held by banks, brokerage firms or nominees that are present in person or by proxy at the special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal are referred generally as "broker non-votes." These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting.

        Approval of the advisory proposal regarding "golden parachute" compensation and approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, require a majority of the votes cast on each of these proposals. For the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." For purposes of each of these proposals, if you fail to submit a proxy or to vote in person at the special meeting, or if you have given a proxy and vote "ABSTAIN," the shares of Company common stock will not be counted in respect of, and will not have any effect on, the proposal.

        If you are a stockholder of record, you may vote your shares of Company common stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:

  •
  in person—you may attend the special meeting and cast your vote there; or

  •
  by proxy—stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

  •
  over the Internet—the website for Internet proxy submission is on your proxy card;

  •
  by using a toll-free telephone number noted on your proxy card; or

  •
  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        If you are a beneficial owner of Company common stock held in "street name," you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company common stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

        A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. Following the consummation of the merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

        If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares, please call D.F. King, our proxy solicitor, toll-free at (866) 796-7179.

        IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Shares Owned by Our Directors and Executive Officers

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company common stock, representing [—]% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock "FOR" the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN," or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be received by the Company at Five Hundred Staples Drive, Framingham, Massachusetts 01702 by the time the special meeting begins, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy.

Adjournments and Recesses

        Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.

Appraisal Rights

        If the merger is completed, record holders of Company common stock as of the record date who submit a written demand for appraisal before the vote is taken on the adoption of the merger agreement, do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal, do not vote in favor of the adoption of the merger agreement, hold their shares of Company common stock continuously through the effective time of the merger and otherwise comply with the procedures set forth in Section 262 of the DGCL may elect to pursue their appraisal rights to receive, in lieu of the $10.25 per share merger consideration, an amount in cash equal to the judicially determined "fair value" of their shares, which fair value will be determined as of the effective time of the merger and could be more or less than, or the same as, the per share merger consideration for the common stock. For a summary of the procedures set forth in Section 262 of the DGCL, see "Appraisal Rights" beginning on page [—]. An executed proxy that is not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the adoption of the merger agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.

        A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

        ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged D.F. King to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay D.F. King a fee of approximately $17,500. The Company will also reimburse D.F. King for reasonable out-of-pocket expenses and will indemnify D.F. King and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call D.F. King, our proxy solicitor, toll-free at (866) 796-7179.

PARTIES TO THE MERGER

THE COMPANY

Staples, Inc.
Five Hundred Staples Drive
Framingham, Massachusetts 01702
(508) 253-5000

        Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about empowering people to become true professionals at work.

        We are committed to providing superior value to our customers through a broad selection of products, easy to use websites and mobile platforms, an integrated retail and online shopping experience and a wide range of print and marketing and technology services. We pioneered the office products superstore concept by opening the first office products superstore in Brighton, Massachusetts in 1986 to serve the needs of small businesses, and we currently serve businesses of all sizes and consumers primarily in North America, with additional offices in South America and Asia. Our delivery businesses account for a majority of our sales and many of our delivery customers place their orders online, making Staples one of the largest internet resellers in the world. Shares of Staples common stock are traded on The Nasdaq Global Select Market under the symbol "SPLS." The principal executive offices of Staples are located at Five Hundred Staples Drive, Framingham, Massachusetts 01702, and its telephone number is (508) 253-5000.

        For more information about the Company, see "Where You Can Find More Information" beginning on page [—].

PARENT

Arch Parent Inc.
c/o Sycamore Partners Management, L.P.
9 West 57th Street, 31st Floor
New York, NY 10019
(212) 796-8500

        Arch Parent Inc. is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Parent is an affiliate of Sycamore and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent. The principal executive offices of Parent are located at 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

MERGER SUB

Arch Merger Sub Inc.
c/o Sycamore Partners Management, L.P.
9 West 57th Street, 31st Floor
New York, NY 10019
(212) 796-8500

        Arch Merger Sub Inc. is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation. The principal executive offices of Merger Sub are located at 9 West 57th Street, 31st Floor, New York, New York 10019, and its telephone number is (212) 796-8500.

 THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Overview of the Merger

        The Company, Parent and Merger Sub entered into the merger agreement on June 28, 2017. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by investment funds affiliated with Sycamore. In connection with the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than the dissenting shares and the cancelled shares) will be automatically converted into the right to receive the per share merger consideration, without interest and subject to deduction for any required withholding tax.

        Following and as a result of the merger:

  •
  Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company's future earnings or growth;

  •
  shares of Company common stock will no longer be listed on the Nasdaq Stock Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

  •
  the registration of shares of Company common stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation

        The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Background of the Merger

        The Board, together with members of the Company's senior management, regularly reviews and assesses the Company's business and competitive landscape and periodically reviews and assesses strategic alternatives available to enhance value to stockholders.

        On August 15, 2016, the Board held a telephonic meeting, with members of senior management and representatives of Barclays and Morgan Stanley present for certain portions. Barclays has been a long-time financial advisor to the Company and Morgan Stanley had been retained by the Board earlier in 2016 to assist in reviewing the Company's strategic alternatives in the event that the Company's announced merger with Office Depot, Inc. were not consummated. At the meeting, the Board reviewed the challenging market environment for, and the declining performance of, the Company's retail business. The Board also reviewed, with the assistance of Barclays and Morgan Stanley, various strategic alternatives for the Company's North American retail business and the Company as a whole, including the continued execution of the Company's business plan as an independent company; a spin-off of the retail business to stockholders; a spin-off and concurrent sale of the retail business to

Party A, a potential strategic buyer in the Company's industry; a sale of the retail business; and a sale of the Company. The Company's Chief Legal Officer discussed certain antitrust risks of transacting with Party A. The Board, with Barclays and Morgan Stanley, then discussed the limited number of strategic buyers participating in the Company's industry and the low likelihood that any of them would be interested in such an acquisition in view of their strategic direction or the absence of a compelling strategic rationale for such an acquisition. The Board determined to continue to explore the available strategic alternatives and authorized management to hold preliminary exploratory discussions with Party A and three identified potential financial buyers, Parties B, C and D, that the Board believed would be potentially interested in, and capable of, executing a transaction with the Company.

        On August 18, 2016, Ms. Shira Goodman, the then interim Chief Executive Officer of the Company (who was appointed Chief Executive Officer in September 2016), reached out to the Chief Executive Officer of Party A to schedule a meeting. A meeting was ultimately scheduled for September 8, 2016.

        On August 24, 2016, Ms. Goodman and Ms. Christine Komola, the Chief Financial Officer of the Company, held preliminary exploratory discussions with Party B, a financial buyer.

        On September 2, 2016, Ms. Goodman and Ms. Komola held preliminary exploratory discussions with Party C, a financial buyer.

        On or about September 2, 2016, the Company and Party A entered into a mutual confidentiality agreement, which included a reciprocal 12-month standstill provision that would terminate, as to Party A, upon the signing of a definitive agreement with a third party for the sale of the Company.

        On September 8, 2016, Ms. Goodman and Ms. Komola met with the Chief Executive Officer and Chief Financial Officer of Party A and discussed in general terms a possible acquisition of the Company's North American retail business. At the meeting, Party A indicated that it would be interested in exploring such an acquisition, particularly if it included the Staples brand and website URL.

        On September 13, 2016, the Board held a meeting, with members of senior management and representatives of Barclays and Morgan Stanley present for certain portions. At the meeting, the Board reviewed possible strategic alternatives, including continued execution of the Company's business plan as an independent company; a spin-off of the retail business to stockholders; a spin-off and concurrent sale of the Company's retail business to Party A; a sale of the Company's retail business; and a sale of the Company as a whole. The Board discussed the interest of Party A in a possible transaction and determined that the Company would not be interested in including the Staples brand or website URL in any sale of its retail business in view of the adverse impact such sale would have on the Company's remaining business. The Company's Chief Legal Officer reviewed certain antitrust risks relating to any such transaction. After reviewing the strategic alternatives, the Board authorized management to continue to explore the potential separation of the Company's retail business and also authorized management to continue to hold exploratory meetings with the three identified financial buyers that the Board believed would be potentially interested in, and capable of, executing a transaction with the Company.

        On September 14, 2016, Ms. Goodman communicated to the Chief Executive Officer of Party A that the Board was interested in exploring a possible sale of the Company's retail business if it were not to include the Staples brand or website URL.

        On September 23, 2016, the Chief Executive Officer of Party A communicated to Ms. Goodman that Party A would be interested in a potential acquisition of the Company's retail business only if it were to include the Staples brand and website URL.

        On October 14, 2016, Ms. Goodman and Ms. Komola held preliminary exploratory discussions with Party D, a financial buyer.

        On October 24, 2016, the Company and Party C entered into a confidentiality agreement, which contained a 12-month standstill obligation that would terminate upon the signing of a definitive agreement with a third party for the sale of the Company.

        On November 30, 2016, Ms. Komola, with representatives of Barclays, had preliminary discussions with management of Party A, and its financial advisor, about the possible sale of the Company's retail business. At the meeting, Party A indicated that it would be interested in acquiring the U.S. retail business but not the Canadian retail business. Following such discussions, both parties indicated that they would further evaluate such a transaction.

        On December 6, 2016, the Board held a meeting, with members of senior management and representatives of Barclays and Morgan Stanley present for certain portions. At the meeting, the Board and management reviewed and discussed the continuing market challenges that made it difficult to forecast the Company's future performance, including the secular decline in office products sales, the continuing shift in customer preference from retail stores to online sales, and the increased competition from existing and new market participants. At the meeting, the Board reviewed potential strategic alternatives, including continued execution of the Company's business plan as an independent company; a spin-off of the Company's retail business to stockholders; a spin-off and concurrent sale of the Company's retail business to Party A; a sale of the retail business; and a sale of the Company as a whole. The Board reviewed Party A's potential interest in an acquisition of the Company's U.S. retail business if the Staples brand and website URL were included. Legal counsel reviewed certain antitrust risks relating to any such acquisition, including an assessment of the likelihood of an extended review by federal or state governmental authorities. The Board also reviewed specific potential financial buyers that it believed would be most likely to have both the financial capability and interest to acquire the Company. The Board determined that the Company should continue to pursue discussions with Party A regarding the potential sale of the U.S. retail business and also pursue discussions with a selected group of five identified financial buyers (Sycamore and Parties B, C, D and E) regarding their potential interest in an acquisition of the Company.

        Following the December Board meeting, representatives of Barclays and Morgan Stanley approached the identified five potential financial buyers to assess their interest in exploring a potential acquisition of the Company as a whole. Also, Ms. Komola informed the Chief Financial Officer of Party A, and Barclays and Morgan Stanley informed the financial advisor to Party A, that the Board had authorized the Company to share additional information with Party A to assist it in formulating a proposal to acquire the Company's U.S. retail business.

        On December 19, 2016, the Company entered into a Clean Room Agreement with Party A, pursuant to which the Company subsequently provided to selected personnel of, and advisors to, Party A certain information concerning the Company's retail business.

        In late December, 2016 and early January, 2017, the Company and each of Sycamore, Party B, Party D and Party E, entered into confidentiality agreements, which contained a 12-month standstill obligation that would terminate upon the signing of a definitive agreement with a third party for the sale of the Company.

        On January 18 and 19, 2017, Ms. Goodman, Ms. Komola and Mr. Jeffrey Hall, the Company's Vice Chairman and Chief Administrative Officer, together with representatives of Barclays and Morgan Stanley, met with each of the five identified financial buyers to discuss the Company's business. Subsequent to these meetings, the Company furnished to each of those potential buyers additional information concerning the Company's business to facilitate their assessment of the Company.

        On January 19, 2017, Party A submitted a non-binding preliminary indication of interest for two alternative potential transactions: an acquisition of the Company's U.S. retail business, excluding the Staples brand and website URL, for $500 million in cash, or the acquisition of the Company's U.S. retail business, including the Staples brand and website URL, in an all-stock transaction for shares representing up to 15% ownership of Party A, in each case subject to numerous conditions, including the completion of diligence.

        On January 24, 2017, the Board held a telephonic meeting, with members of senior management and representatives of Barclays and Morgan Stanley present for certain portions. At the meeting, the Board reviewed the preliminary discussions that had taken place with the identified five potential financial buyers and the preliminary non-binding indication of interest received from Party A for the acquisition of the Company's U.S. retail business. Representatives of Barclays and Morgan Stanley reviewed and discussed certain financial aspects of the proposals from Party A. After discussion, the Board determined that the proposals from Party A reflected valuations of the Company's U.S. retail business that were too low to act upon and that any discussions with Party A should be put on hold while the Company explored further the level of interest of potential financial buyers. The Board instructed Barclays and Morgan Stanley to convey to the financial advisor to Party A that its proposals were too low to act upon. The Board also instructed management, and Barclays and Morgan Stanley, to continue to pursue exploratory discussions with the identified five potential financial buyers. At the meeting, the Board also determined that it would be advisable, for administrative convenience, to establish a transaction committee, comprised of at least three independent directors, to, among other things, oversee and direct the process of exploring and considering a sale or other strategic transaction involving the Company if and when further progress was made in the discussions with the potential bidders.

        Following the January 24 Board meeting, preliminary diligence calls were held between members of management, together with representatives of Barclays and Morgan Stanley, and each of Sycamore, Party B, Party C and Party E.

        On February 16, 2017, the Board, by unanimous written consent, established a Transaction Committee, which we refer to as the Transaction Committee or the Committee, comprised of four independent directors, Messrs. Robert Sulentic, Curtis Feeny, John Lundgren and Paul Walsh, with power and authority to oversee and direct the process of exploring and considering a sale or other strategic transaction involving the Company, with final approval of any such transaction to require action by the full Board.

        On February 17, 2017, the Transaction Committee held a telephonic meeting, with a representative of Wilmer Cutler Pickering Hale and Dorr LLP, which we refer to as WilmerHale, counsel to the Company, present for certain portions. During the meeting, WilmerHale reviewed with the Transaction Committee the scope of the Board resolutions establishing the Committee and the directors' fiduciary duties under Delaware law. The Transaction Committee considered and approved a form of letter to be delivered to members of Staples management instructing them that, among other things, there should be no discussions between management and potential buyers regarding employment, compensation or equity participation of management in connection with any possible transaction until the Board determined that such discussions were appropriate. The Transaction Committee also discussed the engagement of financial advisors and legal counsel in connection with a potential transaction. After discussion, the Transaction Committee determined to retain Barclays and Morgan Stanley as financial advisors to the Board, subject to a review of disclosures from Barclays and Morgan Stanley as to their respective relationships with the identified potential bidders and also the negotiation of the terms of engagement. The Transaction Committee also determined to engage special Delaware counsel to advise the Transaction Committee and the independent directors with regard to their fiduciary duties.

        Between February 15 and 21, 2017, Ms. Goodman and other members of management of the Company, with representatives of Barclays and Morgan Stanley, held telephonic discussions with each of Sycamore, Party B, Party C, Party D and Party E to discuss the business of the Company. Each of these potential buyers was also granted access to a virtual data room containing selected financial and business information regarding the Company.

        On February 23 and 24, 2017, Sycamore, Party B, Party C and Party E each submitted to the Company preliminary, non-binding indications of interest for a potential transaction, subject to various conditions, including the completion of diligence. Sycamore submitted a proposal to acquire the Company for a price of $11.00 per share in cash and indicated that it would require financial support from its limited partners to complete an acquisition of the Company as a whole. Sycamore also submitted alternative proposals to acquire the Company's North American retail business for $1.2 to $1.4 billion or the Company's U.S. retail business for $375 to $450 million. Party B submitted a proposal to acquire the Company for a price of $11.15 to $11.55 per share in cash (including a $1.40 per share cash dividend) and also expressed interest in alternative transactions, including participation in a leveraged recapitalization, an acquisition of the Company's North American retail and online consumer business, potentially coupled with a corresponding investment in the remaining public company, or an acquisition of the Company's North American delivery and international businesses concurrent with a sale of the Company's North American retail business to a third party. Party C submitted a proposal to acquire the Company for a price of $11.00 to $11.50 per share in cash, and also expressed interest in investing in the Company as a minority investor or purchasing the Company's North American delivery business. Party C expressed in its proposal an intention to explore a concurrent or subsequent separation of all or part of the North American retail operations. Party E submitted a proposal to acquire the Company for a price of $10.50 to $11.50 per share in cash. Party D declined to submit an indication of interest and indicated it was not interested in continuing to pursue discussions regarding a potential transaction.

        On February 27, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson & Corroon LLP, which we refer to as Potter Anderson, present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley reviewed certain financial aspects of the proposals received from Sycamore, Party B, Party C and Party E. It was noted that Party B had requested a 30-day period of exclusivity, which was rejected by the Committee. Representatives of Barclays and Morgan Stanley informed the Committee that they had not been contacted by Party A regarding a potential transaction with the Company since they had conveyed to Party A the Board's determination that its proposals to acquire the Company's U.S. retail business were inadequate. After discussion, the Committee determined that the Company should allow Sycamore and Parties B, C and E to continue to perform diligence on the Company with the goal of obtaining firmer and higher bids for the sale of the Company. The Committee then began a discussion as to whether there were other potential strategic bidders that should be included in the Company's strategic process. The Committee also determined to retain Potter Anderson as special Delaware counsel. The Committee also discussed the prior relationships of Barclays and Morgan Stanley with the Company. Specifically, it was noted that Barclays had served as financial advisor to the Company in connection with its 2015 merger agreement with Office Depot, which was subsequently terminated, and the sales of the Company's U.K. and European businesses in 2016. It was also noted that Morgan Stanley had been engaged by the Board in February 2016 to assist in a review of the Company's strategic alternatives and had also been engaged in 2016 to serve as financial advisor to the Company in connection with the sale of the Company's Australia and New Zealand businesses. After discussion, the Committee determined that it would retain Barclays and Morgan Stanley as financial advisors to the Board in connection with a potential strategic transaction, subject to review of disclosures as to the relationships of such advisors with the potential bidders and negotiation of satisfactory terms of engagement.

        On March 1, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays and Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. During the meeting, representatives of Barclays and Morgan Stanley reviewed certain financial aspects of a potential sale of the Company's U.S. retail business to Party A. Legal counsel reviewed potential U.S. antitrust issues that could arise from any sale of the Company's U.S. retail business to Party A. Management of the Company also discussed certain operational issues relating to the separation of the U.S. retail business from the remainder of the Company. After discussion, the Committee determined to continue to explore with financial buyers the potential sale of the Company as a whole and to evaluate later in the process whether to re-engage with Party A regarding a possible sale of the U.S. retail business.

        On March 5, 2017, the Transaction Committee held an in-person meeting, with Potter Anderson present for certain portions. A representative of Potter Anderson reviewed for the Committee their fiduciary duties in considering strategic alternatives and also reviewed possible processes and timelines for a potential transaction.

        On March 6, 2017, the Transaction Committee held an in-person meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley reviewed with the Committee the Company's outreach to third parties with respect to a potential transaction, the preliminary non-binding indications of interest received by the Company, and certain financial aspects of such indications of interest. Representatives of Barclays and Morgan Stanley also reviewed with the Committee the limited number of potential strategic buyers. After discussion, it was the consensus of the Committee that the Company should not contact any of such strategic buyers because of the low likelihood that any of such strategic buyers would be interested in a transaction with the Company (in view of their strategic direction or the absence of a compelling strategic rationale for such a transaction) and because, in light of that low likelihood, it would be inadvisable to risk the identified financial buyers becoming unwilling to continue to devote the time and resources necessary to perform diligence on the Company if it became known that potential strategic buyers were included in the sale process. The Committee also discussed the competitive risks of sharing confidential information with strategic buyers not likely to be bidders.

        On March 6 and 7, 2017, the Board held an in-person meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of WilmerHale and Potter Anderson reviewed with the directors their fiduciary responsibilities in considering strategic alternatives, as well as various ways in which a sale process might be conducted to comply with such duties, including through a pre-signing market check. The Board reviewed the indications of interest received from Sycamore, Party B, Party C and Party E on February 23 and 24, as well as the indications of interest received from Party A on January 19. Representatives of Barclays and Morgan Stanley reviewed certain financial aspects of each of the proposals. The Board then discussed the Company's current and forecasted financial performance and the risks and uncertainties associated with its forecasts, including the Company's difficulty, during the last five years, meeting its financial guidance due, in large part, to challenging market conditions and trends. The Board also reviewed potential upside opportunities for the Company's initiatives to increase revenues and profitability, including the initiatives relating to potential tuck-in acquisitions, increased focus on the mid-market, reductions in operating costs and accelerated growth of products other than office supplies. (See "—Company Financial Forecasts; Other Company Information.") After discussion, the Board and management concluded that management should continue to develop such upside opportunities and share them with the financial bidders, but that they were too speculative, and subject to too many risks and uncertainties, to include in the Company's financial forecasts. The Board then discussed the strategic alternatives available to the Company, including continuing to execute its business as an independent company, a sale of its retail business and a sale of the Company as a whole. The Board reviewed, with its financial and legal advisors, the potential execution, antitrust and business risks associated with a sale of the Company's retail business, the significant time that would be required to complete a separation of the retail business and the risks and uncertainties of retaining and operating its contract delivery business. Representatives of Barclays and Morgan Stanley then reviewed with the Board the strategic buyers that might be potentially interested in an acquisition of the Company. After discussion, the Board concurred with the recommendation of the Transaction Committee not to contact any of the strategic buyers because of the low likelihood that any of such strategic buyers would be interested in a transaction with the Company and because, in light of that low likelihood, it would be inadvisable to risk the identified financial buyers becoming unwilling to continue to devote the time and resources necessary to perform diligence on the Company if it became known that potential strategic buyers were included in the sale process. The Board also discussed the competitive risks of sharing confidential information with strategic buyers that were not likely to be bidders. The Board determined that the Company should allow each of the financial buyers to perform further diligence regarding the Company and should continue to pursue discussions with each of them for a transaction involving the sale of the Company as a whole.

        On March 17, 2017, the Company provided Sycamore, Party B, Party C and Party E with access to additional financial and business information of the Company in the virtual data room.

        On March 20, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, WilmerHale and Potter Anderson present for certain portions. A representative of Barclays reviewed with the Committee the status of the diligence efforts of the bidders. Barclays also discussed the request by Party C that it be permitted to partner with Party D to submit a bid to acquire the Company. After discussion of the risks and benefits of such request, the Committee determined it would permit Party C to work with Party D to submit a joint bid. Barclays also discussed an unsolicited inbound call from an additional potential financial buyer, Party F, inquiring about a possible sale process of the Company, and the Committee authorized Barclays and Morgan Stanley to follow-up with Party F to assess its level of interest in acquiring the Company.

        On March 27, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley updated the Committee regarding their discussions with Party F, in which Party F indicated it would not be interested in submitting a proposal to acquire the Company as they did not view the acquisition opportunity as compelling in view of the business risks. Barclays and Morgan Stanley also provided an update with respect to the diligence efforts of the other bidders.

        On April 3, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley updated the Committee regarding their discussions with the bidders, including that Party C and Party D had agreed to work together for the purposes of submitting a joint bid to acquire the Company. The Committee also discussed the disclosures provided by Barclays and Morgan Stanley regarding their respective relationships with the Company and each of the bidders participating in the strategic alternatives process. The Committee determined that such relationships would not impair the ability of either Barclays or Morgan Stanley to provide impartial advice to the Board and reconfirmed its determination to engage Barclays and Morgan Stanley as financial advisors to the Board, subject to completion of their respective engagement letters. At the meeting, Mr. Lundgren reported that he had received inquiries from two search firms seeking to ascertain whether he would be interested in exploring certain positions with Party C, to which Mr. Lundgren had replied that he was not in a position to discuss serving in any such capacity at this time.

        From April 3 to April 20, 2017, management of the Company, with representatives of Barclays and Morgan Stanley, participated in full day, in-person diligence sessions with each of Sycamore, Party B, Parties C and D, and Party E.

        On April 4, 2017, an article in The Wall Street Journal reported that the Company was exploring a potential sale to a number of financial buyers. On April 3, 2017, the closing price for Company common stock on The Nasdaq Stock Market was $8.66 per share.

        On April 4, 2017, the Company entered into engagement letters with Barclays and Morgan Stanley to serve as financial advisors to the Board of Directors in connection with a potential transaction.

        On April 6, 2017, after discussions with Mr. Sulentic and WilmerHale, Mr. Lundgren resigned from the Transaction Committee in order to avoid any appearance of a potential conflict of interest as a result of the inquiries he had received regarding his potential interest in a position with Party C.

        On April 10, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley discussed an inbound call from Party G, a potential financial buyer, inquiring about the sale process being undertaken by the Company in light of press reports, and the Committee instructed Barclays and Morgan Stanley to follow-up with Party G to assess its level of interest in participating in the process. Barclays and Morgan Stanley also reported on the diligence efforts of the bidders.

        Following the publication of The Wall Street Journal article, the financial advisor to Party A contacted Barclays and Morgan Stanley and reiterated the proposals made by Party A in January 2017.

        On April 17, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley updated the Committee as to the bidders' diligence efforts and also reported that Party G had informed Barclays and Morgan Stanley that it would not be interested in making a proposal to acquire the whole Company, but might be interested in an acquisition of the Company's contract delivery business. Barclays and Morgan Stanley then reported on the inbound call from the financial advisor to Party A, and the Committee discussed the potential benefits and risks of a transaction with Party A.

        On April 24, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. During the meeting, representatives of Barclays and Morgan Stanley updated the Committee on the continued diligence of the bidders and discussed next steps in the process, including a proposed date of May 22, 2017 for bidders to submit revised bids. In addition, WilmerHale and Potter Anderson provided a summary of, and there was discussion regarding, the material terms of the form of merger agreement to be provided to the bidders, which terms were designed to provide for certainty of closing and to enable the Board effectively to respond to unsolicited third party acquisition proposals. The Committee discussed, among other things, a proposed termination fee of 2.5% of the equity value of the Company to be paid by the Company in the event of a determination by the Board to pursue or accept a superior proposal, which we refer to as the Company Termination Fee, a proposed reverse termination fee of 7% of the equity value of the Company to be paid by the buyer if the buyer were unable to close by reason of, among other things, an inability to obtain debt financing, which we refer to as the Buyer Termination Fee, the provisions relating to the Company's ability to solicit and respond to acquisition proposals, the definition of "Material Adverse Effect", the interim operating covenants and the acceleration of outstanding unvested equity awards 180 days after the closing.

        On April 30, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley updated the Committee regarding their communications with the bidders, including a request by Party B for additional time beyond May 22, 2017 to submit a final bid in order to complete its diligence. Barclays and Morgan Stanley also discussed an inbound call from Party A's financial advisor, in which the advisor reaffirmed the proposals made by Party A in January 2017. There was discussion about concerns expressed by the bidders as to the achievability of the upside opportunities from management's growth and profit improvement initiatives, and management informed the Committee that they were working to provide information that could demonstrate their potential achievability. The Committee then discussed the advisability of approaching additional strategic buyers in the sales process or approaching one or more of the financial bidders regarding a sale of only the retail business of the Company. After discussion, the Committee determined not to extend the proposed bid deadline for Party B in view of the risk that such an extension would be harmful to maintaining the competitive nature of the process for the other bidders. The Committee noted that no strategic buyers had approached the Company or its financial advisors even after the April 4th Wall Street Journal article concerning a possible sale of the Company and, after discussion, determined not to approach potential strategic buyers or to reconsider a possible sale of the Company's retail business for the reasons discussed at the March 6-7 Board meeting.

        On May 1, 2017, the Board held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley reviewed the sale process to date and the status of the bidders' diligence efforts, as well as the reiteration of Party A's January 2017 proposal by its financial advisor. It was noted that there had been no substantial inbound expressions of interest from new prospective buyers even after the publication of The Wall Street Journal article other than the approach by Party G. Members of the Committee reviewed for the Board the determinations of the Committee not to extend the proposed bid deadline for Party B and not to approach potential strategic buyers or to reconsider the possible sale of the Company's retail business, and the Board concurred with such determinations.

        On May 1, 2017, Barclays and Morgan Stanley delivered a process letter to Sycamore, Party B, Parties C and D, and Party E, including a form of proposed merger agreement, consistent with the material terms discussed with the Board on April 24, 2017, and requested final proposals for the acquisition of the Company, and a mark-up of the merger agreement, by May 22, 2017.

        On May 2, 2017, an article in Reuters reported that a number of financial buyers were exploring an acquisition of the Company.

        Also on May 2, 2017, Party E informed Barclays and Morgan Stanley that it would require eight to 10 weeks of extensive additional diligence in order to submit a final bid and that it was not in a position to indicate what its offered price would be or whether it would be within the indicative price range provided to the Company in February 2017.

        On May 3, 2017, Parties C and D indicated that they were no longer interested in a transaction with the Company because they did not view a potential acquisition as an attractive enough investment opportunity to pursue.

        On May 8, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. During the meeting, representatives of Barclays and Morgan Stanley reported that Parties C and D had informed them that they would not be proceeding further in the sale process and that Party E had indicated it would need up to 10 weeks to submit a bid. After discussion, the Committee determined not to extend the deadline for Party E because of the potential adverse effects on the competitive nature of the sale process and because the Committee was concerned about the potential significant disruption to the Company's business that would be caused by an extension of the sale process. Barclays and Morgan Stanley also reported that they had received another inbound call from Party A's financial advisor, in which the advisor indicated that Party A remained interested in pursuing an acquisition of the Company's U.S. retail operations and that the chief executive officers of the two companies should meet to discuss a possible acquisition. The Committee determined that such meeting should take place with Party A after the Company's receipt of the final round of bids on or about May 22, 2017.

        During the weeks of May 8 and May 15, 2017, management of the Company, with representatives of Barclays and Morgan Stanley, conducted multiple additional diligence sessions with Sycamore and Party B.

        On May 15, 2017, the Transaction Committee held a telephonic meeting with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley provided an update regarding the diligence efforts of Sycamore and Party B. Barclays and Morgan Stanley also reported that they had received inbound calls from a foreign strategic buyer, which they believed lacked sufficient financial resources and a sufficient acquisition track record to likely be a credible bidder, and from a financial buyer, which they believed would likely not have the financial resources to, or interest in, buying the whole Company. After discussion, the Committee determined not to engage with either party at that time. Ms. Goodman reported that she, Ms. Komola and Mr. Hall were scheduled to meet with Party A on May 30, 2017.

        On May 22, 2017, Sycamore submitted a non-binding proposal to acquire the Company for a price of $11.50 per share in cash and Party B submitted a non-binding proposal to acquire the Company for $10.25 per share in cash, in each case subject to conditions including additional diligence. Both proposals were for a merger that would contain no financing condition. Sycamore submitted draft financing commitments from three financial institutions and indicated that the equity financing would be provided by Sycamore and certain of its limited partners. Party B submitted highly confident letters from three financial institutions and stated that other subordinated debt financing would be provided by Party B and two other institutional investors in approximately equal proportions. Both Sycamore and Party B submitted preliminary comments on the draft merger agreement.

        On May 23, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, representatives of Barclays and Morgan Stanley reviewed the proposals received on May 22nd and certain financial aspects of the proposals. The Committee and its financial advisors noted that Sycamore had not done as much diligence as Party B and were concerned that Sycamore would not maintain its $11.50 offer price through the signing of a definitive merger agreement and believed it would therefore be beneficial to continue to engage with both bidders. After discussion, the Committee determined that Barclays and Morgan Stanley should inform Party B that its bid was lower than another bid and that it should work to increase its price. The Committee also determined that the Company should work with Sycamore so that it could complete its diligence process as expeditiously as possible and that the financial advisors should convey to Sycamore that the Committee would be prepared to recommend a transaction at the proposed price to the Board, subject to the completion of diligence, satisfactory negotiation of definitive transaction documents and receipt of a firm bid (including the necessary equity and debt financing commitments) by mid-June.

        Later on May 23, 2017, the Board held a telephonic meeting, with senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley reviewed the revised proposals of Sycamore and Party B and discussed with the Board certain financial aspects of the proposals. After discussion, the Board concurred with the messages to both bidders recommended by the Transaction Committee.

        Following the Board meeting, representatives of Barclays and Morgan Stanley conveyed to Sycamore and Party B the messages approved by the Board.

        Following the Board meeting, members of the Transaction Committee discussed that Party C was no longer part of the sale process and that therefore the participation of Mr. Lundgren would no longer create the risk of an appearance of a potential conflict of interest. The Committee determined that it would benefit from Mr. Lundgren's experience and, accordingly, invited Mr. Lundgren to attend future Committee meetings as an observer.

        On May 30, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays and Morgan Stanley discussed their communications with Sycamore and Party B, the fact that Party B appeared to remain ahead of Sycamore in its diligence and the expected time required by each bidder to be in a position to submit a final bid. The Committee instructed Barclays and Morgan Stanley to confirm Sycamore's ability to obtain the necessary equity and debt financing commitments for an acquisition and to continue discussions with Party B but convey that its valuation of the Company needed to be increased to be competitive.

        Later on May 30, 2017, Ms. Goodman, Ms. Komola and Mr. Hall met with the Chief Executive Officer and Chief Financial Officer of Party A to discuss further the potential sale of the Company's U.S. retail business. At the meeting, Party A indicated it would present in early June a non-binding proposal to acquire the Company's U.S. retail business without the Staples brand.

        From May 31 to June 6, 2017, management of the Company, with representatives of Barclays and Morgan Stanley, held further diligence discussions with both Sycamore and Party B.

        On June 4, 2017, Party B submitted a revised proposal to acquire the Company for a price of $10.50 per share in cash and requested an exclusivity period of three weeks to complete its diligence process and negotiate a definitive merger agreement with the Company.

        On June 5, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays and Morgan Stanley discussed their communications with the bidders since the Committee's last meeting, including the revised proposal by Party B to acquire the Company at a price of $10.50 per share and its request for exclusivity, which request for exclusivity was rejected by the Committee. Ms. Goodman also discussed the May 30th meeting with Party A.

        Later on June 5, 2017, Party A submitted a non-binding proposal to acquire the Company's U.S. retail business, excluding rights to the Staples brand and website URL, for cash consideration of $625 million to $700 million. The non-binding proposal was subject to numerous conditions, including the completion of diligence.

        From June 7 to June 26, 2017, management of the Company, with representatives of Barclays and Morgan Stanley, continued to hold diligence sessions with Sycamore.

        On June 8, 2017, Party B informed Barclays and Morgan Stanley that it was no longer interested in pursuing a transaction with the Company, and, after Barclays and Morgan Stanley inquired whether Party B would be interested in proceeding at its previous proposed price of $10.25 per share, Party B indicated that it would not be interested in proceeding at that price or even a lower price.

        On June 10, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays and Morgan Stanley reported on Party B's decision to withdraw from the process. Barclays and Morgan Stanley also updated the Committee regarding the continued diligence efforts of Sycamore. They also reported that representatives of Sycamore had confirmed that the financial institutions providing the debt financing for Sycamore were committed to financing an acquisition of the Company as a whole. Finally, Barclays and Morgan Stanley reported that they were reviewing the revised proposal received from Party A to acquire the Company's U.S. retail business.

        On June 11, 2017, Sycamore submitted a revised proposal to acquire the Company at a price of $11.00 per share, together with updated unsigned financing commitment letters from three financial institutions for funded indebtedness of up to $5.3 billion and an indication that Sycamore would be prepared to commit equity financing of up to $1.7 billion. The proposal also included signed letters of intent for up to a total of $1.425 billion in equity commitments from five limited partners of Sycamore. Sycamore also submitted a full mark-up of the merger agreement. Sycamore indicated it would be ready to sign a definitive merger agreement as expeditiously as possible, subject to confirmatory diligence, and also indicated that it would require expense reimbursement agreement of up to $5 million in order to continue in the process.

        On June 12, 2017, the Transaction Committee held an in-person meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. Representatives of Barclays and Morgan Stanley discussed the most recent proposal from Party A and the revised proposal from Sycamore to acquire the Company at a price of $11.00 per share in cash, subject to the completion of confirmatory diligence. Barclays and Morgan Stanley reviewed and discussed certain financial aspects of Sycamore's proposal. The Committee and its advisors also discussed the expense reimbursement request by Sycamore in its revised proposal. WilmerHale provided a summary of the revisions to the draft merger agreement proposed by Sycamore. In considering the proposal by Party A to acquire the Company's U.S. retail business, and the possibility of seeking to sell the Company's retail business to another buyer, the Committee reviewed preliminary illustrative ranges of hypothetical values for three hypothetical scenarios for the sale of the Company's U.S. retail business or North American retail business and the Company's continued operation of the remainder of its business as a stand-alone company, based on numerous assumptions provided by management. (See "The Merger—Company Financial Forecasts; Other Company Information—Other Company Information"). The Committee also considered the time, complexity and potential antitrust issues and business disruption that would be involved in the sale of the Company's retail business, and the risks, uncertainties and incremental costs of continuing to operate the Company's remaining business as a stand-alone company, including the risks relating to the secular decline in sales of office products and increasing competitive threats. After considering all of these factors, and the proposals received to date to acquire the Company's retail business, the Committee determined to recommend to the Board that the continued pursuit of a sale of the Company as a whole would be the best available alternative for stockholders of the Company.

        On June 12, 2017, the Board held an in-person meeting, with members of senior management, Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley reviewed the activities with the various bidders since the May 23rd Board meeting and also reviewed the terms of the most recent proposal from Sycamore to acquire the Company for $11.00 per share and the most recent proposal from Party A to acquire the U.S. retail business for $625 million to $700 million in cash. Barclays and Morgan Stanley reviewed and discussed with the Board certain financial aspects of the proposals from Sycamore and Party A. The Committee then reviewed and discussed with the Board its recommendation that the Company should continue to pursue a sale of the whole Company, and the Board concurred. Ms. Goodman then reviewed and discussed potential upside opportunities from management's growth and profitability improvement initiatives shared with the financial bidders. The Board and management discussed the speculative nature of those upside opportunities and determined that the Company's forecasts furnished to the bidders should not be revised to take into account those upside opportunities in view of the risks and uncertainties of those upsides and also the risks and uncertainties of the forecasts themselves as a result of the challenging market trends and competitive conditions. A representative of WilmerHale reviewed certain issues in the mark-up of the merger agreement provided by Sycamore. WilmerHale also discussed that while Sycamore intended to separately finance the Company's U.S. retail, Canadian retail, and North American contract delivery businesses concurrently with or immediately after the closing of the proposed acquisition of the Company, Sycamore had confirmed that the separation of the businesses would not be a condition to the closing of the proposed acquisition. The Board then discussed the request of Sycamore for expense reimbursement of up to $5 million if Sycamore delivered a binding proposal (including financing commitments) at a price not less than $11.00 per share on or before June 27, 2017 or, on or before July 31, 2017, the Company entered into a definitive agreement for the sale of the Company to a third party or the Company terminated its process to pursue strategic alternatives. After discussion, the Board determined that it would be appropriate for the Company to enter into an expense reimbursement agreement with Sycamore substantially on such terms.

        On June 14, 2017, the Company and Sycamore entered into an expense reimbursement agreement for up to $5 million on substantially the terms proposed by Sycamore.

        From June 15 to June 28, 2017, representatives of WilmerHale and counsel to Sycamore, Kirkland & Ellis, LLP, which we refer to as K&E, negotiated the terms of the definitive merger agreement, including the provisions relating to the ability of the Company to respond to superior proposals, the information required to be provided by the Company to Sycamore in connection with its debt financing, the restrictions on the Company's activities between signing and closing, the Company Termination Fee and Buyer Termination Fee and the scope of the Company's obligation to provide commercially reasonable cooperation to Sycamore's review and planning for the separation of the retail and contract delivery businesses.

        On June 19, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays and Morgan Stanley updated the Committee regarding Sycamore's outstanding diligence items and the anticipated timing for finalizing the transaction documents. The Committee then discussed the non-binding proposal from Party A to acquire the Company's U.S. retail business, excluding the Staples brand and website URL, for $625 to $700 million in cash. After discussion, the Committee reaffirmed the determination of the Board at its June 12th meeting that the best available alternative for stockholders would be to continue to pursue a sale of the Company as a whole and therefor the Company should inform Party A that the Committee was not willing to pursue a sale of the U.S. retail business at the proposed value. The Committee also considered certain employee-related matters, including the need for a retention award program to retain key employees, other than senior management, who would be instrumental during the period prior to and immediately after the closing of a merger.

        On June 19, 2017, Barclays and Morgan Stanley informed the financial advisors to Party A that the Company was not interested in selling its U.S. retail business at the valuation proposed by Party A.

        During the weeks of June 13 and June 19, 2017, management of the Company, with representatives of Barclays and Morgan Stanley, continued to provide information to Sycamore in connection with its confirmatory diligence review of the Company.

        On June 21, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. At the meeting, the Committee and its financial and legal advisors reviewed and discussed Sycamore's plan to separately finance the retail and contract delivery businesses concurrently with or immediately after the closing of the acquisition of the Company, and, after discussion, the Committee reconfirmed its position that any separation of the Company's businesses could not be a condition to the closing of the acquisition.

        On June 22, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays, Morgan Stanley and WilmerHale updated the Committee on the status of discussions with Sycamore and K&E, including with respect to the separation of the Company's retail and contract delivery businesses, the status of Sycamore's financing commitments, and certain outstanding diligence issues that Sycamore had raised.

        On June 23, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, WilmerHale summarized the terms of the debt financing commitment letters provided by Sycamore and the status of negotiations regarding the merger agreement and financing commitment letters. The Committee also discussed with management the potential business disruption and employee retention risks that could arise as a result of Sycamore's plans to separately finance the Company's businesses upon or immediately after the closing and the need to formulate appropriate retention arrangements for key employees other than senior management to address those risks.

        Later on June 23, 2017, Sycamore informed Barclays and Morgan Stanley that it was reducing its proposed acquisition price from $11.00 to $10.00 per share as a result of its further review of the Company's business and its current assessment of the Company's business and future prospects. Also, K&E delivered to WilmerHale a revised draft of the merger agreement, which included, among other things, terms that would add certain closing conditionality relating to Sycamore's plan to separately finance the Company's retail and contract delivery businesses.

        In the morning on June 24, 2017, after discussions among members of the Transaction Committee and its financial and legal advisors regarding the revised draft of the merger agreement delivered by K&E, Barclays and Morgan Stanley, on behalf of the Transaction Committee, communicated to Sycamore that the Company was terminating any further discussions concerning a potential transaction, unless and until a satisfactory resolution of the closing conditionality issues were reached.

        Later on June 24, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. At the meeting, representatives of Barclays and Morgan Stanley reported on the reduction in the proposed purchase price to $10.00 per share. WilmerHale then discussed the status of negotiations regarding the terms of the definitive merger agreement, including the terms relating to closing conditionality. After discussion, the Committee instructed Barclays and Morgan Stanley that, if the merger agreement issues relating to closing conditionality were satisfactorily resolved, they should seek from Sycamore a price higher than $10.00 price per share.

        Later on June 24, 2017, after discussions among Sycamore, K&E, Ms. Komola, Barclays, Morgan Stanley and WilmerHale, the issues relating to closing conditionality were resolved to the satisfaction of the Committee and its advisors by the elimination of the terms objected to in the June 23 draft provided by K&E.

        Later on June 24, 2017, representatives of Barclays and Morgan Stanley informed Sycamore that the Transaction Committee was not prepared to recommend to the Board a transaction at a price of $10.00 per share.

        On June 25, 2017, the Board held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Representatives of Barclays and Morgan Stanley updated the Board on activities and discussions with Sycamore since the prior Board meeting on June 12 and reviewed the principal terms of Sycamore's most recent proposal to acquire the Company for a price of $10.00 per share, as well as the debt and equity financing structure for the proposal. WilmerHale reviewed the status of the negotiations regarding certain terms of the definitive merger agreement, including the closing conditions and Sycamore's proposal that the Company Termination Fee and Buyer Termination Fee be 2% and 4%, respectively, of the Company's equity value, and that the Company reimburse up to $25 million of Sycamore's expenses if the Company's stockholders do not approve the Merger under circumstances where the Company Termination Fee is not payable. Potter Anderson reviewed for the Board the fiduciary duties of the directors in considering a potential sale of the Company or other strategic alternatives.

        Later on June 25, 2017, Sycamore informed Barclays and Morgan Stanley that it would increase its proposed purchase price from $10.00 to $10.15 per share.

        On June 26, 2017, the Transaction Committee held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. Mr. Lundgren also attended. Representatives of Barclays and Morgan Stanley updated the Committee on Sycamore's increased offer. WilmerHale discussed the status of the negotiations related to the merger agreement. The Committee conveyed to its financial and legal advisors that the Buyer Termination Fee would need to be meaningfully higher than 4%. After discussion, the Committee instructed Barclays and Morgan Stanley to seek the best and final price from Sycamore as soon as possible and determined that it would consider a transaction with Sycamore only after receiving such best and final price.

        Later on June 26, 2017, the Board held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Andersen present for certain portions. Representatives of Barclays and Morgan Stanley updated the Board on the status of the discussions with Sycamore, and WilmerHale updated the board on the status of the negotiations on the definitive merger agreement and financing commitments. The Board discussed the need to put in place appropriate retention arrangements to retain key employees other than senior management between the signing of the merger agreement and at least the closing of the acquisition.

        On June 27, 2017, Sycamore conveyed to Barclays and Morgan Stanley its best and final price of $10.25 per share.

        Later on June 27, 2017, the Transaction Committee held a telephonic meeting, with senior management and representatives of Barclays, Morgan Stanley, WilmerHale, and Potter Anderson present for certain portions. Mr. Lundgren also attended. Representatives of Barclays and Morgan Stanley discussed Sycamore's best and final price of $10.25 per share. Barclays and Morgan Stanley then presented their financial analyses of the proposed transaction with Sycamore. The financial advisors also reviewed the general structure and amounts of Sycamore's equity and debt financing, including the equity co-investments by certain limited partners of Sycamore. WilmerHale reviewed the principal terms of the merger agreement, including the Company Termination Fee of $171 million (approximately 2.5% of equity value), the Buyer Termination Fee of $343 million (approximately 5% of equity value) and the reimbursement of up to $15 million of Sycamore's expenses if the stockholders of the Company do not approve the merger under circumstances where the Company Termination Fee is not payable. WilmerHale also reviewed certain employee-related matters that were addressed in the merger agreement, including the Company's plans to adopt an employee retention award program of up to $20 million for key employees other than senior management; to maintain its current annual employee bonus plan through the end of fiscal year 2017 (with appropriate adjustments for the merger); to provide that the existing severance agreements with officers and key employees cannot be terminated by the Company for two years following the merger; and to reimburse certain officers for potential excess parachute payment tax liabilities, if any, arising from the merger. (See "The Merger—Interests of Certain Persons in the Merger.") The Committee and its advisors discussed the timing and next steps for submitting the merger agreement to the Board for consideration. Potter Anderson reviewed with the Committee the updated disclosures received from each of Barclays and Morgan Stanley regarding certain relationships with Sycamore and the limited partners providing the equity co-investments. The Transaction Committee then unanimously adopted resolutions approving, and recommending that the Board approve, the merger agreement, subject to the finalization of the terms of the merger agreement and delivery of a fairness opinion to the Board by each of Barclays and Morgan Stanley.

        Later on June 27, 2017 the Board held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present for certain portions. The Transaction Committee reported that it had unanimously approved, and recommended that the Board approve, the merger agreement, subject to the finalization of the terms of the definitive merger agreement and delivery of a fairness opinion by each of Barclays and Morgan Stanley. Barclays and Morgan Stanley then presented their financial analyses of the proposed transaction. (See "The Merger—Opinions of the Company's Financial Advisors.") The Board then reviewed preliminary illustrative ranges of hypothetical values for three hypothetical scenarios for the sale of the Company's U.S. retail business or North American retail business and the Company's continued operation of the remainder of its business as a stand-alone company, based on numerous assumptions provided by management. (See "The Merger—Company Financial Forecasts; Other Company Information—Other Company Information"). WilmerHale reviewed the principal terms of the definitive merger agreement. WilmerHale also reviewed for the Board the employee-related issues discussed at the meeting of the Transaction Committee held prior to the Board meeting. WilmerHale also reviewed a forum selection by-law amendment to be proposed for adoption by the Board upon the signing of the definitive merger agreement. The Board then authorized its legal and financial advisors and management to continue to work toward finalizing the definitive merger agreement and other transaction documents. The Board also authorized Ms. Goodman, with representatives of Barclays and Morgan Stanley, to meet in-person later that evening with the principals of Sycamore to discuss the plans and goals of Sycamore for the Company's business, as well as an internal and external communications strategy, but not to discuss the roles or compensation of management following the merger.

        Later on June 27, 2017, Ms. Goodman, with representatives of Barclays and Morgan Stanley, met in person with the principals of Sycamore to discuss Sycamore's plans and goals for the Company's business, as well as an internal and external communications strategy.

        On June 28, 2017, the Board held a telephonic meeting, with members of senior management and representatives of Barclays, Morgan Stanley, WilmerHale and Potter Anderson present. A representative of WilmerHale reviewed the principal terms of the definitive merger agreement between Sycamore and the Company, previously distributed to the directors, and the debt and equity commitment letters to be furnished by Sycamore. Representatives of Barclays and Morgan Stanley reviewed their financial analyses of the $10.25 in cash per share of Company Common Stock to be paid by Sycamore pursuant to the Merger Agreement. Barclays then orally rendered to the Board its opinion, subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based on and subject to factors and assumptions set forth in such opinion, the $10.25 in cash per share to be offered to the holders of Company common stock (other than holders of excluded shares) was fair, from a financial point of view, to such holders. Morgan Stanley then orally rendered to the Board its opinion, subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based on and subject to factors and assumptions set forth in such opinion, the $10.25 in cash per share to be received by the holders of Company common stock (other than holders of excluded shares) was fair, from a financial point of view, to such holders (See "The Merger—Opinions of the Company's Financial Advisors."). After discussion, the Board unanimously voted to approve the merger agreement and the transactions contemplated thereby, including the merger, to recommend the merger agreement to the Company's stockholders and to adopt the forum selection by-law amendment.

        Later on June 28, 2017, the Company and Sycamore executed the merger agreement and issued a joint press release announcing the transaction. Concurrently, Sycamore and the Co-Investors executed and delivered the equity commitment letters and limited guaranties, and the commitment parties executed and delivered the debt commitment letters.

Reasons for the Merger; Recommendation of the Board

        At a meeting held on June 28, 2017, the Board, by a unanimous vote of all directors, (a) determined and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and its stockholders, (b) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (c) declared that the terms of the merger are fair to the Company and the Company's stockholders, and (d) determined that it is advisable and in the best interests of the Company for the Board to submit the merger agreement to the Company's stockholders for adoption and directed that the merger agreement be submitted to the Company's stockholders at a special meeting of the Company's stockholders for their adoption, and recommended that the Company's stockholders adopt the merger agreement.

        Before making its recommendation, the Board consulted with its outside legal and financial advisors and with the Company's senior management team. In reaching its recommendation, the Board considered the following material factors that it believes support its decision to enter into the merger agreement and consummate the merger (which factors are not necessarily presented in order of relative importance):

  •
  Best Alternative for Maximizing Stockholder Value.  The Board believed that receipt of the merger consideration of $10.25 per share in cash was more favorable to the Company stockholders than the likely value that would result from other potential transactions or remaining independent. This decision was based on, among other things, the Board's assessment of:

  •
  the Company's historical operating and financial performance, including that the Company had experienced declines in sales in four of the past five fiscal years and that the Company, during the last five years, had difficulty meeting its financial guidance due, in large part, to overall challenging market conditions and trends, the secular decline in office products sales, the channel shift from retail to online sales and increased competition;

  •
  the Company's competitive position, including that it faced a growing and diverse set of competitors, including online retailers, mass merchants, warehouse clubs, computer and electronics retail stores, specialty technology stores, print and marketing businesses, and a wide range of other retailers;

  •
  the Company's future prospects, including risks related to achieving the revenue growth and profitability reflected in the Company's financial projections as a standalone company and the risks inherent in the Company's industry, including the competitive threat of new market entrants, especially in the contract delivery business; the migration of consumers and businesses from printed to digital media and communications with the resultant reduction in sales of office supplies and the need to successfully expand other products and services sold at acceptable margins; the ability to shrink the Company's excess retail presence while maintaining acceptable profitability levels; and the various additional risks and uncertainties that are described in the Company's most recent annual report on Form 10-K filed with the SEC;

  •
  the possible alternatives to a sale of the entire Company, including continuing as a standalone company and spinning off or selling certain of our business lines, which alternatives the Board evaluated with the assistance of its outside legal and financial advisors and determined did not present the best reasonably available alternative for our stockholders in light of, among other factors, the potential risks, rewards and uncertainties associated with those alternatives;

    •
    the Board's belief that its negotiations had resulted in the highest price per share for the Company common stock that Parent was willing to pay; and

    •
    the Board's belief that the process conducted by the Company had resulted in the highest price reasonably available to the stockholders of the Company.

  •
  Attractive Value.  The Board concluded that the consideration of $10.25 per share represented an attractive valuation for the Company and an opportunity for the Company's stockholders to receive a significant premium over the market price of the Company common stock. The Board reviewed the historical market prices, volatility and trading information with respect to the Company common stock, and the active sale process undertaken by the Company, including:

  •
  the fact that the $10.25 per share price to be paid in cash in respect of each share of Company common stock represents an approximately 18% premium to the closing price per share of the Company's common stock on April 3, 2017, the last full trading day before widespread media speculation about a potential acquisition of the Company, and an approximately 20% premium to the volume weighted average price per share of the Company's common stock for the 10-day period ended April 3, 2017;

  •
  the fact that Barclays and Morgan Stanley, at the Board's instruction, contacted five prospective financial buyers, and were contacted by two additional prospective financial buyers, regarding a potential acquisition, that of these prospective buyers, only four parties (including Sycamore) conducted preliminary due diligence, and that no other party was willing to continue pursuing an acquisition of the Company after conducting preliminary due diligence;

  •
  the fact that the Company had preliminary discussions with Party A, a potential strategic buyer, regarding the sale of our U.S. retail business, and that such discussions had led to a preliminary non-binding indication of interest for the acquisition of such business that was subject to numerous conditions and uncertainties, including the completion of due diligence, which the Board evaluated with the assistance of outside legal and financial advisors and determined was less favorable to our stockholders than the merger in light of, among other factors, (i) the greater certainty of consummation and value the merger would provide to our stockholders, particularly in light of the preliminary nature of the discussions and the financial, operational and regulatory risks associated with a sale of our U.S. retail business to Party A, (ii) the competitive and other effects of a sale of our U.S. retail business to Party A on our remaining business, (iii) the numerous complexities and challenges presented by a separation of our retail and contract delivery businesses, (iv) the one-time and ongoing incremental costs that would have likely resulted from a separation of our retail and contract delivery businesses and the adverse impact thereof on the resulting value to our stockholders, and (v) the risks and uncertainties of continuing to operate the Company's remaining business as a stand-alone company, including those arising from challenging market conditions and trends, the secular decline in office products sales, the channel shift from retail to online sales and increased competition;

  •
  the fact that the Company had not received any other substantive alternative acquisition proposals, despite widespread speculation in press and analyst reports since early April 2017, including The Wall Street Journal article published on April 4, 2017, that the Company was considering a sale;

  •
  the fact that the Company actively solicited increases in the offer made by Parent and Parent indicated that the merger consideration was its best and final offer;

  •
  the fact that there were restrictions on the ability of Sycamore and the Company's management to enter into any discussions or arrangements regarding the terms of

      Company's management employment following the closing, including equity incentives, without the Board's consent, that the Committee notified management of such restrictions in writing and that such discussions have not taken place as of the date of this proxy statement; and

    •
    the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with Parent and distracted senior management from implementing the Company's business plan.

  •
  Greater Certainty of Value.  The proposed consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders. The receipt of cash consideration also eliminates for our stockholders the risk of the continued execution of our business on a stand-alone basis.

  •
  Business Reputation of Sycamore.  The Board considered the business reputation, management and financial resources of Sycamore, with respect to the transaction. The Board believed these factors supported the conclusion that a transaction with affiliates of Sycamore could be completed relatively quickly and in an orderly manner.

  •
  Relationships with Financial Advisors.  The determination of the Board that the relationships between each of Barclays and Morgan Stanley, on the one hand, and each of the Company and Sycamore, on the other hand, would not impair the ability of either Barclays or Morgan Stanley to provide impartial advice to the Board and the fact that Barclays and Morgan Stanley each agreed at the outset of its engagement with the Company that it would not finance an acquisition of the Company without the Company's consent.

  •
  Likelihood of Completion.  The likelihood that the merger will be consummated, particularly in view of the terms of the merger agreement and the closing conditions. In that regard, the Board noted:

  •
  the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the Board, increases the likelihood of such financings being completed;

  •
  that the merger is not subject to any financing-related condition;

  •
  the limited number of conditions to the merger and the fact that certain of the Company's obligations in the merger agreement, including its obligations to cooperate with the carveout transactions and the repatriation of foreign cash, will not be taken into account for purposes of determining whether the closing condition regarding the Company's compliance with its covenants has been satisfied;

  •
  the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $343,000,000 reverse termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation pursuant to the limited guarantee;

  •
  the Company's ability, under certain circumstances pursuant to the merger agreement and the equity commitment letters, to seek specific performance of Parent's obligation to cause the equity commitment to be funded; and

  •
  the relative likelihood of obtaining required regulatory approvals and Parent's obligation to effect remedies to obtain antitrust approvals.

  •
  Receipt of Opinions from Barclays and Morgan Stanley.  The financial analyses presented to the Board by Barclays and Morgan Stanley, as well as:

  •
  the opinion of Barclays, dated June 28, 2017, to the effect that, as of that date and based upon and subject to the qualifications, factors, limitations and assumptions set forth therein, from a financial point of view, the $10.25 per share in cash to be offered to the holders of shares of Company common stock (other than holders of excluded shares) is fair to such holders, as more fully described below in "The Merger—Opinions of the Company's Financial Advisors" beginning on page [—] and the full text of such opinion is attached to this proxy statement as Annex B.

  •
  the opinion of Morgan Stanley, dated June 28, 2017, to the effect that, as of that date and based upon and subject to the qualifications, factors, limitations and assumptions set forth therein, the $10.25 per share in cash to be received by the holders of shares of Company common stock (other than holders of excluded shares) pursuant to the merger agreement is fair, from a financial point of view, to such holders, as more fully described below in "The Merger—Opinions of the Company's Financial Advisors" beginning on page [—] and the full text of such opinion is attached to this proxy statement as Annex C.

  •
  Terms of Merger Agreement.  The terms and conditions of the merger agreement, including the Company's ability to consider and respond to, under certain circumstances specified in the merger agreement, an unsolicited written acquisition proposal (as more fully described under the heading "The Merger Agreement—Restrictions on Solicitation of Other Offers"), and the Board's right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal (as more fully described under the heading "The Merger Agreement—Restrictions on Changes of Recommendation to Company Stockholders"), subject to certain match rights in favor of Parent and upon payment of a termination fee to Parent of $171,000,000, which is approximately 2.5% of the equity value of the Company, as described under "The Merger Agreement—Termination Fees" beginning on page [—].

  •
  Required Stockholder Approval.  The merger agreement is subject to adoption by the Company's stockholders, who are free to reject the merger agreement.

  •
  Appraisal Rights.  The Board considered the fact that stockholders who properly exercise and perfect their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the merger.

        The Board also weighed the factors described above against the following factors and risks that generally weighed against entering into the merger agreement (which factors and risks are not necessarily presented in order of relative importance):

  •
  No Stockholder Participation in Future Growth or Earnings.  The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

  •
  Effect of Failure to Complete Transactions.  While the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and thus it is possible that the merger may not be completed in a timely manner or at all. If the merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer and supplier relationships, (ii) the trading price of shares of Company common stock would likely be adversely affected and (iii) the market's perceptions of the Company's prospects could be adversely affected.

  •
  Closing Conditions.  The fact that completion of the merger would require antitrust clearance in the United States and the satisfaction of certain other closing conditions, including that no Company material adverse effect has occurred, which conditions are not entirely within the Company's control and that there can be no assurances that any or all such conditions will be satisfied.

  •
  Risk Associated with Financing.  The risk that the merger might not be consummated in a timely manner or at all, including the risk that the merger will not occur if the financing contemplated by the equity and debt commitments, described under the caption "The Merger—Financing of the Merger", is not obtained, as Parent does not on its own possess sufficient funds to consummate the merger.

  •
  Interim Restrictions on Business.  The Company's management's focus and resources may become diverted from other important business opportunities and operational matters while working to implement the merger, and the merger agreement imposes restrictions on the conduct of the Company's business prior to the effective time of the merger, which could adversely affect the Company's business.

  •
  Risk of Litigation.  There is a risk of litigation arising in respect of the merger agreement or the transactions contemplated by the merger agreement.

  •
  Taxable Consideration.  The merger will be a taxable transaction to the Company's stockholders that are U.S. holders (as defined under the heading "—U.S. Federal Income Tax Consequences of the Merger" below) for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the merger.

  •
  No Solicitation.  The terms of the merger agreement prohibit the Company and its representatives from soliciting third party bids and Parent has the right to match an unsolicited third party bid if made, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

  •
  Termination Fee and Expense Reimbursement.  The possibility that if the merger is not consummated, subject to certain limited exceptions, we will be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby and, under certain circumstances, to pay Parent a termination fee of $171,000,000 or expense reimbursement of up to $15,000,000 in connection with the termination of the merger agreement.

  •
  Parent and Merger Sub.  The fact that Parent and Merger Sub are newly formed corporations with no assets other than the equity commitment letters and the debt commitment letter, and that our remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the reverse termination fee from the funds, on a several basis, in an aggregate amount of $343,000,000, and that, under certain circumstances, we may not be entitled to a reverse termination fee at all.

  •
  Suspension of Dividend.  The fact that the Company was restricted from paying its $0.12 per share quarterly cash dividend following the dividend paid on July 13, 2017, until the closing of the merger.

        In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page [—].

        The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

        The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Opinions of the Company's Financial Advisors

Opinion of Barclays Capital Inc.

        The Company engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for the Company, including a possible merger, sale or other strategic business combination of the Company (including the merger) and other extraordinary transactions that could be entered into as an alternative to such events. On June 28, 2017, Barclays rendered its oral opinion, which opinion was subsequently confirmed in a written opinion, dated June 28, 2017, to the Board, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limits upon the review undertaken by Barclays as stated in its written opinion, the merger consideration of $10.25 per share of the Company common stock to be offered to the stockholders of the Company (other than holders of excluded shares) in the merger was fair, from a financial point of view, to such stockholders.

        The full text of Barclays' written opinion, dated as of June 28, 2017, is attached as Annex B to this proxy statement. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken by Barclays in rendering its opinion. The Company encourages you to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the merger consideration of $10.25 per share of the Company common stock to be offered to the stockholders of the Company (other than holders of excluded shares), and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm's-length negotiations between the Company and Parent and were approved by the Board. Barclays did not recommend any specific amount or form of consideration to the Company or that any specific amount or form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to opine as to, and its opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the merger or the likelihood of the consummation of the merger. Barclays' opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration of $10.25 per share of the Company's common stock to be offered to the stockholders of the Company in the merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays, among other things:

  •
  reviewed and analyzed a draft of the merger agreement, dated as of June 28, 2017, and the specific terms of the merger;

  •
  reviewed and analyzed publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including its Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2017;

  •
  reviewed and analyzed financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including financial forecasts (the "Forecasts") of the Company prepared by management of the Company;

  •
  reviewed and analyzed a trading history of the common stock of the Company from June 27, 2014 to June 27 2017 and a comparison of that trading history with those of other companies that Barclays deemed relevant;

  •
  reviewed and analyzed a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays deemed relevant;

  •
  reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

  •
  reviewed and analyzed the results of Barclays' efforts to solicit indications of interest from third parties with respect to a sale of the Company;

  •
  reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of the Company;

  •
  had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects; and

  •
  undertook such other studies, analyses and investigations as Barclays deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Forecasts of the Company, upon the advice of the Company, Barclays assumed that such Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such Forecasts. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after June 28, 2017.

        Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. In addition, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays understood that Parent received draft equity commitment letters from funds managed by Sycamore and Neuberger Berman Private Equity and investment funds affiliated with HarbourVest Partners (the funds managed by Neuberger Berman Private Equity and affiliated with HarbourVest Partners collectively referred to as, the "Co-Investors"), each dated June 28, 2017, as applicable, and draft debt commitment letters from certain lenders dated June 28, 2017 (collectively the "financing letters"). Barclays expressed no opinion with respect to the terms of the equity or debt commitment letters or the availability of the financing contemplated thereby. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that the Company had obtained such advice as it deemed necessary from qualified professionals.

Opinion of Morgan Stanley & Co. LLC

        The Company retained Morgan Stanley to provide it with financial advisory services in connection with a possible merger, sale or other strategic business combination of the Company or a similar transaction. As part of such engagement, the Board requested that Morgan Stanley evaluate the fairness, from a financial point of view, to the holders of the shares of the Company's common stock of the $10.25 per share merger consideration to be received pursuant to the merger agreement. Morgan Stanley rendered to the Board at its meeting on June 28, 2017 Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion, dated June 28, 2017, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $10.25 per share merger consideration to be received by the holders of shares of the Company common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

        The full text of the written opinion of Morgan Stanley delivered to the Board, dated June 28, 2017, is attached as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Company's stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Board and addresses only the fairness, from a financial point of view, to the Company's stockholders of the $10.25 per share merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to the Company's stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

        For purposes of rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  •
  reviewed certain internal financial statements and other financial and operating data concerning the Company;

  •
  reviewed the Forecasts prepared by the management of the Company;

  •
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  •
  reviewed the reported prices and trading activity for the shares of common stock of the Company;

  •
  compared the financial performance of the Company and the prices and trading activity of the shares of common stock of the Company with that of certain other publicly traded companies comparable with the Company and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in certain discussions and negotiations among representatives of the Company and Parent and their legal advisors;

  •
  reviewed a draft of the merger agreement dated as of June 28, 2017, the financing letters and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the Forecasts, Morgan Stanley assumed that such Forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company at the time prepared of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent would obtain financing in accordance with the terms indicated in the financing letters and expressed no opinion with respect to the terms of the financing letters or the availability of the financing contemplated thereby, and that the final merger agreement did not differ in any material respects from the last draft of the merger agreement which was reviewed by Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the Company's stockholders in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of June 28, 2017. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley did not recommend any specific amount or form of consideration to the Company or that any specific amount or form of consideration constituted the only appropriate consideration for the merger. No limitations were imposed by the Board upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinion.

Summary of Financial Analyses

        The following is a summary of the material financial analyses prepared by Morgan Stanley and Barclays (referred to as the "financial advisors") in connection with the rendering of the financial advisors' respective oral opinions, subsequently confirmed by delivery of respective written opinions, dated June 28, 2017, to the Board and reviewed with the Board on June 28, 2017. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. The financial advisors arrived at their respective opinions based on the results of all analyses undertaken and assessed as a whole, and they did not ascribe a specific range of values to the shares of the Company common stock or draw, in isolation, conclusions from or with regard to, and did not attribute any particular weight to, any one factor or method of analysis, but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by them and in the context of the circumstances of the particular transaction. Accordingly, the summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinions of, the financial advisors, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by either of the financial advisors. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the financial advisors' respective opinions. In addition, in rendering their opinions, the financial advisors may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied valuations resulting from any particular analysis described below should not be taken to be Morgan Stanley's or Barclays's view of the actual value of the Company.

        In performing their financial analyses, summarized below, the financial advisors considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of their respective opinions, many of which are beyond Morgan Stanley's, Barclays' and the Company's control. The assumptions and estimates contained in the financial analyses and the ranges of implied valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the merger was determined by Parent and the Company, rather than by any financial advisor, and was approved by the Board. The decision by the Company to enter into the merger agreement was solely that of the Board. As described above under "The Merger—Reasons for the Merger; Recommendation of the Board", the financial advisors' analyses were only one of the many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board or management with respect to the merger or the $10.25 per share merger consideration.

        Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Please see Annex B and Annex C of this proxy statement for the full text of the opinions of Barclays and Morgan Stanley, respectively.

Selected Comparable Trading Analysis

        The financial advisors reviewed certain financial information, valuation multiples and market trading data relating to the Company and selected publicly traded companies that each Company financial advisor believed, based on its experience with companies in the retail and distribution industries, to be similar to Company's current operations for purposes of this analysis. Financial data of the selected companies were reflected in FactSet Research Systems, Inc. consensus estimates, public filings and other publicly available information. Financial data of the Company was reflected in the Forecasts and share data was provided to the financial advisors by the Company management. "EV" refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities. "EBITDA" refers to earnings before interest, taxes, depreciation and amortization as adjusted to exclude nonrecurring and other similar items and one-time charges. Certain of the foregoing terms are used throughout this summary of financial analyses.

        The financial advisors reviewed data, including EV as a multiple of estimated 2017 EBITDA (referred to as EV/2017E EBITDA), of the Company and each of the following selected publicly traded companies in the retail and distribution industries, the operations of which the financial advisors deemed similar for purposes of this analysis, based on their professional judgment and experience, to the Company:

  •
  Retail Industry

  •
  Best Buy Co., Inc.

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  Dick's Sporting Goods, Inc.

  •
  Bed, Bath and Beyond Inc.

  •
  Office Depot, Inc.

  •
  GameStop Corp.

  •
  Barnes & Noble, Inc.

  •
  Distribution Industry

  •
  Pool Corp

  •
  Cintas Corporation

  •
  MSC Industrial Direct Co., Inc.

  •
  Genuine Parts Company

  •
  HD Supply Holdings, Inc.

  •
  W.W. Grainger, Inc.

  •
  Essendant Inc.

        With respect to the selected comparable companies, the information the financial advisors presented to the Board included EV / 2017E EBITDA multiples:

Comparable Companies in the Retail Industry

Company	EV / 2017E EBITDA
Best Buy Co., Inc.	5.9x
Dick's Sporting Goods, Inc.	5.0x
Bed, Bath and Beyond Inc.	4.6x
Office Depot, Inc.	4.1x
GameStop Corp.	3.7x
Barnes & Noble, Inc.	3.4x
Median	4.4x

Comparable Companies in the Distribution Industry

Company	EV / 2017E EBITDA
Pool Corp	18.1x
Cintas Corporation(1)	13.8x
MSC Industrial Direct Co, Inc.	11.7x
Genuine Parts Company	11.1x
HD Supply, Holdings Inc.(2)	10.8x
W.W. Grainger Inc.	9.3x
Essendant Inc.	7.1x
Median	11.1x

(1)
Pro forma for acquisition of G&K Services, Inc.

(2)
Pro forma for announced divestiture of Waterworks Operating Company LLC.

        Based on this analysis and their professional judgment and experience, the financial advisors derived a reference range of EV / 2017E EBITDA multiples of 4.5x to 6.5x and applied these multiples to estimated EBITDA for 2017 as reflected in the Forecasts.

        Based on the number of outstanding shares of the Company common stock on a fully-diluted basis as provided by the Company management and the Company's net debt, non-controlling interest as of April 29, 2017 as disclosed in the Company's public filings, the analysis indicated the implied equity value per share range for the Company common stock, rounded to the nearest $0.05, of $7.85 – $11.15 as compared to the $10.25 per share merger consideration.

        No company utilized in the selected comparable trading analysis is identical to the Company. In evaluating selected companies, the financial advisors made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's and the financial advisors' control. These include, among other things, selected company growth, profitability and customer concentration, the impact of competition on the Company's businesses and the industry generally, industry growth and the absence of any adverse material change in the Company's financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected company data.

Precedent Transactions Analysis

        The financial advisors performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that involve companies in the retail and distribution sectors. Selected comparable transactions were selected based on the financial advisors' professional judgment and knowledge of the retail and distribution industries, the operations of which the financial advisors deemed similar for purposes of this analysis, based on their professional judgment and experience.

        For each transaction listed below, the financial advisors divided EV by the target company's EBITDA for the 12-month period prior to the announcement of the transaction (referred to as "LTM EBITDA").

Selected Precedent Transactions in the Retail Sectors

Date Announced	Acquiror	Target	EV / LTM EBITDA
February 3, 2016	Lowe's Companies, Inc.	Rona Inc.	12.7x
November 30, 2015	Mattress Firm Inc.	Sleepy's	10.9x
November 23, 2015	CVC Capital and CPPIB	Petco Animal Supplies, Inc.	~9.0x
August 24, 2015	Sycamore Partners	Belk, Inc.	6.2x
December 15, 2014	BC Partners	PetSmart Inc.	8.9x
July 28, 2014	Dollar Tree, Inc.	Family Dollar Stores, Inc.	11.6x
February 19, 2014	Signet Jewelers Ltd.	Zales	18.5x
November 26, 2013	Men's Wearhouse Inc.	Jos A. Bank Clothiers, Inc.	10.5x
September 9, 2013	Ares Management, CPPIB	Neiman Marcus	9.4x
October 16, 2013	Advance Auto Parts Inc.	General Parts Inc.	8.8x
September 3, 2013	Jarden Corporation	Yankee Candle	8.5x
July 29, 2013	Hudson Bay Company (HBC)	Saks Incorporated	10.8x
February 20, 2013	Office Depot, Inc.	OfficeMax	4.8x
May 9, 2012	Bed Bath & Beyond Inc.	Cost Plus World Market	12.6x
May 2, 2012	Ascena Retail Group	Charming Shoppes	9.8x
October 11, 2011	Ares Management	99 Cents Only Stores	9.0x
June 29, 2011	Leonard Green, CVC	BJ's Wholesale	6.8x
December 23, 2010	Leonard Green	Jo-Ann Stores	7.1x
November 23, 2010	Leonard Green, TPG	J. Crew Group	8.6x
Median			9.0x

Selected Precedent Transactions in the Distribution Sectors

Date Announced	Acquiror	Target	EV / LTM EBITDA
June 6, 2017	CD&R	Waterworks Operating Agreement LLC	10.5x
July 30, 2015	W.W. Grainger Inc.	Cromwell	11.0x	(1)
March 27, 2015	Platinum Equity	PrimeSource	7.9x
August 11, 2014	Anixter	Tri-ED	11.7x
May 19, 2014	CCMP	Hillman Group	10.8x
August 15, 2011	W.W. Grainger Inc.	Fabory	N/A
April 22, 2010	Oak Hill	Hillman Group	9.6x
Median			10.7x

(1)
Assumed 10% EBITDA margin per announcement press release.

        Based on this analysis and their professional judgment, the financial advisors derived a reference range of EV/LTM EBITDA multiple of 5.0x to 7.0x and applied this range to the Company's projected estimated LTM EBITDA for 2017 as reflected in the Forecasts.

        Based on the number of outstanding Company shares on a fully diluted basis provided by the Company management and the Company's net debt, and non-controlling interest as of April 29, 2017 as disclosed in the Company's public filings, the analysis indicated the implied per share reference range for the Company common stock, rounded to the nearest $0.05, of $8.65 – $12.00.

        No company or transaction utilized as a comparison in the selected precedent transactions analysis is identical to the Company, nor are the transactions identical to the merger. In evaluating the transactions described above, the financial advisors made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition or property of the Company or the industry or in the financial markets in general. Accordingly, mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis

        Each of the financial advisors conducted a discounted cash flow analysis for the purpose of determining an implied equity value per share for the Company common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their present value. For purposes of the discounted cash flow analysis, the financial advisors used "unlevered free cash flows," which refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. For purposes of the foregoing calculation, stock-based compensation is treated as a cash expense. "Present value" refers to the current value of one or more future cash payments from an asset, which current value is referred to as that asset's cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account estimates of risk, the opportunity cost of capital and other appropriate factors. "Terminal value" refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

        Each of the financial advisors performed a discounted cash flow analysis of the Company using information provided by the Company, including information contained in the Forecasts and public filings, to calculate ranges of the implied value of the Company as of the end of fiscal year 2016. Unlevered free cash flows was defined as earnings before interest and taxes, less taxes, plus depreciation and amortization, less capital expenditures, less increases in net working capital, less other cash flow items and acquisitions (in each case reflected in the Forecasts provided by the Company management to the financial advisors).

        Barclays calculated a range of implied values per share of the Company common stock using the estimated future unlevered free cash flows reflected in the Forecasts for the fiscal years 2017 through 2021 and a terminal value for the Company as of the end of fiscal year 2021, derived by applying a range of EV / LTM multiples of 4.5x to 6.5x, selected based on Barclays' professional judgment and experience, to the terminal year estimate of LTM EBITDA, as reflected in the Forecasts. To calculate an implied enterprise value for the Company, the unlevered free cash flows and the terminal value were discounted to the end of fiscal year 2016 using a range of discount rates from 8.91% and 10.21%, which range of discount rates was calculated based on Barclays' professional judgment and experience and an analysis of the weighted average cost of capital of the Company. Barclays then adjusted the total implied enterprise value ranges by the Company's total debt, non-controlling interest and cash and cash equivalents based on the consolidated balance sheet of the Company as of April 29, 2017 and divided the resulting implied total equity value ranges by the Company's fully diluted shares outstanding (calculated using the treasury stock method), all as provided by the Company management. This analysis indicated an implied per share reference range for the Company common stock of $9.38 – $12.40.

        Morgan Stanley calculated a range of implied values per share of the Company common stock using the estimated future unlevered free cash flows reflected in the Forecasts for the fiscal years 2017 through 2021 and a terminal value for the Company as of the end of fiscal year 2021, derived by applying a range of EV / LTM multiples of 4.5x to 6.5x, selected based on Morgan Stanley's professional judgment, to the terminal year estimate of LTM EBITDA, as reflected in the Forecasts. To calculate an implied enterprise value for the Company, the unlevered free cash flows and the terminal value were discounted to end of fiscal year 2016 using a range of discount rates from 8.1% to 9.8%, which range of discount rates was calculated based on Morgan Stanley's professional judgment and experience and an analysis of the weighted average cost of capital of the Company. Morgan Stanley then adjusted the total implied enterprise value ranges by the Company's total debt, non-controlling interest and cash and cash equivalents based on the consolidated balance sheet of the Company as of April 29, 2017 and divided the resulting implied total equity value ranges by the fully diluted shares of the Company common stock outstanding (calculated using the treasury stock method), all as provided by the Company management. This analysis indicated an implied per share reference range for the Company common stock of $9.52 – $12.79.

        The financial advisors also calculated a range of implied values per share of the Company common stock using the data and methodologies described above, except that that the unlevered free cash flows and terminal values were discounted to the end of fiscal year 2016 using a range of discount rates from 8.5% to 10.5%, which represented an amalgamation of the weighted average cost of capital methodologies of the financial advisors. This analysis, which indicated an implied per share reference range for the Company common stock of $9.30 – $12.60 was provided to the Board for informational/reference purposes only and did not provide the basis for the rendering of the financial advisors' opinions.

Illustrative Leveraged Buyout Analysis

        The financial advisors performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company. In preparing this analysis, the financial advisors utilized the projections set forth in the Forecasts. The financial advisors assumed (1) a transaction date of January 28, 2017 based on the consolidated balance sheet of the Company as of April 29, 2017, (2) a subsequent exit transaction by the financial sponsor at the end of fiscal year 2021, (3) a multiple of 4.00x of total debt to the Company's estimated 2017 adjusted EBITDA, as set forth in the Forecast and as adjusted with the consent of the Company to exclude the cost of stock-based compensation, (4) a range from 4.5x to 6.5x of EV to 2021 EBITDA exit multiples and (5) target ranges of annualized internal rates of return for the financial sponsor of 20.0% to 25.0%. The financial advisors selected the leverage multiple, financing terms, exit multiples and target internal rates of return based upon the application of their professional judgment and experience. This analysis indicated an implied per share reference range for the Company common stock, rounded to the nearest $0.05, of $8.20 – $10.35.

Other Analyses

        The analyses and data described below were presented to the Board for informational/reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of the financial advisors' opinions.

  Historical Trading Range Analysis

        The financial advisors reviewed the historical trading range of shares of the Company common stock for the 52-week period ended June 27, 2017. The financial advisors noted that, during such period, the maximum closing price for the shares of the Company common stock was $10.01 and the minimum closing price for the shares of Company common stock was $7.28.

        The financial advisors also reviewed the historical affected trading range of shares of the Company common stock for the period between April 4, 2017, which was the last trading day prior to public speculation of a potential sale of the Company, and June 27, 2017. The financial advisors noted that, during such period, the maximum closing price for shares of the Company common stock was $9.88 and the minimum closing price for shares of the Company common stock shares was $8.66.

        The historical trading ranges were presented for reference purposes only, and were not relied upon for valuation purposes.

  Analyst Price Targets

        The financial advisors reviewed publicly available equity research analysts per share price targets for shares of the Company common stock. The research analysts' one year per share price targets for the Company common stock ranged from approximately $8.00 to $12.00. The financial advisors also calculated the implied present value of the low and high one year per share price targets by applying a discount rate of 11.00%, representing an estimated cost of equity of the Company, to the $8.00 to $10.00 range of one year per share price targets (which excluded the analyst price targets derived using a sum of the parts methodology, the average of which, after applying a discount rate of 11.00%, would have yielded an illustrative implied equity value per share of the Company common stock of $10.35), which yielded a range of illustrative implied equity values per share of the Company common stock of $7.20 – $9.00 per share of the Company common stock. Morgan Stanley also calculated the implied present value of the low and high one year per share price targets by applying a discount rate of 10.1%, representing a midpoint estimated cost of equity of the Company, to the $8.00 – $10.00 range of one year per share price targets (which excluded the analyst price targets derived using a sum of the parts methodology, the average of which, after applying a discount rate of 10.1%, would have yielded an illustrative implied equity value per share of the Company common stock of $10.45), which yielded a range of illustrative implied equity values per share of the Company common stock of $7.27 – $9.08.

        The analysts' price targets were presented for reference purposes only, and were not relied upon for valuation purposes.

General

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally.

        The Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

        Barclays is acting as financial advisor to the Company in connection with the merger. As compensation for its services in connection with the merger, the Company agreed to pay Barclays a fee estimated to be approximately $26.5 million in the aggregate, $2.5 million of which was payable upon delivery of Barclays' opinion while the remainder is contingent upon consummation of the merger (calculated as a percentage of the aggregate consideration of a consummated transaction). In addition, the Company has agreed to reimburse Barclays' reasonable expenses and indemnify Barclays for certain liabilities that may arise out of its engagement and the rendering of Barclays' opinion. Barclays has performed various investment banking and financial services for the Company or its respective affiliates in the past, and expects to perform such services in the future, and has received, and expects to receive customary fees for such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services: (i) acted as financial advisor to the Company in connection with the terminated acquisition of Office Depot; (ii) acted as Lead Arranger and Joint Lead Bookrunner in connection with the financing for the terminated acquisition of Office Depot; (iii) acted as Joint Lead Arranger and Joint Bookrunner on the Company's Senior Secured Credit Facilities raised in April 2015; (iv) acted as Joint Lead Arranger on the Company's revolver refinancing in October 2016; and (v) acted as financial advisor to the Company in connection with the sale of its European assets in December 2016. In the past two years, Barclays has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company and/or to its affiliates of approximately $12.9 million.

        In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Sycamore, an affiliate of Parent, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services. However, Barclays has not in the past two years performed any investment banking services for which it has received any fees from Sycamore.

        In addition, Barclays and its affiliates in the past have provided, currently are providing or in the future may provide, investment banking services to Neuberger Berman, a Co-Investor, and certain of its affiliates and have received or in the future may receive customary fees for rendering such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services for certain affiliates of Neuberger Berman: (i) having acted as underwriter for various debt offerings, (ii) having performed various activities relating to hedging and credit origination and risk management services; and (iii) acting as a lender under a warehouse credit facility. In the past two years, Barclays has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Neuberger Berman and/or to certain of its affiliates of approximately $2.6 million. Barclays has not in the past two years performed any investment banking services for HarbourVest Partners for which Barclays has received any fees. In the future Barclays and its affiliates may provide investment banking services for HarbourVest Partners and its affiliates or portfolio companies and may receive customary fees for rendering such services.

        Barclays Capital, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of Barclays' business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Sycamore and the Co-Investors and certain of Sycamore's and the Co-Investors' respective portfolio companies and/or affiliates for Barclays' own account and for the accounts of Barclays' customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        As compensation for its services relating to its engagement, the Company has agreed to pay Morgan Stanley a fee of approximately $26.5 million in the aggregate, $2.5 million of which was payable upon the rendering of its opinion and approximately $24 million of which is contingent upon the consummation of the merger (calculated as a percentage of the aggregate consideration of a consummated transaction). The Company has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement. In the two years prior to the date of Morgan Stanley's opinion, in addition to the current engagement, Morgan Stanley and its affiliates have provided financial advisory and financing services to the Company and have received aggregate fees of between $3 million and $4 million in connection with such services. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to HarbourVest Partners and its respective affiliates and have received aggregate fees of between $1 million and $2 million in connection with such services. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to Neuberger Berman and its respective affiliates and have received aggregate fees of less than $1 million in connection with such services. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have not received any fees for any financial advisory or financing services provided to Sycamore. Morgan Stanley may also seek to provide financial advisory and/or financing services to Parent, the Company, Sycamore, the Co-Investors, and/or their respective affiliates on unrelated matters in the future and expects to receive fees for the rendering of these services.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent and its affiliates, Sycamore, the Co-Investors and their respective affiliates, the Company or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Parent or any of the Co-Investors.

Company Financial Forecasts; Other Company Information

        The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results for extended periods due to, among other reasons, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. While the Company prepares forecasts annually for internal budgeting and business planning purposes, such forecasts generally focus on the current fiscal year and the immediately following fiscal year.

        However, in connection with the evaluation of a possible transaction, we provided projections to our directors and their advisors as well as to prospective financial bidders, including Parent, Party B, Party C, Party D and Party E, in connection with their due diligence review of the Company. These projections contained certain non-public financial forecasts that were prepared by our management.

        A summary of the financial forecasts included in the projections has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because these financial forecasts were made available to our directors and their advisors as well as to prospective financial bidders. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. Our management's internal financial forecasts, upon which the summary financial forecasts included below were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.

        In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable, and that the bases on which the financial forecasts were prepared reflected the best currently available estimates and judgments of management of the future financial performance of the Company, at the time our management prepared these financial forecasts, given the information our management had at the time. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under "Cautionary Statement Concerning Forward-Looking Information" beginning on page [—] and "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page [—] and those risks and uncertainties detailed in the Company's public periodic filings with the SEC. In addition, the forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that our future financial results will not materially vary from these financial forecasts.

        No one has made or makes any representation to any stockholder regarding the information included in the financial forecasts set forth below. We have made no representation to Parent or Merger Sub in the merger agreement concerning these financial forecasts.

        We have not updated and do not intend to update or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such forecasts were based are shown to be in error. In light of the foregoing factors and the uncertainties inherent in these projections, stockholders are cautioned not to place undue, if any, reliance on these projections.

        In preparing the financial forecasts our management made the following material assumptions:

  •
  Delivery growth acceleration based on over $1 billion in mid-market sales growth between fiscal years 2016 and fiscal year 2020, driven by investments in sales force, pricing, memberships and continued growth in Pro Categories;

  •
  "Tuck-in" acquisitions increasing North American Delivery sales by approximately $400 million by fiscal year 2020; and

  •
  Implementation of approximately $425 million of net cost savings by fiscal year 2020, including reduction of direct vendor costs, own brand savings, discounting optimization, supply chain savings and other operating efficiencies.

        The estimates of EBITDA, adjusted EBITDA, unlevered free cash flow and unlevered cash flow constitute non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The tables below include reconciliations of EBITDA, adjusted EBITDA, unlevered free cash flow and unlevered cash flow to the Company's EBIT forecasts.

        The following is a summary of the financial forecasts for the Company prepared by our management and provided to our directors and their advisors as well as to prospective financial bidders, as described in the notes below:

Financial Forecasts(1)

(in millions)	2017	2018	2019	2020	2021(2)	2022(2)	2023(2)
Revenue(3)	$17,329	$17,851	$18,104	$18,319	$18,569	$18,856	$19,183
Adjusted EBITDA(4)	$1,178	$1,258	$1,330	$1,358	$1,382	$1,407	$1,435
EBITDA(5)	$1,114	$1,194	$1,265	$1,294	$1,318	n/a	n/a
Unlevered Free Cash Flow(6)	$495	$520	$639	$711	$722	n/a	n/a
Unlevered Cash Flow(7)	$873	$966	$1,079	$1,131	n/a	n/a	n/a

(1)
The Company provided financial forecasts to prospective financial bidders that differ from those shown in the table above in the manner described below. On March 13, 2017, after providing such financial forecasts to prospective financial bidders, the Company announced an agreement to sell its operations in Australia and New Zealand, which sale was subsequently completed on April 28, 2017. The amounts set forth in the table above, other than the unlevered cash flow amounts, were updated and provided to our directors and their advisors after the announced sale of the Australia and New Zealand operations to reflect the removal of amounts forecasted for the divested operations, but are otherwise consistent with the financial forecasts provided to prospective financial bidders (except as described in note 5 below).

(2)
The financial forecasts provided to prospective financial bidders did not include any forecasts for fiscal years 2021 through 2023. None of the financial forecasts, whether provided to prospective financial bidders or otherwise, included unlevered cash flow amounts beyond 2020 or EBITDA and unlevered free cash flow amounts for 2022 and 2023. The financial projections for fiscal years 2021 through 2023 were extrapolations prepared by management for Barclays' and Morgan Stanley's use in connection with their financial analyses, and were prepared assuming segment revenue growth and EBITDA margins for fiscal years 2021 through 2023 consistent with those projected for fiscal year 2020.

(3)
The revenue forecasts provided to prospective financial bidders reflected the following values (in millions), which include the Company's operations in Australia and New Zealand: (i) $18,061 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), (ii) $17,952 for fiscal year 2017, (iii) $18,489 for fiscal year 2018, (iv) $18,759 for fiscal year 2019 and (v) $18,990 for fiscal year 2020. The amounts set forth in the table above have been adjusted solely to reflect the removal of the divested operations in Australia and New Zealand.

(4)
The financial forecasts provided to prospective financial bidders did not include forecasts of adjusted EBITDA. The adjusted EBITDA forecasts were prepared solely for purposes of the leveraged buyout analysis performed by Barclays and Morgan Stanley, described under "The Merger—Opinion of the Company's Financial Advisors—Summary of Financial Analyses" beginning on page [—], and do not reflect management's expectations regarding the actual results of operations of the Company under its stand-alone strategic plan. See "The Merger—Company Financial Forecasts; Other Company Information—Non-GAAP Reconciliation" beginning on page [—] for a description of the calculation of adjusted EBITDA.

(5)
The EBITDA forecasts provided to prospective financial bidders reflected the following values (in millions), which include the Company's operations in Australia and New Zealand: (i) $1,281 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), (ii) $1,131 for fiscal year 2017, (iii) $1,217 for fiscal year 2018, (iv) $1,296 for fiscal year

  2019 and (v) $1,330 for fiscal year 2020. The amounts set forth in the table above have been adjusted solely to reflect the removal of the divested operations in Australia and New Zealand and the correction of a clerical error, which correction was disclosed to Sycamore and resulted in an increase to EBITDA of approximately $8 million per year. See "The Merger—Company Financial Forecasts; Other Company Information—Non-GAAP Reconciliation" beginning on page [—] for a description of the calculation of EBITDA.

(6)
The unlevered free cash flow forecasts set forth in the table above were not provided to prospective financial bidders and reflect the removal of the divested operations in Australia and New Zealand. See "The Merger—Company Financial Forecasts; Other Company Information—Non-GAAP Reconciliation" beginning on page [—] for a description of the calculation of unlevered free cash flow.

(7)
The unlevered cash flow forecasts set forth in the table above were provided to prospective financial bidders, but were not used in the financial analyses performed by Barclays and Morgan Stanley. The unlevered cash flow forecasts in the table above include the Company's operations in Australia and New Zealand. In addition to the amounts set forth in the table above, the unlevered cash flow forecasts provided to prospective financial bidders included (in millions) $1,107 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months). See "The Merger—Company Financial Forecasts; Other Company Information—Non-GAAP Reconciliation" beginning on page [—] for a description of the calculation of unlevered cash flow.

Non-GAAP Reconciliation

        The following are summaries of the reconciliation of non-GAAP financial measures included in the financial forecasts to forecasted EBIT. The EBIT forecasts were not prepared with a view toward complying with GAAP, and the Company did not project, and the amounts in the tables below do not reflect, certain non-recurring expenses, such as impairment charges, losses on the sale of property and equipment and selling, general and administrative expenses related to strategic initiatives, that have historically been reflected in the Company's GAAP operating income. No other comparable financial measure was forecast with a view toward complying with GAAP, and such forecasts could not be made available without unreasonable effort.

(in millions)	2017	2018	2019	2020	2021	2022	2023
EBIT(1)	$765	$852	$935	$979	$1,003	$1,028	$1,056
Plus depreciation & amortization(2)	$349	$342	$331	$315	$315	$315	$315

EBITDA(3)	$1,114	$1,194	$1,265	$1,294	$1,318	$1,343	$1,370
Plus stock-based compensation expense	$64	$64	$64	$64	$64	$64	$64

Adjusted EBITDA	$1,178	$1,258	$1,330	$1,358	$1,382	$1,407	$1,435

(1)
The forecasts provided to prospective financial bidders reflected the following EBIT values (in millions): (i) $897 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), (ii) $767 for fiscal year 2017, (iii) $860 for fiscal year 2018, (iv) $950 for fiscal year 2019 and (v) $1,000 for fiscal year 2020. See note 1 to the Financial Forecasts table for an explanation of these differences.

(2)
The forecasts provided to prospective financial bidders reflected the following depreciation & amortization values (in millions): (i) $385 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), (ii) $364 for fiscal year 2017, (iii) $357 for fiscal year 2018, (iv) $346 for fiscal year 2019 and (v) $330 for fiscal year 2020. See note 1 to the Financial Forecasts table for an explanation of these differences.

(3)
The forecasts provided to prospective financial bidders reflected the following EBITDA values (in millions): (i) $1,281 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), (ii) $1,131 for fiscal year 2017, (iii) $1,217 for fiscal year 2018, (iv) $1,296 for fiscal year 2019 and (v) $1,330 for fiscal year 2020. See note 1 to the Financial Forecasts table for an explanation of these differences.

(in millions)	2017	2018	2019	2020	2021
EBIT	$765	$852	$935	$979	$1,003
Less tax expense(1)	$(256)	$(285)	$(313)	$(328)	$(336)
Plus depreciation & amortization	$349	$342	$331	$315	$315
Less increase in working capital	$(17)	$(50)	$(27)	$(25)	$(29)
Less capital expenditures	$(295)	$(258)	$(246)	$(230)	$(230)
Less other cash flow items	$(50)	—	—	—	—
Less acquisitions	—	$(80)	$(40)	—	—

Unlevered Free Cash Flow	$495	$520	$639	$711	$722

(1)
The Company projected its tax expense by applying its reported non-GAAP effective tax rate of 33.5% for fiscal year 2016 to future years. The Company's GAAP effective tax rate for 2016 was 30.5%. The non-GAAP effective tax rate was calculated after excluding non-cash adjustments for the impairment of goodwill and long-lived assets, as well as certain non-recurring expenses.

(in millions)	2017	2018	2019	2020
EBIT	$767	$860	$950	$1,000
Plus depreciation & amortization	$364	$357	$346	$330
Less increase in working capital	$(21)	$(52)	$(30)	$(28)
Less capital expenditures	$(300)	$(263)	$(251)	$(235)
Plus stock-based compensation expense	$64	$64	$64	$64

Unlevered Cash Flow(1)	$873	$966	$1,079	$1,131

(1)
The unlevered cash flow forecasts were provided to prospective financial bidders, but were not used in the financial analyses performed by Barclays and Morgan Stanley. The forecasts in the table above include the Company's operations in Australia and New Zealand. In addition to the amounts set forth in the table above, the unlevered cash flow forecasts provided to prospective financial bidders included (in millions) $1,107 for fiscal year 2016 (reflecting 10 months of actual results and forecasted amounts for the remaining 2 months), which was calculated as follows: (i) $897 in EBIT, plus (ii) $385 in depreciation & amortization, less (ii) a $23 increase in working capital, less (iii) $260 in capital expenditures, plus (iv) $63 in stock-based compensation expense.

Other Company Information

        In addition to the financial forecasts summarized above, the Company's management provided our directors, their advisors and prospective financial bidders illustrative estimates of the potential upside opportunities of certain growth and profitability initiatives. These estimates reflected potential growth and profitability opportunities rather than management's or the Board's expectations regarding the performance of the business, were determined not to be indicative of the performance of the Company under its stand-alone strategic plan, and were deemed too speculative by the Board and management for inclusion in the Company's financial forecasts or a basis for the fairness opinions delivered by Barclays and Morgan Stanley. These illustrative estimates do not account for the expenses that would be incurred by the Company to implement these initiatives. The following are the illustrative estimates provided by the Company's management: (i) $715 to $790 million in incremental annual sales and $85 to $100 million in incremental annual EBITDA that might result from incremental "tuck-in" acquisitions of businesses reflecting $750 million in annual sales (in addition to the "tuck-in" acquisitions increasing North American Delivery sales by approximately $400 million reflected in the financial forecasts); (ii) $390 to $430 million in incremental annual sales and $55 to $65 million in incremental annual EBITDA that might result from an increase in the fiscal year 2019 and 2020 growth rates among middle market customers from 12% (as reflected in the financial forecasts) to 20% annually; (iii) $380 to $420 million in incremental annual sales and $80 to $90 million in incremental annual EBITDA that might result from incremental growth among Corporate & Enterprise customers and Quill customers as an indirect effect of the middle market growth initiative described above; (iv) $350 to $500 million in incremental annual EBITDA that might result from $1.1 billion in gross cost savings if achieved by fiscal year 2020 (as compared to the $425 million in net cost savings achieved in the same period under the financial forecasts); and (v) $500 million in incremental annual sales and $75 million in incremental annual EBITDA that might result from potential growth initiatives in the Technology, Copiers & Printing, Shipping & Packaging Supplies and Powered by Staples business lines. These illustrative estimates also included $65 million in incremental annual EBITDA that might result from the elimination of stock-based compensation by a prospective purchaser.

        Our directors also reviewed three illustrative ranges of hypothetical values for a hypothetical sale of the Company's U.S. retail business ("USR") or the Company's North American retail business ("NAR") and the Company's continued operation and execution of the remainder of its business on a standalone basis, based upon, among other assumptions, assumed proceeds from a sale of USR and NAR, one-time and ongoing incremental costs to the sold and retained businesses resulting from the business separation and estimated 2017 EBITDA for the retained business, each as preliminarily estimated by Company management. The illustrative range of hypothetical total value to stockholders of the Company from a hypothetical sale of USR to Company A and continued operation of the remaining business (which would have included Canada retail and contract delivery) reviewed by our directors was $7.99 to $10.49 per share of Company common stock, and was based on, among other assumptions, the receipt by the Company of $500 million to $1.0 billion of gross cash proceeds from the sale of USR to Party A, ongoing annual incremental costs of $153 million to the Company's remaining business, one-time separation costs of $70 million, no tax leakage and the application of a hypothetical trading multiple for the remaining business of 6.0x to 7.5x to estimated 2017 EBITDA for the remaining business. The illustrative range of hypothetical total value to the stockholders of the Company from a hypothetical sale of USR to a financial buyer and continued operation of the remaining business (which would have included Canada retail and contract delivery) reviewed by our directors was $8.45 to $10.44 per share of Company common stock, and was based on, among other assumptions, the receipt by the Company of $375 million to $450 million of net cash proceeds from the sale of USR to a financial buyer, ongoing annual incremental costs of $92.5 million to the remaining business, no one-time separation costs or tax leakage and the application of a hypothetical trading multiple for the remaining business of 6.0x to 7.5x to estimated 2017 EBITDA for the remaining business. The illustrative range of hypothetical total value to stockholders of the Company from a hypothetical sale of NAR to a financial buyer and continued operation of the remaining business (which would have included contract delivery) reviewed by our directors, was $8.71 to $10.41 per share, and was based on, among other assumptions, the receipt by the Company of $1.2 billion to $1.4 billion of net cash proceeds from the sale of NAR, ongoing annual incremental costs of $92.5 million to the remaining business, no one-time separation costs or tax leakage and application of a hypothetical trading multiple for the remaining business of 7.0x to 8.5x to estimated 2017 EBITDA for the remaining business.

        The hypothetical valuation ranges were based on hypothetical transactions, highly illustrative and preliminary in nature, and, with the consent of the Board, were not part of the financial analyses performed by Barclays and Morgan Stanley in connection with their fairness opinions. The hypothetical valuation ranges also reflect numerous assumptions and estimates provided by Company management that are subject to significant uncertainty and were prepared solely to illustrate hypothetical values to Company stockholders from the hypothetical separation of the Company's business. The hypothetical ranges of values do not reflect actual alternative proposals made to the Company and, in the case of a sale of USR to Party A, reflect a range that significantly exceeds at the high end the preliminary valuations contained in the non-binding indications of interest Party A submitted to the Company. The execution of the hypothetical transactions also carried significant risks, including with respect to: (i) the uncertainty as to whether and, if so, at what price, Party A or any other potential acquirors would acquire USR or NAR; (ii) the ability to obtain the necessary regulatory approvals for a sale of USR in a timely fashion or at all; (iii) the competitive and other effects of a sale of USR to Party A on our remaining business; (iv) the numerous complexities and challenges presented by a separation of our retail and contract delivery businesses; (v) the fact that the one-time and ongoing incremental cost estimates from a separation of our retail and contract delivery businesses could exceed the preliminary management estimates utilized for purposes of hypothetical valuation ranges; and (v) the risks and uncertainties of continuing to operate the Company's remaining business as a stand-alone company, including those arising from challenging market conditions and trends, the secular decline in office products sales, the channel shift from retail to online sales and increased competition.

Financing of the Merger

        Parent estimates that the total amount of funds required to complete the merger and related transactions, including to pay fees and expenses in connection with the merger, is approximately $6.9 billion. Parent expects to fund this amount through a combination of:

  •
  cash equity contributions from investment funds managed by Sycamore and Neuberger Berman Private Equity and investment funds affiliated with HarbourVest Partners of up to $1,920 million, which is described below under "—Financing of the Merger—Equity Financing;" and

  •
  debt financing consisting of commitments for (i) a senior secured term loan facility in an aggregate principal amount of $2,400 million, (ii) an asset based revolving credit facility in an aggregate principal amount of $1,200 million, (iii) a senior unsecured bridge facility or senior unsecured notes in an aggregate principal amount of $1,600 million, (iv) an asset based revolving credit facility in an aggregate principal amount of $200 million and (v) an asset based revolving credit facility in an aggregate principal amount of $600 million, on terms and conditions set forth in the debt commitment letter. Parent has received firm commitments from certain financial institutions to provide the debt financing, which is described below under "—Financing of the Merger—Debt Financing."

        The consummation of the merger is not subject to a financing condition (although the funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

Equity Financing

        Parent has entered into letter agreements, dated June 28, 2017 (the "equity commitment letters"), pursuant to which investment funds managed by Sycamore and Neuberger Berman Private Equity and investment funds affiliated with HarbourVest Partners, which we refer to collectively as the funds, have agreed to contribute $1,385 million, $270 million and $265 million, respectively, for an aggregate amount equal to $1,920 million to Parent in exchange for equity securities of Parent (the "equity financing").

        The funds' obligations to fund the equity financing contemplated by the equity commitment letters are generally subject to satisfaction of the following conditions:

  •
  the marketing period has ended;

  •
  the satisfaction, or express written waiver by Parent, of all conditions precedent to Parent's obligations to consummate the merger as set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing (but subject to such conditions being satisfied at the closing));

  •
  the portion of the equity financing that is to be funded by the other funds pursuant to their respective equity commitment letters has been funded or will be funded substantially concurrently;

  •
  the debt financing (including any alternative financing that has been obtained in accordance with the merger agreement) has been or will be funded in accordance with the terms thereof at the closing if (i) the equity financing is or were to be funded by the applicable fund and (ii) the equity commitments from the other funds are or were to be funded by such other funds; and

  •
  the Company has irrevocably confirmed in writing to Parent that it stands ready, willing and able to consummate the merger.

        No fund is entitled to assert the condition described in the third bullet above unless another fund has refused in writing to fund its equity financing or has failed to fund its equity financing when required. In addition, the failure of the condition described in the third bullet above does not limit or impair Parent's or the Company's ability to enforce the obligations of such fund if and only if Parent (or the Company, as applicable) is also seeking enforcement of the equity commitment letters of other funds that have refused in writing to fund their portion of the equity financing (if any) or have failed to fund their equity financing when required (and the contemporaneous funding thereunder) or the other funds have satisfied or are prepared to satisfy their respective obligations to fund the commitments under their respective equity commitment letters.

        The funds' obligations to fund the equity financing will terminate upon the earliest to occur of:

  •
  the valid termination of the merger agreement in accordance with its terms,

  •
  the closing of the merger, if the equity financings have been funded in accordance with the terms of the equity commitments, or

  •
  the Company or any of its affiliates asserting a claim against any of the funds or certain of its affiliates in connection with the equity commitment letter, the limited guarantee, the merger agreement or any transactions contemplated thereby other than claims permitted under the equity commitment letter, limited guarantee or the merger agreement.

        In no event will a fund have any obligation to fund its equity commitment at any time after such fund has made full payment of its guaranteed obligations under the terms of the limited guarantee as described below.

        The Company is an express third-party beneficiary of the equity commitment letter and has the right to specific performance to enforce each fund's obligations under its equity commitment letter solely to the extent the Company has the right to seek specific performance under the merger agreement to require Parent to cause the equity commitment under the equity commitment letter to be funded. Each fund may assign its obligation to fund any portion of the equity commitment to one or more of its affiliates, or to one or more other investors governed by one of its affiliates or affiliated funds, provided that such assignment will not relieve such assigning fund of its obligation to fund the full amount of its equity commitment.

Debt Financing

        In connection with the entry into the merger agreement, Parent has obtained commitment letters from (A) UBS AG, Stamford Branch ("UBS"), UBS Securities LLC ("UBSS"), Bank of America, N.A. ("Bank of America"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Deutsche Bank AG New York Branch ("DBNY"), Deutsche Bank Securities Inc. ("DBSI"), Deutsche Bank AG Cayman Islands Branch ("DBCI"), Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, "CS"), Credit Suisse Securities (USA) LLC ("CS Securities"), Royal Bank of Canada ("RBC"), RBC Capital Markets ("RBCCM"), Jefferies Finance LLC ("Jefferies Finance"), Fifth Third Bank ("Fifth Third" and, together with UBS, UBSS, Bank of America, Merrill Lynch, DBNY, DBSI, DBCI, CS, CS Securities, RBC, RBCCM, Jefferies Finance, the "Term Lenders" and the "Bridge Lenders"), Wells Fargo Bank, National Association ("Wells Fargo") and Wells Fargo Capital Finance Corporation Canada ("WFCFCC" and, together with Bank of America, Merrill Lynch and Wells Fargo, the "ABL Lenders;" the ABL Lenders and the Term/Bridge Lenders being collectively referred to as the "Lenders") (as amended from time to time in accordance with the merger agreement, the "debt commitment letter") pursuant to which the Lenders commit to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate $6,000 million in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of (i) a senior secured term loan facility in an aggregate principal amount of $2,400 million provided by the Term Lenders (the "term loan facility"), (ii) an asset based revolving credit facility in an aggregate principal amount of $1,200 million (not all of which is expected to be drawn at the closing of the merger) provided by the ABL Lenders (the "NAD ABL facility"), (iii) a senior unsecured bridge facility in an aggregate principal amount of $1,600 million provided by the Bridge Lenders (the "bridge facility"), (iv) an asset based revolving credit facility in an aggregate principal amount of $200 million (not all of which is expected to be drawn at the closing of the merger) provided by the ABL Lenders (the "CAR ABL facility") and (v) an asset based revolving credit facility in an aggregate principal amount of $600 million (not all of which is expected to be drawn at the closing of the merger) provided by the ABL Lenders (the "USR ABL facility" and, together with the NAD ABL facility and the CAR ABL facility, the "ABL facilities"). We refer to the financing described above as the "debt financing."

        The aggregate principal amount of the term loan facility may be increased to fund certain original issue discount or upfront fees in connection with the debt financing. The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, to repay our indebtedness outstanding as of the closing of the merger and the payment of related fees and expenses, (ii) to provide ongoing working capital and (iii) for capital expenditures and other general corporate purposes. The aggregate principal amount of the term loan facility funded on the closing date may be less than the aggregate principal amount of the term loan facility committed by the applicable Lenders in accordance with the terms and conditions set forth in the debt commitment letter.

        The debt financing contemplated by the debt commitment letter is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

  •
  the execution and delivery by the borrowers and certain guarantors of definitive documentation consistent with the debt commitment letter;

  •
  the accuracy of representations and warranties in the merger agreement as are material to the interests of the lenders under the term loan facility, bridge facility and the ABL facilities to the extent the inaccuracy of such representations and warranties would permit Parent to terminate the merger agreement or refuse to complete the merger, and the accuracy in all material respects of certain specified representations and warranties in the loan documents;

  •
  the consummation of the equity financing prior to or substantially concurrently with the initial borrowing under the term loan facility;

  •
  the consummation of the repayment and termination of our existing Credit Agreement dated as of November 22, 2016 by and among us, certain of our affiliates, the lenders from time to time party thereto, the agents party thereto and Bank of America, N.A., as administrative agent;

  •
  subject to certain limitations, the absence of any event, change, occurrence, condition, development, state of fact or circumstance since June 28, 2017 that would result in a material adverse effect;

  •
  payment of all applicable costs, fees and expenses;

  •
  delivery of certain audited, unaudited and pro forma financial statements;

  •
  receipt by the lead arrangers under the debt commitment letter of documentation and other information about the borrowers and guarantors required under applicable "know your customer" and anti-money laundering rules and regulations (including the USA PATRIOT Act);

  •
  subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral; and

  •
  the completion of a marketing period to syndicate the term loan facility prior to the closing date, such marketing period to be the first period of fifteen consecutive business days (subject to certain exceptions) after the date of the merger agreement commencing on the first business day after Parent shall have received certain financial information specified in the debt commitment letter which does not contain any untrue statement of a material fact regarding us or any of our subsidiaries or omit to state any material fact regarding us or any of our subsidiaries required to be stated therein or necessary in order to make such information, in light of the circumstances under which the statements contained in such information are made, not materially misleading.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent is required to promptly notify us in writing and use its reasonable best efforts to obtain substitute financing on terms and conditions not materially less favorable (including with respect to conditionality) to Parent and Merger Sub, taken as a whole, than the terms and conditions of the debt commitment letter (including the "flex" provisions contained in the fee letter referenced in the debt commitment letter) in an amount sufficient to enable Parent to consummate the merger and the other transactions contemplated by the merger agreement. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect. The documentation governing debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        The Lenders may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Limited Guarantee

        Pursuant to the limited guarantee delivered by the funds in favor of the Company, dated June 28, 2017, each fund has agreed to, severally but not jointly, guarantee the due and punctual performance and discharge of such fund's respective percentage of the following (the "guaranteed obligations"):

  •
  the obligation of Parent under the merger agreement to pay the Parent termination fee to the Company as and when due, and

  •
  the expense reimbursement and indemnification obligations of Parent in connection with the costs and expenses incurred by the Company in connection with (x) any suit to enforce the payment of the Parent termination fee and (y) the arrangement of the financing for the merger, the repatriation of certain foreign cash balances, actions with respect to the carveout transactions and actions with respect to the Company's outstanding senior notes, as and when due.

        The liability of each guarantor is several and not joint and the obligations of each guarantor under the limited guarantee are limited to such guarantor's pro rata percentage (as set forth for each guarantor in the limited guarantee) of the guaranteed obligations.

        Subject to certain exceptions, the guarantee will terminate upon the earliest of:

  •
  the closing and the effective time of the merger,

  •
  the payment and satisfaction in full of the guaranteed obligations, and

  •
  the termination of the merger agreement in accordance with its terms in circumstances where the Parent termination fee does not become payable.

        The obligations of each of the guarantors will automatically expire six months after the valid termination of the merger agreement in circumstances under which the Parent termination fee is payable, unless a claim for payment of the funds' liability thereunder in respect of any of the obligations is brought pursuant to and in accordance with the guarantee prior to such expiration. In that case, the guarantee will terminate upon the satisfaction in full of the guaranteed obligations or a final, non-appealable judgment that the Company is not entitled to any amounts underlying the guaranteed obligations.

Closing and Effective Time of the Merger

        The closing of the merger will occur as soon as practicable (but in any event no later than the third business day) following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing; provided that, if the marketing period (described below) has not ended at such time, then, subject to the continued satisfaction or waiver of such closing conditions at such time, the closing shall occur instead on the earliest of (i) any business day during the marketing period as may be specified by Parent on no less than three business days' prior written notice to the Company, (ii) the third business day following the final day of the marketing period or (iii) such other date, time or place as agreed to in writing by Parent and the Company. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such subsequent time or date as Parent and the Company may agree and specify in the certificate of merger. We intend to complete the merger as promptly as practicable, subject to receipt of the Company stockholder approval and satisfaction of the other closing conditions. Although we currently expect to complete the merger no later than December 2017, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived.

Payment of Merger Consideration and Surrender of Stock Certificates

        Promptly, and in any event within five business days, after the effective time of the merger, a letter of transmittal will be mailed to each record holder of shares of Company common stock (other than the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section entitled "The Merger Agreement—Payment Procedures" beginning on page [—]) without a letter of transmittal.

        If your shares of Company common stock are certificated, you will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and you must also surrender your stock certificate, or certificates, to the paying agent. If your shares of Company common stock are held in book entry, which we refer to as uncertificated shares, surrender of any uncertificated shares will be effected in accordance with the paying agent's customary procedures with respect to securities that are uncertificated or represented by book entry and no holder of uncertificated shares will be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration to which such holder is otherwise entitled under the merger agreement. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction and, if reasonably required by Parent, post a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against Parent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were advisable and in the best interests of the Company and its stockholders and that the terms of the merger were fair to the Company and the Company's stockholders and in making their recommendation regarding the adoption of the merger agreement as described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page [—].

        Please see the section of this proxy statement entitled "The Merger—Golden Parachute Compensation" beginning on page [—] for additional information with respect to the compensation that our named executive officers and other executive officers may receive in connection with the merger.

Interests with Respect to Company Equity

Treatment of Company Stock Awards and the Employee Stock Purchase Plan

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock with an exercise price per share equal to or greater than the per share merger consideration will be canceled, without any consideration being payable in respect thereof, and will have no further force or effect. Because the current exercise price per share of each outstanding Company stock option is equal to or greater than the merger consideration, all Company stock options will be canceled, without payment of any consideration therefor, and will have no further force or effect.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company restricted stock unit that will become vested, by its terms, as a result of the closing of the merger will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger and (ii) each Company restricted stock unit that will not be vested, by its terms, on or before the closing of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of (A) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (1) the date on which the original vesting conditions applicable to such underlying restricted stock unit, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (2) the date that is 180 days following the closing in each case, subject to the holder's continued service with the Company through the applicable date; provided that the 180 day period referenced in clause (2) is extended to the earlier of (x) the last day of the tenth month following the closing and (y) October 31, 2018, for certain Company restricted stock units granted in July 2017.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, (i) each Company performance share award that is then outstanding and unvested and that is held by a former employee of the Company (as determined immediately prior to the effective time of the merger) will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (A) the target number of shares of Company common stock subject to such Company performance share award, as pro-rated in accordance with the terms of the applicable Company performance share award agreement, multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger and (ii) each Company performance share award that is then outstanding and unvested and that is held by a person who is an employee of the Company immediately prior to the effective time of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of (A) the target number of shares of Company common stock subject to such Company performance share award multiplied by (B) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (C) the date on which the original vesting conditions applicable to such performance share award, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (D) the date that is 180 days following the closing, in each case subject to the holder's continued service with the Company through the applicable date; provided that the merger consideration payable in respect of the Company performance share awards will be paid no later than March 15 of the calendar year following the calendar year in which the closing occurs.

        The exception to the above-described treatment of the equity awards that allows the holder and Parent to agree in writing to different treatment would allow for the implementation of management rollover arrangements if Parent and any applicable holders mutually agreed to such arrangements. However, no agreement or arrangement has been entered into or discussed in this regard.

        The Board has suspended the Company's employee stock purchase plan indefinitely effective as of July 1, 2017. The Board will terminate the employee stock purchase plan as of immediately prior to the effective time of the merger. During the period from the date of the merger agreement until the termination of the Company's employee stock purchase plan in accordance with the merger agreement, we will not permit any offering periods to occur.

Security Holdings of Certain Persons

        The following table sets forth, as of July 17, 2017, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year:

  •
  the aggregate number of outstanding shares of Company common stock held directly and indirectly;

  •
  the pre-tax value of such outstanding shares of Company common stock based on the $10.25 per share merger consideration;

  •
  the aggregate number of Company restricted stock units held that may vest or otherwise be delivered in connection with the merger;

  •
  the pre-tax value of such Company restricted stock units based on the $10.25 per share merger consideration;

  •
  the aggregate number of Company performance share awards held that may vest or otherwise be delivered in connection with the merger (determined based on target performance, regardless of actual achievement of the performance metrics);

  •
  the pre-tax value of such Company performance share awards based on the $10.25 per share merger consideration; and

  •
  the aggregate pre-tax value of such shares of Company common stock, such Company restricted stock units and such Company performance share awards (which is the sum of the third, fifth and seventh columns below).

        The estimated aggregate amounts set forth in the third, fifth and seventh columns below equal the product of (i) the $10.25 per share merger consideration, multiplied by (ii) the total number of shares of Company common stock subject to each applicable award as described above. The following table assumes that the closing of the merger occurs on October 31, 2017, and the amounts shown do not attempt to forecast any grants, dividends, deferrals or forfeitures following the date of the filing of this proxy statement, and depending upon when the closing date occurs, certain of the equity-based awards in the table may vest in accordance with their existing terms. The following table does not capture vesting that would occur between July 17, 2017 and the closing, and it does not include phantom stock held in the Company's Supplemental Executive Retirement Plan. The following table also assumes that the equity-based awards that are not vested as of the closing of the merger will become fully vested pursuant to the terms of the merger agreement and applicable award agreements.

Director or Officer	Number of Shares of Common Stock		Value of Shares of Common Stock	Number of Company Restricted Stock Units	Value of Company Restricted Stock Units	Number of Company Performance Share Awards	Value of Company Performance Share Awards	Aggregate Value
Mark Conte	18,627		$190,927	66,649	$683,152	—	—	$874,079
Joseph Doody	471,950	(1)	$4,837,488	126,604	$1,297,691	219,671	$2,251,628	$8,386,806
Drew G. Faust	78,730		$806,983	19,488	$199,752	—	—	$1,006,735
Curtis Feeny	23,794		$243,889	40,294	$413,014	—	—	$656,902
Paul-Henri Ferand	30,822		$315,925	28,546	$292,597	—	—	$608,522
Shira Goodman	282,155	(2)	$2,892,089	45,908	$470,557	1,077,621	$11,045,615	$14,408,261
Jeffrey Hall	—		—	134,859	$1,382,305	269,718	$2,764,610	$4,146,914
Deborah A. Henretta	20,115		$206,179	36,730	$376,483	—	—	$582,661
Kunal S. Kamlani	31,033		$318,088	28,546	$292,597	—	—	$610,685
Christine T. Komola	221,995	(3)	$2,275,449	126,604	$1,297,691	429,861	$4,406,075	$7,979,215
John F. Lundgren	20,115		$206,179	36,730	$376,483	—	—	$582,661
Steven Matyas	163,086		$1,671,632	28,800	$295,200	86,104	$882,566	$2,849,398
Neil Ringel	14,686	(4)	$150,532	130,774	$1,340,434	182,776	$1,873,454	$3,364,419
Robert E. Sulentic	152,990		$1,568,148	23,943	$245,416	—	—	$1,813,563
Vijay Vishwanath	113,836		$1,166,819	23,052	$236,283	—	—	$1,403,102
Paul F. Walsh	242,783		$2,488,526	23,052	$236,283	—	—	$2,724,809
Michael Williams	28,314		$290,219	75,143	$770,216	113,951	$1,167,998	$2,228,432

(1)
Does not include unitized interests in the Company stock funds in the Company's 401(k) Plan, corresponding to 2,048 shares of common stock.

(2)
Does not include unitized interests in the Company stock funds in the Company's 401(k) Plan, corresponding to 873 shares of common stock.

(3)
Does not include unitized interests in the Company stock funds in the Company's 401(k) Plan, corresponding to 1,621 shares of common stock.

(4)
Does not include unitized interests in the Company stock funds in the Company's 401(k) Plan, corresponding to 634 shares of common stock.

Severance Arrangements; Compensatory Arrangements Relating to the Merger

        Pursuant to (i) the severance benefits agreements into which the Company has entered with each of its executive officers, (ii) the restricted stock unit agreements into which the Company has entered with each of its executive officers under the Company's 2014 stock incentive plan, which we refer to as the 2014 plan, and (iii) the performance share award agreements into which the Company has entered with each of its executive officers under the 2014 plan, certain of the Company's executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of the Company.

        The Company's severance benefits agreements provide that in the event an executive officer experiences a qualified termination (as such term is defined below), such executive officer would be entitled to receive:

  •
  continued base salary payments (at the rate in effect as of the termination date or at any higher rate in effect within the 90-day period preceding the termination date) for a specified time period (the "severance period"); and

  •
  an amount equal to the executive officer's average annual bonus paid during the three fiscal years preceding such termination, pro-rated to cover the duration of the severance period.

        In addition, pursuant to Company policy, such executive officer would be entitled to continue to participate in the Company's group health, dental and vision plans for the duration of the severance period and be charged only the rate applicable to current employees for such coverage.

        In the event an executive officer experiences a qualified termination within two years of a "change in control" (as defined in the severance benefits agreement), he or she would be entitled to receive the severance payments described in the preceding paragraph for a severance period that is six months longer than if the executive officer experienced a qualified termination unrelated to a change in control. Ms. Goodman also is entitled to receive, as an exit transition amount, a one-time lump sum cash payment on the date of her first payment of severance in the amount of $40,000, which amount will be increased by 5% on each anniversary of June 13, 2016 that occurs before the exit transition payment is due (but not beyond an amount equivalent to four months of salary). An executive officer's right to severance is conditioned upon timely execution and non-revocation of a release and continued compliance with restrictive covenants.

        For purposes of the severance benefits agreement, a "qualified termination" is defined as a termination of employment for any reason other than because of:

  •
  the executive officer's death or disability;

  •
  a termination by the Company for "cause" (as defined below); or

  •
  a resignation or retirement by the executive officer without "good reason" (as defined below).

        Under the severance benefits agreement, "cause" means the executive officer's:

  •
  willful failure to substantially perform duties with the Company (other than any failure resulting from incapacity due to physical or mental illness); provided, however, that the Company has given a written demand for substantial performance, which specifically identifies the areas in which performance is substandard, and the executive officer has not cured such failure within 30 days after delivery of the demand; provided, further, that no act or failure to act will be deemed "willful" unless the executive officer acted or failed to act without a good faith or reasonable belief that the conduct was in the Company's best interest;

  •
  breach of any of the terms of a proprietary and confidential information, non-competition or other similar agreement between the executive officer and the Company;

  •
  violation of the Company's code of ethics or attempt to secure any improper personal profit in connection with the business of the Company;

  •
  failure to devote full working time to the affairs of the Company except as may be authorized in writing by the Company's chief executive officer or other authorized Company official;

  •
  engaging in business other than the business of the Company except as may be authorized in writing by the Company's chief executive officer or other authorized Company official; or

  •
  engaging in misconduct which is demonstrably and materially injurious to the Company;

provided that in each case the Company has given the executive officer written notice of its intent to terminate employment and an opportunity to present, in person, to the Executive Vice President of Human Resources or any other authorized Company official, any objections the executive officer may have to such termination.

        Under the severance benefits agreement, "good reason" means the occurrence of any of the following conditions without the executive officer's written consent, which condition results in a material negative change to the executive officer's employment relationship with the Company:

  •
  the executive officer's position, duties, responsibilities, power, title or office is significantly diminished (a change in the executive officer's reporting relationship, standing alone, shall not be deemed significant);

  •
  the executive officer's annual base salary is reduced;

  •
  the executive officer is not allowed to participate in a cash bonus program in a manner substantially consistent with past practice in light of the Company's financial performance and attainment of the executive officer's specified goals, or the executive officer's participation in any other material compensation plan (other than any stock option or stock award program, which programs are within the Compensation Committee's full discretion) is substantially reduced, both in terms of the amount of benefits provided and the level of participation relative to other participants;

  •
  the executive officer is not provided with paid vacation or other benefits substantially similar to those enjoyed by the executive officer under any of the Company's medical, dental, life insurance, or disability plans in which the executive officer was participating, or the Company takes any action which would directly or indirectly materially reduce any of such benefits or the number of the executive officer's paid vacation days;

  •
  in the event of a change in control, the Company or any person in control of the Company requires the executive officer to perform his or her principal duties in a new location outside a radius (measured from the executive officer's primary residence) that is extended an additional 50 miles further from the executive officer's primary residence at the time of the change in control; or

  •
  the Company fails to obtain a satisfactory agreement from any successor to assume and agree to perform the severance benefit agreement.

        In order to terminate his or her employment for "good reason," the executive officer must provide notice to the Company within 90 days of the initial occurrence of the alleged condition; the Company must fail to cure the condition within 30 days of the executive officer's notice; and the executive officer must resign within 180 days of providing the original notice to the Company.

        In connection with the merger, the Company intends to amend its severance benefits agreements with its executive officers to provide that the Company may not terminate such agreements within two years after the closing of a change in control (including the merger) and to ensure successors and transferees of the businesses or assets of the Company are obligated under the agreements through such extended term. Otherwise, the severance benefits agreements will remain in effect in accordance with their existing terms.

        Generally, the Company's forms of equity award agreements for employees, including the Company's executive officers, provide for vesting acceleration on a "double trigger" basis, and a change in control does not itself trigger acceleration of vesting:

  •
  the Company's restricted stock unit agreements under the 2014 plan provide that such awards will become immediately vested in full, and the shares of common stock to be received upon settlement of the award will be issued if, on or prior to the first anniversary of the consummation of a change in control the executive officer's employment is terminated for "good reason" (as defined below) by the executive officer or is terminated without "cause" (as defined below) by the Company; and

  •
  the Company's performance share award agreements under the 2014 plan provide that the greater of (i) the number of shares of Company common stock underlying the performance share award assuming performance is achieved at target and (ii) the number of shares determined to be issuable based on actual performance, will be issued to the performance share award holder if, within one year following the closing of a change in control, but before the board meeting at which performance under the award would otherwise be established, the executive officer's employment is terminated for "good reason" by the executive officer or is terminated without "cause" by the Company.

        Under the restricted stock unit and performance share award agreements, "cause" means the award recipient's:

  •
  willful failure to substantially perform duties with the Company (other than any failure resulting from incapacity due to physical or mental illness); provided, however, that the Company has given a written demand for substantial performance, which specifically identifies the areas in which performance is substandard, and the recipient has not cured such failure within 30 days after delivery of the demand; provided, further, that no act or failure to act will be deemed "willful" unless the recipient acted or failed to act without a good faith or reasonable belief that the conduct was in the Company's best interest;

  •
  breach of any of the terms of an employment, consulting, advisory, proprietary and confidential information, non-competition or other similar agreement between the recipient and the Company;

  •
  violation of the Company's code of ethics;

  •
  engaging in intentional deceitful act(s) that results in an improper personal benefit or injury to the Company;

  •
  engaging in fraud or willful misconduct (not acting in good faith or with reasonable belief that conduct was in the best interests of the Company) that significantly contributes to the Company preparing a material financial restatement, other than a restatement of financial statements that became materially inaccurate because of revisions to generally accepted accounting principles;

  •
  failure to devote full working time to the affairs of the Company except as may be authorized in writing by the Company's chief executive officer or other authorized Company official;

  •
  engaging in business other than the business of the Company except as may be authorized in writing by the Company's chief executive officer or other authorized Company official; or

  •
  engaging in misconduct which is demonstrably and materially injurious to the Company.

        For the purposes of the definition of "cause" contained in the restricted stock unit and performance share award agreements, any reference to the Company includes any entity that the Company directly or indirectly controls.

        Under the restricted stock unit and performance share award agreements, "good reason" means:

  •
  a material diminution in the recipient's duties, authority, and responsibilities;

  •
  a material reduction in the recipient's base compensation; or

  •
  the relocation of the recipient's principal place of employment by more than an additional 50 miles further from the recipient's primary residence at the time of the change in control.

        In order to terminate his or her employment for "good reason," the recipient must provide notice to the Company within 60 days of the event triggering good reason; the Company must have 30 days following receipt of such notice to cure such event; and the recipient must actually terminate employment with the Company within 6 months of providing the original notice to the Company.

        Notwithstanding the terms of the restricted stock unit award agreements and the performance share award agreements, pursuant to the merger agreement, payments of merger consideration for Company restricted stock units and Company performance share awards (at target) will generally be paid promptly following the earlier of:

  •
  the date on which the original vesting conditions applicable to such underlying restricted stock unit, including and taking into account the accelerated vesting provisions set forth in the award agreement, are satisfied; and

  •
  the date that is 180 days following the closing (provided that the merger consideration payable in respect of Company performance share awards will not be paid later than March 15 of the calendar year following the calendar year in which the closing occurs), subject, in each case, to the holder's continued service with the Company through the applicable date.

        In October 2015, the Company adopted a policy pursuant to which the Company would not pay severance benefits under an employment or severance agreement with an executive officer to the extent that they exceed 2.99 times the sum of the executive's base salary plus target annual cash incentive award, without first seeking stockholder approval (the "Cash Severance Policy"). "Severance benefits" under the policy are limited to the following cash payments paid in connection with a termination of employment (other than due to death or permanent disability):

  •
  payments representing continued salary, whether paid in a lump sum or over time;

  •
  payments representing bonus amounts, based on a multiple of amounts earned or paid in prior years, whether paid in a lump sum or over time;

  •
  payments in lieu of continued benefits (including any perquisites); and

  •
  payments to offset the tax liability in respect of any of the foregoing.

        Further, effective March 2011, the Company adopted a policy pursuant to which it would not enter into any future compensation, severance or employment related agreement that provides for a gross up payment to cover taxes triggered by a change in control, including taxes payable under Section 4999 of the Code (the "Gross Up Policy").

        In analyzing the severance and other payments that could be made to the named executive officers in connection with the merger, the Company confirmed that the amount of any "severance benefits", as defined under the Cash Severance Policy, would not exceed the 2.99x limitation set forth in such policy. The Company also determined that the design of the Company's performance share awards, which require that the awards be settled based on target level of achievement of the performance goals if the named executive officer's employment is terminated without cause or for good reason within one year following a change in control but before performance under the award would otherwise be established, together with the Company's dependence on performance share awards as a significant component of the named executive officer's compensation, could cause the named executive officers to become subject to the parachute payment provisions of Section 280G of the Code and the related excise tax under Section 4999 of the Code (the "Parachute Provisions"). If applicable, the Parachute Provisions could result in the imposition of a 20% excise tax on a portion of both the cash (and non-cash) severance payments and the equity-based payments that may be made to the named executive officers in connection with the merger and/or a qualified termination or termination without cause or for good reason following the merger.

        In assessing the effect of the Parachute Provisions on the named executive officers, the Company engaged a national accounting firm which determined that the value of the noncompetition provisions to which named executive officers are subject in connection with a qualified termination (as defined under the severance benefits agreement) or a termination without cause or for good reason (as defined under the restricted stock unit and performance share unit award agreements) could offset in full the application of the Parachute Provisions to the named executive officers. As a result, to the extent that the named executive officer had, and exercised, "good reason" to terminate his or her employment following the merger, the named executive officer would likely not be subject to the Parachute Provisions. However, it is possible that if the named executive officer does not exercise his or her "good reason" resignation rights, or does not otherwise have a qualified termination (as defined under the severance benefits agreement) or termination without cause or for good reason (as defined under the restricted stock unit and performance share unit award agreements), that he or she could be subject to the adverse consequences under the Parachute Provisions.

        Because the Board believes it is important to retain the named executive officers through the closing of the merger and not to create an incentive to exercise good reason rights immediately following the merger, notwithstanding the Cash Severance Policy and the Gross Up Policy, the Company intends to enter into arrangements with up to eight individuals who may receive "excess parachute payments" (as that term is defined by Section 280G of the Code), three of whom may be Ms. Goodman, Ms. Komola and Mr. Williams (who are three of our named executive officers), to pay to each such individual an amount sufficient to "gross up" such individual (in whole or in part) for any excise taxes that may become payable by such individual pursuant to the Parachute Provisions (estimated to be not more than $13,021,401 in the aggregate for the three named executive officers and, in any event, in an aggregate amount for all eight individuals not to exceed $20,704,118). We refer to these payments as the Section 280G gross up payments. The Company continues to engage with the national accounting firm to determine whether any portion of the equity-based payments that may be made to the named executive officers in connection with the merger could be treated as reasonable compensation for services before or after the merger (which would allow such payments to be excluded from the Parachute Provision calculations) in an effort to mitigate the amount of the Section 280G gross up payments that may become payable.

        Please see the section of this proxy statement entitled "The Merger—Golden Parachute Compensation" beginning on page [—] for an estimate of the value of the amounts that would be payable to each of our named executive officers pursuant to the arrangements listed above, assuming that the closing of the merger occurred on October 31, 2017 and that each named executive officer's employment (other than the employment of Messrs. Doody, Sargent and Wilson) terminated on such date in a manner that would entitled such named executive officer to the maximum severance benefits described above.

Employee Benefits

        Pursuant to the merger agreement, from and after the effective time of the merger, Parent must cause the surviving corporation and its subsidiaries to assume, in accordance with their terms, all Company obligations under contracts, agreements, arrangements, policies, plans and commitments of the Company and its subsidiaries that are applicable to any current or former employees or directors of the Company or any subsidiary of the Company, including any employment, severance and termination plans and agreements in each case in accordance with their terms as in effect immediately before the merger agreement was signed and in the form provided to Parent prior to the date on which the merger agreement was signed.

        For a period of one year following the effective time of the merger (or, if shorter, the period of employment of the relevant employee), Parent must provide, or must cause to be provided, to each employee of the Company or its subsidiaries:

  •
  a total compensation package no less favorable than the total compensation package (including base salary or wage rates, commissions and target annual cash bonus opportunities but excluding the value of annual equity awards and cash payments in lieu of equity awards) provided to such employee immediately before the effective time of the merger; and

  •
  other employee benefits (other than an employee stock purchase plan, long-term incentive or defined benefit pension or equity awards or cash payments in lieu of equity awards) that are substantially comparable, in the aggregate, to the other benefits provided to such employees immediately before the effective time of the merger.

        Notwithstanding the foregoing, employees located outside the United States or covered by collective bargaining agreements will be treated instead in accordance with applicable contracts (after taking into account the assumptions of contracts described above) and applicable law.

        For a more detailed description of these provisions of the merger agreement, please see the section of this proxy statement entitled "The Merger Agreement—Additional Agreements of the Parties to the Merger Agreement—Employee Benefits Matters" on page [—].

Indemnification of Directors and Officers

        For six years following the effective time of the merger, Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any person who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, an officer, manager or director of the Company or any of its subsidiaries, who we refer to as an indemnified party, whether provided in the organizational documents of the Company or any of its subsidiaries or in any indemnification agreement between any indemnified party and the Company or any of its subsidiaries, will survive the merger and continue in full force and effect, and may not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any indemnified party.

        For six years following the effective time of the merger, Parent and the surviving corporation have agreed to maintain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger as contained in the certificate of incorporation and by-laws of the Company in effect on the date of the merger agreement.

        Parent has also agreed to either:

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  maintain in effect for six years from the effective time of the merger the Company's existing directors' and officers' liability insurance policy with respect to matters existing or occurring at or prior to the effective time of the merger (including the transactions contemplated by the merger agreement), so long as the annual premiums would not exceed more than 300% of the current annual premium paid for the Company's directors' and officers' liability insurance policy, which we refer to as the Maximum Premium; or

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  purchase a "tail" policy for an annual cost not to exceed the Maximum Premium and maintain such "tail" policy in full force and effect for six years from the effective time of the merger.

        Notwithstanding the foregoing, the Company may, prior to the effective time of the merger, elect to purchase its own "tail" policy using a nationally recognized broker selected by Parent in consultation with the Company, as long as such "tail" policy does not cost more than the Maximum Premium.

        For a more detailed description of these provisions of the merger agreement, please see the section of this proxy statement entitled "The Merger Agreement—Additional Agreements of the Parties to the Merger Agreement—Indemnification" on page [—].

Intent to Vote in Favor of the Merger

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company common stock, representing [—]% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock "FOR" the proposal to adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Golden Parachute Compensation

        The Company has adopted the Cash Severance Policy and the Gross Up Policy, each described above in the section entitled "Interests of Certain Persons in the Merger—Severance Arrangements; Compensatory Arrangements Relating to the Merger".

        In analyzing the severance and other payments that could be made to the named executive officers in connection with the merger, the Company confirmed that the amount of any "severance benefits", as defined under the Cash Severance Policy, would not exceed the 2.99x limitation set forth in such policy. The Company also determined that the design of the Company's performance share awards, which require that the awards be settled based on target level of achievement of the performance goals if the named executive officer's employment is terminated without cause or for good reason within one year following a change in control but before performance under the award would otherwise be established, together with the Company's dependence on performance share awards as a significant component of the named executive officer's compensation, could cause the named executive officers to become subject to the Parachute Provisions. If applicable, the Parachute Provisions could result in the imposition of a 20% excise tax on a portion of both the cash (and non-cash) severance payments and the equity-based payments that may be made to the named executive officers in connection with the merger and/or a qualified termination or termination without cause or for good reason following the merger.

        In assessing the effect of the Parachute Provisions on the named executive officers, the Company engaged a national accounting firm which determined that the value of the noncompetition provisions to which named executive officers are subject in connection with a qualified termination (as defined in the severance benefits agreement) or a termination without cause or for good reason (as defined under the restricted stock unit and performance share unit award agreements) could offset in full the application of the Parachute Provisions to the named executive officers. As a result, to the extent that the named executive officer had, and exercised, "good reason" to terminate his or her employment following the merger, the named executive officer would likely not be subject to the Parachute Provisions. However, it is possible that if the named executive officer does not exercise his or her "good reason" rights, or does not otherwise have a qualified termination (as defined under the severance benefits agreement) or termination without cause or for good reason (as defined under the restricted stock unit and performance share unit award agreements), that he or she could be subject to the adverse consequences under the Parachute Provisions.

        Because the Board believes it is important to retain the named executive officers through the closing of the merger and not to create an incentive to exercise good reason resignation rights immediately following the merger, notwithstanding the Cash Severance Policy and the Gross Up Policy, the Company intends to enter into arrangements with up to eight individuals who may receive "excess parachute payments" (as that term is defined by Section 280G of the Code), three of whom may be Ms. Goodman, Ms. Komola and Mr. Williams (who are three of our named executive officers), to pay to each such individual an amount sufficient to "gross up" such individual (in whole or in part) for any excise taxes that may become payable by such individual pursuant to the Parachute Provisions (estimated to be not more than $13,021,401 in the aggregate for the three named executive officers and, in any event, in an aggregate amount for all eight individuals not to exceed $20,704,118). We refer to these payments as the Section 280G gross up payments. The Company continues to engage with the national accounting firm to determine whether any portion of the equity-based payments that may be made to the named executive officers in connection with the merger could be treated as reasonable compensation for services before or after the merger (which would allow such payments to be excluded from the Parachute Provision calculations) in an effort to mitigate the amount of the Section 280G gross up payments that may become payable.

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for our named executive officers that is based on or otherwise relates to the merger, assuming that the merger was consummated on October 31, 2017, and that each named executive officer's employment (other than the employment of Messrs. Sargent and Wilson, whose employment has already terminated, and the employment of Mr. Doody, who will retire before the consummation of the merger) was terminated on the same day, such that he or she experienced a qualified termination within two years of a change in control under his or her severance benefits agreement.

        The table below describes the estimated potential payments to each of our named executive officers under the terms of their respective severance benefits agreements as they may have been amended from time to time, including, in the case of Ms. Goodman, by that certain letter agreement between the Company and Ms. Goodman dated June 13, 2016, together with the value of the unvested Company restricted stock units and Company performance shares that would be accelerated in accordance with the terms of the merger agreement. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the effective date of the merger or the value of payments or benefits that are not based on or otherwise related to the merger.

        For purposes of calculating the potential payments set forth in the table below, we have assumed that (a) the merger shall become effective on, and the date of termination of employment of the named executive officer (other than for Messrs. Doody, Sargent and Wilson) is, October 31, 2017; (b) the stock price is $10.25 per share, which is the per share merger consideration; and (c) no withholding taxes are applicable to any payments set forth in the table. The amounts shown in the table are estimates only and are based on assumptions and information available to date. The actual amounts that may be paid upon an individual's termination of employment can only be determined at the actual time of such termination.

Name	Cash($)(1)	Equity($)(2)	Perquisites/ Benefits($)(3)	Tax Reimbursement ($)(4)	Total($)
Shira Goodman	3,823,453	11,516,172	23,346	0 to 8,600,333	15,362,971 to 23,963,304
Christine T. Komola	1,604,424	5,703,766	—	0 to 3,318,651	7,308,190 to 10,626,841
Mark Conte	477,555	664,733	15,564	—	1,157,852
Joseph G. Doody	—	2,251,628	—	—	2,251,628
Michael Williams	1,084,113	1,938,214	23,346	0 to 1,102,417	3,045,673 to 4,148,090
Ronald Sargent	—	5,155,863	—	—	5,155,863
John Wilson	—	1,134,942	—	—	1,134,942

(1)
The amount listed in this column represents cash severance payments which are "double-trigger" and payable upon a qualified termination that occurs within two years of the consummation of change in control. For this purpose, a "qualified termination" is defined as a termination of employment for any reason other than because of (a) the executive officer's death or disability, (b) a termination by the Company for cause, or (c) a resignation or retirement by the executive without good reason, as such terms are defined in the severance benefits agreement. Cash severance payments are paid in equal weekly installments over the course of the named executive officer's severance period. The severance period is 30 months for Ms. Goodman, 12 months for Mr. Conte and 18 months for each of Ms. Komola and Mr. Williams. Each weekly payment is equal to the sum of (i) the named executive officer's annualized base salary rate in effect immediately prior to the qualified termination (or any higher rate in effect within the 90 days prior to notice of termination under the agreement) divided by 52 weeks plus (ii) one-fifty-second of the average annual bonus paid to the named executive officer by Staples during the three full fiscal years preceding the qualified termination. Ms. Goodman also is entitled to receive, as an exit transition amount, a one-time lump sum cash payment on the date of her first payment of severance in the amount of $40,000, which amount will be increased by 5% on each anniversary of June 13, 2016 that occurs before the exit transition payment is due (but not beyond an amount equivalent to four months of salary); accordingly, the amount of Ms. Goodman's transition payment would equal $42,000, assuming a qualified termination on October 31, 2017.

The annualized base salary rate and average annual bonus over the last three fiscal years for each named executive officer entitled to severance under a severance benefits agreement effective as of the closing date of the merger is:

Name	Base Salary($)	Three-Year Average Annual Incentive Compensation($)
Shira Goodman	1,100,000	412,581
Christine T. Komola	770,000	299,616
Mark Conte	386,334	91,221
Michael Williams	575,784	146,958

Named executive officers are not entitled to any severance benefits under their severance benefits agreements if the Company determines, within 60 days following the named executive officer's termination, that his or her conduct prior to termination would have warranted a discharge for cause (as defined in the severance benefits agreement), or if, during the severance period, the named executive officer violates the terms of any non-competition or confidentiality provision contained in any employment, consulting, advisory, non-disclosure, non-competition or other similar agreement between the named executive officer and the Company.

Messrs. Doody, Sargent and Wilson are not party to agreements with the Company pursuant to which they would be entitled to severance payments from the Company in connection with the merger.

(2)
The amount listed in this column represents, in accordance with the terms of the merger agreement, the payments in cancellation of (i) Company restricted stock units held by each named executive officer, calculated as the product of (A) the merger consideration of $10.25 per share of Company common stock multiplied by (B) the number of Company restricted stock units being canceled and (ii) Company performance share awards held by each named executive officer, calculated as the product of (A) the merger consideration of $10.25 per share of Company common stock multiplied by (B) the number of shares underlying the Company performance share award being cancelled, with performance deemed achieved at target. Amounts payable to Messrs. Doody, Sargent and Wilson will be paid promptly after the closing of the merger and are single-trigger in nature. Amounts payable to Ms. Goodman, Ms. Komola and Messrs. Conte and Williams will be paid promptly following the earlier of (A) the date on which the original vesting conditions applicable to such underlying restricted stock unit or performance share award, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (B) the date that is 180 days following the closing (provided that no payments in respect of Company performance share awards will be made later than March 15 of the year following the year in which the merger is consummated), in each case, subject to the holder's continued service with the Company through the applicable date.

These payments in respect of equity awards held by Ms. Goodman, Ms. Komola, and Messrs. Conte and Williams are "double-trigger" benefits to the extent they are paid in accordance with the accelerated vesting provisions set forth in the applicable award agreements (which generally provide for vesting in full in the event of the holder's termination of employment by the Company without "cause" or by the holder for "good reason" within one year following a change in control, as those terms are defined in the applicable award agreement). However, the payments would be "single-trigger" benefits to the extent they are paid out promptly following the closing or the date that is 180 days following the closing (or, in the case of Company performance share awards, by March 15 of the year following the year in which the merger is consummated).

The number of Company restricted stock units and Company performance share awards held by each named executive officer to be treated as described in this column are as follows:

Name	Company Restricted Stock Units	Company Performance Share Awards (at Target)
Shira Goodman	45,908	1,077,621
Christine T. Komola	126,604	429,861
Mark Conte	64,852	—
Joseph G. Doody	—	219,671
Michael Williams	75,143	113,951
Ronald Sargent	—	503,011
John Wilson	—	110,726
(3)
The amount listed in this column represents the Company's cost to forgo charging the executive officers any amount in excess of the employee-side premiums under COBRA for group health, dental and vision coverage for a period of time following the executive officer's termination of employment, as follows: 18 months for Ms. Goodman and Mr. Williams and 12 months for Mr. Conte. Ms. Komola would also be entitled to 18 months were she to become covered by the Company's group health, dental and vision coverage. The foregoing subsidy is "double-trigger" in nature and payable only upon a qualified termination.

(4)
The range listed in this column represents the estimated minimum and maximum amount of the Section 280G gross up payment the named executive officer may be entitled to receive in accordance with gross-up arrangements expected to be put in place by the Company prior to the effective time of the merger, assuming that the closing of the merger occurs on October 31, 2017, that the named executive officer's employment terminates on that date, and that current interest and tax rates apply. The actual amounts of the Section 280G gross up payments depends on whether, and to what extent, excise taxes pursuant to the Parachute Provisions become due, which will depend on a number of factors including the actual effective date of the merger, whether a named executive officer is terminated and the date of such termination, whether a named executive officer agrees with Parent in writing that his or her equity compensation will be treated in a manner other than as described in the merger agreement, interest rates and tax rates. In addition, the actual amounts of the Section 280G gross up payments may be reduced based on the value of any noncompetition agreement and/or certain amounts that may be valued as reasonable compensation for services performed by the named executive officer either before or after the effective time of the merger. The Company has not yet entered into the gross-up arrangements with any of the named executive officers and the actual Section 280G gross up payments may increase if the assumptions underlying the calculation of the range in the table above are different from the actual circumstances. Accordingly, the maximum value of the Section 280G gross up payment payable under the definitive arrangement may be higher than the range set forth in the table. However, the Board has stipulated that the aggregate amount of the Section 280G gross up payments to the eight individuals eligible to receive such payments (including Ms. Goodman, Ms. Komola and Mr. Williams) shall not exceed $20,704,118. These payments, which shall be made in one or more lump sum payments, are (i) "single-trigger" in nature, insofar as they relate to excise taxes imposed under Section 4999 of the Code on the equity acceleration provided for under the merger agreement and merger consideration paid to the named executive officer in respect of Company performance share awards, and (ii) "double-trigger" in nature, insofar as they relate to the excise taxes imposed under Section 4999 of the Code on severance payments and continuation of benefits which would be paid following an executive officer's qualified termination within two years of the change in control.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the U.S. federal income tax consequences of the merger to "U.S. holders" and certain "non-U.S. holders" (both terms defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This summary is for information purposes only and is not tax advice. It does not purport to consider all aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This summary is based on the Code the applicable U.S. Treasury regulations promulgated under the Code, published rulings by the Internal Revenue Service, which we refer to as the IRS, and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could alter the tax consequences to the holders described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        As used herein, a "non-U.S. holder" means a beneficial owner of shares of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

        This summary applies only to holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our common stock in light of their particular circumstances. For instance, this summary does not address the alternative minimum tax or the tax consequences to stockholders who validly exercise dissenters' rights under the DGCL. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers or broker-dealers; mutual funds; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as partnerships or other flow-through entities under the Code; U.S. expatriates; holders who hold their shares of our common stock as part of a hedge, straddle, conversion transaction, or other integrated investment or constructive sale transaction; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our common stock through the exercise of Company stock options or otherwise as compensation; and, except to the extent described below, holders who actually or constructively own 5% or more of the outstanding shares of our common stock. In addition, this summary does not address the impact of the Medicare contribution tax, any aspects of foreign, state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax) that may be applicable to a particular holder in connection with the merger.

        Further, this summary does not address any tax consequences of the merger to holders of restricted stock units or performance shares whose restricted stock units or performance shares are cancelled in exchange for cash pursuant to the merger. Such restricted stock unit or performance share holders should consult their tax advisors regarding the tax consequences of the merger to them. Moreover, this summary does not discuss any other matters relating to equity compensation or benefit plans (including our 401(k) plan).

U.S. Holders

        A U.S. holder's receipt of the per share merger consideration in exchange for shares of our common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than 12 months at the effective time of the merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder's ability to deduct capital losses may be limited.

Non-U.S. Holders

        Cash received in the merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:

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  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;

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  the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder recognized in the taxable year of the disposition, if any; or

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  the Company was a "United States real property holding corporation," which we refer to as a USRPHC, within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes within the five years preceding the merger and the non-U.S. holder owned, actually or constructively, more than 5% of the Company common stock at any time during the five-year period preceding the merger. Generally, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, the Company does not believe it is, or has been during the five years preceding the merger, a USRPHC for U.S. federal income tax purposes.

        Non-U.S. holders should consult their own tax advisors regarding the tax consequences to them of the merger.

Backup Withholding and Information Reporting

        A U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder's correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Certain non-U.S. holders may also be subject to backup withholding unless they establish an exemption from backup withholding in a manner satisfactory to the paying agent (such as by completing and signing an appropriate IRS Form W-8) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters.

        Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder's U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

        Payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

        This summary is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances and the application of state, local, foreign, estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Regulatory Approvals

        The merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The merger agreement also provides that the merger may be subject to the expiration or termination of applicable waiting periods under other applicable antitrust laws identified by the parties. The parties initially identified the Canadian Competition Act under this provision; however, following further analysis after the announcement of the transaction, the parties have agreed that no filling or clearance under such act is required and that such act is not applicable within the meaning of the merger agreement. Under the terms of the merger agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (temporary, preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting, restraining, preventing or enjoining consummation of the merger.

THE MERGER AGREEMENT (PROPOSAL ONE)

        The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure schedule that the Company delivered to Parent in connection with the merger agreement, which we refer to as the Company Disclosure Schedule and which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and such subsequent developments or new information may not be included in this proxy statement.

The Merger

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly-owned subsidiary of Parent. We sometimes refer to the Company after the consummation of the merger as the surviving corporation. The certificate of incorporation of the Company will be amended and restated in its entirety by virtue of the merger, to read as set forth on an exhibit to the merger agreement. The by-laws of the Company will also be amended and restated in their entirety so that, immediately following the effective time of the merger, they are identical to the by-laws of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to the name of Merger Sub will be changed to refer to the Company. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Closing and Effective Time of the Merger

        The closing of the merger will occur as soon as practicable (but in any event no later than the third business day) following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing; provided that, if the marketing period (described below) has not ended at such time, then, subject to the continued satisfaction or waiver of such closing conditions at such time, the closing shall occur instead on the earliest of (i) any business day during the marketing period as may be specified by Parent on no less than three business days' prior written notice to the Company, (ii) the third business day following the final day of the marketing period or (iii) such other date, time or place as agreed to in writing by Parent and the Company. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such subsequent time or date as Parent and the Company may agree and specify in the certificate of merger. We intend to complete the merger as promptly as practicable, subject to receipt of the Company stockholder approval and satisfaction of the other closing conditions. Although we currently expect to complete the merger no later than December 2017, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived.

Marketing Period

        The "marketing period" refers to the first period of 18 consecutive business days throughout which both:

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  Parent will have certain financial information and other customary business and financial data that is requested by Parent to market, syndicate and consummate the debt financing, which information we refer to as required financial information, and such required financial information will be compliant (as described below); and

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  the closing conditions of Parent, Merger Sub and the Company will have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the closing) and nothing shall have occurred and no condition shall exist that would cause any of the other closing conditions applicable to Parent and Merger Sub to fail to be satisfied, assuming that the date of the closing were to be scheduled for any time during such 18 consecutive business day period.

        With respect to the required financial information, the term "compliant" means such required financial information that:

  •
  taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such required financial information not misleading;

  •
  is compliant in all material respects with all applicable requirements of Regulations S-K and S-X under the Securities Act applicable to offerings of debt securities on a registration statement on Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities);

  •
  the Company's auditors have not objected to the use of their audit opinions related to any audited financial statements included in such required financial information and any interim quarterly financial statements included in such required financial information have been reviewed by the Company's independent auditors; and

  •
  the Company's auditors are prepared to issue an agreed upon form of comfort letter with respect to the required financial information when customarily required to be delivered during the marketing period.

        The marketing period will not be deemed to commence if, prior to the completion of the marketing period:

  •
  our auditors have withdrawn their audit opinion contained in the required financial information;

  •
  the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the marketing period will not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP;

  •
  the Company has been delinquent in filing any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, in which case the marketing period will not be deemed to commence unless and until all such delinquencies have been cured; or

  •
  the required financial information ceases to be compliant (as described above) or would be required to be updated in order to be compliant on any day during such 18 consecutive business day period, in which case the marketing period will not be deemed to commence until the receipt by Parent of such compliant updated required financial information.

        The marketing period will end on any earlier date on which all of the debt financing or any alternative financing pursuant to the terms of the merger agreement is obtained.

        If we reasonably believe we have delivered the applicable required financial information, we may deliver to Parent a written notice to that effect (stating when we believe we completed such delivery), in which case the marketing period will be deemed to have commenced on the date specified in that notice unless Parent reasonably believes we have not completed delivery of the required financial information and, within two business days after the delivery of such notice by us, delivers written notice to us to that effect (stating with reasonable specificity which required financial information Parent reasonably believes we have not delivered).

Merger Consideration

        At the effective time of the merger, each issued and outstanding share of Company common stock, other than the dissenting shares and the cancelled shares, will be canceled and automatically converted into the right to receive $10.25 in cash, without interest and subject to deduction for any required withholding tax, which we refer to as the merger consideration or the per share merger consideration.

        The merger consideration will be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company common stock), reorganization, recapitalization or other like change with respect to Company common stock occurring (or for which a record date is established) after the date of the merger agreement and prior to the effective time.

        Any shares of Company common stock that are held in the treasury of the Company and any shares of Company common stock owned any subsidiary of the Company, Parent, Merger Sub or any other affiliate of Parent will be canceled and no consideration will be paid for such shares.

        Any dissenting shares will be entitled to the rights granted by Section 262 of the DGCL. These rights are discussed more fully under the section of this proxy statement entitled "Appraisal Rights" beginning on page [—].

Payment Procedures

        At or prior to the effective time of the merger, Parent will enter into an agreement (in form and substance reasonably acceptable to the Company) with a paying agent for the merger, which we refer to as the paying agent, for the paying agent to act in such capacity for the merger and cause to be deposited with the paying agent, for the benefit of the holders of shares of Company common stock outstanding immediately prior to the effective time of the merger, cash in an amount sufficient to pay the aggregate merger consideration, which we refer to as the aggregate merger consideration, pursuant to the merger agreement, which we refer to as the payment fund. The payment fund may not be used for any purpose other than to fund payments to stockholders pursuant to the merger agreement. The payment fund will be invested by the paying agent as directed by Parent, except that these investments must be in obligations of or guaranteed by the United States, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available). No gain or loss on the payment fund will affect the amounts payable under the merger agreement and Parent must take all actions necessary to ensure that the payment fund includes at all times cash sufficient to satisfy Parent's obligation to pay the aggregate merger consideration under the merger agreement. Any interest and other income resulting from these investments (net of any losses) will be paid to Parent upon termination of the payment fund in accordance with the merger agreement. In the event the payment fund is diminished below the level required for the paying agent to make prompt cash payments as required under the merger agreement, Parent must, or must cause the surviving corporation to, immediately deposit additional cash into the payment fund equal to the deficiency in the amount required to make such payments.

        Within five business days after the effective time, Parent will cause the paying agent to mail to each holder of record of a certificate representing shares of Company common stock, which we refer to as a certificate, a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration payable with respect thereto. Upon surrender of a certificate to the paying agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such certificate will be promptly paid in exchange therefor a cash amount in immediately available funds equal to the number of shares of Company common stock formerly represented by such certificate multiplied by the merger consideration, and the certificate so surrendered shall forthwith be cancelled.

        Any holder of uncertificated shares that immediately prior to the effective time represented shares of Company common stock, which we refer to as uncertificated shares, will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of one or more uncertificated shares will, upon receipt by the paying agent of an "agent's message" in customary form with respect to any uncertificated share (or such other evidence, if any, of transfer as the paying agent may reasonably request), be promptly paid the merger consideration in respect of such uncertificated share, and such uncertificated share shall forthwith be cancelled.

        No interest will be paid or accrued on the cash payable upon the surrender of certificates or uncertificated chares. In the event of a transfer of ownership of a certificate or uncertificated shares which is not registered in the transfer records of the Company, the merger consideration with respect thereto may be paid to a person other than the person in whose name the certificate or uncertificated shares is registered, if, in the case of a certificate, such certificate is presented to the paying agent, and in each case the transferor provides to paying agent (i) all documents required to evidence and effect such transfer and (ii) evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by the merger agreement, each certificate and all uncertificated shares (other than certificates or uncertificated shares representing dissenting shares) will be deemed at any time after the effective time to represent only the right to receive upon such surrender the merger consideration as contemplated by the merger agreement.

        All merger consideration paid upon the surrender of certificates and cancellation of uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company common stock formerly represented by such certificates and uncertificated shares, and from and after the effective time there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock which were outstanding immediately prior to the effective time. If, after the effective time, certificates or uncertificated shares are presented to the surviving corporation or the paying agent for any reason, they will be cancelled and exchanged as provided in the merger agreement.

        Any portion of the payment fund that remains undistributed to the holders of certificates and uncertificated shares for one year after the effective time (including all interest and other income received by the paying agent in respect of all funds made available to it) will be delivered to Parent, upon demand, and any holder of a certificate or uncertificated shares who has not previously complied with the merger agreement will be entitled to receive only from Parent or the surviving corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for merger consideration, without interest.

        To the extent permitted by applicable law, none of Parent, Merger Sub, the Company, the surviving corporation or the paying agent will be liable to any holder of shares of Company common stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates or uncertificated shares shall not have been surrendered prior to the date on which the related merger consideration would escheat to or become the property of any governmental entity, any such merger consideration will, to the extent permitted by applicable law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

        If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and, if reasonably required by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the merger consideration to be paid in respect of the shares of Company common stock formerly represented thereby pursuant to the merger agreement.

        You should not send your certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your certificates (if any) with the enclosed proxy.

Appraisal Rights

        Shares of Company common stock issued and outstanding immediately prior to the effective time of the merger that are held by a holder who has made a proper demand for appraisal of such shares of Company common stock in accordance with Section 262 of the DGCL, continuously holds such shares of record from the date of the making of the demand through the effective time of the merger and has not thereafter failed to perfect, withdraw or otherwise lose his, her or its rights to appraisal, which we refer to as dissenting shares, will not be converted into or represent the right to receive the merger consideration in accordance with the merger agreement. Holders of dissenting shares will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive in lieu of the merger consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the "fair value" of the shares of Company common stock as of the effective time of the merger. These rights are discussed more fully under the section of this proxy statement entitled "Appraisal Rights" beginning on page [—].

        If any dissenting shares lose their status as such (through failure to perfect or otherwise), then, as of the later of the effective time or the date of loss of such status, such shares will be deemed to have been converted as of the effective time into the right to receive the merger consideration in accordance with the merger agreement, without interest and subject to deduction for any required withholding tax, and will not thereafter be deemed to be dissenting shares.

        The Company must give Parent: (i) prompt notice of any written demand for appraisal received by the Company prior to the effective time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice, withdrawal or instrument delivered to the Company prior to the effective time pursuant to the DGCL that relates to such demand; and (ii) the right to participate in, direct and control all negotiations and proceedings with respect to any such demand, notice, withdrawal or instrument. The Company may not settle or pay or make any payment or settlement offer prior to the effective time with respect to any such demand, notice or instrument or agree to do any of the foregoing unless Parent has given its written consent to such settlement, payment or payment or settlement offer.

Treatment of Company Stock Awards and Employee Stock Purchase Plan

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock with an exercise price per share equal to or greater than the per share merger consideration will be canceled, without any consideration being payable in respect thereof, and will have no further force or effect. Because the current exercise price per share of each outstanding Company stock option is equal to or greater than the merger consideration, all Company stock options will be canceled, without payment of any consideration therefor, and will have no further force or effect.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that will become vested, by its terms, as a result of the closing of the merger will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (ii) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each Company restricted stock unit that will not be vested, by its terms, on or before the closing of the merger will automatically be canceled and converted into the contingent right to receive from the surviving corporation an amount of cash equal to the product of (i) the total number of shares of Company common stock then underlying such Company restricted stock unit multiplied by (ii) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (A) the date on which the original vesting conditions applicable to the underlying Company restricted stock unit, including and taking into account any accelerated vesting provisions set forth therein, are satisfied and (B) the date that is 180 days following the closing date, provided that the 180 day period referenced in clause (B) is extended the earlier of the (x) the last day of the tenth month following closing and (y) October 31, 2018 for certain Company restricted stock units granted in July 2017.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each Company performance share award that is then outstanding and unvested and that is held by a former employee of the Company (as determined immediately prior to the effective time of the merger) will automatically be canceled and converted into the right to receive from the surviving corporation an amount of cash equal to the product of (i) the target number of shares of Company common stock subject to such Company performance share award, as pro-rated in accordance with the terms of the applicable Company performance share award agreement, multiplied by (ii) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly after the closing of the merger.

        Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the effective time of the merger, each Company performance share award that is then outstanding and unvested and that is held by a person who is an employee of the Company immediately prior to the effective time of the merger will automatically be canceled and converted into the contingent right to receive an amount of cash equal to the product of (i) the target number of shares of Company common stock subject to such Company performance share award multiplied by (ii) the per share merger consideration, without any interest thereon and subject to all applicable withholding, with such amount payable promptly following the earlier of (A) the date on which the original vesting conditions applicable to the underlying Company performance share award, including and taking into aacount any accelerated vesting provisions set forth therein, are satisfied and (B) the date that is 180 days following the closing date, subject to the holder's continued service to the Company through the applicable date; provided that the merger consideration payable in respect of the Company performance share awards will be paid no later than March 15 of the calendar year following the calendar year in which the closing occurs.

        The Board has suspended the Company's employee stock purchase plan indefinitely effective as of July 1, 2017. The Board will terminate the employee stock purchase plan as of immediately prior to the effective time of the merger. During the period from the date of the merger agreement until the termination of the Company's employee stock purchase plan in accordance with the merger agreement, we will not permit any offering periods to occur.

Representations and Warranties

        In the merger agreement, the Company made representations and warranties to Parent and Merger Sub, including those relating to:

  •
  the Company's corporate organization, standing and power;

  •
  the Company's capitalization;

  •
  the Company's subsidiaries;

  •
  the Company's authorization to execute, deliver and perform the merger agreement (including approval of the Board and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval) and the enforceability of the merger agreement;

  •
  the absence of conflicts with, or violations of, the Company's organizational documents, applicable laws, contracts or permits, in each case as a result of the Company's execution of the merger agreement or consummation of the merger, and the absence of certain governmental filings and consents in connection with the merger;

  •
  documents filed by the Company with the SEC, the accuracy and completeness of the financial statements and other information contained therein; this proxy statement; the Company's compliance with the Sarbanes-Oxley Act of 2002, as amended, and the Company's disclosure controls and procedures;

  •
  the absence of certain undisclosed liabilities;

  •
  the absence of a Company Material Adverse Effect (as defined below in the section entitled "—Definition of Company Material Adverse Effect") since April 29, 2017; and the absence of certain other changes or events involving the Company from April 29, 2017 until the date of the merger agreement;

  •
  the Company's filing of tax returns, payment of taxes and other tax matters;

  •
  the Company's leased and owned real property;

  •
  the Company's intellectual property;

  •
  the Company's material contracts;

  •
  the absence of pending or threatened litigation, investigations, judgments or orders involving the Company;

  •
  environmental matters with respect to the Company's operations;

  •
  the Company's employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements;

  •
  the Company's compliance with laws, including the U.S. Foreign Corrupt Practices Act of 1977 and export control laws;

  •
  the Company's possession of and compliance with permits, licenses and franchises to conduct its business;

  •
  the Company's employees and other labor matters;

  •
  the receipt by the Board of opinions from Barclays and Morgan Stanley of the fairness, from a financial point of view, of the merger consideration to holders of the Company common stock;

  •
  the absence of undisclosed obligations to brokers and investment bankers;

  •
  the inapplicability to the merger of the restrictions set forth in Section 203 of the DGCL;

  •
  the Company's insurance policies; and

  •
  certain of the Company's suppliers.

        In the merger agreement, Parent and Merger Sub made representations and warranties to the Company, including those relating to:

  •
  Parent's and Merger Sub's corporate organization, standing and power;

  •
  Parent's and Merger Sub's authorization, execution, delivery, performance and the enforceability of the merger agreement;

  •
  the absence of conflicts with, or violations of, Parent's and Merger Sub's organizational documents, applicable laws, contracts or permits, in each case as a result of their execution of the merger agreement or consummation of the merger; the absence of certain governmental filings and consents in connection with the merger;

  •
  the absence of any vote required by holders of Parent's securities in connection with the merger;

  •
  the information provided by Parent and Merger Sub in writing for inclusion in this proxy statement;

  •
  the operations of Merger Sub;

  •
  the execution, delivery and enforceability of the debt and equity commitment letters, and the absence of any breach or default under the debt and equity commitment letters;

  •
  the enforceability of, and absence of default under, the limited guarantee executed and delivered by the guarantors;

  •
  the solvency of the surviving corporation as of the effective time and immediately after consummation of the transactions contemplated by the merger agreement;

  •
  the inapplicability to the merger of the restrictions set forth in Section 203 of the DGCL;

  •
  the absence of pending or threatened litigation, investigations, judgments or orders involving Parent or Merger Sub;

  •
  the disclosure to the Company of all agreements and understandings between Parent, Merger Sub or the guarantors and any member of the Board or of management of the Company;

  •
  the absence of any agreements or understandings pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature other than the merger consideration or be obligated to vote the merger agreement or approve the merger agreement against a superior proposal;

  •
  the absence of obligations to brokers and investment bankers for which the Company or any of its subsidiaries would have any obligations or liabilities prior to the effective time;

  •
  the due diligence investigation of Parent and Merger Sub;

  •
  acknowledgment by Parent and Merger Sub of the absence of representations and warranties by the Company not set forth in the merger agreement; and

  •
  Parent's and Merger Sub's non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans.

Definition of Company Material Adverse Effect

        Several of the representations and warranties made by the Company in the merger agreement and certain conditions to the performance by Parent and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would have a "Company Material Adverse Effect." The merger agreement provides that a "Company Material Adverse Effect" means any effect, change, event, occurrence or development that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, no effect, change, event, occurrence or development (by itself or when aggregated or taken together with any and all other effects, changes, events, occurrences or developments) to the extent resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a "Company Material Adverse Effect:"

  •
  general economic conditions (or changes in such conditions) or conditions in the global economy generally;

  •
  conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets;

  •
  conditions (or changes in such conditions) in the industries in which the Company and its subsidiaries conduct business;

  •
  political conditions (or changes in such conditions) or acts of war, sabotage or terrorism;

  •
  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events;

  •
  the announcement of the merger agreement or the pendency or consummation of the transactions contemplated by the merger agreement, including (i) the identity of Parent and (ii) the loss or departure of officers or other employees of the Company or any of its subsidiaries directly resulting from, arising out of, attributable to, or related to the transactions contemplated by the merger agreement;

  •
  the taking of any action expressly required by the merger agreement or the failure to take any action expressly prohibited by the merger agreement;

  •
  changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

  •
  changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and

  •
  any litigation related to the merger agreement, the merger or other transactions contemplated by the merger agreement brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, Merger Sub, Parent or any of their directors or officers;

except to the extent such effects, changes, events, occurrences or developments to the extent resulting from, arising out of, attributable to or related to the matters described in the first, second, third, fourth, fifth and eighth bullets above disproportionately adversely affect the Company and its subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its subsidiaries conduct business in any material respect (in which case, such adverse effects (if any) will be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur solely to the extent they are disproportionate).

Definition of Parent Material Adverse Effect

        Certain of the representations and warranties made by Parent and Merger Sub in the merger agreement and certain conditions to the performance of the Company's obligations under the merger agreement are qualified by reference to whether the item in question would have a "Parent Material Adverse Effect." The merger agreement provides that a "Parent Material Adverse Effect" means any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of Parent or Merger Sub to consummate the merger or any of the other transactions contemplated by the merger agreement or otherwise perform any of its obligations under the merger agreement.

Covenants Relating to the Conduct of the Company's Business

        Except as otherwise expressly contemplated or required by the merger agreement, as required by applicable law or by certain material contracts in effect on the date of the merger agreement and made available to Parent, as set forth in the Company Disclosure Schedule, or with Parent's prior written consent, during the period beginning on the date of the merger agreement and ending at the earlier to occur of the effective time of the merger or the termination of the merger agreement, the Company and its subsidiaries will use commercially reasonable efforts to act and carry on its business in the ordinary course of business, to preserve intact its business organization and to preserve satisfactory business relationships with its significant suppliers and material customers, licensors, licensees, lessors, governmental entities, creditors and others having material business dealings with the Company. Furthermore, except as otherwise expressly contemplated or required by the merger agreement, as required by applicable law, as set forth in the Company Disclosure Schedule, or with Parent's prior written consent, until the earlier to occur of the effective time of the merger and the termination of the merger agreement, the Company will not, and will not permit any of its subsidiaries to, do any of the following:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent);

  •
  split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

  •
  purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for certain exceptions;

  •
  issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, except for certain exceptions;

  •
  amend the Company's or any of its subsidiaries' certificate of incorporation, by-laws or other comparable charter or organizational documents, except for certain exceptions;

  •
  acquire in any manner any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

  •
  acquire any assets, rights or properties, except purchases of inventory and raw materials in the ordinary course of business;

  •
  sell, lease, license, pledge, mortgage or otherwise dispose of or subject to any lien (other than liens arising in connection with immaterial security deposit or cash collateral arrangements) any properties, rights or assets of the Company or any of its subsidiaries other than sales of inventory and disposition of obsolete equipment in the ordinary course of business;

  •
  adopt any stockholder rights plan;

  •
  adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

  •
  subject to certain exceptions, merge or consolidate with any person;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, except for certain exceptions;

  •
  issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

  •
  make any loans, advances or capital contributions to, or investment in, any other person for business expenses, other than the Company or any of its direct or indirect wholly-owned subsidiaries, except for certain exceptions;

  •
  enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its subsidiaries against fluctuations in exchange rates;

  •
  make any capital expenditures or other expenditures with respect to property, plant or equipment, other than to the extent included in and in accordance with (both as to quantum and the planned timing with respect thereto) the Company's budget for capital expenditures as provided to Parent;

  •
  make any payments in respect of fees (except for certain exceptions) to any of the financial advisors or the legal or accounting service providers retained by the Company or any of its subsidiaries in connection with the merger agreement or the transactions contemplated thereby;

  •
  make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

  •
  establish, adopt, enter into, terminate or amend any Company employee plan, or any other employment, severance or similar agreement or compensation or benefit plan or arrangement, for the benefit or welfare of any current or former independent contractor, employee, director, manager or officer (except for certain exceptions) of the Company or any of its subsidiaries or, for employment outside the United States, only to the extent required by applicable law, or any collective bargaining or similar agreement (unless required to do so by applicable law);

  •
  increase in any respect the compensation, benefits or severance or termination pay of, or pay any bonus to, any current or former independent contractor, employee, director, manager or officer (except for certain exceptions);

  •
  accelerate the payment, funding, right to payment or vesting of any compensation or benefits, other than as expressly contemplated by the merger agreement;

  •
  hire or terminate (other than for "cause") any employee or officer of the Company or its subsidiaries with annual compensation (assuming any bonuses are paid at target) in excess of $200,000 (except for certain exceptions);

  •
  grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units, restricted stock or other equity-based awards;

  •
  implement or announce any employee layoffs of 500 or more associates or location closings;

  •
  enter into certain material contracts;

  •
  terminate certain material contracts, except as a result of a material breach or a material default by the counterparty thereto or as a result of the expiration of such contract in accordance with its terms as in effect on the date of the merger agreement;

  •
  amend, waive or modify in a manner that is materially adverse to the Company and its subsidiaries, taken as a whole, certain material contracts;

  •
  enter into certain material contracts that contain a change in control or similar provision that pursuant to its terms would require a payment to the other party or parties thereto in connection with the transactions contemplated by the merger agreement or any subsequent change in control of the Company or any of its subsidiaries;

  •
  settle any action, suit, proceeding, claim, arbitration or investigation, except for certain exceptions;

  •
  enter into any new line of business;

  •
  change or revoke any material tax election or make any material tax election inconsistent with past practice;

  •
  file any material amended tax return with respect to any tax;

  •
  surrender any right to a material refund of taxes;

  •
  change any material method of accounting for tax purposes, except as required by law or GAAP;

  •
  settle or compromise any material tax claim or assessment;

  •
  engage in any transaction or enter into any contract that would require disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act;

  •
  other than in the ordinary course of business, materially reduce the amount of insurance coverage under existing insurance policies or fail to renew or replace any material existing insurance policies; or

  •
  authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Covenants Relating to the Conduct of Parent's and Merger Sub's Business

        Except as otherwise expressly contemplated or permitted by the merger agreement or as required by applicable law, during the period beginning on the date of the merger agreement and ending at the earlier to occur of the effective time of the merger or the termination of the merger agreement:

  •
  neither Parent nor Merger Sub will, without the prior consent of the Company, take or cause to be taken any action that would be reasonably expected to materially delay, impair or prevent the consummation of the transactions contemplated by the merger agreement, or enter into any agreement to take any such action, and

  •
  Merger Sub will not engage in any activity of any nature except for activities related to or in furtherance of the merger and the other transactions contemplated by the merger agreement.

Restrictions on Solicitation of Other Offers

        Under the merger agreement, until the earlier of the effective time of the merger and the termination of the merger agreement, the Company and its subsidiaries will not, and the Company will cause its and its subsidiaries' officers and directors not to, and will use reasonable efforts to cause its and its subsidiaries' other representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of providing non-public information) any inquiries or the making of any proposal or offer that constitutes, or that would reasonably be expected to lead to, any acquisition proposal;

  •
  amend or grant a waiver or release, or publicly authorize or agree to enter into an amendment, waiver or release, under (i) any standstill or similar agreement with respect to any Company common stock (other than for Parent or its affiliates) or (ii) any applicable anti-takeover law or anti-takeover provision in the certificate of incorporation or by-laws (other than for Parent or its affiliates), except, in each case, under the circumstances permitted under the merger agreement; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any non-public information to any person who has made or would reasonably be expected to make, any acquisition proposal or otherwise for the purpose of encouraging or facilitating, any acquisition proposal.

        However, subject to compliance with the merger agreement, at any time prior to receipt of the Company stockholder approval the Company may, if the Board determines that failure to take such action would be inconsistent with its fiduciary duties:

  •
  furnish non-public information with respect to the Company and its subsidiaries to any person who has made an acquisition proposal that did not result from a material breach of the merger agreement that the Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a superior proposal, which we refer to as a qualified person, pursuant to a confidentiality agreement not materially less restrictive in any substantive manner, including with respect to standstill provisions, than the confidentiality agreement between the Company and Sycamore (and which confidentiality agreement may not include an obligation of the Company to reimburse such person's expenses);

  •
  engage in discussions or negotiations (including solicitation of revised acquisition proposals) with any qualified person regarding any acquisition proposal; or

  •
  amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company common stock with any qualified person solely to allow for an acquisition proposal to be made in a confidential manner to the Company or the Board.

        An "acquisition proposal" means any written:

  •
  proposal or offer for a merger, consolidation, dissolution, recapitalization, share exchange, tender offer or other business combination involving the Company and its subsidiaries (other than (i) mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more subsidiaries of the Company and (ii) mergers, consolidations, recapitalizations, share exchanges, tender offers or other business combinations that if consummated would result in the holders of the outstanding shares of Company common stock immediately prior to such transaction owning more than 80% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter);

  •
  proposal for the direct or indirect disposition, sale or issuance by the Company of 20% or more of any class of its equity securities; or

  •
  proposal or offer to acquire, combine, license, reorganize or subject to a joint venture, in any manner, directly or indirectly, 20% or more of the equity securities or consolidated total assets of the Company and its subsidiaries;

in each case other than the transactions contemplated by the merger agreement or any offer or proposal by Parent or any subsidiary of Parent.

        A "superior proposal" means any bona fide acquisition proposal made by a third party after the date of the merger agreement to acquire, directly or indirectly, more than 50% of the equity securities or consolidated total assets of the Company and its subsidiaries, (i) on terms which the Board determines in its good faith judgment to be more favorable to the holders of Company common stock than the transactions contemplated by the merger agreement (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal (including financial, regulatory, legal and other aspects of such proposal) and the merger agreement (including any written, binding offer by Parent to amend the terms of the merger agreement) that the Board determines to be relevant and (ii) which the Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the

Board determines to be relevant. In no event will an acquisition proposal be considered a "superior proposal" if it was solicited, initiated, facilitated, encouraged or negotiated in material breach of the merger agreement by the Company.

        The Company must, within one business day, advise Parent orally and in writing of the Company's or any of its subsidiaries' or any of their respective representatives' receipt of any acquisition proposal or request for material non-public information or access to the Company or its representatives by any third party that the Company reasonably believes is related to an acquisition proposal or potential acquisition proposal, including the material terms and conditions of any such request for information or access or acquisition proposal and the identity of the person making any such acquisition proposal. Thereafter, the Company must keep Parent informed on a reasonably prompt basis of any material developments with respect to any such request for information or access or acquisition proposal, including with respect to the terms and status thereof and whether any such acquisition proposal has been withdrawn or rejected and must provide Parent written notice of any such withdrawal or rejection and copies of any written request for information or access or acquisition proposal within 48 hours. Neither the Company nor any of its subsidiaries will enter into any confidentiality agreement subsequent to the date of the merger agreement which prohibits the Company from providing to Parent the information or access required to be provided to Parent pursuant to this provision of the merger agreement.

        Under the merger agreement, the Company agreed to, and agreed to cause its subsidiaries to, and agreed to direct their respective representatives to, except with respect to Parent and Merger Sub:

  •
  cease immediately all solicitations, discussions and negotiations that commenced prior to the date of the merger agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

  •
  request the prompt return or destruction of all confidential or non-public information or access previously furnished to any person within the last twelve months of the date of the merger agreement for the purpose of evaluating a possible acquisition proposal; and

  •
  terminate access to any physical or electronic data rooms relating to a possible acquisition proposal.

Restrictions on Changes of Recommendation to Company Stockholders

        Under the merger agreement, the Board must submit the merger agreement to the Company's stockholders for adoption and must recommend that the Company's stockholders vote in favor of adopting the merger agreement. Prior to the earlier of the effective time of the merger and the termination of the merger agreement:

  •
  the Board may not (we refer to each of the actions listed in the following five sub-bullets as a Company board recommendation change):

  •
  withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, in each case in a manner adverse to Parent, its recommendation to the Company's stockholders that the Company's stockholders adopt the merger agreement at the special meeting, which we refer to as the recommendation;

  •
  fail to include the recommendation in this proxy statement;

  •
  fail to publicly reaffirm the recommendation within five business days of a request therefor in writing by Parent following the public disclosure of an acquisition proposal with any person other than Parent and Merger Sub;

    •
    fail to recommend against any acquisition proposal that is a tender offer or exchange offer within ten business days after the commencement thereof; or

    •
    publicly announce an intention or resolution to effect any of the foregoing;

  •
  the Company and its subsidiaries may not enter into, or publicly authorize or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to any acquisition proposal (other than a confidentiality agreement entered into in the circumstances described above in the section entitled "—Restrictions on Solicitations of Other Offers");

  •
  the Board may not adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal.

        However, prior to receipt of the Company stockholder approval, the Board may, (i) in response to a superior proposal that did not result from a material breach of the merger agreement, either effect a board recommendation change or cause the Company to terminate the merger agreement, provided that concurrently with or prior to such termination, the Company pays to Parent the company termination fee as required by the merger agreement and, immediately after the termination of the merger agreement, the Company enters into a definitive agreement providing for such superior proposal, or (ii) in response to an intervening event, effect a board recommendation change if, and only if, (in the case of either (i) or (ii)):

  •
  the Board has determined in good faith (after consultation with outside counsel) that the failure to effect a board recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

  •
  the Company has notified Parent in writing that it intends to effect a board recommendation change or termination of the merger agreement, describing in reasonable detail the reasons for such intended board recommendation change or termination, which we refer to as a recommendation change notice;

  •
  if requested by Parent, the Company will have made itself and its subsidiaries and its and their respective representatives available and the Company will have and will have caused its subsidiaries and its and their respective representatives to discuss and negotiate with Parent's representatives any proposed modifications to the terms and conditions of the merger agreement (in a manner that would obviate the need to effect such board recommendation change) during the four business day period following delivery by the Company to Parent of such recommendation change notice (it being understood that if there are any material amendments, revisions or changes to the terms of any such superior proposal (including any revision to the amount, form or mix of consideration the Company's stockholders would receive as a result of the superior proposal, whether or not material), the Company will notify Parent of each such amendment, revision or change and the applicable four business day period described above will be extended for at least two business days from the date of such notice), which we refer to as a notice period; and

  •
  at the end of such notice period, the Board has determined in good faith (after consultation with outside legal counsel), after considering any modified terms and conditions proposed by or on behalf of Parent, that the failure to effect a board recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, with respect to a board recommendation change in response to a superior proposal, the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such initial or revised (as applicable) superior proposal continues to constitute a superior proposal.

        Nothing contained in the merger agreement prohibits the Company or the Board from:

  •
  taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder (none of which, in and of itself, will be deemed to constitute a board recommendation change); or

  •
  making any disclosure to the Company's stockholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure to so disclose would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

        However, in no event may the Board make a board recommendation change except to the extent expressly permitted by, and in accordance with, the provisions of the merger agreement described above.

Additional Agreements of the Parties to the Merger Agreement

Listing of Company Common Stock

        Until the effective time, the Company must use its commercially reasonable efforts to continue the listing of Company common stock on the Nasdaq Stock Market.

Access to Information

        Until the earlier to occur of the effective time of the merger and the termination of the merger agreement, the Company and its subsidiaries will afford to Parent and Parent's representatives reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, contracts and records as Parent may reasonably request, and, during such period, the Company and its subsidiaries will promptly make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and assets as Parent may reasonably request, except for certain exceptions. Prior to the closing of the merger, neither Parent nor Merger Sub will (and each will cause its affiliates and representatives not to) contact or communicate with any of the employees, customers, licensors or suppliers of the Company or any of its subsidiaries, without the prior written consent of the Company.

Legal Conditions to the Merger

        Parent and the Company must each use its reasonable best efforts to:

  •
  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

  •
  as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its subsidiaries) from any governmental entity or third party in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, except that in no event will Parent or the Company or any of their respective subsidiaries be required to pay any monies (except for filings or similar fees) or (except, in the case of Parent or its subsidiaries, as described below) agree to any material undertaking in connection with any of the foregoing;

  •
  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under (i) the Exchange Act, and any other applicable federal or state securities laws, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any related governmental request thereunder and (iii) any other applicable law;

  •
  contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent), which we refer to as a restrictive order, which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement; and

  •
  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

        Parent must propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the effective time of the merger, the surviving corporation, or their respective subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the surviving corporation or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any restrictive order, which would have the effect of preventing or delaying the closing beyond the outside date, provided that Parent will not be obligated to take any such action unless the taking of such action is expressly conditioned upon the consummation of the merger.

Public Disclosure

        Except as may be required by law or stock market regulations, Parent and the Company must mutually agree upon the form and substance of:

  •
  any widespread internal written communications that may be made by the Company to its officers, employees, independent contractors, consultants, directors, suppliers, customers, contract counterparties and/or other business relations of the Company or its subsidiaries with respect to the merger, the merger agreement and the transactions contemplated thereby; and/or

  •
  any other press release or other public statement with respect to the merger, the merger agreement and the transactions contemplated thereby.

        In addition, the Company must use its commercially reasonable efforts to consult with Parent prior to making any widespread internal oral communications to its employees.

Indemnification

        For six years following the effective time of the merger, Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any person who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, an officer, director or manager of the Company or any of its subsidiaries, who we refer to as an indemnified party, whether provided in the organizational documents of the Company or any of its subsidiaries or in any indemnification agreement between any indemnified party and the Company or any of its subsidiaries, will survive the merger and continue in full force and effect, and may not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any indemnified party.

        For six years following the effective time of the merger, Parent and the surviving corporation have agreed to maintain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger as contained in the certificate of incorporation and by-laws of the Company in effect on the date of the merger agreement.

        Parent has also agreed to either:

  •
  maintain in effect for six years from the effective time of the merger the Company's existing directors' and officers' liability insurance policy with respect to matters existing or occurring at or prior to the effective time of the merger (including the transactions contemplated by the merger agreement), so long as the annual premiums would not exceed more than 300% of the current annual premium paid for the Company's directors' and officers' liability insurance policy, which we refer to as the Maximum Premium; or

  •
  (ii) purchase a "tail" policy for an annual cost not to exceed the Maximum Premium and maintain such "tail" policy in full force and effect for six years from the effective time of the merger.

        Notwithstanding the foregoing, the Company may, prior to the effective time of the merger, elect to purchase its own "tail" policy using a nationally recognized broker selected by Parent in consultation with the Company, as long as such "tail" policy does not cost more than the Maximum Premium.

        In the event Parent or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the surviving corporation, as the case may be, will assume and succeed to the obligations described above.

        If any indemnified party makes any claim for indemnification or advancement of expenses under these provisions of the merger agreement that is denied by Parent and/or the Company or the surviving corporation, and a court of competent jurisdiction determines that the indemnified party is entitled to such indemnification or advancement of expenses, then Parent, the Company or the surviving corporation will pay the indemnified party's costs and expenses, including reasonable legal fees and expenses, incurred by the indemnified party in connection with pursuing his or her claims to the fullest extent permitted by law.

Notification of Certain Matters

        Prior to the effective time, Parent must give prompt notice to the Company, and the Company must give prompt notice to Parent, of:

  •
  the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in the merger agreement to be untrue or inaccurate in any manner that would result in the failure of a closing condition;

  •
  any material breach by such person of any covenant or agreement set forth in the merger agreement;

  •
  any written notice or other written communication from any governmental entity or counterparty to certain material contracts alleging that the consent of such governmental entity or such counterparty, as applicable, is required in connection with the transactions contemplated by the merger agreement; or

  •
  any actions, suits claims or proceedings commenced or, to its knowledge, threatened in writing against such person or any of its subsidiaries that relate to the consummation of the transactions contemplated by the merger agreement.

Employee Benefits Matters

        For a period of one year following the effective time (or, if shorter, the period of employment of the relevant Company employee), Parent must provide, or must cause to be provided, (i) to each Company employee a total compensation package no less favorable in the aggregate than the total compensation package (including base salary or wage rates, commissions and target annual cash bonus opportunities but excluding the value of annual equity awards and cash payments in lieu of equity awards) provided to such Company employee immediately before the effective time and (ii) to all Company employees in the aggregate other employee benefits (other than the Company employee stock purchase plan, long-term incentive or defined benefit pension or equity awards or cash payments in lieu thereof) that are substantially comparable, in the aggregate, to the other benefits provided to such Company employees immediately before the effective time.

        For purposes of vesting and eligibility to participate (but not for accrual or level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company employees after the effective time, each Company employee must, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time, to the same extent as such Company employee was entitled, before the effective time, to credit for such service under any similar Company employee plan in which such Company employee participated or was eligible to participate immediately prior to the effective time, except that the foregoing will not apply to the extent that its application would result in a duplication of benefits.

        If any Company employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the effective time under circumstances under which such Company employee would have received severance benefits under the Company severance policy, Parent will cause the surviving corporation to provide that such Company employee will be entitled to severance benefits from the surviving corporation that are no less favorable than the severance benefits that would have been granted under the Company severance policy as in existence on the date of the merger agreement and will notify such Company employee of such benefits in a manner consistent with the Company's past practices prior to the date of the merger agreement.

        From and after the effective time, Parent must cause the surviving corporation and its subsidiaries to assume, in accordance with their terms, all obligations of the Company under contracts, agreements, arrangements, policies, plans and commitments of the Company and the subsidiaries of the Company as in effect immediately prior to the date hereof and in the form provided to Parent prior to the date hereof that are applicable to any current or former employees or directors of the Company or any subsidiary of the Company, including any employment, severance, and termination plans and agreements.

        All provisions contained in the merger agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties and shall not create any right (including any third party beneficiary rights) in any other person, including any employee or former employee of the Company or any of its subsidiaries or any participant or beneficiary in any Company employee plan. Nothing in the merger agreement (i) will require Parent, the surviving corporation or any of their subsidiaries to continue to employ any particular Company employee following the effective time or to provide any right to a particular term or condition of employment, (ii) will, for a period of one year following the effective time, permit the reduction of the existing severance or acceleration benefits in effect on the date of the merger agreement for any Company employee, or (iii) except as provided in the foregoing clause (ii), will be construed to prohibit Parent, the surviving corporation or any of their subsidiaries from amending or terminating any employee benefit plan in accordance with its terms or to amend or create any employee benefit plan or any similar plan or agreement from Parent or its affiliates.

        Notwithstanding the foregoing (other than potentially with respect to severance), employees located outside the United States or covered by collective bargaining agreements will be treated instead in accordance with applicable contracts (after taking into account the assumptions of contracts described above) and applicable law.

State Takeover Laws

        The Company and the Board must not take any action that would cause any anti-takeover or other similar law to become applicable to restrict or prohibit the merger or any other transactions contemplated by the merger agreement. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by the merger agreement, the parties to the merger agreement must use their respective reasonable best efforts to (i) take such actions as are reasonably necessary so that the transactions contemplated under the merger agreement may be consummated as promptly as practicable on the terms contemplated under the merger agreement and (ii) otherwise take all such actions as are reasonably necessary to eliminate or, if unable to be eliminated, minimize the effects of any such statute or regulation on such transactions.

Rule 16b-3

        Prior to the effective time of the merger, the Company must take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of the Company and who would otherwise be subject to Rule 16b-3 under the Exchange Act to be exempt under under such rule to the extent permitted by applicable law.

Financing

        Each of Parent and Merger Sub must use, and must cause their respective affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing pursuant to the debt commitment letter, which we refer to as the debt financing, and the financing pursuant to the equity commitment letters, which we refer to as the equity financing, on the terms and subject only to the conditions set forth in the debt commitment letter and the equity commitment letters. We refer to the debt financing together with the equity financing as the financing. We refer to the debt commitment letter together with the equity commitment letters as the financing letters. The reasonable best efforts of Parent and Merger Sub mentioned in the first sentence of this paragraph include reasonable best efforts to:

  •
  maintain in effect and comply with the financing letters;

  •
  negotiate and enter into definitive agreements with respect to the debt financing on the terms and subject only to the conditions set forth in the debt commitment letter;

  •
  satisfy (and cause its affiliates to satisfy) on a timely (taking into account the marketing period) basis all conditions applicable to Parent and its affiliates in the financing letters and the definitive agreements related thereto (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such financing letter or such definitive agreements related thereto);

  •
  consummate the financing at or prior to the closing date;

  •
  enforce its rights under the financing letters and the definitive agreements relating to the financing; and

  •
  comply with its covenants and other obligations under the financing letters and the definitive agreements relating to the financing.

        Parent must not, and must not permit any of its affiliates to, take any action not otherwise required under the merger agreement that is a breach of, or would result in termination of, any of the financing letters. Parent, Merger Sub and the guarantors must not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the financing letters or the definitive agreements relating to the financing if such termination, amendment, supplement, modification or waiver would be reasonably likely to (we refer to amendments described in the three following bullets as prohibited amendments):

  •
  (i) reduce (or could have the effect of reducing) the aggregate amount of any portion of the debt financing unless an alternative source of the equity financing or other financing is increased by a corresponding amount or (ii) reduce the amount of equity financing unless the debt financing or alternative financing is increased by a corresponding amount, so long as in the case of clauses (i) and (ii), the terms of such financing would not constitute a prohibited amendment under the two bullets immediately below;

  •
  adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the financing letters or the definitive agreements with respect to the financing; or

  •
  impose new or additional conditions precedent to the availability of the financing or otherwise expand, amend or modify any of the conditions precedent to the financing, or otherwise expand, amend or modify any other provision of the financing letters in a manner that could reasonably be expected to materially delay or prevent or make less likely to occur the funding of the financing (or satisfaction of the conditions to the financing) on the closing date.

        Parent must keep the Company informed on a current basis and in reasonable detail, upon reasonable request by the Company, of the status of its efforts to arrange the debt financing and provide to the Company drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies of the material definitive documents for the debt financing. Parent and Merger Sub must give the Company prompt notice:

  •
  of any actual breach, default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach), termination, cancellation or repudiation by any party to any of the financing letters or definitive documents related to the financing of which Parent or Merger Sub becomes aware;

  •
  of the receipt of any written notice or other written communication from any financing source with respect to any (i) actual or potential breach, default, termination, cancellation or repudiation by any party to any of the financing letters or any definitive document related to the financing of any provisions of the financing letters or any definitive document related to the financing or (ii) material dispute or disagreement between or among any parties to any of the financing letters or any definitive document related to the financing with respect to the conditionality or amount of the financing or the obligation to fund the financing or the amount of the financing to be funded at the closing (but excluding ordinary course negotiations); and

  •
  of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the financing contemplated by the financing letters in an amount sufficient to consummate the transactions contemplated by the merger agreement.

        As soon as reasonably practicable, but in any event within two business days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub must provide any information reasonably requested by the Company relating to any circumstance referred to in the three bullets immediately above. If any portion of the debt financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the debt commitment letter and alternative financing (so long as the terms thereof are of the type that would not constitute a prohibited amendment, as described above) or an increase in the equity financing is not then made available in an amount equal to such portion, and such portion is required to fund the aggregate merger consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to the merger agreement, Parent must promptly notify the Company in writing and Parent and Merger Sub must use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement with terms and conditions (including market flex provisions) not materially less favorable, taken as a whole, to Parent and Merger Sub (or their respective affiliates) than the terms and conditions set forth in the debt commitment letter, as promptly as practicable following the occurrence of such event but no later than the final day of the marketing period. In no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) pay fees materially in excess of those contained in the debt commitment letter (including the market flex provisions) or agree to market flex terms materially less favorable to Parent than the corresponding market flex terms contained in or contemplated by the debt commitment letter or (ii) enter into any alternative financing the terms of which are materially less favorable to Parent than those contained in the debt commitment letter on the date of the merger agreement (taken as a whole).

        In the event that (i) any portion of the debt financing anticipated under the debt commitment letter to be structured as a high yield bond financing is unavailable, regardless of the reason therefor, and such amount is not funded through a securities demand under the debt commitment letter, (ii) all closing conditions applicable to Parent and Merger Sub have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing, and those conditions the failure of which to be satisfied is attributable to a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements contained in the merger agreement) and (iii) a bridge facility contemplated by the debt commitment letter (or an alternative bridge facility or other financing obtained in accordance with the merger agreement) is available on the terms described in the debt commitment letter, then Parent and Merger Sub must cause the applicable financing sources to fund such bridge financing in accordance with the terms of the debt commitment letter and the proceeds shall be used in lieu of the affected portion of the high yield bond financing.

        Prior to the closing date, the Company must use its reasonable best efforts to provide, and to cause its subsidiaries to provide, to Parent and Merger Sub, in each case at Parent's sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the arrangement, syndication and consummation of the debt financing, including using its reasonable best efforts to:

  •
  furnish Parent and Merger Sub and their debt financing sources, as promptly as reasonably practicable, all required financial information (as described above in the section entitled "—Marketing Period");

  •
  have the Company designate members of its senior management to execute customary authorization letters with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing and cause management of the Company to participate in a reasonable number of meetings, presentations, road shows, sessions (upon reasonable request) with rating agencies, due diligence sessions, drafting sessions and sessions between senior management and the sources of the debt financing;

  •
  provide reasonable and customary assistance with the preparation of materials for rating agency presentations, road shows, bank information memoranda, private placement memoranda and other customary marketing materials and provide reasonable cooperation with the due diligence efforts of the debt financing sources to the extent reasonable and customary;

  •
  request the Company's independent auditors to cooperate with Parent to obtain an agreed upon form of comfort letter;

  •
  to the extent timely requested by Parent and required under the debt commitment letter, (i) obtain documents reasonably requested by Parent or its debt financing sources relating to the repayment of the existing indebtedness of the Company and its subsidiaries and the release of related liens and related guarantees and (ii) provide all documentation and other information required by U.S. bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations relating to the Company or any of its subsidiaries, in each case as reasonably requested by Parent at least ten business days prior to the closing date;

  •
  assist in the preparation, execution and delivery of definitive financing documents, including guarantee and collateral documents and customary closing certificates (including a solvency certificate from the chief financial officer or other officer of equivalent duties) as may be required by the debt financing and other customary documents as may be reasonably requested by Parent and cooperate to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the debt financing, but in no event shall any of the foregoing be effective until as of or after the closing;

  •
  cooperate with Parent and take all corporate actions or other similar actions reasonably necessary to permit the consummation of the financing, including customary resolutions, consents or approvals;

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  assist Parent in obtaining legal opinions from local outside counsel as reasonably requested by Parent for financings similar to the financing;

  •
  (i) subject to confidentiality restrictions, permit the prospective lenders involved in the financing to evaluate the Company and its subsidiaries' current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, (ii) cooperate with Parent to establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing and (iii) permit representatives of the prospective lenders to conduct commercial field examinations, inventory and intellectual property appraisals, environmental assessments and an appraisal of the owned real property, and make audits and appraisals delivered for the purposes of any credit facility available to Parent for purposes of its financing;

  •
  provide monthly financial statements (excluding footnotes) of the Company and its subsidiaries or business units to the extent the Company customarily prepares (and has prepared) such financial statements; and

  •
  use commercially reasonable efforts to assist Parent in benefiting from the existing lending relationships of the Company and its subsidiaries.

        The requested cooperation described above must not, in the Company's reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company and any of its subsidiaries. In no event will the Company or any of its subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the financing or any of the foregoing prior to the effective time. In addition, none of the requested cooperation described above will require any action that would conflict with or violate the Company's or any of its subsidiaries' organizational documents or any laws or result in, prior to the effective time, the contravention of, or that would reasonably be expected to result in, prior to the effective time, a violation or breach of, or default under, any contract to which the Company or any of its subsidiaries is a party. In addition, if, in connection with a marketing effort contemplated by the debt commitment letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company, which Parent reasonably desires to include in a customary offering memorandum for the debt financing, then the Company must discuss in good faith whether or not the Company will file a Current Report on Form 8-K or similar document containing such material non-public information.

        None of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees will be required to execute or enter into or perform any agreement with respect to the financing contemplated by the financing letters that is not contingent upon the closing or that would be effective prior to the closing and no directors of the Company that will not be continuing directors, acting in such capacity, will be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the financing, except for any customary authorization letters. Parent must promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and fees and expenses of the Company's accounting firms engaged to assist in connection with the financing) incurred by the Company or any of its subsidiaries or any of their respective representatives in connection with the financing, and must indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith.

        Parent must, and must cause its affiliates to, refrain from taking, directly or indirectly, any action that could reasonably be expected to result in the failure of any of the conditions contained in the financing letters or in any definitive agreement relating to the financing. Parent and Merger Sub have acknowledged and agreed under the merger agreement that, notwithstanding the Company's obligations under the merger agreement, none of the obtaining of the financing or any permitted alternative financing, the completion of any issuance of securities contemplated by the financing, or the Company or any of its subsidiaries having or maintaining any available cash balances is a condition to the closing, and have reaffirmed their obligation to consummate the transactions contemplated by the merger agreement irrespective and independently of the availability of the financing or any permitted alternative financing, the completion of any such issuance, or the Company or any of its subsidiaries having or maintaining any available cash balances.

Security Holder Litigation

        In the event that any litigation related to the merger agreement, the merger or the other transactions contemplated thereby is brought by any stockholder of the Company or any holder of the Company's other securities against the Company and/or its directors or officers, the Company must promptly notify Parent of such litigation and must keep Parent reasonably informed with respect to the status thereof. The Company will have the right to control the defense and settlement of any litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement brought by any stockholder of the Company or any holder of the Company's other securities against the Company and/or its directors or officers. However, the Company will give Parent the opportunity to participate, at Parent's expense, in the defense of any such litigation and the Company must consider in good faith Parent's advice with respect to such litigation. The Company may not settle any such litigation without the prior written consent of Parent.

Proxy Statement; Company Stockholders' Meeting

        As promptly as reasonably practicable following the Company's receipt of notice from the SEC that the SEC has completed its review of this proxy statement (or, if the SEC does not inform the Company that it intends to review this proxy statement on or before the 10th calendar day following the filing of this proxy statement, as promptly as reasonably practicable following such 10th calendar day), the Company is obligated to call, give notice of, convene and hold a special meeting of its stockholders, which we refer to as the special meeting, to consider adoption of the merger agreement and the advisory vote required by Rule 14a-21(c) under the Exchange Act.

        However, the Board is permitted to adjourn, delay or postpone the special meeting in accordance with applicable law (but not beyond the outside date, which is described below)

  •
  to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the special meeting;

  •
  if there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting; or

  •
  on one occasion to allow reasonable additional time to solicit additional proxies to the extent the Board or any committee thereof reasonably believes necessary in order to obtain the Company stockholder approval.

        Except to the extent that the Board will have effected a board recommendation change in accordance with the merger agreement, the Board must (i) recommend to its stockholders that they adopt the merger agreement and (ii) include such recommendation in this proxy statement.

Carveout Transaction Matters

        If requested by Parent, at Parent's sole expense, the Company must:

  •
  provide commercially reasonable cooperation to Parent and Merger Sub's review of and planning for an internal reorganization of the Company and its subsidiaries into separate internal organizations for the United States retail, Canadian retail, and North American delivery businesses, which we refer to as the carveout transactions; and

  •
  refrain from taking actions to effect any internal reorganization to implement the carveout transactions without the prior written consent of Parent.

        However, the Company is not required to take any corporate action, to execute any document or other instrument, or to incur any liability that is not conditioned upon or that would be effective prior to the effective time of the merger. The completion of the carveout transactions is not a condition to closing and the Company's compliance or failure to comply with its obligations to cooperate with the carveout transactions will not be taken into account for purposes of determining whether the closing condition regarding the Company's compliance with its covenants has been satisfied.

Repatriation

        The merger agreement provides that we and our wholly-owned subsidiaries will cooperate with Parent to effect the transfer of unrestricted cash balances held in commercial bank accounts in foreign jurisdictions to accounts located in the United States, in each case effective as of the effective time. Parent has agreed to indemnify and hold harmless the Company, its subsidiaries and its and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, taxes and penalties suffered or incurred by them in connection with any such repatriation. The repatriation of foreign cash is not a condition to closing and the Company's compliance or failure to comply with its obligations to cooperate with the repatriation of foreign cash will not be taken into account for purposes of determining whether the closing condition regarding the Company's compliance with its covenants has been satisfied.

Treatment of Certain Notes

        The Company has previously issued 2.750% Senior Notes Due 2018, which we refer to as the 2018 Notes, and 4.375% Senior Notes Due 2023, which we refer to as the 2023 Notes. We refer to the 2018 Notes and the 2023 Notes together as the Notes.

        The Company has agreed, at the request and expense of Parent, to promptly commence an offer to purchase for any and all of the outstanding aggregate principal amount of the Notes on price terms that are acceptable to Parent and such other customary terms and conditions as are reasonably acceptable to the Company and Parent to be consummated substantially simultaneously with the closing of the merger using funds provided by Parent, which we refer to as a Debt Tender Offer. Any Debt Tender Offer will be conditioned on the closing of the merger.

        If reasonably requested by Parent in writing, the Company will, in accordance with the applicable redemption provisions of the applicable series of Notes and the indenture governing such Notes, (i) substantially simultaneous with the effective time issue a notice of optional redemption for all of the outstanding aggregate principal amount of such series of Notes, pursuant to the redemption provisions of the applicable indenture and (ii) use reasonable best efforts to take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of such series of Notes pursuant to the satisfaction and discharge provisions of the applicable indenture and the other provisions of such indenture applicable thereto, in each case so long as Parent has or has caused to be set aside sufficient and immediately available funds to deliver to the Company to effect such redemption and satisfaction and discharge.

        Parent will (or the Company will, if directed by Parent), at a time selected by Parent at or after the closing of the merger, commence a change of control offer to purchase all of the 2023 Notes (in accordance with the requirements of the indenture governing such Notes) at the price required pursuant to the indenture governing such Notes using funds provided by Parent. In accordance with the terms of the change of control offer for the 2023 Notes, the surviving corporation will accept for purchase and purchase each of the 2023 Notes properly tendered and not properly withdrawn in such change of control offer using funds provided by Parent.

        The Company and its subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable law to the extent such laws are applicable in connection with the any change of control offer or any Debt Tender Offer and such compliance will not be deemed a breach of the merger agreement.

        Parent will promptly, upon the Company's request, reimburse the Company for certain reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company at the request of Parent in connection with its compliance with the obligations under the Notes, including reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with any Debt Tender Offer, redemption, satisfaction, discharge or change of control offer made in respect of any series of Notes (including any out-of-pocket costs, fees and expenses incurred in connection with the preparation or distribution of any offer documents or other documents related thereto). Subject to certain exceptions, Parent will also indemnify and hold harmless the Company and its representatives for certain liabilities incurred by any of them in connection with any such action.

Conditions to the Merger

        The obligation of each of the Company, Parent and Merger Sub to consummate the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the obtaining of the Company stockholder approval;

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or early termination thereof having been granted; and

  •
  no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (temporary, preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting, restraining, preventing or enjoining consummation of the merger.

        The obligation of the Company to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub that (i) are not made as of a specific date being true and correct as of the effective time, as though made as of the effective time, and (ii) are made as of a specific date being true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to materiality or Parent Material Adverse Effect set forth in such representations and warranties) is not reasonably likely to have a Parent Material Adverse Effect;

  •
  each of Parent and Merger Sub having performed in all material respects all covenants and obligations required to be performed by it under the merger agreement at or prior to the effective time; and

  •
  receipt of a certificate, dated as of the closing date, signed by an executive officer of Parent certifying as to the matters set forth in the immediately preceding two bullets.

        The obligation of Parent and Merger Sub to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the Company's representation regarding the absence of a Company Material Adverse Effect being true and correct in all respects as of the date of the merger agreement and as of the effective time, as though made as of the effective time;

  •
  certain representations and warranties of the Company regarding the Company's capitalization being true and correct in all respects as of the date of the merger agreement and the effective time, as though made as of the effective time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all respects as of such date), except where the failure of such representations and warranties to be so true and correct would, individually or in the aggregate, be reasonably expected to result in more than $5,000,000 of aggregate merger consideration or amounts payable to holders of equity awards pursuant to the merger agreement;

  •
  certain representations and warranties of the Company regarding organization, capitalization, authority, Section 203 of the DGCL and brokers being true and correct in all material respects (other than any such representation or warranty that is qualified by materiality or Company Material Adverse Effect, which must be true and correct in all respects) as of the effective time, as though made on and as of the date hereof and the effective time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all material respects as of such date);

  •
  all other representations and warranties of the Company contained in the merger agreement being true and correct as of the effective time, as though made as of the effective time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth in such representations and warranties) is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  the Company shall have performed in all material respects all covenants and obligations required to be performed by it under the merger agreement prior to the effective time; and

  •
  receipt of a certificate, dated as of the closing date, signed by an executive officer of the Company certifying as to the matters set forth in the immediately preceding five bullets.

Termination

        The merger agreement may be terminated and the merger may be abandoned:

  •
  by mutual written consent of Parent and the Company at any time prior to the effective time;

  •
  by either Parent or the Company, if the effective time of the merger has not occurred on or before December 22, 2017, which we refer to as the outside date, except that a party to the merger agreement will not be permitted to terminate the merger agreement under this provision if the failure of such party to fulfill, in any material respect, any obligation under the merger agreement has been a principal cause of or resulted in the failure of the effective time to occur on or before the outside date, provided that no party will be permitted to terminate the merger agreement during the three business day notice period referenced in the final bullet in this section entitled "—Termination;"

  •
  by either Parent or the Company at any time prior to the effective time if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree, judgment, injunction or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining, preventing or otherwise prohibiting the consummation of the merger, except that a party to the merger agreement will not be permitted to terminate the merger agreement under this provision if the failure of such party to use the standard of efforts required pursuant to the merger agreement to prevent and oppose such order, decree, ruling or the taking of such other action has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action;

  •
  by Parent or the Company if the Company stockholder approval is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken;

  •
  by Parent, prior to the effective time, if the Board has effected a Company board recommendation change;

  •
  by the Company, at any time prior to receipt of the Company stockholder approval, in order to enter into a definitive agreement providing for a superior proposal after complying with the terms and conditions of the provisions described above in the sections entitled "—Restrictions on Solicitation of Other Offers" and "—Restrictions on Changes of Recommendation to Company Stockholders" in all material respects; provided that any purported termination of the merger agreement under this provision will be null and void if the Company does not, prior to or concurrently with the termination of the merger agreement, pay Parent the Company termination fee;

  •
  by Parent, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Company set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to Parent and Merger Sub set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by the Company of written notice of such breach, inaccuracy or failure to perform from Parent, provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under the merger agreement that would cause certain other closing conditions set forth in the merger agreement not to be satisfied;

  •
  by the Company, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by Parent of written notice of such breach, inaccuracy or failure to perform from the Company, provided that the Company is not then in material breach of any representation, warranty or covenant under the merger agreement that would cause certain other closing conditions set forth in the merger agreement not to be satisfied; or

  •
  by the Company if:

  •
  the marketing period has ended and the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been and continue to be satisfied;

  •
  the Company has confirmed by written notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) or that it irrevocably waives in writing any unsatisfied conditions that may be waived under applicable law; and

  •
  the merger will not have been consummated within three business days after the date on which Parent is required to consummate the merger pursuant to the merger agreement, and at all times during such three business day period, the Company stood ready, willing and able to consummate the merger.

        In the event of valid termination of the merger agreement as provided above, written notice thereof will be given to the other party or parties to the merger agreement, specifying the provision pursuant to which such termination is made and the merger agreement will immediately become void and there shall be no liability or obligation on the part of Parent, the Company, Merger Sub or their respective representatives, stockholders or affiliates; except that, subject to certain limitations,

  •
  any such termination will not relieve any party from liability for any willful breach prior to such valid termination; and

  •
  certain provisions, including those related to confidentiality, fees and expenses, defined terms and miscellaneous matters and the confidentiality agreement between Parent and the Company and the limited guarantee, will remain in full force and effect and survive any valid termination of the merger agreement in accordance with their respective terms and conditions.

        A "willful breach" means a material breach of any covenant or agreement set forth in the merger agreement that is a consequence of an act, or failure to act, undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, would result, or would reasonably be expected to result, in such breach.

Termination Fees

        Subject to certain limitations, the Company will pay Parent a termination fee equal to $171,000,000, which we refer to as the Company termination fee, in the event that the merger agreement is terminated:

  •
  by Parent if the Board has effected a Company board recommendation change;

  •
  by the Company in order to enter into a definitive agreement providing for a superior proposal; or

  •
  (i) by Parent if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Company set forth in the merger agreement, which breach, inaccuracy or failure to perform would cause certain closing conditions applicable to Parent and Merger Sub set forth in the merger agreement not to be satisfied, and is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by the Company of written notice of such breach, inaccuracy or failure to perform from Parent, (ii) by either Parent or the Company, prior to receipt of the Company stockholder approval, if the effective time of the merger has not occurred on or before the outside date or (iii) by Parent or the Company if the Company stockholder approval is not obtained, if (in each of the preceding clauses (i), (ii) and (iii)):

  •
  before the date of such termination, an acquisition proposal has been publicly announced, made or disclosed and not irrevocably withdrawn without encouragement by or consultation with (excluding arms-length negotiations regarding the terms of the acquisition proposal) the Company or its representatives;

  •
  at the time of the stockholder vote, the debt and equity commitment letters are in full force and effect or have been replaced by alternative financing commitments in corresponding amounts sufficient to consummate the merger; and

  •
  within 12 months after the date of termination, the Company enters into a definitive agreement with respect to any acquisition proposal (which is subsequently consummated) or has consummated any acquisition proposal (provided that, for these purposes, the references to "20%" and "80%" in the definition of "acquisition proposal" are deemed to be references to "50%").

        If either the Company or Parent terminates the merger agreement because the Company stockholder approval is not obtained and at the time of the stockholder vote, the debt and equity commitment letters are in full force and effect or have been replaced with letters providing for alternative financing commitments in a corresponding amount sufficient to consummate the merger, the Company will pay to Parent within two business days following the delivery by Parent of an invoice therefor any and all out-of-pocket fees and expenses actually incurred by Parent or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, which we refer to as the Parent expenses, up to a maximum amount of $15,000,000. To the extent a Company termination fee becomes payable, any payment previously made pursuant to the preceding sentence will be credited against the obligation of the Company to pay the Company termination fee.

        Subject to certain limitations, Parent will pay the Company a termination fee equal to $343,000,000 in the event that the merger agreement is terminated:

  •
  by the Company, prior to the effective time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement, which breach, inaccuracy or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the merger agreement not to be satisfied, and (ii) is not capable of being cured by the outside date or, if capable of being cured by the outside date, will not have been cured within 20 business days following receipt by Parent of written notice of such breach, inaccuracy or failure to perform from the Company; or

  •
  by the Company if:

  •
  the marketing period has ended and the closing conditions applicable to Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) have been and continue to be satisfied;

  •
  the Company has confirmed by written notice to Parent after the end of the marketing period that all closing conditions applicable to the Company have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing each of which is capable of being satisfied at the closing) or that it irrevocably waives in writing any unsatisfied conditions that may be waived under applicable law; and

  •
  the merger has not been consummated within three business days after the date on which Parent is required to consummate the merger pursuant to the merger agreement, and at all times during such three business day period, the Company stood ready, willing and able to consummate the merger.

        In no event will the Company or Parent be required to pay a termination fee on more than one occasion.

        If the Company or Parent fails to timely pay any amount described above and, in order to obtain the payment, the other party commences a suit, action or proceeding which results in a final and non-appealable judgment against the other party for the applicable payment set forth above, such paying party will pay the other party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys' fees) in connection with such suit, action or proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

        Payment of the Parent termination fee to the Company, together with any indemnification for or reimbursement of any applicable expenses pursuant to certain provisions of the merger agreement, will be the sole and exclusive remedy for any and all losses or damages suffered or incurred by the Company or any other person arising out of or in connection with the merger agreement, the financing letters or the limited guarantee, any of the transactions contemplated thereby (or the abandonment or termination thereof), any breach (including any willful breach) or failure to perform under the merger agreement, the failure of the merger or the other transactions to be consummated, or any matter forming the basis for such termination, and, upon payment of such amount, neither the Company, nor any other person will be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any guarantor, the financing sources or any of their respective representatives or any of their respective affiliates or any of their or their affiliates' respective direct or indirect, former, current or future general or limited partners, stockholders, equityholders, securityholders, financing sources, managers, members, directors, officers, employees, controlling persons, agents or assignees, which we refer to collectively as the Parent related parties, for any loss or damage arising out of or in connection with any breach (including any willful breach) or failure to perform under the merger agreement, the financing letters or the limited guarantee, any of the transactions (or the abandonment or termination thereof), the failure of the merger or the other transactions to be consummated or any matters forming the basis for such termination.

        Payment of the Company termination fee to Parent shall, together with any reimbursement of applicable expenses, be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, the Parent related parties or any other person arising out of or in connection with the merger agreement, the transactions (and the abandonment or termination thereof), any breach (including any willful breach) or failure to perform under the merger agreement, the failure of the merger or the other transactions to be consummated, or any matter forming the basis for such termination, and, upon payment of such amount, none of Parent, Merger Sub, any of their respective affiliates or any other person will be entitled to bring or maintain any claim, action or proceeding against the Company and its subsidiaries and any of their respective direct or indirect, former, current or future officers, directors, partners, stockholders, managers, members, financing sources, representatives, employees, controlling persons, agents, affiliates or any other person claiming by, through or for the benefit of the Company, which we refer to collectively as the Company related parties, arising out of or in connection with the merger agreement (including any willful breach), any of the transactions, the failure of the merger or the other transactions to be consummated or any matters forming the basis for such termination.

Amendment; Extension; Waiver; Procedures

Amendment

        The merger agreement may be amended, modified or supplemented by the parties to the merger agreement by action taken or authorized by their respective boards of directors at any time prior to the effective time of the merger, whether before or after receipt of the Company stockholder approval, except that after receipt of the Company stockholder approval, no amendment may be made that pursuant to applicable law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement to the merger agreement (as applicable), signed on behalf of each of the parties to the merger agreement.

Extension; Waiver

        At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant the merger agreement and (iii) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver will not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

Procedure for Termination, Amendment, Extension or Waiver

        A termination, amendment, modification, supplement, extension or waiver of the merger agreement will, in order to be effective, require action by the respective board of directors of the applicable parties.

Remedies

        Under the merger agreement, the parties thereto have acknowledged and agreed that the parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The right of the Company to obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent's obligation to cause the equity financing to be funded in accordance with the terms and conditions of the applicable equity commitment letter and to effect the closing is subject in all events to the requirements that:

  •
  the marketing period has ended and the satisfaction, or express written waiver by Parent of all conditions precedent to the obligations of Parent to consummate the transactions contemplated by the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being satisfied at the closing) at the time when the closing would have been required to occur pursuant to the merger agreement, but for the failure of the equity financing to be funded;

  •
  the debt financing has been funded or will be funded in accordance with the terms thereof at the closing if the equity financing is or were to be funded at the closing; and

  •
  the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing were funded, then it would take such actions required of it by the merger agreement to cause the closing to occur and it stands ready, willing and able to consummate the merger.

        In connection with any loss suffered by the Company or any Company related party arising out of or in connection with the merger agreement, the financing letters or the limited guarantees and the transactions contemplated by the merger agreement, including as a result of the failure of the transactions contemplated thereby to be consummated or for a breach (including willful breach) or failure to perform thereunder or otherwise (other than in the circumstances in which the Company is entitled to receive the Parent termination fee), the maximum aggregate monetary liability of Parent and the Parent related parties is limited to the amount of the Parent termination fee, and in no event may the Company seek or be entitled to recover from Parent or any Parent related party any monetary damages in excess of such amount, except with respect to indemnification for or reimbursement of any applicable expenses pursuant to certain provisions of the merger agreement.

        In connection with any loss suffered by Parent, Merger Sub, any guarantor, the financing sources or any of their respective representatives or any of their respective affiliates as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform thereunder or otherwise, other than in the circumstances in which Parent is entitled to receive the Company termination fee, the maximum aggregate monetary liability of the Company and the Company related parties is limited to the amount of the Company termination fee, and in no event may Parent seek or be entitled to recover from the Company or any Company related party any monetary damages in excess of such amount.

Governing Law; Submission to Jurisdiction

        The merger agreement is governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Except as specifically set forth in the debt commitment letters, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the debt financing sources in any way relating to the debt commitment letters or the performance thereof or the financings contemplated thereby, shall be exclusively governed by and construed in accordance with, the internal laws of the State of New York. Each of the parties to the merger agreement consented to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement.

Required Vote; Recommendation of the Board

        The vote on this proposal to adopt the merger agreement is a vote separate and apart from the vote on the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Accordingly, you may vote "FOR" either or both of the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and vote "AGAINST" or "ABSTAIN" for this proposal to adopt the merger agreement.

        The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon as of the record date.

        The Board recommends that you vote "FOR" approval of the proposal to adopt of the merger agreement.

AMENDMENT TO COMPANY BY-LAWS

        On June 28, 2017, the Board adopted an amendment, which we refer to as the by-law amendment, to our by-laws. The by-law amendment, which was effective upon adoption by the Board, designates the Delaware Court of Chancery as the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company's stockholders, including, without limitation, a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our by-laws (as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, or (iv) any action asserting a claim governed by the internal affairs doctrine.

 NONBINDING ADVISORY PROPOSAL REGARDING "GOLDEN PARACHUTE" COMPENSATION (PROPOSAL TWO)

        In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or "golden parachute" compensation, as reported on the Golden Parachute Compensation table on page [—].

        Accordingly we are seeking approval of the following resolution at the special meeting:

    "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as disclosed in the table in the section of the proxy statement entitled 'The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation' including the associated narrative discussion, is hereby approved."

        The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Accordingly, you may vote "FOR" either or both of the proposal to adopt the merger agreement and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and vote "AGAINST" or "ABSTAIN" for this nonbinding advisory proposal regarding "golden parachute" compensation (and vice versa).

        Because your vote is advisory, it will not be binding upon the Company, the Board, the Board's compensation committee, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement is adopted by the stockholders and the merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

        The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such proposal.

        The Board recommends that you vote "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation.

 AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL THREE)

        We will ask our stockholders to vote only on this Proposal Three and not on the proposal to adopt the merger agreement or the nonbinding advisory proposal regarding "golden parachute" compensation, if the Board determines to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        In this proposal, we are asking our stockholders to approve a proposal to authorize the Board, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If our stockholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement.

        The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the nonbinding advisory proposal regarding "golden parachute" compensation. Accordingly, you may vote "FOR" either or both of the proposal to adopt the merger agreement and the nonbinding advisory proposal regarding "golden parachute" compensation and vote "AGAINST" or "ABSTAIN" for the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (and vice versa).

        The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the special meeting and voting on such proposal.

        The Board recommends that you vote "FOR" approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

 MARKET PRICE OF COMPANY COMMON STOCK

        The Company common stock is listed for trading on the Nasdaq Stock Market under the trading symbol "SPLS." The following table sets forth the high and low sales prices of the Company common stock, as reported by the Nasdaq Stock Market, for each quarterly period indicated.

	High	Low
Fiscal 2017
First Quarter	$10.18	$8.30
Second Quarter (through July 17, 2017)	10.25	8.55
Fiscal 2016
First Quarter	$11.37	$8.04
Second Quarter	10.83	8.00
Third Quarter	9.38	7.24
Fourth Quarter	10.11	7.24
Fiscal 2015
First Quarter	$19.40	$15.72
Second Quarter	16.84	13.74
Third Quarter	14.71	11.61
Fourth Quarter	13.50	8.29

        The 10-day volume weighted average price per share of the Company's common stock for the period ended April 3, 2017, the last full trading day before widespread media speculation about a potential acquisition of the Company, is $8.58. On July 17, 2017, the closing price for Company common stock on the Nasdaq Stock Market was $10.11 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

        The Company has historically paid regular quarterly cash dividends on its common stock. The Company most recently paid a cash dividend on July 13, 2017 of $0.12 per share. In connection with the transactions contemplated by the merger agreement, the Company has agreed to suspend the payment of its regular quarterly dividend following payment of the July 13 dividend.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock held as of July 17, 2017 by (1) each person beneficially owning more than 5% of the outstanding shares of our common stock, (2) each director of the Company; (3) each of our named executive officers; and (4) all current directors and executive officers as a group based on the number of shares of our common stock outstanding as of July 17, 2017.

Name of beneficial owner	Shares directly or indirectly owned(1)	Shares acquirable within 60 days(2)	Total shares beneficially owned(3)	Percentage of common stock beneficially owned(4)
5% Shareholders
Vanguard Group(5)
100 Vanguard Blvd, Malvern, PA 19355	65,277,605	—	65,277,605	9.94%
BlackRock, Inc.(6)
55 East 52nd Street, New York, NY 10055	46,408,127	—	46,408,127	7.07%
Directors and Named Executive Officers
Mark Conte	18,627	1,797	20,424	*
Joseph Doody	471,950	1,082,401	1,554,351	*
Drew Faust(7)	78,730	—	78,730	*
Curtis Feeny(8)	23,794	—	23,794	*
Paul-Henri Ferrand	30,822	—	30,822	*
Shira Goodman(9)	282,155	665,878	948,033	*
Deborah Henretta	20,115	—	20,115	*
Kunal Kamlani	31,033	—	31,033	*
Christine Komola(10)	221,995	177,789	399,784	*
John Lundgren	20,115	—	20,115	*
Ronald Sargent(11)	2,152,217	3,586,019	5,738,236	*
Robert Sulentic(12)	152,990	82,367	235,357	*
Vijay Vishwanath	113,836	59,867	173,703	*
Paul Walsh(13)	242,783	59,867	302,650	*
Michael Williams	28,314		28,314	*
John Wilson(14)	—	—	—	*

All current directors and executive officers as a group (16 persons)	1,915,031	2,377,022	4,292,053	*

*
Less than 1%

(1)
Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted.

(2)
Reflects (i) shares issuable upon the exercise of stock options exercisable on July 17, 2017 or within 60 days thereafter, and (ii) in the cases of Mr. Conte, 1,797 shares, and Mr. Doody, 126,604 shares issuable upon the vesting of restricted stock units within 60 days after July 17, 2017. All options have an exercise price in excess of the stock price on July 17, 2017.

(3)
Reflects shares (i) directly or indirectly owned and (ii) shares acquirable within 60 days after July 17, 2017. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

(4)
Number of shares deemed outstanding includes 656,712,914 shares of our common stock outstanding as of July 17, 2017, any options for shares that are exercisable by such beneficial owner on July 17, 2017 or within 60 days thereafter, and any shares issuable upon the vesting of restricted stock units to such beneficial owner within 60 days after July 17, 2017.

(5)
Reflects shares beneficially owned as of March 31, 2017, as set forth in a Schedule 13G filed on April 10, 2017. Of these shares, Vanguard Group reported shared dispositive power with respect to 1,123,205 shares, sole dispositive power with respect to 64,154,400 shares, shared voting power with respect to 125,781 shares, and sole voting power with respect to 1,046,609 shares.

(6)
Reflects shares beneficially owned as of December 31, 2016, as set forth in a Schedule 13G filed on January 27, 2017. Of these shares, BlackRock, Inc. reported sole dispositive power with respect to 46,408,127 shares and sole voting power with respect to 40,132,334 shares.

(7)
Includes 78,730 shares owned by the Drew Gilpin Faust Personal Trust.

(8)
Includes 23,794 shares owned by the 1990 Feeny Family Trust A. UA Dated 12/26/1990.

(9)
Includes 275,217 shares owned by the Shira D Goodman Trust.

(10)
Includes 14,028 shares owned by the John A. Komola Trust and 207,967 shares owned by the Christine T. Komola Trust.

(11)
Number of shares directly or indirectly owned is as of April 17, 2017 and is based on the most recent information available to the Company. Includes 52,077 shares owned by Sargent Family LLC, 1,458,187 shares owned by the Ronald L. Sargent Revocable Trust, 19,313 shares owned by the Jill Sargent Irrevocable Trust, 619,174 shares owned by Sargent Partners LLC and 42,269 shares owned by Ronald L. Sargent 2011 Grantor Retained Annuity Trust. Also includes 3,466 shares that may be distributed from a 401(k) plan account.

(12)
Includes 302 shares owned by Mr. Sulentic's daughter.

(13)
Includes 247 shares owned by Paul F. Walsh, IRA and 242,536 shares owned by the Walsh Family Trust.

(14)
Number of shares directly or indirectly owned is as of April 17, 2017 and is based on the most recent information available to the Company.

 APPRAISAL RIGHTS

        If the merger is completed, under Section 262 of the DGCL, holders of record of Company common stock who do not vote in favor of the proposal to adopt the merger agreement, who properly demand appraisal of their shares, who do not withdraw such demand or otherwise waive or lose their right to appraisal and who otherwise comply with the requirements for perfecting and preserving their appraisal rights under Section 262 of the DGCL will be entitled to receive, in lieu of the consideration being offered in the merger, payment in cash for the fair value of their shares of Company common stock (as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery in an appraisal proceeding, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of the DGCL in order to perfect and preserve their rights. Failure to strictly comply with the procedures specified in Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

        The following is intended as a brief summary of the law pertaining to appraisal rights under the DGCL. The following, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached as Annex D to this proxy statement.

        Under Section 262 of the DGCL, when a merger is submitted for adoption at a meeting of stockholders, the corporation must notify each of its stockholders entitled to appraisal rights that appraisal rights are available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes the Company's notice to its stockholders of the availability of appraisal rights in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex D.

        Stockholders who may wish to exercise their appraisal rights or may wish to preserve their right to do so should review carefully the discussion in this section and Annex D in its entirety and should consult with their legal advisor, since failure to timely comply with the procedures set forth therein will result in the loss of such rights. A stockholder who loses his, her or its appraisal rights will nonetheless be entitled to receive the $10.25 per share cash merger consideration.

        Stockholders wishing to exercise the right to demand appraisal of their shares of Company common stock under Section 262 of the DGCL must satisfy each of the following conditions:

  •
  The stockholder must not vote his, her or its shares of Company common stock in favor of the adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who wishes to exercise appraisal rights must provide instructions in any such proxy to vote against the adoption of the merger agreement or otherwise attend the special meeting and vote against the adoption of the merger agreement, or abstain from voting.

  •
  As more fully described below, the stockholder must deliver to the Company a written demand for appraisal of his, her or its shares of Company common stock before the vote on the adoption of the merger agreement at the special meeting is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting "AGAINST" or failing to vote "FOR" the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

  •
  The stockholder must hold his, her or its shares of Company common stock, either of record or beneficially, on the date of making the demand for appraisal and must continuously hold such shares from the date of making the demand through the effective date of the merger.

  •
  The stockholder (or the surviving corporation in the merger) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Company common stock within 120 days after the effective date of the merger. The surviving corporation of the merger is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is the obligation of the stockholder to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Company common stock within the time prescribed in Section 262 of the DGCL.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the $10.25 per share merger consideration for your shares of Company common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Company common stock.

        All demands for appraisal must be addressed to our Secretary at Staples, Inc., Five Hundred Staples Drive, Framingham, Massachusetts 01702, and must be delivered before the vote on the adoption of the merger agreement is taken at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Company common stock for which appraisal is demanded.

        In addition, the demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of his, her or its shares in connection with the merger. To be effective, a demand for appraisal by a holder of Company common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on the stock ledger of the Company and on his, her or its stock certificate(s), if any.

        Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares.

        If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares are owned of record jointly by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners.

        An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owners.

        A record holder, such as a bank, brokerage firm or other nominee who holds shares as a nominee for several beneficial owners, may exercise appraisal rights with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares of Company common stock in a bank, a brokerage account or other nominee form and wish to exercise appraisal rights, you should consult with your bank or broker or the other nominee to determine the appropriate procedures for the nominee to make a demand for appraisal. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, must act promptly to cause the record holder to properly follow the steps summarized herein and perfect appraisal rights in a timely manner.

        Within 10 days after the effective date of the merger, the surviving corporation in the merger will provide notice of the date the merger has become effective to each former stockholder of the Company who has properly demanded an appraisal of their shares of Company common stock under Section 262 of the DGCL and who has not voted in favor of the adoption of the merger agreement. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the merger consideration offered pursuant to the merger agreement. Any attempt to withdraw made more than 60 days after the effective date of the merger will require the written approval of the surviving corporation. No appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery, which approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or, except with respect to a stockholder that withdraws his, her or its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be greater than, less than, or the same as the value of the merger consideration offered pursuant to the merger agreement.

        Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation or present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the time period and in the manner prescribed in Section 262 of the DGCL could nullify the stockholder's previously submitted written demand for appraisal.

        Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such beneficial owner, shall, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement must be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly and timely filed by a stockholder, the stockholder must deliver a copy of the petition to the surviving corporation, and the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on such list at the addresses therein stated. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. The Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company common stock eligible for appraisal or the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

        After the Delaware Court of Chancery's determination of the stockholders entitled to appraisal of their shares of our common stock, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Company common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest, if any, by the surviving corporation to the stockholders entitled thereto. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation pursuant to Section 262 of the DGCL and who has submitted such stockholder's stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.

        In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. The Company does not anticipate offering greater than the merger consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the fair value of the Common Stock shares is less than the merger consideration.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the merger, be entitled to vote such shares for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration, without interest, for shares of his, her or its common stock pursuant to the merger agreement.

        In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

 DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

        If the merger is consummated, the Company common stock will be delisted from the Nasdaq Stock Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company common stock.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

        In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the Nasdaq Stock Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

        Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior proposal. See "The Merger Agreement—Termination" beginning on page [—].

        Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be obligated to pay us a termination fee. See "The Merger Agreement—Termination Fees" beginning on page [—].

OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the merger is not consummated, we expect to hold our 2018 annual meeting of stockholders, which we refer to as the 2018 annual meeting, in June 2018, although the Company reserves the right to delay its annual meeting as may be permitted under applicable law.

        If the merger is not consummated and we hold our 2018 annual meeting within 30 days before or after the date of our 2017 annual meeting of stockholders, under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2018 annual meeting and who wishes the proposal to be included in the proxy statement and proxy card for that meeting, must submit the proposal in writing to: Corporate Secretary, Staples, Inc., Five Hundred Staples Drive, Framingham, Massachusetts 01702, before not later than December 27, 2017. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

        If you wish to present a proposal or nominate a director candidate for election at the 2018 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must give us advance notice and provide the information required by our by-laws, including but not limited to, information regarding the identity of the stockholder or beneficial owner, their holdings in the Company's securities, agreements or compensation relating to such nomination or matter, and any derivatives or other arrangements to mitigate risk or change voting power. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholder for a vote at the meeting. For our 2018 annual meeting, our Corporate Secretary generally must receive such a notice at Five Hundred Staples Drive, Framingham, Massachusetts 01702 not later than 90 days and no earlier than 120 days prior to the first anniversary of our 2017 annual meeting. However, if the date of our 2018 annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2018 annual meeting and not later than the later of (i) the 90th day prior to the 2018 annual meeting and (ii) the tenth day following the day on which public announcement of the date of the 2018 annual meeting is made or notice for the 2018 annual meeting was mailed, whichever occurs first.

        Our proxy access bylaw allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article I, Section 7.4 of our by-laws. Notice of any such nomination must be received by the Corporate Secretary at Five Hundred Staples Drive, Framingham, Massachusetts 01702, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting. For the 2018 annual meeting, notice of proxy access nominations must be received no earlier than February 12, 2018 and no later than March 14, 2018. However, if the date of our 2018 annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2017 annual meeting and not later than the later of (i) the 90th day prior to the 2017 annual meeting and (ii) the tenth day following the day on which public announcement of the date of the 2018 annual meeting is made or notice for the 2018 annual meeting was mailed, whichever occurs first.

Stockholders Sharing the Same Address

        Some banks, brokerage firms and other nominee record holders may be participating in the practice of "householding." This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you write, call or email us at:

  Staples, Inc.
  Five Hundred Staples Drive
  Framingham, Massachusetts 01702
  Attention: Investor Relations
  (508) 253-5000
   investor@staples.com

        If you would like to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address, phone number or email address.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, www.staples.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (filed with the SEC on March 9, 2017);

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2017 (filed with the SEC on May 16, 2017);

  •
  Current Reports on Form 8-K filed with the SEC on February 2, 2017, June 13, 2017, June 28, 2017 and June 30, 2017; and

  •
  Definitive Proxy Statement for our 2017 annual meeting of stockholders filed with the SEC on April 20, 2017.

        Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to our Secretary at the Company's address, which is Staples, Inc., Five Hundred Staples Drive, Framingham, Massachusetts 01702, telephone (508) 253-5000; or from our proxy solicitor, D.F. King (toll-free at (866) 796-7179); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

STAPLES, INC.,

ARCH MERGER SUB INC.

and

ARCH PARENT INC.

Dated as of June 28, 2017

ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of this 28th day of June, 2017, by and among Arch Parent Inc., a Delaware corporation (the "Parent"), Arch Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), and Staples, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the parties intend that Merger Sub, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, merge with and into the Company, with the Company continuing as the surviving corporation of such merger (the "Merger");

        WHEREAS, the Company Board has as of the date hereof unanimously (a) determined and declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other Transactions on the terms and subject to the conditions set forth herein, (b) adopted, approved and declared the advisability of this Agreement, the Merger and the other Transactions, (c) declared that the terms of the Merger are fair to the Company and the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders at the Company Stockholders Meeting for their adoption and recommended that the Company's stockholders adopt this Agreement;

        WHEREAS, the respective board of directors of the Parent and the Merger Sub have adopted, approved and declared it advisable for the Parent and the Merger Sub to enter into this Agreement and to consummate the Merger and the other Transactions, upon the terms and subject to the conditions set forth herein; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, investment funds or accounts managed or advised by each of Sycamore Partners II, L.P., and the other investment funds or managed accounts party to a Limited Guarantee dated as of the date hereof and delivered to the Company concurrently with the execution of this Agreement (each, a "Guarantor" and together, the "Guarantors") are entering into the Limited Guarantees with respect to certain obligations of Parent and Merger Sub under this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Merger Sub and the Company, intending to be legally bound, hereby agree as follows:

 ARTICLE I

THE MERGER

        1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Merger Sub shall merge with and into the Company at the Effective Time.

        1.2    Effective Time of the Merger.     Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent, Merger Sub and the Company shall cause a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") to be duly prepared, executed and acknowledged in accordance with the relevant provisions of the DGCL and filed with the Secretary of State. The Merger shall become effective upon the due filing of the Certificate of Merger with the Secretary of State or at such subsequent time or date as the Parent and the Company shall agree and specify in the Certificate of Merger (the "Effective Time").

        1.3    Closing.     Subject to the satisfaction or waiver (to the extent permitted herein and by applicable law) of the conditions set forth in Article VII, the Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 as soon as practicable (but in any event no later than the third Business Day) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions) shall be satisfied or waived in accordance with this Agreement, or at such other date, time or place as the parties hereto shall agree in writing; provided that, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), then, subject to the continued satisfaction or waiver of the conditions set forth in Article VII at such time, the Closing shall occur instead on the earliest of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days' prior written notice to the Company, (b) the third (3rd) Business Day following the final day of the Marketing Period or (c) such other date, time or place as agreed to in writing by Parent and the Company.

        1.4    Effects of the Merger.     At the Effective Time (a) the separate existence of the Merger Sub shall cease, the Merger Sub shall be merged with and into the Company and the Company shall continue as the Surviving Corporation in the Merger and (b) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended in accordance with the DGCL. In addition, subject to Section 6.6(b) hereof, the Parent shall cause the bylaws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Sub therein shall be changed to refer to the name of the Company, and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL and in this Agreement.

        1.5    Directors and Officers of the Surviving Corporation.     The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the term of office set forth in certificate of incorporation and bylaws of the Surviving Corporation and until their successors are duly elected and qualified.

 ARTICLE II

TREATMENT OF COMPANY SECURITIES

        2.1    Conversion of Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Merger Sub, the Parent or the holder of any shares of the capital stock of the Company or capital stock of the Merger Sub:

          (a)    Capital Stock of the Merger Sub.    Each share of the common stock, par value $0.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by any Subsidiary of the Company, the Parent, the Merger Sub or any other Affiliate of the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be paid or delivered in exchange therefor.

          (c)    Merger Consideration for Company Common Stock.    Except as otherwise agreed in writing between the holder and Parent, subject to Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) shall be automatically converted into the right to receive $10.25, without interest thereon (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Uncertificated Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) in accordance with the provisions of Section 2.2.

          (d)    Adjustments to Merger Consideration.    The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

        2.2    Surrender of Certificates.

          (a)    Paying Agent.    At or prior to the Effective Time, the Parent shall (i) enter into an agreement (in form and substance reasonably acceptable to the Company) with the Paying Agent for the Paying Agent to act as paying agent for the Merger and (ii) deposit, or cause to be deposited (including by directing that available cash of the Company and/or its Subsidiaries (including, if requested by Parent no later than three (3) Business Days prior to Closing, any cash proceeds received upon liquidating any investments held in highly liquid short-term interest-bearing investments in the United States) be deposited with the Paying Agent at the Effective Time), with the Paying Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Paying Agent in accordance with this Section 2.2, the Payment Fund. The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available); provided, however, that no gain or loss thereon shall affect the amounts payable hereunder and the Parent shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy the Parent's obligation to pay the Merger Consideration under this Agreement. Any interest and other income resulting from such investments (net of any losses) shall be paid to the Parent pursuant to Section 2.2(e). In the event the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 2.2(b), including any such diminishment as a result of investment losses, the Parent shall, or shall cause the Surviving Corporation to, immediately deposit additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments.

          (b)    Exchange Procedures.

              (i)  Promptly (and in any event within five (5) Business Days) after the Effective Time, the Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (A) a letter of transmittal (which shall (1) be prepared prior to the Closing, (2) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(g)) to the Paying Agent, and (3) otherwise be in such form and have such provisions as may be reasonably acceptable to the Parent and the Company), and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(g)) in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be promptly paid in exchange therefor a cash amount in immediately available funds equal to (1) the number of shares of Company Common Stock formerly represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) multiplied by (2) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.

             (ii)  Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Uncertificated Shares shall, upon receipt by the Paying Agent of an "agent's message" in customary form with respect to any Uncertificated Share (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), be promptly paid the Merger Consideration in respect of such Uncertificated Share, and such Uncertificated Share shall forthwith be cancelled.

          (c)    Interest; Transfers; Rights Following the Effective Time.    No interest will be paid or accrued on the cash payable upon the surrender of such Certificates or Uncertificated Shares. In the event of a transfer of ownership of a Certificate or Uncertificated Shares which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Shares is registered, if, in the case of a Certificate, such Certificate is presented to the Paying Agent, and in each case the transferor provides to Paying Agent (i) all documents required to evidence and effect such transfer and (ii) evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate and all Uncertificated Shares (other than Certificates or Uncertificated Shares representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1(c).

          (d)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration paid upon the surrender of Certificates and cancellation of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates and Uncertificated Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to Section 2.2(e).

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Uncertificated Shares for one year after the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it) shall be delivered to the Parent, upon demand, and any holder of a Certificate or Uncertificated Shares who has not previously complied with this Section 2.2 shall be entitled to receive only from the Parent or the Surviving Corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for Merger Consideration, without interest.

          (f)    No Liability.    To the extent permitted by applicable law, none of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates or Uncertificated Shares shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if reasonably required by the Parent, the posting by such Person of a bond in such reasonable and customary amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

        2.3    Company Stock Plans.

          (a)   Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the Effective Time, each then-outstanding and unexercised Company Stock Option shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of shares of Company Common Stock then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest thereon and subject to all applicable withholding. Parent shall cause the Surviving Corporation to pay the aggregate amount payable by the Surviving Corporation to the holders of such Company Stock Options pursuant to the preceding sentence, without any interest thereon and subject to all applicable withholding, upon the later of (A) five (5) Business Days after the Closing Date and (B) the date of the Company's first regularly scheduled payroll after the Closing Date. In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

          (b)   Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the Effective Time:

              (i)  each Company RSU that will become vested, by its terms, as a result of the Closing of the Merger shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Merger Consideration. Parent shall cause the Surviving Corporation to pay the aggregate amount payable by the Surviving Corporation to the holders of such Company RSUs pursuant to the preceding sentence, without any interest thereon and subject to all applicable withholding, upon the later of (I) five (5) Business Days after the Closing Date and (II) the date of the Company's first regularly scheduled payroll after the Closing Date;

             (ii)  each Company RSU that will not be vested, by its terms, on or before the Closing Date shall automatically be canceled and converted into the contingent right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Merger Consideration; provided that such cash payment shall not be paid at the Effective Time but shall instead be subject to the holder of such Company RSU being in continuous service to the Surviving Corporation as an employee or consultant until the earlier of (I) any date on which the original vesting conditions applicable to the underlying Company RSU, including, and taking into account, any accelerated vesting provisions set forth therein, are satisfied and (II) the date 180 days following the Closing Date (such earlier date, the "RSU Vesting Date"). Parent shall cause the Surviving Corporation to pay the Merger Consideration applicable to such Company RSU to the holder of such Company RSU, without any interest thereon and subject to all applicable withholding, upon the later of (x) five (5) Business Days after the RSU Vesting Date and (y) the date of the Company's first regularly scheduled payroll after the RSU Vesting Date; and

            (iii)  each Company July 2017 RSU that will not be vested, by its terms, on or before the Closing Date shall automatically be canceled and converted into the contingent right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company July 2017 RSU multiplied by (B) the Merger Consideration; provided that such cash payment shall not be paid at the Effective Time but shall instead be subject to the holder of such Company July 2017 RSU being in continuous service to the Surviving Corporation as an employee or consultant until the earlier of (I) any date on which the original vesting conditions applicable to the underlying Company July 2017 RSU, including, and taking into account, any accelerated vesting provisions set forth therein, are satisfied and (II) the date that is the last day of the 10th month following the Closing Date (such earlier date, the "July 2017 RSU Vesting Date"). Parent shall cause the Surviving Corporation to pay the Merger Consideration applicable to such Company July 2017 RSU to the holder of such Company July 2017 RSU, without any interest thereon and subject to all applicable withholding, upon the later of (x) five (5) Business Days after the July 2017 RSU Vesting Date and (y) the date of the Company's first regularly scheduled payroll after the July 2017 RSU Vesting Date.

          (c)   Except as otherwise agreed upon in writing between the holder and Parent, effective as of immediately prior to the Effective Time:

              (i)  each Company Performance Share Award that is then outstanding and unvested and that is held by a former employee of the Company (as determined immediately prior to the Effective Time) shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the target number of shares of Company Common Stock subject to such Company Performance Share Award, as pro-rated in accordance with the terms of the applicable Company Performance Share Award agreement, multiplied by (B) the Merger Consideration. Parent shall cause the Surviving Corporation to pay the aggregate amount payable by the Surviving Corporation to the holders of such Company Performance Share Awards pursuant to the preceding sentence, without any interest thereon and subject to all applicable withholding, upon the later of (x) five (5) Business Days after the Closing Date and (y) the date of the Company's first regularly scheduled payroll after the Closing Date; and

             (ii)  each Company Performance Share Award that is then outstanding and unvested and that is held by a person who is an employee of the Company immediately prior to the Effective Time shall automatically be canceled and converted into the contingent right to receive from the Surviving Corporation an amount of cash equal to the product of (A) the target number of shares of Company Common Stock subject to such Company Performance Share Award multiplied by (B) the Merger Consideration; provided that such cash payment shall not be paid at the Effective Time but shall instead be subject to the holder of such Company Performance Share Award being in continuous service to the Surviving Corporation as an employee or consultant until the earlier of (A) the date on which the original vesting conditions applicable to the underlying Company Performance Share Award, including, and taking into account, any accelerated vesting provisions set forth therein, are satisfied and (B) the date 180 days following the Closing Date (such earlier date, the "Performance Share Vesting Date"). Parent shall cause the Surviving Corporation to pay the Merger Consideration applicable to such Company Performance Share Award to the holder of such Company Performance Share Award, without interest thereon and subject to all applicable withholding, upon the later of (x) five (5) Business Days after the Performance Share Vesting Date and (y) the date of the Company's first regularly scheduled payroll after the Performance Share Vesting Date, provided that in no event shall the amount payable pursuant to this Section 2.3(c)(ii) be paid later than March 15 of the calendar year following the year in which the Closing occurs.

          (d)   The Parent shall cause the Surviving Corporation to maintain at all times from and after the Effective Time sufficient liquid funds to satisfy its obligations pursuant to Section 2.3(a), Section 2.3(b) and Section 2.3(c).

          (e)   As soon as practicable following the execution of this Agreement, (i) the Company shall mail or provide via email to each Person who is a holder of Company Stock Options, Company RSUs, Company July 2017 RSUs or Company Performance Share Awards a letter describing the treatment of and payment for such equity awards pursuant to this Section 2.3 and providing instructions for use in obtaining payment therefor, and (ii) the Company Board shall take all such actions as are required to provide for the treatment of such equity awards pursuant to this Section 2.3 and the termination of the Company Stock Plans conditioned upon, and effective immediately after, the Effective Time.

          (f)    The Parent and the Company may agree to treat equity compensation held by Company employees subject to non-U.S. law in a manner other than that contemplated above in this Section 2.3 to the extent necessary to take into account applicable non-U.S. law or Tax or employment considerations.

          (g)   The only "Offering Period" in effect as of the date of this Agreement (as such term is defined in the Company ESPP) ends June 30, 2017 (which is the "Exercise Date" (as such term is defined in the Company ESPP) for such Offering Period). Any options granted under the Company ESPP with respect to such Offering Period that are outstanding as of such June 30, 2017 Exercise Date shall be exercised on such date in accordance with the existing terms of the

  Company ESPP. As soon as practicable following the date of this Agreement, the Company Board shall take all such actions as are required to provide that, (i) no new Offering Periods will commence, nor will the existing Offering Period be extended, following the date of this Agreement; (ii) no new individuals will be permitted to enroll in the Company ESPP following the date of this Agreement; (iii) with respect to the Offering Period in effect as of the date of this Agreement, no existing participant will be permitted to increase his or her rate of deductions and purchases following the date of this Agreement; and (iv) no shares of Company Common Stock will be issued under the Company ESPP except with respect to the June 30, 2017 Exercise Date, as set forth above. In any event, the Company Board shall terminate the Company ESPP prior to the Effective Time.

        2.4    Dissenting Shares.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

          (b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1, without interest, and shall not thereafter be deemed to be Dissenting Shares.

          (c)   The Company shall give the Parent: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice, withdrawal or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand; and (ii) the right to participate in, direct and control all negotiations and proceedings with respect to any such demand, notice, withdrawal or instrument. The Company shall not settle or pay or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument or agree to do any of the foregoing unless the Parent shall have given its written consent to such settlement, payment or payment or settlement offer.

        2.5    Withholding Rights.     Each of the Parent, the Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any other recipient of payments hereunder any amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld and timely remitted by the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder or other recipient in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent and the Merger Sub that the statements contained in this Article III are true and correct, except (a) as disclosed in the Company SEC Reports filed with or furnished to the SEC since January 1, 2015 and prior to the date of this Agreement (excluding, in each case, disclosures set forth under the headings "Risk Factors" or "Forward-Looking Statements" of such filings and any similar disclosures that are cautionary, predictive or forward-looking in nature) to the extent that it is reasonably apparent solely from a reading of the text of such reports that such disclosure is applicable to any section or subsection of this Article III; provided that nothing in the Company SEC Reports shall be deemed to modify or qualify the representations and warranties set forth in Section 3.2 (Capitalization), Section 3.4(a) (Authority) and the first sentence of Section 3.7 (Absence of Company Material Adverse Effect) or (b) as set forth herein or in the Company Disclosure Schedule, subject to Section 10.13.

        3.1    Organization, Standing and Power.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had and would not be reasonably likely to have a Company Material Adverse Effect. The Company has publicly filed correct and complete copies of the Company's certificate of incorporation and bylaws (and all amendments thereto) as in effect on the date of this Agreement.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company as of the date of this Agreement consists of 2,100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). The Company Common Stock and the Company Preferred Stock are entitled to the rights and privileges set forth in the Company's certificate of incorporation. As of the Capitalization Date, (i) 653,441,161 shares of Company Common Stock were issued and outstanding (not including shares held in treasury, but including, for the avoidance of doubt, shares of Company Common Stock held by or on behalf of the Company 401(k) Plan), (ii) 301,241,189 shares of Company Common Stock were held in treasury, (iii) an aggregate of 1,465,991 shares of Company Common Stock were subject to outstanding purchase rights pursuant to the Company ESPP (with such outstanding purchase rights limited exclusively to the offering period ending June 30, 2017, and with the number of shares calculated in accordance with the assumptions set forth on Section 3.2(a) of the Disclosure Schedule), and (iv) no shares of Company Preferred Stock were issued or outstanding. Between the Capitalization Date and the execution of this Agreement, no shares of Company Common Stock have been issued except pursuant to the terms of Company Stock Options, Company RSUs or Company Performance Share Awards outstanding as of the Capitalization Date to the extent required or permitted under the terms thereof as in effect on the Capitalization Date.

          (b)   Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, of all Company Stock Plans, indicating for each Company Stock Plan, as of such date, (i) the aggregate number of shares of Company Common Stock issued under such Company Stock Plan, (ii) the aggregate number of shares of Company Common Stock subject to outstanding Company Stock Options under such Company Stock Plan and, for each Company Stock Option, the name of the holder, the grant date, the expiration date, the vesting schedule, the exercise price per share, and the number of shares of Company Common Stock subject thereto, (iii) the aggregate number of shares of Company Common Stock reserved for future issuance under such Company Stock Plan, (iv) the weighted average exercise price of the outstanding Company Stock Options under such Company Stock Plan, (v) the aggregate number of shares of Company Common Stock that are subject to Company RSUs and, for each Company RSU, the name of the holder, the grant date, the vesting schedule, and the number of shares of Company Common Stock subject thereto, and (vi) the aggregate number of shares of Company Common Stock that are subject to Company Performance Share Awards (assuming applicable performance criteria were deemed satisfied at target performance) and, for each Company Performance Share

  Award, the name of the holder, the grant date, the performance period, and the target number of shares of Company Common Stock subject thereto. The Company has made available to the Parent complete and accurate copies of all (A) Company Stock Plans, (B) forms of stock option agreements evidencing Company Stock Options, (C) forms of agreements evidencing Company RSUs and Company Performance Share Awards and (D) forms of agreements evidencing any other equity or equity-linked award or compensation arrangement.

          (c)   Except as set forth in this Section 3.2 and Section 3.2(b) of the Company Disclosure Schedule and for changes since the Capitalization Date resulting from the exercise or settlement of Company Stock Options, Company RSUs, Company July 2017 RSUs granted after the date of this Agreement in accordance with the terms and limitations set forth in Section 5.1(b) of the Company Disclosure Schedule or Company Performance Share Awards outstanding on such date to the extent required or permitted under the terms thereof as in effect on the Capitalization Date, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance, outstanding or authorized and (ii) there are no options, warrants, equity securities, calls, rights, subscriptions, arrangements, understandings or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement or make payments based on the value of any shares of Company Common Stock or other equity securities or equity interests of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has (A) any outstanding stock appreciation rights, phantom stock or similar rights or obligations or (B) outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote or other equity securities of the Company) with the stockholders of the Company on any matter. Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including trusts or proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. Except as described in Section 3.2(c) of the Company Disclosure Schedule, and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries.

          (d)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) of the Company Disclosure Schedule, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is otherwise bound.

          (e)   There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register any shares of Company Common Stock or the capital stock of the Company or any of its non-wholly owned Subsidiaries.

          (f)    As of the Capitalization Date, except for indebtedness (other than indebtedness owed by the Company to any directly or indirectly wholly owned Subsidiary thereof or by any directly or indirectly wholly owned Subsidiary of the Company to the Company or another directly or indirectly wholly owned Subsidiary of the Company) in an aggregate amount of less than $20,000,000, there is no outstanding indebtedness for borrowed money of the Company and its Subsidiaries other than indebtedness reflected on the Company Balance Sheet.

        3.3    Subsidiaries.

          (a)   Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) its jurisdiction of organization; and (iii) in the case of a Subsidiary of the Company that is not wholly owned, the number and type of its outstanding equity securities and a list of the holders thereof. All of the issued and outstanding shares of capital stock of, or other equity securities in, each Subsidiary of the Company (x) have been duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (y) except as set forth in Section 3.3 of the Company Disclosure Schedule, are owned, directly or indirectly, by the Company free and clear of all Liens.

          (b)   Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had and would not be reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or comparable organizational documents) of each material Subsidiary of the Company (and all amendments thereto) as currently in effect.

          (c)   The Company does not own or control, directly or indirectly, any material amount of capital stock of any Person that is not a Subsidiary of the Company.

        3.4    Authority; No Conflict; Required Filings and Consents.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and, assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval, consummate the Merger and the other transactions contemplated hereby. The Company Board, at a meeting duly called and held, by the unanimous vote of all directors, duly adopted resolutions (i) determining and declaring that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein, (ii) adopting, approving and declaring the advisability of this Agreement, the Merger and the other Transactions, (iii) declaring that the terms of the Merger are fair to the Company and the Company's stockholders and (iv) directing that this Agreement be submitted to the Company's stockholders at the Company Stockholders Meeting for their adoption and recommending that the stockholders of the Company adopt this Agreement. Assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval, the execution and delivery of this Agreement and the consummation of the Transactions by the Company have been duly authorized by all necessary corporate action on the part of the

  Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Parent and the Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   The execution and delivery of this Agreement by the Company do not, and (assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8 and receipt of the Company Stockholder Approval) the consummation by the Company of the Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or similar organizational documents of the Company or any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or result (or, with or without notice or lapse of time or both, would result) in the creation or imposition of any Lien on any asset, property or right of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties, rights or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of such other reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the rules and regulations of the Nasdaq Stock Market, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

          (d)   There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        3.5    SEC Filings; Financial Statements; Information Provided.

          (a)   The Company has filed or furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Company with the SEC since January 1, 2015.

  All such registration statements, forms, reports and other documents, as such documents have been amended or supplemented since the time of their filing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed or furnished, complied, or will comply when filed or furnished, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (iii) did not or will not at the time they were or are filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading in any material respect. The Company has not, as of the date hereof, received any written comments from the SEC with respect to any of the Company SEC Reports which remain unresolved.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows, as the case may be, for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that are not material in the aggregate.

          (c)   Subject to the following sentence, (i) the Proxy Statement, on the date the Proxy Statement is first mailed to holders of shares of Company Common Stock, at the time of any amendment or supplement thereto and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading and (ii) the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Proxy Statement. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on any information supplied by or on behalf of the Parent or the Merger Sub expressly for inclusion or incorporation by reference therein.

          (d)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company's principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

          (e)   The Company has established and maintains disclosure controls, procedures and internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) required by

  Rule 13a-15 or 15d-15 under the Exchange Act. Such (i) disclosure controls and procedures are designed to provide reasonable assurance that all information concerning the Company that could have a material effect on the financial statements is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents and (ii) internal controls are designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company's principal executive officer and its principal financial officer have disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (1) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, and (2) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the Nasdaq Stock Market.

        3.6    No Undisclosed Liabilities.     Except as disclosed in the Company Balance Sheet and except for liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet (and, solely for the purposes of this Section 3.6, liability for breach of a Company Material Contract, tort, infringement, misappropriation or dilution shall not be deemed Ordinary Course of Business), the Company and its Subsidiaries do not have any liabilities of any nature that, individually or in the aggregate, have had or would be reasonably likely to have a Company Material Adverse Effect. The Company is not subject to any "Off-Balance Sheet Arrangement" (as defined in Item 303(a) of Regulation S-K under the Securities Act) that have not been so described in the Company SEC Reports.

        3.7    Absence of Certain Changes or Events.     Since the date of the Company Balance Sheet, there has not been any effect, change, event, occurrence or development that, individually or in the aggregate, constituted, or would be reasonably expected to constitute, a Company Material Adverse Effect. From the date of the Company Balance Sheet until the date of this Agreement, except as expressly contemplated hereby, (a) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of the Company or any of its Subsidiaries has taken any action that would have required the consent of the Parent under Section 5.1 of this Agreement (other than paragraphs (b), (g), (h), (j) and (k) of Section 5.1 and paragraph (q) of Section 5.1 as it relates to paragraphs (b), (g), (h), (j) and (k) of Section 5.1) had such action or event occurred after the date of this Agreement.

        3.8    Taxes.

          (a)   The Company and each of its Subsidiaries has filed (or there has been filed on its behalf) all income Tax Returns and all other material Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all material Taxes due and owing by the Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP.

          (b)   No examination or audit of any material Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress, is, to the Company's Knowledge,

  pending or has been proposed in writing. There are no Liens for Taxes on any of the assets or properties of the Company or any of its Subsidiaries.

          (c)   Neither the Company nor any of its Subsidiaries has any material liability for any Taxes of any Person (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor under applicable law, or (ii) pursuant to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements entered into in the Ordinary Course of Business that are not primarily related to Taxes).

          (d)   Neither the Company nor any of its Subsidiaries has entered into any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (e)   Neither the Company nor any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the three-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code.

          (f)    Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        3.9    Real Property.

          (a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement that is complete and accurate in all material respects of all Leased Real Property. Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has subleased such Leased Real Property or any portion thereof in a manner that would interfere in any material respect with the Company's current or anticipated use of such Leased Real Property in the Ordinary Course of Business.

          (b)   Section 3.9(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement that is complete and accurate in all material respects of all Owned Real Property. With respect to each Owned Real Property, except for matters that, individually or in the aggregate, are not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole, the Company or the identified Subsidiary has good and clear record and marketable title to such Owned Real Property, insurable by a recognized national title insurance company at standard rates, free and clear of any Liens, except for recorded easements, covenants and other restrictions of record which do not materially impair the current uses or occupancy of such Owned Real Property. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement obligating the Company or any Subsidiary to purchase any material real property or material interest therein.

        3.10    Intellectual Property.

          (a)   To the Company's Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property used by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

          (b)   Schedule 3.10(b) of the Company Disclosure Schedule sets forth a complete list of all material Company Intellectual Property that is subject to an application or registration with the United States Patent and Trademark Office, the United States Copyright Office or a foreign equivalent thereof. To the Company's Knowledge, all issued patents and registrations for trademarks, service marks and copyrights included in the Company Intellectual Property are subsisting and have not expired or been cancelled.

          (c)   The conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, does not infringe, violate, dilute or constitute a misappropriation of any Intellectual Property of any third party in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole. Between January 1, 2015 and the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any infringement, violation or misappropriation of any Intellectual Property of any third Person in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Company Intellectual Property in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

          (d)   To the Company's Knowledge, the Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of the Company Intellectual Property of a nature that the Company intends to keep confidential.

          (e)   To the Company's Knowledge, no third party is infringing, violating, diluting or misappropriating any of the Company Intellectual Property in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

          (f)    Since January 1, 2015, the Company and its Subsidiaries have complied with all laws, contractual obligations and externally published privacy policies of the Company applicable to the Company or any of its Subsidiaries and related to the privacy of, and the collection, use, disclosure and protection of, personally identifiable information, except for any failures to comply that, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole. From January 1, 2015 through the date of this Agreement, the Company has not received any written notice asserting any violation by the Company or any of its Subsidiaries of any such law, contractual obligation or externally published privacy policy, except for any such violations that, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

          (g)   Except for matters that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the computer systems, including software and hardware, used by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, are sufficient for the immediate needs of the business as it is currently conducted and (ii) the Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans and procedures.

        3.11    Contracts.

          (a)   The Company has made available to the Parent a true, complete and correct copy of, and Section 3.11 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of, each Company Material Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement or by which any of them or any of their respective properties or assets are bound.

          (a)   Each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) or has failed to perform under any Company Material Contract, except for violations or defaults that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

          (b)   Since January 1, 2017, neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

        3.12    Litigation.     Since January 1, 2015 until the date of this Agreement, there has been no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets, in each case that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect. Since January 1, 2015 until the date of this Agreement, there have been no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries or any of their respective properties or assets that, individually or in the aggregate, have had or would be reasonably likely to have a Company Material Adverse Effect.

        3.13    Environmental Matters.

          (a)   To the Company's Knowledge, except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is or, since January 1, 2015, has been, in violation of any Environmental Law or has received written notice of such violation, (ii) there has been no Release or disposal of, or exposure of any Person to, any Hazardous Substance at the Company's owned or leased real property that would reasonably be expected to result in any liability under any Environmental Law and neither the Company nor any of its Subsidiaries has received written notice of any such liability; and (iii) the Company and its Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and its Subsidiaries are and have been since January 1, 2015 in compliance with such permits, licenses and other authorizations.

          (b)   The only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13 and Sections 3.4, 3.5, 3.6, 3.7 and 3.12. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

        3.14    Employee Benefit Plans.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all material Company Employee Plans.

          (b)   With respect to each Company Employee Plan in effect on the date of this Agreement, the Company has made available to the Parent a complete and accurate copy of (i) such Company Employee Plan and all amendments thereto, (ii) the most recently filed annual report (Form 5500) and accompanying schedules, if any, (iii) the most recent determination letter from the Internal Revenue Service, if applicable, and (iv) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan.

          (c)   Each Company Employee Plan has been established, maintained, funded and administered in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms, except for failures to so establish, maintain, fund, or administer such Company Employee Plan as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (d)   With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP, except for failures to make such contributions or accruals for contributions as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (e)   All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that, to the Company's Knowledge, have received opinion or advisory letters, and no such letter has been revoked and revocation has not been threatened, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification.

          (f)    None of the Company, any of its Subsidiaries or any of their ERISA Affiliates (i) maintains or has any actual or contingent liability with respect to a Company Employee Plan that is subject to Section 412 of the Code or Title IV of ERISA or (ii) is obligated to contribute to or has any actual or contingent liability with respect to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) other than any contingent liability that is not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

          (g)   Neither the Company nor any of its Subsidiaries is a party to any (i) agreement or arrangement with any current or former stockholder, director, independent contractor, employee or executive officer of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the Transactions, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, independent contractor, employee or executive officer; or (ii) agreement, plan or arrangement binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the compensation or benefits of which shall be triggered or increased, or the payment, funding or the vesting of the compensation or benefits of which shall be accelerated, by the occurrence of any of the Transactions (either alone or together with any other event) or the value of any of the compensation or benefits of which shall be calculated on the basis of any of the Transactions.

          (h)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions would (either alone or in conjunction with any other event) give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, reimburse or indemnify any individual with respect to any Taxes, including those imposed pursuant to Sections 409A or 4999 of the Code.

          (i)    None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by Section 4980B of the Code (or similar state law) and for which the covered individual pays the full cost of coverage or where the liabilities of the Company and its Subsidiaries are not reasonably expected to be material.

          (j)    Except as has not had or would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, there are no pending or, to the Company's Knowledge, threatened actions, claims, proceedings, or suits (other than routine claims for benefits in accordance with the terms of the applicable Company Employee Plan) or audits or investigations by any Governmental Entity on behalf or, with respect to or against any of the Company Employee Plans, trusts related thereto, or fiduciaries acting with respect to any Company Employee Plan.

        3.15    Compliance With Laws.

          (a)   The Company and each of its Subsidiaries is and, since January 1, 2015 has been, in compliance with, and is not in violation of, any applicable statute, law, judgment, order, decree or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (b)   Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any of their respective directors, officers, employees or agents has since January 1, 2012 violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other anti-bribery or anti-corruption laws, except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (c)   The Company and its Subsidiaries are in compliance with all applicable export control laws, including those administered by the U.S. Department of Commerce and the U.S. Department of State, and applicable asset control laws, including those administered by the U.S. Department of the Treasury, except for failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

        3.16    Permits; Regulatory Matters.     Since January 1, 2015, the Company and its Subsidiaries have all authorizations, permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such authorizations, permits, licenses and franchises the absence of which, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (the "Company Permits"). The Company Permits are in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. Since January 1, 2015 (to the extent applicable), the Company and each of its Subsidiaries have been in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        3.17    Labor Matters.     The Company and its Subsidiaries have complied with all applicable laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, plant closures and layoffs, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and employee and independent contractor classification, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. There are no pending or, to the Company's Knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries. Neither the Company nor its Subsidiaries are party to or bound by any contract or relationship with any trade union, works council, or other labor organization with respect to employees. To the Company's Knowledge, in the past three (3) years, there has been no union organizing activity among employees of the Company or its Subsidiaries, Except as, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company and its Subsidiaries: (i) have paid all wages, salaries, wage premiums, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former employees and independent contractors under applicable law, contract or policy; and (ii) are not liable for any fines, taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

        3.18    Opinion of Financial Advisor.     Barclays Capital Inc., a financial advisor of the Company, has delivered to the Company Board an opinion to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, factors, limitations and assumptions set forth therein, the Merger Consideration to be offered to the holders of Company Common Stock (other than any shares held by the Company as treasury stock, shares held by Parent or any subsidiary of either the Company or Parent and any Dissenting Shares) pursuant to the Merger as provided in this Agreement is fair, from a financial point of view, to such holders. In addition, Morgan Stanley & Co. LLC (together with Barclays Capital Inc., the "Financial Advisors"), a financial advisor to the Company, has delivered to the Company Board an opinion to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, factors, limitations and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than any shares held by the Company as treasury stock, shares held by Parent or any subsidiary of either the Company or Parent and any Dissenting Shares) pursuant to the Merger as provided in this Agreement is fair, from a financial point of view, to such holders. As promptly as practicable following the date hereof, a complete and executed copy of such opinions thereof will be delivered to Parent for informational purposes only.

        3.19    Section 203 of the DGCL.     Assuming the accuracy of the representations and warranties of the Parent and the Merger Sub in Section 4.8, the Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other Transactions.

        3.20    Brokers.     No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the Transactions, except as disclosed in Section 3.20 of the Company Disclosure Schedule. Neither Financial Advisor is entitled to, nor has the Company or its Subsidiaries agreed to pay to either Financial Advisor, compensation, fees and/or expenses in connection with the Transactions in excess of the amount set forth in Section 3.20 of the Company Disclosure Schedule.

        3.21    Insurance.     Except as has not had and would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (b) the Company and its Subsidiaries are not in default under any such insurance policy and (c) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

        3.22    Suppliers.     Listed in Section 3.22 of the Company Disclosure Schedules are the names of the ten (10) most significant suppliers (by dollar volume of purchases) of the Company (each, a "Significant Supplier") for the fiscal year ended January 28, 2017 and the approximate dollar amount purchased from each such supplier during such period. From January 1, 2016 through the date of this Agreement, to the Company's Knowledge, neither the Company nor any of its Subsidiaries has received any written notice from a Significant Supplier that such Significant Supplier has ceased, or will cease, to supply or make available all or substantially all of the products, equipment, goods or services currently supplied to the Company or its Subsidiaries by such Significant Supplier, as applicable, following the date hereof.

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB

        The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article IV are true and correct.

        4.1    Organization, Standing and Power.     Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of the certificate or articles of incorporation and bylaws, or similar organizational documents as amended through the date of this Agreement, of Merger Sub and Parent.

        4.2    Authority; No Conflict; Required Filings and Consents.

          (a)   Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated hereby. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement by the Parent and the Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Merger Sub (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The execution and delivery of this Agreement by each of the Parent and the Merger Sub do not, and the consummation by the Parent and the Merger Sub of the Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Parent or the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Parent or the Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of common stock of the Parent are listed for trading is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement by the Parent or the Merger Sub or the consummation by the Parent or the Merger Sub of the Transactions, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement under the Exchange Act, (iv) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the rules and regulations of the Nasdaq Stock Market, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, are not reasonably likely to have a Parent Material Adverse Effect.

          (d)   No vote of the holders of any class or series of the Parent's capital stock or other securities is necessary for the consummation by the Parent of the Transactions.

        4.3    Information Provided.     The information supplied or to be supplied by or on behalf of the Parent for inclusion in the Proxy Statement, on the date the Proxy Statement is first mailed to holders of shares of Company Common Stock, at the time of any amendment or supplement thereto and at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading in any material respect.

        4.4    Operations of the Merger Sub.     The Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        4.5    Financing.     Parent has delivered to the Company true and complete copies, including all exhibits and schedules thereto, of (a) the executed commitment letters, dated as of the date hereof (collectively, the "Equity Funding Letters" and each, an "Equity Funding Letter"), from the Guarantors, pursuant to which the Guarantors (the "Equity Financing Sources") have agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amounts set forth therein (the "Equity Financing") and (b) the executed commitment letter and Redacted Fee Letter (together with the term sheet and any other annexes, exhibits, schedules and other attachments thereto), dated as of the date hereof (collectively, the "Debt Commitment Letter" and, together with the Equity Funding Letters, the "Financing Letters"), from the Debt Financing Sources, pursuant to which the Debt Financing Sources have agreed to provide, severally and not jointly, subject to the terms and conditions therein, debt financing in the amounts set forth therein (such debt financing being collectively referred to as the "Debt Financing" and, together with the Equity Financing, collectively referred to as the "Financing") for purposes of financing the Transactions and the related fees and expenses to be incurred by Parent in connection therewith. As of the date of this Agreement, neither of the Financing Letters has been amended or modified, no such amendment or modification is contemplated, none of the respective obligations and commitments contained in such letters have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Financing Letters that are payable on or prior to the date hereof. Assuming the Financing is funded in accordance with the Financing Letters, the accuracy in all material respects of the representations and warranties set forth in Sections 3.2, 3.5(b), 3.6 and 3.7(b) (as it relates to Section 5.1(a)) and performance in all material respects by the Company of its obligations under Sections 5.1(a) and 5.1(g), the net proceeds contemplated by the Financing Letters (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Debt Commitment Letter), together with the cash of the Company and its Subsidiaries as of the Effective Time (it being acknowledged that the Company makes no representation or warranty as to the amount or availability of cash as of the Effective Time), will in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by, or required in connection with the transactions described in, this Agreement, the Equity Funding Letters or the Debt Commitment Letter) and any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Company Stock Options, Company RSUs, Company July 2017 RSUs and Company Performance Share Awards under this Agreement) and to pay all related fees and expenses of Parent and Merger Sub. The Financing Letters are (x) legal, valid and binding obligations of Parent and Merger Sub, as applicable, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto, (y) enforceable in accordance with their respective terms against Parent and Merger Sub, as applicable, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto, in each case except as such enforceability may be limited by the Bankruptcy and Equity Exception and (z) in full force and effect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or any other parties thereto under the Equity Funding Letters or the Debt Commitment Letter. As of the date of this Agreement, Parent does not have any reason to believe that it or any of the other parties to the Financing Letters will be unable to satisfy on a timely basis any term or condition of the Financing Letters required to be satisfied by it, that the conditions thereof will not otherwise be satisfied or that the full amount of the Financing will not be available on the Closing Date. The only conditions precedent or other contingencies (including market "flex" provisions) related to the obligations of the Guarantor to fund the full amount of the Equity Financing and the lenders to fund the full amount of the Debt Financing are those expressly set forth in the Equity Funding Letters and the Debt Commitment Letter, respectively. As of the date of this Agreement, there are no side letters or other Contracts or arrangements to which Parent or any of its Affiliates are a party related to the Financing other than as expressly contained in the Financing Letters and delivered to the Company prior to the date hereof (other than any customary engagement letter or any side letter solely with respect to the payment of de minimis fees, credits, and/or appointment of roles and/or titles, in each case that does not impact the conditionality or amount of the Financing and would not reasonably be expected to prevent, impair or delay the consummation of the Financing).

        4.6    Limited Guarantees.     Concurrently with the execution of this Agreement, Parent has delivered to the Company a duly executed limited guarantee of each Guarantor, dated as of the date of this Agreement, in favor of the Company in respect of Parent's obligation to pay the Parent Termination Fee and certain of Parent's and Merger Sub's other payment or reimbursement obligations arising under, or in connection with, this Agreement and the Transactions, up to the aggregate amount set forth therein (the "Limited Guarantee"), subject to the terms and conditions set forth therein. Each Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of the Guarantor party thereto, enforceable against such Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor under such Limited Guarantee.

        4.7    Solvency.     None of Parent, Merger Sub or the Guarantor is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) satisfaction or waiver of the conditions to Parent's and Merger Sub's obligation to consummate the Merger, (b) any estimates, projections or forecasts prepared by the Company or its Representatives and made available to Parent, Merger Sub or their Representatives prior to the date hereof have been prepared in good faith based upon reasonable assumptions (it being understood that the Company is not making any representation and warranty with respect thereto as a result of such assumption in this clause (b)) and (c) the accuracy of the representations and warranties set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving any effect to any "knowledge", "materiality" or "Company Material Adverse Effect" qualification or exception), including the representations and warranties set forth in Section 3.5, and after giving effect to the Transactions, any alternative financing incurred in accordance with Section 6.11 and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Financing Letters, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses of Parent and Merger Sub, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Transactions and in the event either the USR ABL Borrower (as defined in the Debt Commitment Letter) or CAR ABL Borrower (as defined in the Debt Commitment Letter) have borrowed funds under the Debt Financing on the Closing Date to finance the Transactions, each of such CAR ABL Borrower and such USR ABL Borrower will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (d) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

        4.8    Section 203 of the DGCL.     As of the date of this Agreement, neither the Parent nor the Merger Sub, nor any of their respective "Affiliates" or "Associates" (as those terms are defined in Section 203 of the DGCL) (a) directly or indirectly "owns" or, within the three (3) years prior to the date hereof, has "owned," beneficially or otherwise, any shares of Company Common Stock, any other securities of the Company or any options, warrants or other rights to acquire shares of Company Common Stock or other securities of the Company, or any other economic interest (through derivative securities or otherwise) in the Company, or (b) has been an "Affiliate" or "Associate" (as those terms are defined in Section 203 of the DGCL) of the Company at any time during the three (3) years prior to the date hereof. Assuming the accuracy of the Company's representations and warranties set forth in Section 3.2(a) and the second sentence of Section 3.4(a), the restrictions contained in Section 203 of the DGCL do not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other Transactions.

        4.9    Litigation.     As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending and of which the Parent has been notified or, to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries, in each case that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against the Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.

        4.10    Other Agreements or Understandings.     There are no contracts, agreements or other arrangements or understandings (whether oral or written) or commitments to enter into contracts, agreements or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub, the Guarantor or any of their Affiliates, on the one hand, and any member of the Company's management or the Company Board, on the other hand or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Superior Proposal.

        4.11    Brokers.     No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Parent or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the Transactions for which the Company or any of its Subsidiaries would have any obligations or liabilities prior to the Effective Time.

        4.12    Independent Investigation.     Each of the Parent and the Merger Sub acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company's Subsidiaries and that each of the Parent and the Merger Sub and its Representatives have received access to certain books and records, facilities, equipment, contracts and other assets of the Company and the Company's Subsidiaries that it and its Representatives have requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of the Company and the Company's Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company's Subsidiaries.

        4.13    No Other Company Representations or Warranties.     The Parent and the Merger Sub hereby acknowledge and agree that, except for the representations and warranties set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule) and in any certificate delivered pursuant to this Agreement, none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person acting on behalf of the Company, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person acting on behalf of the Parent, or, except as otherwise expressly set forth in this Agreement or any certificate delivered pursuant to this Agreement, had or has any duty or obligation to provide any information to the Parent, the Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person acting on behalf of Parent, in connection with this Agreement, the transactions contemplated hereby or otherwise.

        4.14    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.     In connection with the due diligence investigation of the Company by the Parent and the Merger Sub and their respective Affiliates, stockholders and Representatives, the Parent and the Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof (including pursuant to Section 6.3(b) ) from the Company and its Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. The Parent and the Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Parent and the Merger Sub are familiar, that the Parent and the Merger Sub are taking responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that the Parent and the Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective Affiliates, stockholders or Representatives, or any other Person acting on behalf of the Company, with respect thereto. Accordingly, the Parent and the Merger Sub hereby acknowledge and agree that none of the Company or any of its Subsidiaries, nor any of their respective Affiliates, stockholders or Representatives, nor any other Person acting on behalf of the Company, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), in each case, other than the express representations and warranties set forth in this Agreement or any certificate delivered in connection with this Agreement.

ARTICLE V

CONDUCT OF BUSINESS

        5.1    Covenants of the Company.     Except as otherwise expressly contemplated or required by this Agreement, as required by applicable law or by any Company Material Contract in effect on the date hereof and made available to the Parent, as set forth in Section 5.1 of the Company Disclosure Schedule, or with the Parent's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to act and carry on its business in the Ordinary Course of Business, to preserve intact its business organization (except for actions taken by the Company upon the direction of Parent in accordance with Section 6.15) and to preserve satisfactory business relationships with its Significant Suppliers and material customers, licensors, licensees, lessors, Governmental Entities, creditors and others having material business dealings with the Company. Without limiting the generality of the foregoing, except as otherwise expressly contemplated or required by this Agreement, as required by applicable law, as set forth in Section 5.1 of the Company Disclosure Schedule, or with the Parent's prior written consent (which shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Parent may withhold its consent in its sole discretion for matters contemplated by clauses (a), (b), (d), (f), (g), (h) and (i) below and paragraph (q) of as it relates to paragraphs (a), (b), (d), (f), (g), (h) and (i) below), during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for (A) the acquisition or redemption of shares of capital stock of wholly owned Subsidiaries of the Company or (B) the acquisition of Company Common Stock (1) from holders of Company Stock Options in full or partial payment of the exercise price, in accordance with the terms thereof as in effect on the date hereof, (2) from holders of Company Stock Options, Company RSUs or Company Performance Share Awards outstanding as of the date hereof in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof as in effect on the date hereof, (3) from holders of Company July 2017 RSUs granted after the date of this Agreement in accordance with the terms and limitations set forth in Section 5.1(b) of the Company Disclosure Schedule, in full or partial payment of any applicable Taxes payable by such holder upon vesting thereof, to the extent required or permitted under the terms thereof as disclosed to Parent prior to the date hereof, or (4) from former employees, directors and consultants in accordance with agreements in effect as of the date hereof and made available to Parent prior to the date hereof providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (3) in connection with any termination of services to the Company or any of its Subsidiaries, except as may be required by the terms of this Agreement;

          (b)   issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than (i) the issuance of shares of capital stock of wholly owned Subsidiaries of the Company in connection with capital contributions (which Subsidiaries shall continue to be wholly owned Subsidiaries of the Company after completion of such capital contributions) or (ii) the issuance of shares of Company Common Stock (A) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with the terms thereof as in effect on the date hereof, (B) upon settlement of (1) Company RSUs or Company Performance Share Awards outstanding on the date of this Agreement in accordance with the terms thereof as in effect on the date hereof or (2) Company July 2017 RSUs granted after the date of this Agreement in accordance with the terms and limitations set forth in Section 5.1(b) of the Company Disclosure Schedule or (C) pursuant to the Company ESPP in accordance with the terms thereof as in effect on the date hereof (to the extent permitted under Section 2.3(g));

          (c)   amend the Company's or any of its Subsidiaries' certificate of incorporation, bylaws or other comparable charter or organizational documents (other than immaterial amendments to the certificate of incorporation and bylaws (or comparable organizational documents) of the Company's Subsidiaries), other than amendments required in connection with capital contributions to foreign Subsidiaries;

          (d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets rights or properties, except purchases of inventory and raw materials in the Ordinary Course of Business;

          (e)   sell, lease, license, pledge, mortgage or otherwise dispose of or subject to any Lien (other than Liens arising in connection with immaterial security deposit or cash collateral arrangements) any properties, rights or assets of the Company or of any of its Subsidiaries other than sales of inventory and disposition of obsolete equipment in the Ordinary Course of Business;

          (f)    (i) adopt any stockholder rights plan; (ii) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization or (iii) subject to Section 6.1 and Section 8.1(f), merge or consolidate with any Person;

          (g)   (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than (A) to the Company or one of its wholly-owned Subsidiaries,

  (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs or other similar arrangements, in each case issued, made or entered into in the Ordinary Course of Business (other than guaranties of Subsidiaries' obligations under any lease by the Company or its other Subsidiaries) and (C) indebtedness incurred under the Credit Facility in the Ordinary Course of Business in an aggregate amount (other than accrued but unpaid interest) not to exceed $25,000,000 outstanding at any time), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business in an amount not to exceed $40,000 per employee or $800,000 in the aggregate) or capital contributions to, or investment in, any other Person for business expenses, other than the Company or any of its direct or indirect wholly owned Subsidiaries; provided, however, that the Company may continue to make investments in highly-liquid, short-term interest bearing investments in accordance with its investment policy as in effect on the date hereof (a copy of which has been made available to Parent), or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in exchange rates;

          (h)   make (A) any capital expenditures or other expenditures with respect to property, plant or equipment, other than to the extent included in and in accordance with (both as to quantum and the planned timing with respect thereto) the Company's budget for capital expenditures set forth on Section 5.1(h)(A) of the Company Disclosure Schedule or (B) any payments in respect of fees (excluding for avoidance of doubt, any payments pursuant to usual and customary indemnities entered into between the Company and any such Person) to any of the Financial Advisors or the legal or accounting service providers retained by the Company or any of its Subsidiaries in connection with this Agreement or the Transactions in excess of the fees set forth in Section 5.1(h)(B) of the Company Disclosure Schedule;

          (i)    make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

          (j)    (i) establish, adopt, enter into, terminate or amend any Company Employee Plan (including any plan, agreement or arrangement that would be a Company Employee Plan if in effect on the date hereof), or any other employment, severance or similar agreement or compensation or benefit plan or arrangement, for the benefit or welfare of any current or former independent contractor, employee, director, manager or officer (except in the Ordinary Course of Business and only if such arrangement is terminable on 30 days' or less notice without any penalty, termination payment or other liability (other than for accrued but unpaid compensation through the termination date and subject to Section 6.8(c))) to the Company or any of its Subsidiaries or, for employment outside the United States, only to the extent required by applicable law, or any collective bargaining or similar agreement (unless required to do so by applicable law), (ii) increase in any respect the compensation, benefits or severance or termination pay of, or pay any bonus to, any current or former independent contractor, employee, director, manager or officer (except for (A) annual increases of base salaries of employees at grade 40 or below in the Ordinary Course of Business not to exceed two percent (2%) of the employee's base salary prior to such increase or $2,500,000 in aggregate salary increases, (B) wage increases for hourly employees earning less than $25 per hour or (C) payment of cash bonuses in the Ordinary Course of Business consistent with the existing terms of arrangements in effect as of the date hereof and disclosed to the Parent prior to the date hereof), it being understood (for the avoidance of doubt) that the Company and its Subsidiaries may (x) hire new employees (to the extent not prohibited under clause (iv) below) and promote employees to grade 40 or below, in each case, in the Ordinary Course of Business and (y) provide compensation consistent with compensation paid in the Ordinary Course of Business for such hired or promoted employees (provided that the aggregate increase in compensation payable to such promoted employees (assuming any bonuses are paid at target) does not exceed $2,500,000 in the aggregate), (iii) accelerate the payment, funding, right to payment or vesting of any compensation or benefits, including, without limitation, the Company July 2017 RSUs and any outstanding options, restricted stock, restricted stock units, or performance units, other than as expressly contemplated by Section 2.3 of this Agreement, (iv) hire or terminate (other than for "cause") any employee or officer of the Company or its Subsidiaries with annual compensation (assuming any bonuses are paid at target) in excess of $200,000 (except that the Company may hire a replacement of an employee or officer of the Company or its Subsidiaries that is terminated or resigns who has annual compensation (assuming any bonuses are paid at target) that is less than $450,000, which replacement employee or officer shall not have annual compensation (assuming any bonuses are paid at target) that is more than two percent (2%) greater than the annual compensation (assuming any bonuses are paid at target) paid to the former employee or officer whom he or she is replacing), (v) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units, restricted stock or other equity-based awards, or (vi) implement or announce any employee layoffs of 500 or more associates or location closings;

          (k)   (i) enter into any Contract that if in effect on the date hereof, would have been a Company Material Contract, (ii) terminate any Company Material Contract, except as a result of a material breach or a material default by the counterparty thereto or as a result of the expiration of such Company Material Contract in accordance with its terms as in effect on the date of this Agreement, (iii) amend, waive or modify in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole, any Company Material Contract or (iv) enter into any Company Material Contract that contains a change in control or similar provision that pursuant to its terms would require a payment to the other party or parties thereto in connection with the transactions contemplated hereby or any subsequent change in control of the Company or any of its Subsidiaries;

          (l)    except as permitted by and in accordance with Section 6.13, settle any action, suit, proceeding, claim, arbitration or investigation, other than the settlement of any action, suit, proceeding, claim, arbitration or investigation (but not a criminal proceeding) that requires payments by the Company (net of insurance proceeds received and indemnity, contribution, or similar payments actually received) in an amount not to exceed, individually or in the aggregate, $5,000,000, and in each case does not involve any admission of wrongdoing or injunctive or other equitable relief;

          (m)  enter into any new line of business;

          (n)   (i) change or revoke any material Tax election or make any material tax election inconsistent with past practice, (ii) file any material amended Tax Return with respect to any Tax, (iii) surrender any right to a material refund of Taxes, (iv) change any material method of accounting for Tax purposes, except as required by law or GAAP, or (v) settle or compromise any material Tax claim or assessment;

          (o)   engage in any transaction or enter into any Contract that would require disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act;

          (p)   other than in the Ordinary Course of Business, materially reduce the amount of insurance coverage under existing insurance policies or fail to renew or replace any material existing insurance policies; or

          (q)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

        5.2    Conduct of Business by the Parent and the Merger Sub Pending the Merger.     Except as otherwise expressly contemplated or permitted by this Agreement or as required by applicable law, during the Pre-Closing Period, (a) neither the Parent nor the Merger Sub shall, directly or indirectly, without the prior consent of the Company, take or cause to be taken any action that would be reasonably expected to materially delay, impair or prevent the consummation of the Transactions, or enter into any agreement to take any such action and (b) the Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger and the other Transactions.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    No Solicitation.

          (a)    No Solicitation or Negotiation.    Except as set forth in this Section 6.1, until the Specified Time, the Company and its Subsidiaries shall not, and the Company shall cause its and its Subsidiaries' officers and directors not to, and shall use reasonable efforts to cause its and its Subsidiaries' other Representatives not to, directly or indirectly:

              (i)  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of providing non-public information) any inquiries or the making of any proposal or offer that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal;

             (ii)  amend or grant a waiver or release, or publicly authorize or agree to enter into an amendment, waiver or release, under (A) any standstill or similar agreement with respect to any Company Common Stock (other than for Parent or its Affiliate) or (B) any applicable anti-takeover law or anti-takeover provision in the certificate of incorporation or bylaws (other than for Parent or its Affiliates), except, in each case, under the circumstances permitted under this Section 6.1(a); or

            (iii)  other than informing Persons of the existence of the provisions of this Section 6.1, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any non-public information to any Person who has made or would reasonably be expected to make any Acquisition Proposal or otherwise for the purpose of encouraging or facilitating, any Acquisition Proposal.

  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, subject to compliance with Section 6.1(c), at any time prior to receipt of the Company Stockholder Approval the Company may, if the Company Board determines that failure to take such action would be inconsistent with its fiduciary duties, (A) furnish non-public information with respect to the Company and its Subsidiaries to any Qualified Person (and the Representatives of such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive in any substantive manner, including with respect to standstill provisions, than the Confidentiality Agreement (provided that such confidentiality agreement shall not in any event include an obligation of the Company to reimburse such Person's expenses); provided, that the Company shall substantially concurrently (and in any event within twenty-four (24) hours) make available to Parent and Parent's Representatives any material non-public information concerning the Company and its Subsidiaries that is provided to (or given access to) such Qualified Person and was not previously provided or made available to Parent, (B) engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with any Qualified Person (and the Representatives of such Qualified Person) regarding any Acquisition Proposal or (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock with any Qualified Person solely to allow for an Acquisition Proposal to be made in a confidential manner to the Company or the Company Board.

          (b)    No Change in Recommendation or Alternative Acquisition Agreement.    Prior to the Specified Time:

              (i)  the Company Board shall not, except as set forth in this Section 6.1, (1) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, in each case in a manner adverse to the Parent, its recommendation to the Company's stockholders that the Company's stockholders adopt this Agreement at the Company Stockholders Meeting (the "Recommendation"), (2) fail to include the Recommendation in the Proxy Statement, (3) fail to publicly reaffirm its recommendation within five Business Days of a request therefor in writing by Parent following the public disclosure of an Acquisition Proposal with any Person other than Parent and Merger Sub (which request may only be made once with respect to such Acquisition Proposal or any material modification to such Acquisition Proposal), (4) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement thereof or (5) publicly announce an intention or resolution to effect any of the foregoing (each, a "Company Board Recommendation Change");

             (ii)  the Company shall not, and shall cause each of its Subsidiaries not to, enter into, or publicly authorize or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a) ); and

            (iii)  the Company Board shall not, except as set forth in this Section 6.1, adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal.

  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of this Section 6.1), at any time prior to receipt of the Company Stockholder Approval, the Company Board may (A) in response to a Superior Proposal that did not result from a material breach of this Section 6.1, either (1) effect a Company Board Recommendation Change or (2) cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(f) (provided that (x) concurrently with or prior to such termination, the Company pays to Parent the Company Termination Fee as required by Section 8.3(b)(ii) and, immediately after the termination of this Agreement, the Company enters into a definitive agreement providing for such Superior Proposal) or (B) in response to an Intervening Event, effect a Company Board Recommendation Change contemplated by clauses (1) or (2) of the definition thereof (or clause (4), solely to the extent related to clauses (1) or (2)) if, and only if, (in the case of either clause (A) or (B)): (i) the Company Board shall have determined in good faith (after consultation with outside counsel) that the failure to effect a Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; (ii) the Company has notified the Parent in writing that it intends to effect a Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(f), describing in reasonable detail the reasons for such intended Company Board Recommendation Change or termination (a "Recommendation Change Notice") (it being understood that the Recommendation Change Notice shall not, in and of itself, constitute a Company Board Recommendation Change for purposes of this Agreement so long as such notice clearly states that it is not a Company Board Recommendation Change and that the Company Board has not otherwise effected a Company Board Recommendation Change); (iii) if requested by the Parent, the Company shall have made itself and its Subsidiaries and its and their respective Representatives available and the Company shall have and shall have caused its Subsidiaries and its and their respective Representatives to discuss and negotiate with the Parent's Representatives any proposed modifications to the terms and conditions of this Agreement (in a manner that would obviate the need to effect such Company Board Recommendation Change) during the four (4) Business Day period following delivery by the Company to the Parent of such Recommendation Change Notice (it being understood that if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company's stockholders would receive as a result of the Superior Proposal, whether or not material), the Company shall notify the Parent of each such amendment, revision or change in compliance with Section 6.1(c) and the applicable four (4) Business Day period described above shall be extended for until at least two (2) Business Days from the date of such notice) (any such notice period, the "Notice Period"); and (iv) at the end of such Notice Period, the Company Board shall have determined in good faith (after consultation with outside legal counsel), after considering any modified terms and conditions proposed by or on behalf of the Parent, that the failure to effect a Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, with respect to a Company Board Recommendation Change in response to a Superior Proposal, the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such initial or revised (as applicable) Superior Proposal continues to constitute a Superior Proposal.

          (c)    Notices to the Parent.    The Company shall promptly (and in any event within one (1) Business Day) advise the Parent orally and in writing of the Company's or any of its Subsidiaries' or any of their respective Representatives' receipt of any Acquisition Proposal or request for material non-public information or access to the Company or its Representatives by any third party that the Company reasonably believes is related to an Acquisition Proposal or potential Acquisition Proposal, including the material terms and conditions of any such request for information or access or Acquisition Proposal and the identity of the Person making any such Acquisition Proposal. Thereafter, the Company shall keep Parent informed on a reasonably prompt basis of any material developments with respect to any such request for information or access or Acquisition Proposal, including with respect to the terms and status thereof and whether any such Acquisition Proposal has been withdrawn or rejected and shall provide Parent written notice of any such withdrawal or rejection and copies of any written request for information or access or Acquisition Proposal within 48 hours. Neither the Company nor any of its Subsidiaries shall enter into any confidentiality agreement subsequent to the date hereof which prohibits the Company from providing to the Parent the information or access required to be provided to the Parent pursuant to this Section 6.1(c).

          (d)    Certain Permitted Disclosure.    Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a Company Board Recommendation Change), or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that this Section 6.1(d) shall not permit the Company Board to make a Company Board Recommendation Change except to the extent expressly permitted by, and in accordance with, Section 6.1(b). For the avoidance of doubt, this Section 6.1(d) shall not be deemed to modify the definition of "Company Board Recommendation Change," and if any public disclosure in accordance with this

  Section 6.1(d) has the effect of a Company Board Recommendation Change, Parent shall have the right to terminate this Agreement to the extent set forth in Section 8.1(e).

          (e)    Cessation of Ongoing Discussions.    The Company shall, and shall cause its Subsidiaries to, and shall direct their respective Representatives to, except with respect to the Parent and the Merger Sub, (i) cease immediately all solicitations, discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all confidential or non-public information or access previously furnished to any Person within the last twelve (12) months for the purpose of evaluating a possible Acquisition Proposal and (iii) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal; provided, however, that the foregoing shall not in any way limit or modify any of the Company's rights under the other provisions of this Section 6.1.

          (f)    Representatives.    Notwithstanding anything to the contrary in this Section 6.1, the Company agrees that in the event any Subsidiary or Representative of the Company takes any action which, if taken by the Company, would constitute a breach by the Company of this Section 6.1, then the Company shall be deemed to have so breached this Section 6.1.

        6.2    Nasdaq Listing.     Until the Effective Time, the Company shall use its commercially reasonable efforts to continue the listing of the Company Common Stock on the Nasdaq Stock Market.

        6.3    Confidentiality; Access to Information.

          (a)   Except as expressly modified herein, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          (b)   During the Pre-Closing Period, notwithstanding anything to the contrary in the Confidentiality Agreement, the Company shall (and shall cause each of its Subsidiaries to) afford to the Parent and the Parent's Representatives (including any Financing Sources), reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, Contracts and records as the Parent shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) promptly make available to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws (without limitation of the Company's obligations set forth in Section 6.5 and 6.14) and (ii) all other information concerning its business, properties and assets as the Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, (A) to the extent related to an Acquisition Proposal, Company Board Recommendation Change or Recommendation Change Notice (except as otherwise required by the terms of this Agreement) or (B) that in the reasonable judgment of the Company (after consultation with outside legal counsel) would: (1) result in the disclosure of any trade secrets of any third party, (2) violate any legal requirement or Contract or any obligation of the Company with respect to confidentiality or privacy, including under any privacy policy, or (3) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine (provided that in connection with this clause (B), the Company shall use commercially reasonable efforts to make appropriate substitute arrangements (including a joint defense agreement) to permit reasonable disclosure, to the extent permitted by applicable law and practicable under the circumstances). Any such information shall be subject to the Confidentiality Agreement. Prior to the Closing, neither the Parent nor the Merger Sub shall (and each shall cause its Affiliates and Representatives not to) contact or communicate with any of the employees, customers, licensors or suppliers of the Company or any of its Subsidiaries, without the prior written consent of the Company.

        6.4    Legal Conditions to the Merger.

          (a)   Subject to the terms hereof, including Section 6.1, Section 6.4(b), Section 6.4(c) and Section 6.4(d), each party hereto shall each use its reasonable best efforts to:

              (i)  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

             (ii)  as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity or third party in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that in no event shall the Parent or the Company or any of their respective Subsidiaries be required to pay any monies (except for filings or similar fees) or (except, in the case of the Parent or its Subsidiaries, as contemplated by Section 6.4(d)) agree to any material undertaking in connection with any of the foregoing;

            (iii)  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, any other applicable Antitrust Laws and any related governmental request thereunder and (C) any other applicable law;

            (iv)  contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (a "Restrictive Order") which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other Transactions; and

             (v)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

  The parties hereto shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clauses (ii) or (iii), including providing copies of all such documents to the non-filing Person and its advisors prior to filing (to the extent permitted under applicable law) and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. Each party hereto shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the Transactions. For the avoidance of doubt, nothing contained in this Section 6.4(a) shall limit any obligation under any other provision in this Section 6.4.

          (b)   Without limiting the generality of anything contained in this Section 6.4, each of the Parent and the Company shall (i) as soon as reasonably practicable and in any event within ten (10) Business Days following the date of this Agreement, if required, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (including seeking early termination of the waiting period under the HSR Act) with respect to the Transactions and (ii) promptly make all filings as may be required under any other applicable Antitrust Laws with respect to the Transactions (to the extent required). None of the Parent, the Merger Sub or the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws or enter into a timing agreement with any Governmental Entity, without the prior written consent of the other parties.

          (c)   Subject to the terms hereof, and without limiting the Parent's obligations under Section 6.4(d), the parties hereto shall, and shall cause each of their respective Subsidiaries to, cooperate and use their respective reasonable best efforts to obtain any government clearances or approvals required for the Closing under any Antitrust Law, to respond to any government requests for information under any Antitrust Law, to cause any waiting periods under any applicable Antitrust Laws to expire or be terminated, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Restrictive Order. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law, provided, however, that materials provided according to this Section 6.4(c) or Section 6.4(a) may be redacted: (i) to remove references concerning the valuation of the Company and its Subsidiaries; (ii) as necessary to comply with applicable laws; and (iii) as necessary to address reasonable attorney-client or other privilege concerns. To the extent permitted by law or Governmental Entities reviewing the Transactions, the parties will provide each other the opportunity to participate in meetings and other substantive conversations with any such Governmental Entities.

          (d)   Notwithstanding anything to the contrary in this Agreement, the Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Parent, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any Restrictive Order, which would have the effect of preventing or delaying the Closing beyond the Outside Date, provided that Parent shall not be obligated to take any such action unless the taking of such action is expressly conditioned upon the consummation of the Merger. For the avoidance of doubt, the Parent shall take any and all actions necessary in order to ensure that (i) no requirement for a waiver, consent, approval or termination of applicable waiting periods of the Federal Trade Commission, the Antitrust Division of the Department of Justice, any State Attorney General or other Governmental Entity, (ii) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (iii) no other matter relating to any Antitrust Law, would preclude consummation of the Merger by the Outside Date.

        6.5    Public Disclosure.     Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent, (b) Parent and the Company shall mutually agree upon the form and substance of any (i) widespread internal written communications (including scripts, Q&A materials, talking points and similar written materials) that may be made by the Company to its officers, employees, independent contractors, consultants, directors, suppliers, customers, contract counterparties and/or other business relations of the Company or its Subsidiaries with respect to the Merger, this Agreement, the Transactions, the Financing and/or the Carveout Transactions and/or (ii) any other press release or other public statement with respect to the Merger, this Agreement, the Transactions, the Financing and/or the Carveout Transactions, in the case of clause (b) that is not limited to or consistent with previous mutually agreed upon public statements and (c) the Company shall use its commercially reasonable efforts to consult with Parent prior to making any widespread internal oral communications to its employees (it being agreed this clause (c) shall not restrict the ability of members of the Company's management team from responding to questions from employees, whether in connection with "town hall" meetings or similar formats or otherwise); provided, however, that, subject to compliance with Section 6.1, these restrictions shall not apply to any Company communications (or the Parent's or the Merger Sub's response thereto) in connection with an Acquisition Proposal, Company Board Recommendation Change or Recommendation Change Notice.

        6.6    Indemnification.

          (a)   From and after the Effective Time, each of the Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director or manager of the Company or any of its Subsidiaries or, while a director, manager or officer of the Company or any of its Subsidiaries, is or was serving at the request of the Company or one of its Subsidiaries as an officer, director or manager of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted to do so by law. Each Indemnified Party will be entitled to advancement of expenses (including attorneys' fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Parent and the Surviving Corporation within 10 Business Days of receipt by the Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Indemnified Party to whom expenses are to be advanced provides prior to any receipt of such advances an undertaking, to the extent required by the DGCL or other applicable law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable law. Without limitation of the foregoing or any other provision of this Section 6.6, until the six-year anniversary of the date on which the Effective Time occurs, the Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries as in effect on the date hereof, shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (b)   From the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and the Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time than are set forth in the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement.

          (c)   Subject to the next sentence, the Surviving Corporation shall either (i) maintain, and the Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including the Transactions), so long as the annual premium therefor would not exceed the Maximum Premium, or (ii) purchase a Reporting Tail Endorsement for an annual cost not to exceed the Maximum Premium and maintain such endorsement in full force and effect for its full term. If the Company's or the Surviving Corporation's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and the Parent shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Current D&O Insurance. Notwithstanding anything to the contrary in this Agreement, the Company may, prior to the Effective Time and using a nationally recognized broker selected by Parent in consultation with the Company (whose consent to using such broker shall not be unreasonably withheld), purchase a Reporting Tail Endorsement, provided that the Company does not pay more than the Maximum Premium for such Reporting Tail Endorsement. If a Reporting Tail Endorsement has been purchased by the Company prior to the Effective Time, the Parent shall cause such Reporting Tail Endorsement to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Corporation and in such case it will be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.6(c).

          (d)   In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume and succeed to the obligations set forth in this Section 6.6.

          (e)   If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.6 that is denied by the Parent and/or the Company or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement of expenses, then the Parent, the Company or the Surviving Corporation shall pay the Indemnified Party's costs and expenses, including reasonable legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by law.

          (f)    The provisions of this Section 6.6 are intended to be in addition to the rights otherwise available to any Indemnified Party by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

        6.7    Notification of Certain Matters.     Prior to the Effective Time, the Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Person (or, in case of the Parent's obligation to provide notice, any representation or warranty of the Merger Sub) contained in this Agreement to be untrue or inaccurate (i) in the case of any representation or warranty of the Company, in any manner that would result in the failure of the condition set forth in Section 7.3(a) or (ii) in the case of any representation or warranty of the Parent or the Merger Sub, in any manner that would result in the failure of the condition set forth in Section 7.2(a) or (b) any material breach by such Person (or (x) in case of the Parent's obligation to provide notice, any material breach by the Merger Sub or (y) in the case of the Company's obligations under Section 6.1, any material breach by any Representative attributed to the Company pursuant to Section 6.1(f)) of any covenant or agreement set forth in this Agreement, (c) any written notice or other written communication from any Governmental Entity or counterparty to a Company Material Contract alleging that the consent of such Governmental Entity or such counterparty, as applicable, is required in connection with the Transactions, or (d) any actions, suits claims or proceedings commenced or, to its knowledge (in the case of the Company, the Company's Knowledge), threatened in writing against such Person or any of its Subsidiaries that relate to the consummation of the Transactions. The parties hereto agree that (i) the Company's compliance or failure to comply with this Section 6.7 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.3(b) has been satisfied and (ii) the delivery of any notice pursuant to this Section 6.7 shall not, in and of itself, affect or be deemed to modify any representation or warranty in this Agreement or the conditions to the obligations of the parties to consummate the Transactions or the remedies available to the parties hereunder.

        6.8    Employee Benefits Matters.

          (a)   Subject to the foregoing, for a period of one year following the Effective Time (or, if shorter, the period of employment of the relevant Company Employee), the Parent shall provide, or shall cause to be provided, (i) to each Company Employee a total compensation package no less favorable in the aggregate than the total compensation package (including base salary or wage rates, commissions and target annual cash bonus opportunities but excluding the value of annual equity awards and cash payments in lieu of equity awards) provided to such Company Employee immediately before the Effective Time and (ii) to all Company Employees in the aggregate other employee benefits (other than the Company ESPP, long-term incentive or defined benefit pension or equity awards or cash payments in lieu thereof) that are substantially comparable, in the aggregate, to the other benefits provided to such Company Employees immediately before the Effective Time.

          (b)   For purposes of vesting and eligibility to participate (but not for accrual or level of benefits) under the New Plans, each Company Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is of the same type as the Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, the Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Effective Time and (B) the Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c)   If any Company Employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the Effective Time under circumstances under which such Company Employee would have received severance benefits under the Company Severance Policy, the Parent will cause the Surviving Corporation to provide that such Company Employee shall be entitled to severance benefits from the Surviving Corporation that are no less favorable than the severance benefits that would have been granted under the Company Severance Policy as in existence on the date of this Agreement and shall notify such Company Employee of such benefits in a manner consistent with the Company's past practices prior to the date of this Agreement.

          (d)   From and after the Effective Time, the Parent shall cause the Surviving Corporation and its Subsidiaries to assume, in accordance with their terms, all obligations of the Company under contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries of the Company as in effect immediately prior to the date hereof and in the form provided to Parent prior to the date hereof that are applicable to any current or former employees or directors of the Company or any Subsidiary of the Company, including any employment, severance, and termination plans and agreements.

          (e)   All provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective Parties and shall not create any right (including any third party beneficiary rights) in any other Person, including any employee or former employee of Company or any of its Subsidiaries or any participant or beneficiary in any Company Employee Plan. Nothing in this Agreement (i) shall require Parent, the Surviving Corporation or any of their subsidiaries to continue to employ any particular Company Employee following the Effective Time or to provide any right to a particular term or condition of employment, (ii) shall, for a period of one year following the Effective Time, permit the reduction of the existing severance or acceleration benefits in effect on the date of this Agreement for any Company Employee, or (iii) except as provided in the foregoing clause (ii), shall be construed to prohibit Parent, the Surviving Corporation or any of their subsidiaries from amending or terminating any Employee Benefit Plan in accordance with its terms or to amend or create any Employee Benefit Plan or any similar plan or agreement from Parent or its Affiliates. The provisions of Sections 6.8(a) through 6.8(c) shall not apply to persons employed by the Company or any of its Subsidiaries outside the United States or covered by collective bargaining or other labor agreements, it being agreed that such persons shall be treated in accordance with applicable law and the terms of any contracts covering them.

        6.9    State Takeover Laws.     The Company and the Company Board shall not take any action that would cause any anti-takeover or other similar law to become applicable to restrict or prohibit the Merger or any other Transactions. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to any of the Transactions, the parties hereto shall use their respective reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or, if unable to be eliminated, minimize the effects of any such statute or regulation on such transactions; provided that, the Parent and the Merger Sub shall only be required to take any action pursuant to this Section 6.9 if they have received written notice from the Company regarding the applicability of such statute or regulation and the Company has requested in such written notice that the Parent and the Merger Sub take specified actions to render such statute or regulation inapplicable.

        6.10    Rule 16b-3.     Prior to the Effective Time, the Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company and who would otherwise be subject to Rule 16b-3 promulgated under the Exchange Act to be exempt under such rule to the extent permitted by applicable law.

        6.11    Financing.     (a) Each of Parent and Merger Sub shall use, and shall cause their respective Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and subject only to the conditions (including the market flex provisions set forth in the Redacted Fee Letter) set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Letters, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Debt Commitment Letter, (iii) satisfy (and cause its Affiliates to satisfy) on a timely (taking into account the Marketing Period) basis all conditions applicable to Parent and its Affiliates in the Financing Letters and the definitive agreements related thereto (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such Financing Letter or such definitive agreements related thereto), (iv) consummate the Financing at or prior to the Closing Date, (v) enforce its rights under the Financing Letters and the definitive agreements relating to the Financing and (vi) comply with its covenants and other obligations under the Financing Letters and the definitive agreements relating to the Financing. Parent shall not, and shall not permit any of its Affiliates to, take any action not otherwise required under this Agreement that is a breach of, or would result in termination of, any of the Financing Letters. Parent, Merger Sub and the Guarantors shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Financing Letters or the definitive agreements relating to the Financing if such termination, amendment, supplement, modification or waiver would be reasonably likely to (A)(1) reduce (or could have the effect of reducing) the aggregate amount of any portion of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount) unless an alternative source of the Equity Financing or other financing is increased by a corresponding amount, so long as in the case of such alternative source of Equity Financing or other financing, the terms thereof are not of the type that would consitute a Prohibited Amendment under clauses (B) or (C) below, is then made available, including by increasing the amount of the Equity Financing or (2) reduce the amount of Equity Financing unless the Debt Financing or alternative financing is increased by a corresponding amount, so long as in the case of any alternative financing, the terms thereof are of the type that would not constitute a Prohibited Amendment under clauses (B) or (C) below, (B) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Financing Letters or the definitive agreements with respect to the Financing or (C) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions precedent to the Financing, or otherwise expand, amend or modify any other provision of the Financing Letters in a manner that could reasonably be expected to materially delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date (taking into account the Marketing Period) (the amendments described in the foregoing clauses (A), (B) and (C), the "Prohibited Amendments"). Parent shall deliver to the Company true and complete copies of any amendment, modification, supplement, consent or waiver to or under any Financing Letter or the definitive agreements relating to the Financing promptly upon execution thereof other than (1) amendments or modifications solely for the purpose of joining additional arrangers or financing sources following the date hereof to the extent effected pursuant to the terms of the Debt Commitment Letter or (2) any amendments or modifications to the terms that have been redacted under the Redacted Fee Letter. In addition to and not in limitation of the foregoing, Parent shall not permit the consummation of the Carveout Transactions prior to the payment in full of the Merger Consideration unless the net cash proceeds of the Carveout Transactions payable to the Company on the Closing Date equal or exceed the sum of (i) the amounts permitted to be borrowed on the Closing Date under each of the CAR ABL Facility (as defined in the Debt Commitment Letter) and the USR ABL Facility (as defined in the Debt Commitment Letter) and (ii) any reduction in the NAD ABL Closing Amount (as defined in the Debt Commitment Letter) as a result of the consummation of the Carveout Transactions on the Closing Date, in each case in order to finance the Transaction.

          (b)   Parent shall keep the Company informed on a current basis and in reasonable detail, upon reasonable request by the Company, of the status of its efforts to arrange the Debt Financing and provide to the Company drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt notice (i) of any actual breach, default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach), termination, cancellation or repudiation by any party to any of the Financing Letters or definitive documents related to the Financing of which Parent or Merger Sub becomes aware, (ii) of the receipt of any written notice or other written communication from any Financing Source with respect to any (A) actual or potential breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or any definitive document related to the Financing of any provisions of the Financing Letters or any definitive document related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Financing Letters or any definitive document related to the Financing with respect to the conditionality or amount of the Financing or the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations) and (iii) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Financing Letters in an amount sufficient to consummate the Transactions. As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Debt Commitment Letter and alternative financing (so long as the terms thereof are of the type that would not constitute a Prohibited Amendment) or an increase in the Equity Financing is not then made available in an amount equal to such portion, and such portion is required to fund the Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to this Agreement, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions (including market flex provisions) not materially less favorable, taken as a whole, to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period; provided, that in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (A) pay fees materially in excess of those contained in the Debt Commitment Letter (including the market flex provisions) or agree to "market flex" terms, materially less favorable to Parent than the corresponding market flex terms contained in or contemplated by the Debt Commitment Letter or (B) enter into any alternative financing terms the terms of which are materially less favorable to Parent than the terms contained in the Debt Commitment Letter on the date hereof (taken as a whole). In furtherance of and not in limitation of the foregoing, in the event that (1) any portion of the Debt Financing anticipated under the Debt Commitment Letter to be structured as a high yield bond financing is unavailable, regardless of the reason therefor, and such amount is not funded through a securities demand under the Debt Commitment Letter, (2) all conditions contained in Section 7.1 and Section 7.3 have been satisfied or waived (other than (x) any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing, and (y) those conditions the failure of which to be satisfied is attributable to a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements contained in this Agreement) and (3) a bridge facility contemplated by the Debt Commitment Letter (or an alternative bridge facility or other financing obtained in accordance with this Section 6.11(b)) is available on the terms described in the Debt Commitment Letter, then Parent and Merger Sub shall cause the applicable Financing Sources to fund such bridge financing in accordance with the terms of the Debt Commitment Letter and the proceeds shall be used in lieu of the affected portion of the high yield bond financing. Parent shall deliver to the Company true and complete copies of all contracts, agreements or other arrangements (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. For purposes of this Section 6.11, (x) references to the "Financing" shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.11, (y) references to the "Debt Commitment Letter" shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.11 and (z) references to "Debt Financing" shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.11.

          (c)   Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to provide, to Parent and Merger Sub, in each case at Parent's sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the arrangement, syndication and consummation of the Debt Financing, including using its reasonable best efforts to (i) furnish Parent and Merger Sub and their Debt Financing Sources, as promptly as reasonably practicable, all Required Financial Information, (ii) have the Company designate members of senior management of the Company to execute customary authorization letters with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing and cause management of the Company to participate in a reasonable number of meetings, presentations, road shows, sessions (upon reasonable request) with rating agencies, due diligence sessions, drafting sessions and sessions between senior management and the sources of the Debt Financing, (iii) provide reasonable and customary assistance with the preparation of materials for rating agency presentations, road shows, bank information memoranda, private placement memoranda and other customary marketing materials and provide reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in Section 6.3 hereof and customary authorization letters with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing), (iv) request the Company's independent auditors to cooperate with Parent to obtain the Agreed Upon Form Comfort Letter, (v) to the extent timely requested by Parent and required under the Debt Commitment Letter, to (A) obtain documents reasonably requested by Parent or its Debt Financing Sources relating to the repayment of the existing indebtedness of the Company and its Subsidiaries (including the Company's senior notes to the extent required under Section 6.17) and the release of related liens and related guarantees, including a customary payoff letter for the Credit Facility and (B) provide all documentation and other information required by U.S. bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, relating to the Company or any of its Subsidiaries, in each case as reasonably requested by Parent at least ten (10) Business Days prior to the Closing Date, (vi) assist in the preparation, executing and delivering of definitive financing documents, including guarantee and collateral documents and customary closing certificates as may be required by the Debt Financing (including a solvency certificate from the chief financial officer or other officer of equivalent duties (on the terms and of the type in the form attached to the Debt Commitment Letter) so long as (I) such certificate is not effective prior to the Closing, (II) such certificate shall not be required to be provided in the case of any financing borrowed by the CAR ABL Borrower or the USR ABL Borrower (unless either of the CAR ABL Borrower or USR ABL Borrower constitute existing subsidiaries of the Company in which case this clause (II) shall not apply) and (III) such certificate shall only address the solvency of the Company and its Subsidiaries on a consolidated basis); and other customary documents as may be reasonably requested by Parent and cooperate to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing, but in no event shall any of the foregoing be effective until as of or after the Closing, (vii) cooperate with Parent, and taking all corporate actions or other similar actions reasonably necessary to permit the consummation of the Financing, including customary resolutions, consents or approvals, (viii) use reasonable best efforts to assist Parent in obtaining legal opinions from local outside counsel as reasonably requested by Parent for financings similar to the Financing, (ix) use reasonable best efforts to (A) subject to Section 6.3, permit the prospective lenders involved in the Financing to evaluate the Company and its Subsidiaries' current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, (B) cooperate with Parent to establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing and (C) permit representatives of the prospective lenders to conduct commercial field examinations, inventory and intellectual property appraisals, Phase I environmental assessments and an appraisal of the owned real property, and make audits and appraisals delivered for the purposes of any credit facility available to Parent for purposes of its Financing, (x) provide monthly financial statements (excluding footnotes) of the Company and its Subsidiaries or business units to the extent the Company customarily prepares (and has prepared) such financial statements and (xi) use commercially reasonable efforts to assist Parent in benefiting from the existing lending relationships of the Companies and the Companies' Subsidiaries. Such requested cooperation shall not, in the Company's reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company and any of its Subsidiaries. In no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. In addition, nothing in this Section 6.11 shall require any action that would conflict with or violate the Company's or any of its Subsidiaries' organizational documents or any laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party. In addition, if, in connection with a marketing effort contemplated by the Debt Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company, which Parent reasonably desires to include in a customary offering memorandum for the Debt Financing, then the Company shall discuss in good faith whether or not the Company shall file a Current Report on Form 8-K or similar document containing such material non-public information. For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors (with respect to any Subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Financing contemplated by the Financing Letters that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the Financing, except for any customary authorization letters pursuant to clauses (ii) or (iii) of the first sentence of this Section 6.11(c). Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including (A) reasonable attorneys' fees and (B) fees and expenses of the Company's accounting firms engaged to assist in connection with the Financing) incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives contemplated by this Section 6.11 and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.11, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, including compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.11. Nothing contained in this Section 6.11 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.

          (d)   Parent shall, and shall cause its Affiliates to, refrain from taking, directly or indirectly, any action that could reasonably be expected to result in the failure of any of the conditions contained in the Financing Letters or in any definitive agreement relating to the Financing. Parent and Merger Sub acknowledge and agree that, notwithstanding the Company's obligations under Section 6.11(c), none of the obtaining of the Financing or any permitted alternative financing, the completion of any issuance of securities contemplated by the Financing, or the Company or any of its Subsidiaries having or maintaining any available cash balances is a condition to the Closing, and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any permitted alternative financing, the completion of any such issuance, or the Company or any of its Subsidiaries having or maintaining any available cash balances subject to the applicable conditions set forth in Section 7.1 and Section 7.3.

          (e)   All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to clause (c) above shall be kept confidential in accordance with the Confidentiality Agreement; provided that, upon notice to the Company, Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication and marketing of the Debt Financing (including any permitted alternative financing) subject to customary confidentiality arrangements with such Persons regarding such information.

        6.12    Control of Operations.     Without in any way limiting any party's rights or obligations under this Agreement, (a) nothing contained in this Agreement shall give the Parent or the Merger Sub, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time and (b) prior to the Effective Time, the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

        6.13    Security Holder Litigation.     In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated hereby is brought by any stockholder of the Company or any holder of the Company's other securities against the Company and/or its directors or officers, the Company shall promptly notify Parent of such litigation and shall keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary herein (but subject to the following sentence), the Company shall have the right to control the defense and settlement of any litigation related to this Agreement, the Merger or the other Transactions brought by any stockholder of the Company or any holder of the Company's other securities against the Company and/or its directors or officers, provided that the Company shall give the Parent the opportunity to participate, at the Parent's expense, in the defense of any such litigation and the Company shall consider in good faith the Parent's advice with respect to such litigation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not settle any such litigation without the prior written consent of Parent.

        6.14    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as reasonably practicable after the date of this Agreement, the Company shall (i) prepare (with the Parent's reasonable cooperation) and file with the SEC within twenty (20) Business Days after the date hereof (subject to Parent's reasonable cooperation in connection therewith) a proxy statement (as amended or supplemented from time to time, including the form of proxy card, the "Proxy Statement") to be sent to the stockholders of the Company relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider, among other matters, the adoption of this Agreement and (ii) set a record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing the Parent a reasonable opportunity to review and comment thereon which comments the Company will consider for inclusion in good faith. The Company will advise the Parent promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the Parent with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If, at any time prior to the Effective Time, any information relating to the Company or the Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or the Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable law, disseminated to stockholders of the Company; provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

          (b)   As promptly as reasonably practicable following the Company's receipt of notice from the SEC that the SEC has completed its review of the Proxy Statement (or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the 10th calendar day following the filing of the preliminary Proxy Statement pursuant to Rule 14a-6 under the Exchange Act, as promptly as reasonably practicable following such 10th calendar day), the Company, acting through the Company Board, shall duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith; provided, however, that the Company Board shall be permitted to adjourn, delay or postpone the Company Stockholders Meeting in accordance with applicable law (but not beyond the Outside Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting, (ii) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meetings or (iii) on one occasion to allow reasonable additional time to solicit additional proxies to the extent the Company Board or any committee thereof reasonably believes necessary in order to obtain the Company Stockholder Approval. Except to the extent that the Company Board shall have effected a Company Board Recommendation Change in accordance with Section 6.1(b), the Company, through the Company Board, shall (A) recommend to its stockholders that they adopt this Agreement and (B) include such recommendation in the Proxy Statement.

        6.15    Carveout Transaction Matters.     If requested by the Parent, at the Parent's sole expense, the Company shall (i) provide commercially reasonable cooperation to the Parent and the Merger Sub's review of and planning for the Carveout Transactions, which such cooperation shall be limited to cooperation with Parent and Merger Sub in connection with both parties taking the actions set forth on

Section 6.15 of the Company Disclosure Schedule and (ii) without limitation or modification to the restrictions set forth in Section 5.1, refrain from taking actions to effect any internal reorganization to implement the Carveout Transactions without the prior written consent of the Parent; provided that nothing set forth in this Section 6.15 shall require the Company to take any corporate action, to execute any document or other instrument, or to incur any liability that is not conditioned upon or that would be effective prior to the Effective Time. Without limitation of the Company's obligations set forth in Section 6.11, the Parties agree and acknowledge that (i) the Company's compliance or failure to comply with this Section 6.15 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.3(b) shall have been satisfied with respect to performance in all material respects with this Section 6.15, (ii) upon satisfaction or waiver of the conditions set forth in Article VII and completion of the Marketing Period, the Closing will proceed in accordance with Section 1.3 notwithstanding the status of the review, planning, preparation or implementation of any Carveout Transaction, (iii) Parent and Merger Sub's sole remedy for the Company's breach of this Section 6.15 shall be specific performance (and the Company acknowledges and agrees that such remedy shall be available against it) and (iv) no action taken by the Company prior to Closing at the request of the Parent pursuant to a Carveout Transaction shall be a breach of any representation, warranty or covenant included in this Agreement.

        6.16    Repatriation.     Parent may periodically request from the Company, and the Company will provide (but not more often than monthly), an estimate of the amount of cash that it believes could be repatriated by the Company as of a Closing Date estimated by Parent in good faith, understanding that such amounts are only an estimate, that actual amounts may vary from such estimates and that the Company shall not be liable for any such variances. Not less than fifteen (15) Business Days prior to the Closing, Parent may request in writing to the Company (the "Repatriation Notice") that the Company and its wholly owned Subsidiaries use their reasonable best efforts to cooperate to transfer in any jurisdiction located outside of the United States (the "Repatriation Jurisdictions") legally or contractually unrestricted cash balances held in commercial bank accounts in the name of the Company or such wholly owned Subsidiary to accounts in the name of the Company or a wholly owned Subsidiary located in the United States (the "Repatriation"; and "Repatriate" shall have a correlative meaning) effective as of the Effective Time. The Repatriation Notice shall specify the Repatriation Jurisdictions that Parent would like the Company to repatriate cash from and Parent's good faith estimate of the Closing Date. The Company will review the Repatriation Notice and send to Parent, as promptly as practicable after the receipt thereof (and in any event within five (5) Business Days), a written response setting forth the following information with respect each Repatriation Jurisdiction (the "Repatriation Response"): (a) the amount of cash in each Repatriation Jurisdiction that the Company believes could be reasonably Repatriated, taking into account (i) Parent's estimate of the Closing Date, (ii) the amount of cash reasonably needed in such Repatriation Jurisdiction to operate the business in the ordinary course and meet working capital requirements in such Repatriation Jurisdiction, (iii) applicable law, including those relating to solvency, adequate surplus, similar capital adequacy tests, corporate benefit, financial assistance, distributable reserves and directors' duties, and (iv) any estimated Taxes or fees and expenses to be paid in such Repatriation Jurisdiction in connection with the Repatriation, (b) the estimated costs and expenses that would be incurred by the Company and its Subsidiaries in connection with the Repatriation, including estimated Taxes that would be payable on such Repatriated amount and the estimated fees and expenses of counsel and accountants in connection with any such Repatriation (collectively, the "Estimated Costs") and (c) the amount of time that the Company estimates it would take for the Repatriation to be completed in each such Repatriation Jurisdiction identified in the Repatriation Notice; provided that, in each case it is understood that such amounts and other information in any Repatriation Response are only estimates, that actual amounts and timing may vary from such estimates and that the Company shall not be liable for any such variances. The Company shall not unreasonably deny a request for repatriation set forth in a Repatriation Notice. Within five (5) Business Days following delivery of the Repatriation Response,

Parent shall notify the Company in writing whether or not Parent wishes for the Company to consummate as of the Effective Time any or all of the Repatriations set forth in the Repatriation Response (including the amount of any such Repatriation, subject to increases or decreases of such amounts by the Company as may be reasonable at the time of Repatriation based on the amount of unrestricted cash actually available at such time) (the "Repatriation Confirmation") and if it requests any such Repatriation, confirming with respect to each such Repatriation, (x) that it approves of the Company and its Subsidiaries taking the actions reasonably necessary in the Company's sole judgment to effect such Repatriation and (y) that it approves of the Company incurring the Estimated Costs (and any additional costs as may be reasonably incurred in connection with the Repatriation). Parent shall indemnify and hold harmless the Company, its Subsidiaries and its and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, Taxes (including loss of tax attributes) and penalties suffered or incurred by them in connection with the Repatriation, including any action taken in accordance with this Section 6.16 and including the Estimated Costs (and any additional costs). Without limiting the generality of the immediately preceding sentence, Parent shall, promptly upon request by the Company, reimburse the Company for all Estimated Costs (and any additional costs) actually incurred by the Company or its Subsidiaries in connection with this Section 6.16. Without limitation of the Company's obligations set forth in Section 6.11, the Parties agree and acknowledge that (1) the Company's compliance or failure to comply with this Section 6.16 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.3(b) shall have been satisfied with respect to performance in all material respects with this Section 6.16, (2) upon satisfaction or waiver of the conditions set forth in Article VII and completion of the Marketing Period, the Closing will proceed in accordance with Section 1.3 notwithstanding the status of any Repatriation and (3) Parent and Merger Sub's sole remedy for the Company's breach of this Section 6.16 shall be specific performance (and the Company acknowledges and agrees that such remedy shall be available against it). Nothing in this Section 6.16 shall require any action that would conflict with or violate the Company's or any of its Subsidiaries' organizational documents or any applicable laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party.

        6.17    Treatment of Certain Notes.

          (a)   Reference is made to each of (i) the 2.750% Senior Notes Due 2018 issued by the Company (the "2018 Notes") and (ii) the 4.375% Senior Notes Due 2023 issued by the Company (the "2023 Notes and, collectively with the 2018 Notes, the "Notes"; the indenture governing the Notes being the "Indenture").

          (b)   At the Effective Time, Parent shall cause the Surviving Corporation under any of the then outstanding Notes to comply with all of the terms and conditions of the then outstanding Notes and the Indenture, including, to the extent required by the terms and conditions of any of the then outstanding Notes or the Indenture, causing the Surviving Corporation under any series of Notes to obtain and deliver officers' certificates and opinions of counsel stating that the Merger and the other Transactions comply with the Indenture.

          (c)   At the request and expense of Parent, the Company shall promptly at a time reasonably requested by Parent, commence an offer to purchase for any and all of the outstanding aggregate principal amount of the Notes on price terms that are acceptable to Parent and such other customary terms and conditions as are reasonably acceptable to the Company and Parent to be consummated substantially simultaneously with the Closing using funds provided by Parent (the "Debt Tender Offer") and Parent shall assist the Company in connection therewith. The Company shall adopt any corporate authorizations that are reasonable and necessary for the Debt Tender Offer. The Company shall and shall use reasonable best efforts to cause its Representatives to, provide all cooperation reasonably requested by Parent in connection with the Debt Tender Offer. The closing of the Debt Tender Offer shall be conditioned on the occurrence of the Closing, and the parties shall use reasonable best efforts to cause the Debt Tender Offer to close on the Closing Date; provided that the consummation of the Debt Tender Offer with respect to any series of Notes shall not be a condition to Closing. Concurrent with the Effective Time, and in accordance with the terms of the Debt Tender Offer, the Surviving Corporation shall accept for purchase and purchase each series of Notes properly tendered and not properly withdrawn in the Debt Tender Offer using funds provided by or at the direction of Parent. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds to the Company for the full payment at the Effective Time of all Notes properly tendered and not withdrawn to the extent required pursuant to the terms of the Debt Tender Offer.

          (d)   If reasonably requested by the Parent in writing, the Company shall, in accordance with the applicable redemption provisions of the applicable series of Notes and the Indenture, (A) substantially simultaneous with, but in no event prior to, the Effective Time issue a notice of optional redemption for all of the outstanding aggregate principal amount of such series of Notes, pursuant to the redemption provisions of the Indenture and (B) use reasonable best efforts to take any other actions reasonably requested by the Parent to facilitate the satisfaction and discharge of such series of Notes pursuant to the satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto; provided that prior to the Company's being required to take any of the actions described in clauses (A) and (B) above, the Parent shall have, or shall have caused to be, set aside sufficient and immediately available funds to deliver to the Company to effect such redemption and satisfaction and discharge. The redemption and satisfaction and discharge of any series of Notes pursuant to the preceding sentence are referred to collectively as the "Discharge" of such series of Notes. The Company shall use reasonable best efforts to cause its Representatives to provide all cooperation reasonably requested by Parent in connection with the Discharge of any series of Notes identified to the Company by Parent in writing at any time.

          (e)   Parent shall (or the Company, if directed by Parent, shall), at a time at or after the Effective Time selected by Parent, commence a change of control offer to purchase all of the 2023 Notes (in accordance with the requirements of the Indenture) at the price required pursuant to the Indenture using funds provided by Parent. The Company shall and shall use reasonable best efforts to cause its Representatives to, provide all cooperation reasonably requested by Parent in connection with such change of control offer for the 2023 Notes. In accordance with the terms of the change of control offer for the 2023 Notes, the Surviving Corporation shall accept for purchase and purchase each of the 2023 Notes properly tendered and not properly withdrawn in such change of control offer using funds provided by or at the direction of Parent. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds to the Company for the full payment all 2023 Notes validly tendered and not validly withdrawn to the extent required pursuant to the terms of such change of control offer.

          (f)    Parent shall prepare all necessary and appropriate documentation in connection with any change of control offer for the 2023 Notes or any Debt Tender Offer, including the offer to purchase, related letter of transmittal, and other related documents (collectively, the "Offer Documents"), and provide the Company with a reasonable opportunity to comment and make reasonable changes to such documents. Parent and the Company shall reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements) and all mailings to the holders of the Notes in connection with any Debt Tender Offer or such change of control offer shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of any Debt Tender Offer or change of control offer any information in the Offer Documents should be discovered by the Company, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company to the holders of the Notes (which supplement or amendment and dissemination may, at the reasonable direction of Parent after consultation with the Company, take the form of a filing of a Current Report on Form 8-K). Notwithstanding anything to the contrary in this Section 6.17(f), the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable law to the extent such laws are applicable in connection with the any change of control offer for the 2023 Notes or any Debt Tender Offer and such compliance will not be deemed a breach hereof.

          (g)   So long as the Company has sufficient immediately available funds for the full payment of the 2023 Notes validly tendered, the Company shall waive any of the conditions to any Debt Tender Offer (other than that the Merger shall have been consummated and that there shall be no final order, decree, judgment, injunction, ruling or other non-appealable action prohibiting consummation of any Debt Tender Offer) as may be reasonably requested by Parent in writing and shall not, without the written consent of Parent, waive any condition to any Debt Tender Offer or make any changes to any Debt Tender Offer or such change of control offer other than as agreed between Parent and the Company.

          (h)   In connection with the change of control offer for the 2023 Notes or any Debt Tender Offer, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall enter into customary agreements (including indemnities) with such parties so selected; provided that the Company shall not be responsible for the delivery of any legal opinions with respect thereto. Parent shall pay the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with any Debt Tender Offer or such change of control offer upon the incurrence of such fees and out-of-pocket expenses.

          (i)    Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with the Company's compliance with its obligations under this Section 6.17, including all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with any Debt Tender Offer, Discharge or change of control offer made in respect of any series of Notes (including any out-of-pocket costs, fees and expenses incurred in connection with the preparation or distribution of any Offer Documents or other documents related thereto). Parent shall indemnify and hold harmless the Company and its Representatives from and against any and all losses, damages, claims, costs or liabilities incurred by any of them in connection with any action taken by them pursuant to this Section 6.17 with respect to any Debt Tender Offer, Discharge or change of control offer (in each case other than as a result of the Company's fraud or willful misconduct); provided, however, that the Parent shall not have any obligation to indemnify and hold harmless any such party or person to the extent such damages suffered or incurred are directly attributable to the information provided by the Company for use in connection with such Debt Tender Offer, Discharge or change of control offer that is finally determined by a court of competent jurisdiction to have contained a material misstatement or omission.

          (j)    Without limitation of the Company's obligations set forth in Section 6.11, the Parties agree and acknowledge that (i) the Company's compliance or failure to comply with this Section 6.17 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.3(b) shall have been satisfied with respect to performance in all material respects with this Section 6.17, (ii) upon satisfaction or waiver of the conditions set forth in Article VII and completion of the Marketing Period, the Closing will proceed in accordance with Section 1.3 notwithstanding the status of any Debt Tender Offer, Discharge or change of control offer and (iii) no action taken by the Company prior to Closing at the request or direction of the Parent pursuant to any Debt Tender Offer, Discharge or change of control offer shall be a breach of any representation, warranty or covenant included in this Agreement. In addition, nothing in this Section 6.17 shall require any action that would conflict with or violate the Company's or any of its Subsidiaries' organizational documents or any laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party.

ARTICLE VII

CONDITIONS TO MERGER

        7.1    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or written waiver, if permissible under applicable law, by the Parent and the Company) prior to the Effective Time of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained;

          (b)   the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and other applicable Antitrust Laws set forth on Section 7.1 of the Company Disclosure Schedule shall have expired or early termination thereof shall have been granted; and

          (c)   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (temporary, preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting, restraining, preventing or enjoining consummation of the Merger.

        7.2    Conditions to the Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or written waiver, if permissible under applicable law, by the Company, prior to the Effective Time of the following conditions:

          (a)   the representations and warranties of the Parent and the Merger Sub contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the Effective Time, as though made as of the Effective Time, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties) is not reasonably likely to have a Parent Material Adverse Effect;

          (b)   each of the Parent and the Merger Sub shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement prior to the Effective Time; and

          (c)   the Company shall have received a certificate, dated the Closing Date, signed by an executive officer of the Parent certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).

        7.3    Conditions to the Obligations of the Parent and the Merger Sub.     The obligation of the Parent and the Merger Sub to effect the Merger is also subject to the satisfaction, or written waiver, if permissible under applicable law, by the Parent (on behalf of the Parent and the Merger Sub), prior to the Effective Time of the following conditions:

          (a)   (i) the representations and warranties of the Company contained in the first sentence of Section 3.7 shall be true and correct in all respects as of the date hereof and as of the Effective Time, as though made as of the Effective Time; (ii) the representations and warranties of the Company contained in the third and fourth sentence of Section 3.2(a), in the first sentence of 3.2(b), in the first and second sentence of 3.2(c) and Section 3.2(e) shall be true and correct in all respects as of the date hereof and the Effective Time, as though made as of the Effective Time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all respects as of such date), except where the failure of such representations and warranties to be so true and correct would, individually or in the aggregate, be reasonably expected to result in more than $5,000,000 in the aggregate of additional Merger Consideration payable and/or amounts payable pursuant to Section 2.3; (iii) the representations and warranties of the Company contained in Section 3.1, Section 3.2(a) (other than the third sentence, which is subject to clause (ii) above), Section 3.4(a), Section 3.19 and Section 3.20 shall be true and correct in all material respects (other than any such representation or warranty that is qualified by "materiality" or "Company Material Adverse Effect," which shall be true and correct in all respects) as of the Effective Time, as though made on and as of the date hereof and the Effective Time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct in all material respects as of such date) and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, as though made as of the Effective Time (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties) is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b)   the Company shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement prior to the Effective Time; and

          (c)   the Parent shall have received a certificate, dated the Closing Date, signed by an executive officer of the Company certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party) (with any termination by the Parent also being an effective termination by the Merger Sub):

          (a)   by mutual written consent of the Parent and the Company at any time prior to the Effective Time;

          (b)   by either the Parent or the Company at any time prior to the Effective Time and after the Outside Date if the Effective Time shall not have occurred on or before the Outside Date;

  provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall (i) not be available to any party hereto if the failure of such party (or, in the case of the Parent, the Merger Sub and vice versa) to fulfill, in any material respect, any obligation under this Agreement has been a principal cause of or resulted in the failure of the Effective Time to occur on or before the Outside Date) and (ii) be subject to the proviso set forth in Section 8.1(i);

          (c)   by either the Parent or the Company at any time prior to the Effective Time if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree, judgment, injunction or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining, preventing or otherwise prohibiting the consummation of the Merger; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or any Affiliate of such party) to use such standard of efforts to the extent required pursuant to Section 6.4 to prevent and oppose such order, decree, ruling or the taking of such other action has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action;

          (d)   by the Parent or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

          (e)   by the Parent, prior to the Effective Time, if the Company Board shall have effected a Company Board Recommendation Change;

          (f)    by the Company, at any time prior to receipt of the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal after complying with the terms and conditions of Section 6.1 in all material respects; provided that any purported termination of this Agreement pursuant to this Section 8.1(f) shall be null and void if the Company does not, prior to or concurrently with the termination of this Agreement, pay the Parent the Company Termination Fee contemplated by Section 8.3(b)(ii);

          (g)   by the Parent, prior to the Effective Time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach, inaccuracy or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and (ii) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured within 20 Business Days following receipt by the Company of written notice of such breach, inaccuracy or failure to perform from the Parent; provided that neither the Parent nor the Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement that would cause a condition set forth in Section 7.1 or Section 7.2 not to be satisfied;

          (h)   by the Company, prior to the Effective Time, if there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement of the Parent or the Merger Sub set forth in this Agreement, which breach, inaccuracy or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied, and (ii) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured within 20 Business Days following receipt by the Parent of written notice of such breach, inaccuracy or failure to perform from the Company; provided that the Company is not then in material breach of any representation, warranty or covenant under this Agreement that would cause a condition set forth in Section 7.1 or Section 7.3 not to be satisfied; or

          (i)    by the Company if (A) the Marketing Period has ended and the conditions set forth in Sections 7.1 and 7.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing each of which is capable of being satisfied at the Closing) have been and continue to be satisfied, (B) the Company has confirmed by written notice to Parent after the end of the Marketing Period that all conditions set forth in Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing each of which is capable of being satisfied at the Closing) or that it irrevocably waives (solely to the extent necessary to permit the Closing to occur in accordance with this Section 8.1(i)) in writing any unsatisfied conditions in Section 7.2 that may be waived under applicable law; (C) the Merger shall not have been consummated within three (3) Business Days after the date on which Parent is required to consummate the Merger pursuant to Section 1.3; and (D) at all times during such three (3) Business Day period described in clause (C), the Company stood ready, willing and able to consummate the Merger; provided, that notwithstanding anything in Section 8.1(b) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 8.1(b) during such three Business Day period following delivery of the notice referred to in clause (B) above.

        8.2    Effect of Termination.     In the event of valid termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made and this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, the Merger Sub or their respective Representatives, stockholders or Affiliates; provided that, subject to Section 10.4(b) and Section 10.10(c), (a) any such termination shall not relieve any party hereto from liability for any Willful Breach prior to such valid termination and (b) the provisions of Section 6.3(a) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Article IX (Defined Terms), Article X (Miscellaneous), the expense reimbursement and indemnification provisions of Sections 6.11(c), 6.15, 6.16 and 6.17, the Confidentiality Agreement and the Limited Guarantee shall remain in full force and effect and survive any valid termination of this Agreement in accordance with their respective terms and conditions.

        8.3    Fees and Expenses.

          (a)   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated, except as set forth in this Section 8.3.

          (b)   The Company shall pay the Parent the Company Termination Fee (less, if applicable, the Parent Expenses previously paid to Parent) in the event that this Agreement is terminated:

              (i)  by the Parent pursuant to Section 8.1(e) or Section 8.1(b) under circumstances in which Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(e);

             (ii)  by the Company pursuant to Section 8.1(f); or

            (iii)  by Parent pursuant to Section 8.1(g) or either the Parent or the Company pursuant to Section 8.1(b) (if such termination occurs prior to obtaining the Company Stockholder Approval) or Section 8.1(d), if (A) before the date of such termination, an Acquisition Proposal shall have been publicly announced, made or disclosed and not irrevocably withdrawn without encouragement by or consultation with (excluding arms-length negotiations regarding the terms of the Acquisition Proposal) the Company or its Representatives, (B) at the time of the stockholder vote, the Financing Letters shall be in full force and effect or shall have been replaced by alternative financing commitments in corresponding amounts sufficient to consummate the Transactions and (C) within 12 months after the date of termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal (which is subsequently consummated) or shall have consummated any Acquisition Proposal;

  provided, however, that, for purposes of this Section 8.3(b), all references to "20%" and "80%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%." Any fee due under Section 8.3(b)(i) shall be paid to the Parent by wire transfer of same-day funds within two Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid to the Parent by wire transfer of same-day funds on or before the date of (and as a condition to the effectiveness of) such termination of this Agreement. Any fee due under Section 8.3(b)(iii) shall be paid to the Parent by wire transfer of same-day funds within two (2) Business Days after the date on which the transaction referenced in clause (C) of Section 8.3(b)(iii) is consummated. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (c)   In the event that the Company shall terminate this Agreement pursuant to Section 8.1(h) or Section 8.1(i) (or pursuant to Section 8.1(b) under circumstances in which the Company would have been entitled to terminate the Agreement pursuant to Section 8.1(h) or Section 8.1(i)), then Parent shall pay to the Company as promptly as reasonably practicable (and, in any event, within two Business Days following such termination) the Parent Termination Fee. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (d)   If either the Company or the Parent terminates this Agreement pursuant to Section 8.1(d) and at the time of the stockholder vote, the Financing Letters shall be in full force and effect or shall have been replaced with letters providing for alternative financing commitments in a corresponding amount sufficient to consummate the Transactions, the Company shall pay to Parent as promptly as reasonably practicable (and, in any event, within two Business Days following the delivery by Parent of an invoice therefor) any and all out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives) actually incurred by the Parent or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the "Parent Expenses"), up to a maximum amount of $15,000,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.3(d) shall not relieve the Company for damages resulting from a Willful Breach. To the extent a Company Termination Fee becomes payable, any payment previously made pursuant to this Section 8.3(d) shall be credited against such obligation of the Company to pay the Company Termination Fee.

          (e)   Each of the parties hereto acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions, that the parties hereto would not enter into this Agreement absent such agreement and that each of the Company Termination Fee and the Parent Termination Fee is not a penalty. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit, action or proceeding which results in a final and non-appealable judgment against the other party, with respect to Parent or Merger Sub, or parties, with respect to the Company, for the applicable payment set forth in this Section 8.3, such paying party shall pay the other party or parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys' fees) in connection with such suit, action or proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

        8.4    Amendment.     This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the

Effective Time, whether before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, no amendment may be made that pursuant to applicable law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto (as applicable), signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained herein, Section 10.4, Section 10.5, Section 10.9, Section 10.10, Section 10.11 and Section 10.12 and this last sentence of Section 8.4 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such sections) may not be amended, waived, modified or supplemented in any manner to the extent such amendment, waiver, supplement or other modification is adverse to the Financing Sources without the prior written consent of the Financing Sources.

        8.5    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        8.6    Procedure for Termination, Amendment, Extension or Waiver.     A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by the respective Board of Directors of the applicable parties.

ARTICLE IX

DEFINED TERMS

        The following capitalized terms shall have the respective meanings set forth below:

        "2018 Notes" has the meaning set forth in Section 6.17(a).

        "2023 Notes" has the meaning set forth in Section 6.17(a).

        "Acquisition Proposal" means any written (a) proposal or offer for a merger, consolidation, dissolution, recapitalization, share exchange, tender offer or other business combination involving the Company and its Subsidiaries (other than (i) mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more Subsidiaries of the Company and (ii) mergers, consolidations, recapitalizations, share exchanges, tender offers or other business combinations that if consummated would result in the holders of the outstanding shares of Company Common Stock immediately prior to such transaction owning more than 80% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter), (b) proposal for the direct or indirect disposition, sale or issuance by the Company of 20% or more of any class of its equity securities or (c) proposal or offer to acquire, combine, license, reorganize or subject to a joint venture, in any manner, directly or indirectly, 20% or more of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Transactions or any offer or proposal by Parent or any Subsidiary of Parent.

        "Affiliate" when used with respect to any Person, means any other Person who is an "affiliate" of that first Person within the meaning of Rule 405 promulgated under the Securities Act, except as otherwise set forth in Section 4.8.

        "Agreed Upon Form Comfort Letter" means a comfort letter from the Company's independent auditors covering the matters set forth in Section 6.11 of the Company Disclosure Schedule.

        "Agreement" has the meaning set forth in the preamble.

        "Alternative Acquisition Agreement" has the meaning set forth in Section 6.1(b)(ii).

        "Antitrust Laws" means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

        "Bankruptcy and Equity Exception" has the meaning set forth in Section 3.4(a).

        "Business Day" means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

        "Capitalization Date" means the close of business on June 26, 2017.

        "Carveout Transaction" shall mean an internal reorganization of certain of the assets, liabilities and business operations of the Company and its Subsidiaries into separate internal organizations for the United States retail, Canadian retail (including the .ca business), and North American delivery businesses (including the United States ecommerce business).

        "Certificate" means a certificate that immediately prior to the Effective Time represents shares of Company Common Stock.

        "Certificate of Merger" has the meaning set forth in Section 1.2.

        "Closing" means the closing of the Merger.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning set forth in the preamble.

        "Company 401(k) Plan" means the Staples, Inc. Employees' 401(k) Savings Plan.

        "Company Balance Sheet" means the consolidated unaudited balance sheet of the Company as of April 29, 2017.

        "Company Board" means the Board of Directors of the Company (together with any duly constituted and authorized committee thereof).

        "Company Board Recommendation Change" has the meaning set forth in Section 6.1(b)(i).

        "Company Common Stock" means the common stock, par value $0.0006 per share, of the Company.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to the Parent and the Merger Sub concurrently with the execution of this Agreement and dated as of the date of this Agreement.

        "Company Employee Plans" means all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates or for which the Company or any of the Company's Subsidiaries has any liability or obligation (including contingent liability or obligation).

        "Company Employees" means, as of any date, each employee of the Company or any of its Subsidiaries as of such date.

        "Company ESPP" means the Company's 2012 Employee Stock Purchase Plan, as amended.

        "Company Intellectual Property" means any Intellectual Property owned by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

        "Company July 2017 RSUs" mean restricted stock units with respect to shares of Company Common Stock granted in July 2017 and described in Section 5.1(b) of the Company Disclosure Schedule.

        "Company Leases" means all leases and subleases pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other recoverable amounts deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

        "Company Material Adverse Effect" means any effect, change, event, occurrence or development that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no effect, change, event, occurrence or development (by itself or when aggregated or taken together with any and all other effects, changes, events, occurrences or developments) to the extent resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a "Company Material Adverse Effect," and no effect, change, event, occurrence or development (by itself or when aggregated or taken together with any and all other such effects, changes, events, occurrences or developments) to the extent resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur: (a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (c) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (d) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (f) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (i) the identity of the Parent and (ii) the loss or departure of officers or other employees of the Company or any of its Subsidiaries directly resulting from, arising out of, attributable to, or related to the Transactions (provided that this clause (f) shall not apply to any representation or warranty in Section 3.4(b) and, solely to the extent related thereto, the condition set forth in Section 7.3(a)); (g) the taking of any action expressly required by this Agreement (other than any action required solely by the first sentence of Section 5.1) or the failure to take any action expressly prohibited by this Agreement; (h) changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof); (i) changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); or (j) any litigation related to this Agreement, the Merger or other transactions contemplated hereby brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, the Merger Sub, the Parent or any of their directors or officers; except to the extent such effects, changes, events, occurrences or developments to the extent resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (e) and (h) disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its Subsidiaries conduct business in any material respect (in which case, such adverse effects (if any) shall be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur solely to the extent they are disproportionate).

        "Company Material Contract" means any Contract to which the Company or one of its Subsidiaries is a party or by which any of them or any of their respective properties, rights or assets are bound:

          (a)   pursuant to which the Company and its Subsidiaries spent, in the aggregate, during the fiscal year ended December 31, 2016, or expect to spend, in the aggregate, during the fiscal year ended December 31, 2017, more than (i) in the case of agreements or contracts for the purchase of merchandise for resale, $100,000,000 (or, for purposes of Section 5.1(k) only, $50,000,000), (ii) $10,000,000 in the case of agreements or contracts with a Significant Supplier and (iii) in the case of all other agreements or contracts, $20,000,000 (or, for purposes of Section 5.1(k) only, $7,500,000), in each case, other than Contracts referred to in clause (m) below or otherwise permitted under Section 5.1(h);

          (b)   which contains (i) any non-competition provision or that otherwise prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging in any business anywhere in the world, (ii) any "most favored nation" or similar provision to the benefit of any other party or (iii) "exclusivity", rights of first refusal, rights of first negotiation, rights of first offer or any similar requirements in favor of a third party, in each case (clauses (i) through (iii)) other than such rights set forth in real estate leases or Liens of record or that would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as whole;

          (c)   any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

          (d)   provides for or governs the formation, creation, operation, management or control of any partnership, joint venture or similar arrangement;

          (e)   pursuant to which the Company has continuing guarantee, "earn-out" or other contingent purchase price obligations (other than indemnification or performance guarantee obligations provided for in the Ordinary Course of Business), in each case that would reasonably be expected to result in payments in excess of $1,000,000;

          (f)    which constitutes a settlement, conciliation or similar agreement (A) that has been entered with any Governmental Entity since January 1, 2015 and is limited to the payment of money not in excess of $500,000 individually or $5,000,000 in the aggregate, (B) pursuant to which the Company has material payment obligations to a Governmental Entity after the date of this Agreement or (C) that would otherwise limit the operation of the Company in any material respect after the Closing;

          (g)   pursuant to which any indebtedness for borrowed money of the Company is outstanding with respect to a principal amount in excess of $100,000,000 (or, for purposes of Section 5.1(k) only, $20,000,000);

          (h)   was entered into after January 1, 2015 and provides for the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business, capital stock, other equity interests or all or substantially all the assets of another Person;

          (i)    that would be required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Exchange Act;

          (j)    that is a Company Lease with annual base rental payments in excess of $2,000,000 (or, for purposes of Section 5.1(k) only, $500,000);

          (k)   for the employment or engagement of any officer, employee or other individual on a full-time, part-time or consulting basis that provides for annual compensation (assuming any bonuses are paid at target) of $400,000 (or, for purposes of Section 5.1(k) only, $200,000), other than offer letters entered in the Ordinary Course of Business providing for at will employment and terminable upon notice without any liability to the Company or any of its Subsidiaries (other than for accrued but unpaid compensation through the termination date);

          (l)    any change in control, transaction bonus, retention or similar contract with payments or other benefits or rights triggered by the execution of this Agreement or the transactions contemplated thereby;

          (m)  that requires any capital commitment or capital expenditure (or series of capital expenditures) or any loan or investment, by the Company or any of its Subsidiaries in an amount in excess of $20,000,000 (or, for purposes of Section 5.1(k) only, $5,000,000 or such other amount as is permitted under Section 5.1(h)) individually, other than any purchase order or Contract for supply, inventory or trading stock acquired in the Ordinary Course of Business or rental payments made under real property leases;

          (n)   any prime Contract of any kind, between the Company or any of its Subsidiaries, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor or (c) any subcontractor at any tier with respect to any Contract of a type described in clauses (a) or (b) above, on the other hand, in each case that provides for the sale of goods and services for annual payments in excess of $10,000,000.

        "Company Performance Share Awards" mean any performance-based share units with respect to shares of Company Common Stock granted under any Company Stock Plan or otherwise.

        "Company Permits" has the meaning set forth in Section 3.16.

        "Company Preferred Stock" has the meaning set forth in Section 3.2(a).

        "Company RSUs" mean restricted stock units with respect to shares of Company Common Stock granted under any Company Stock Plan or otherwise, other than the Company July 2017 RSUs.

        "Company SEC Reports" has the meaning set forth in Section 3.5(a).

        "Company SERP" means the Staples, Inc. Supplemental Executive Retirement Plan.

        "Company Severance Policy" means the Company's severance policy as in effect on the date hereof (a copy of which has been made available to Parent).

        "Company Stock Option" means each option to purchase shares of Company Common Stock granted pursuant to any Company Stock Plan or otherwise.

        "Company Stock Plan" means any stock incentive or equity-related plan of the Company.

        "Company Stockholder Approval" means the adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock entitled to vote on such matter at the Company Stockholders Meeting.

        "Company Stockholders Meeting" has the meaning set forth in Section 6.14(a).

        "Company Termination Fee" means a termination fee of $171,000,000 in cash.

        "Company's Knowledge" or a phrase of similar import means the actual knowledge of the individuals identified in Section 10.1 of the Company Disclosure Schedule after reasonable inquiry of the employee with primary responsibility for the applicable subject matter.

        "Compliant" means, with respect to the Required Financial Information, that (a) such Required Financial Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information not misleading, in light of the circumstances under which the statements contained in such Required Financial Information were made, (b) in the case of the Required Financial Information delivered in connection with the offering of high yield debt securities as part of the Debt Financing is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulations S-K and S-X under the Securities Act applicable to offerings of debt securities on a registration statement on Form S-1 that are applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities and, for the avoidance of doubt, provisions to the extent solely applicable to any Excluded Information), (c) the Company's auditors have not objected to the use of their audit opinions related to any audited financial statements included in such Required Financial Information and any interim quarterly financial statements included in such Required Financial Information have been reviewed by the Company's independent auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU Section 722 and (d) in the case of the Required Financial Information delivered in connection with the offering of high yield debt securities as part of the Debt Financing and any pro forma financial statements contained in the offering memorandum and any marketing materials utilized as part of the Debt Financing, the Company's auditors have confirmed that they are prepared to issue the Agreed Upon Form Comfort Letter (by delivering drafts thereof) when customarily required to be delivered during the Marketing Period.

        "Confidentiality Agreement" means the Confidentiality and Standstill Agreement, dated as of December 21, 2016, between the Company and Sycamore Partners Management, L.P.

        "Contract" means, with respect to any Person, any agreement, lease, sublease, license, contract, note, bond, mortgage, indenture, deed of trust, franchise, concession or other legally binding arrangement to which such Person or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound.

        "Credit Facility" means the Credit Agreement, dated as of November 22, 2016, as amended, supplemented or otherwise modified from time to time, by and among the Company, Bank of America, N.A. and the other lenders named therein, Bank of America, N.A., as administrative agent for the lenders, and Barclays Bank PLC, HSBC Bank USA, National Association, MUFG Union Bank N.A. and Wells Fargo Bank, National Association as co-syndication agents for the lenders.

        "Current D&O Insurance" means the current directors' and officers' liability insurance policies maintained by the Company.

        "Debt Financing Sources" means the financial institutions identified in the Debt Commitment Letter, together with the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing and each other Person that commits to provide or otherwise provides the Debt Financing in accordance with this Agreement, whether by joinder to the Debt Commitment Letter or otherwise, including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective affiliates and their respective affiliates' officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.

        "Debt Tender Offer" has the meaning set forth in Section 6.17(c).

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Discharge" has the meaning set forth in Section 6.17(d).

        "Dissenting Shares" means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the provisions of Section 262 of the DGCL (until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares, at which time such shares shall cease to be Dissenting Shares).

        "Effective Time" has the meaning set forth in Section 1.2.

        "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), in each case whether or not subject to ERISA, and any other agreement, plan, policy or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance benefits, change in control, retention, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, vacation, fringe benefit, and all unexpired severance and employment agreements for the benefit of, or relating to, any current or former officer, employee or other service provider of the Company or any of its Subsidiaries or an ERISA Affiliate (or any of their respective beneficiaries), but excludes any plan, agreement, or arrangement required to be maintained by non-U.S. law.

        "Environmental Law" means any applicable law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (b) the handling, use, storage, treatment, transport, disposal, release or threatened release of, or contamination by, any Hazardous Substance or (c) noise, odor or wetlands protection.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any of its Subsidiaries.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Information" has the meaning set forth in the definition of Required Financial Information.

        "Financial Advisors" has the meaning set forth in Section 3.18.

        "Financing Sources" means the Equity Financing Sources and the Debt Financing Sources.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" means any foreign or domestic court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality.

        "Hazardous Substance" means: (a) any substance that is regulated by or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" means each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time a director, manager or officer of the Company or any of its Subsidiaries.

        "Indenture" has the meaning set forth in Section 6.17(a).

        "Intellectual Property" means (a) patents, trademarks, trade names, domain names, copyrights, designs and trade secrets, (b) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (c) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications and (d) other tangible or intangible proprietary or confidential information and materials.

        "Intervening Event" means any material event, development or occurrence that was not known to the Company Board as of the date hereof (or, if known, the consequences of which were not known to or reasonably foreseeable by the Company Board as of the date of this Agreement) and becomes known to the Company Board after the date hereof and prior to the Company Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequences thereof constitute or be deemed to be an Intervening Event.

        "July 2017 RSU Vesting Date" has the meaning set forth in Section 2.3(b)(iii).

        "law" means any law (including common law), act, statute, code, order, judgment, injunction, ruling, decree or writ, ordinance or regulation of any Governmental Entity.

        "Leased Real Property" means all leasehold or subleasehold estates and other contractual rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries for (a) a retail store or (b) other facilities in excess of 20,000 square feet.

        "Lien" means any mortgage, security interest, pledge, lien, charge or encumbrance, other than (a) mechanics', carriers', workmen's, warehousemen's, repairmen's or other statutory liens arising in the Ordinary Course of Business, (b) liens for Taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings, (c) liens related to the Financing (including any permitted alternative financing) or arising from actions of the Parent or the Merger Sub, (d) liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters of record that are shown in public records, (e) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business, (g) liens arising under applicable securities laws, (h) any lien or encumbrance arising out of any license to Company Intellectual Property granted in the Ordinary Course of Business, (i) zoning, building and other similar codes and regulations, and (j) any conditions that would be disclosed by a current, accurate survey or physical inspection.

        "Marketing Period" means the first period of 18 consecutive Business Days throughout which (i) Parent shall have all of the Required Financial Information and such Required Financial Information is Compliant and (ii) the conditions set forth in Section 7.1 shall be satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.3 to fail to be satisfied, assuming that the Closing Date were to be scheduled for any time during such 18 consecutive Business Day period; provided that the Marketing Period will not be deemed to commence if prior to the completion of the Marketing Period, (A) the Company's auditors shall have withdrawn their audit opinion contained in the Required Financial Information, (B) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (C) the Company shall have been delinquent in filing any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, in which case the Marketing Period will not be deemed to commence unless and until all such delinquencies have been cured or (D) the Required Financial Information ceases to be Compliant or would be required to be updated in order to be Compliant on any day during such 18 consecutive Business Day period, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of such Compliant updated Required Financial Information; provided further that the Marketing Period shall end on any earlier date that is the date on which all of the Debt Financing or any alternative financing as set forth in Section 6.11 is obtained. If the Company shall in good faith reasonably believe it has delivered the applicable Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date specified in that notice unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Financial Information and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Financial Information Parent reasonably believes the Company has not delivered); provided that (i) each of July 3, 2017, July 4, 2017, July 5, 2017, November 23, 2017 and November 24, 2017 shall not be considered a Business Day for the purposes of the Marketing Period (for the avoidance of doubt, the aforementioned dates shall be excluded for purposes of, but shall not reset, the 18 consecutive Business Day period), (ii) the Marketing Period shall either end on or prior to August 18, 2017 or, if the Marketing Period has not ended on or prior to August 18, 2017, then the Marketing Period shall commence no earlier than September 5, 2017 and (iii) the Marketing Period shall either end on or prior to December 15, 2017 or, if the Marketing Period has not ended on or prior to December 15, 2017, then the Marketing Period shall commence no earlier than January 3, 2017.

        "Maximum Premium" means 300% of the last annual premium paid prior to the Effective Time for the Current D&O Insurance (which the Company represents is set forth in Section 6.6 of the Company Disclosure Schedule).

        "Merger" has the meaning set forth in the Recitals.

        "Merger Consideration" has the meaning set forth in Section 2.1(c).

        "Merger Sub" has the meaning set forth in the preamble.

        "New Plans" means employee benefit plans of the Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time.

        "Notes" has the meaning set forth in Section 6.17(a).

        "Offer Documents" has the meaning set forth in Section 6.17(f).

        "Old Plans" has the meaning set forth in Section 6.8(b).

        "Ordinary Course of Business" means the ordinary course of business consistent in all material respects with past practice.

        "Outside Date" means December 22, 2017.

        "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

        "Parent" has the meaning set forth in the preamble.

        "Parent Expenses" has the meaning set forth in Section 8.3(d).

        "Parent Material Adverse Effect" means any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent or the Merger Sub to consummate the Merger or any of the other Transactions or otherwise perform any of its obligations under this Agreement.

        "Parent Termination Fee" means a termination fee of $343,000,000 in cash.

        "Paying Agent" means a bank or trust company mutually acceptable to the Parent and the Company, which shall be engaged by Parent to act as paying agent for the payment of the Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time.

        "Payment Fund" means cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (other than shares of Company Common Stock cancelled in accordance with Section 2.1(b)).

        "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, estate, Governmental Entity, association, enterprise, unincorporated organization or other entity.

        "Pre-Closing Period" means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier time as this Agreement may be terminated in accordance with its terms.

        "Prohibited Amendment" has the meaning set forth in Section 6.11.

        "Proxy Statement" has the meaning set forth in Section 6.14(a).

        "Qualified Person" means any Person or group of Persons who has made an Acquisition Proposal that did not result from a material breach of Section 6.1 that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal; provided, however, that such Qualified Person shall cease being a "Qualified Person" if such Acquisition Proposal is withdrawn or the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) such Acquisition Proposal is not, and could not reasonably be expected to lead to, a Superior Proposal.

        "Recommendation Change Notice" has the meaning set forth in Section 6.1(b).

        "Redacted Fee Letter" means the fee letter referred to in the Debt Commitment Letter in which the only redactions relate to fee amounts, "market flex" provisions, "securities demand" provisions, provided that such redactions do not relate to any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing or other funding being made available by such financing source.

        "Release" means any release, spill, emission, leaking, injection, emptying, pumping, escaping, dumping, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.

        "Reporting Tail Endorsement" means a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance.

        "Representatives" means, with respect to any Person, such Person's directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

        "Required Financial Information" means (a) all of the financial statements (and related audit reports) described in paragraph 10 of Exhibit E of the Debt Commitment Letter as in effect as of the date hereof and all financial information and data derived from the historical books and records of the Company and its Subsidiaries that is required to permit Parent and Merger Sub to prepare the pro forma financial statements required pursuant to paragraphs 9 and 11(a) of Exhibit E of the Debt Commitment Letter as in effect as of the date hereof, and provided that Parent shall be responsible for the preparation of any pro forma financial statements and pro forma adjustments giving effect to the Transactions and the Carveout Transactions for use in connection with the offering of the Financing, it being understood that the Company shall cooperate with Parent in the preparation of such pro forma information to the extent its cooperation relates to financial information and data derived from the Company's historical books and records, and (b) such other pertinent and customary financial and other information (other than pro forma financial statements) as Parent shall reasonably request of the type and form that are customarily included in private placements of non-convertible debt securities pursuant to Rule 144A promulgated under the Securities Act (including information required by Regulation S-X and Regulation S-K under the Securities Act, which is understood not to include any Excluded Information) and syndicated term loan financings; provided that in no event shall the Required Financial Information be deemed to include or shall the Company otherwise be required to provide (A) consolidating financial statements, separate subsidiary financial statements and other financial statements, data and analysis that would be required by Sections 3-09, 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K, (B) information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (C) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any "description of notes", or other information customarily provided by the Financing sources or their counsel, (D) risk factors relating to all or any component of the Financing, (E) any information regarding any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Financing (including any synergies or cost savings), projections, ownership or an as adjusted capitalization table (other than information to be provided by the Company pursuant to clause (a)) or (F) other information customarily excluded from a Rule 144A offering memorandum (the information described in clauses (A) through (F), the "Excluded Information").

        "Restrictive Order" has the meaning set forth in Section 6.4(a)(iv).

        "RSU Vesting Date" has the meaning set forth in Section 2.3(b)(ii).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended.

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Supplier" has the meaning set forth in Section 3.22.

        "Solvent" has the meaning set forth in Section 4.7.

        "Specified Time" means the earlier of (a) time at which this Agreement is terminated in accordance with the terms hereof and (b) the Effective Time.

        "Subsidiary" means, with respect to any Person, another Person (a) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (ii) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, or (b) of which such first Person is a general partner or managing member.

        "Superior Proposal" means any bona fide Acquisition Proposal made by a third party after the date of this Agreement to acquire, directly or indirectly, more than 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries, (a) on terms which the Company Board determines in its good faith judgment to be more favorable to the holders of Company Common Stock than the Transactions (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal (including financial, regulatory, legal and other aspects of such proposal) and this Agreement (including any written, binding offer by the Parent to amend the terms of this Agreement) that the Company Board determines to be relevant and (b) which the Company Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the Company Board determines to be relevant. In no event shall an Acquisition Proposal be considered a "Superior Proposal" if it was solicited, initiated, facilitated, encouraged or negotiated in material breach of Section 6.1 by the Company.

        "Surviving Corporation" means the Company following the Merger.

        "Tax Returns" means all reports, returns, forms, or statements required to be filed with a Governmental Entity with respect to Taxes.

        "Taxes" means all taxes or other assessments or liabilities of any kind whatsoever in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto.

        "Transactions" means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing, but excluding the Carveout Transactions and any Repatriation.

        "Uncertificated Shares" means uncertificated shares that immediately prior to the Effective Time represented shares of Company Common Stock.

        "Willful Breach" means a material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act, or failure to act, undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, would result, or would reasonably be expected to result, in such breach.

ARTICLE X

MISCELLANEOUS

        10.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

        10.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

          (a)   if to the Parent or the Merger Sub, to:

      c/o Sycamore Partners Management, L.P.
      9 West 57th Street, 31st Floor
      New York, NY 10019
      Facsimile: (212) 796-8560
      Attention: Stefan Kaluzny and Peter Morrow
      E-mail:  skaluzny@sycamorepartners.com
                     pmorrow@sycamorepartners.com

      with a copy (which shall not constitute notice) to:

      Kirkland & Ellis LLP
      601 Lexington Avenue
      New York, NY 10022
      Facsimile: (212) 446-6460
      Attention: Sean D. Rodgers, P.C., Mikaal Shoaib, P.C. and Laura Sullivan
      E-mail:  sean.rodgers@kirkland.com
                     mshoaib@kirkland.com
                     laura.sullivan@kirkland.com

          (b)   if to the Company, to:

      Staples, Inc.
      500 Staples Drive
      P.O. Box 9271
      Framingham, MA 01701-9271
      Attn: Michael T. Williams, Chief Legal Officer
      E-mail:  LegalGeneralMail@staples.com
      Facsimile: 508-382-4707

      with a copy (which shall not constitute notice) to:

      Wilmer Cutler Pickering Hale and Dorr LLP
      60 State Street
      Boston, Massachusetts 02109
      Attn:  Mark G. Borden, Esq.
                 Jay E. Bothwick, Esq.
                 Andrew R. Bonnes, Esq.
      E-mail:  mark.borden@wilmerhale.com
                     jay.bothwick@wilmerhale.com
                     andrew.bonnes@wilmerhale.com
      Facsimile: +1 617 526 5000

        Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

        10.3    Entire Agreement.     This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

        10.4    Third Party Beneficiaries; No Recourse.

          (a)   This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.6 (with respect to which the Indemnified Parties shall be third party beneficiaries), (b) from and after the Effective Time, the rights of holders of shares of Company Common Stock, Company Stock Options, Company RSUs, Company July 2017 RSUs and Company Performance Share Awards to receive the consideration set forth in Article I, (c) the rights of Persons who are explicitly provided to be third-party beneficiaries of the Limited Guarantee and the Equity Funding Letters solely to the extent of the rights set forth therein, (d) the rights of the Parent Related Parties and the Company Related Parties set forth in Section 10.10(c) , (e) the rights of the Company's Subsidiaries and the respective Representatives of the Company and its Subsidiaries set forth in Sections 6.11(c), 6.16 and 6.17 and (f) with respect to the Debt Financing Sources, the provisions of this Section 10.4 (Third Party Beneficiaries), the last sentence of Section 8.4 (Modification or Amendment), Section 10.5 (Assignment), Section 10.9 (Governing Law), Section 10.10 (Remedies), Section 10.11 (Submission to Jurisdiction) and Section 10.12 (Waiver of Jury Trial) (and the related defined terms contained in the foregoing provisions), each of which shall expressly inure to the benefit of the Debt Financing Sources and which the Debt Financing Sources shall be entitled to rely on and enforce the provisions of as they relate to the Debt Financing Sources.

          (b)   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions may only be made against the entities that are expressly identified as signatories hereto and no Parent Related Party (other than each Guarantor to the extent set forth in such Guarantor's Limited Guarantee or such Guarantor's Equity Funding Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party (other than Parent or Merger Sub or any payment from a Guarantor to the extent set forth in the applicable Limited Guarantee).

        10.5    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that each of the Parent and the Merger Sub (i) any or all of its rights (but not its obligations) hereunder to one or more of its Affiliates controlled by Sycamore Partners Management, L.P. that was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement (provided that no such assignment shall (x) affect the obligations of any such Affiliate who has committed to provide Equity Financing under the applicable Equity Funding Letter or the Guarantors under the Limited Guarantees, (y) impede or delay the consummation of the Transactions or (z) relieve Parent or Merger Sub of any of its obligations under this Agreement), and (ii) may, from and after the Closing, assign in whole or in part, this Agreement or any or all of its rights and obligations hereunder to one or more of its Affiliates or for collateral security purposes to any lender or Financing Sources; provided, further, that no such assignment shall relieve such party of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        10.6    Severability.     Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

        10.7    Counterparts and Signature.     This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

        10.8    Interpretation.     Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) "include", "includes" and "including" are not limiting; (b) "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) "date hereof" refers to the date set forth in the initial caption of this Agreement; (d) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an "Article", "Section", "Recital", "preamble", "Annex", "Exhibit" or "Schedule" refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; and (l) references to "make available" or "made available" shall include availability through an electronic data room, through EDGAR or otherwise, in each case at least four hours prior to the execution of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        10.9    Governing Law.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware; provided that, except as specifically set forth in the Debt Commitment Letters, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources in any way relating to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

        10.10    Remedies.

          (a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

          (b)   The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 8.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. Subject to the following sentence and Section 10.10(c), the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.11 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.3 and 10.10(c) (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party's right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing or anything else to the contrary herein, it is explicitly agreed that the right of the Company to obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent's obligation to cause the Equity Financing to be funded in accordance with the terms and conditions of the applicable Equity Funding Letter and to effect the Closing in accordance with Section 1.3 (but not the right of the Company to such injunctions, specific performance or other equitable remedies for any other reason) shall be subject in all events to the requirements that (i) the Marketing Period has ended and the satisfaction, or express written waiver by Parent of all conditions precedent to the obligations of Parent to consummate the transactions contemplated hereby set forth in in Sections 7.1 and 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being satisfied at the Closing) at the time when the Closing would have been required to occur pursuant to Section 1.3, but for the failure of the Equity Financing to be funded, (ii) the Debt Financing (including any alternative financing that has been obtained in accordance with Section 6.11(b)) has been funded or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is or were to be funded at the Closing, and (iii) the Company has irrevocably confirmed in writing to Parent that (x) if specific performance is granted and the Equity Financing and Debt Financing were funded, then it would take such actions required of it by this Agreement to cause the Closing to occur and (y) it stands ready, willing and able to consummate the Merger. The parties hereto agree not to assert that a remedy of specific enforcement is contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.10(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

          (c)   Notwithstanding anything in this Agreement to the contrary:

              (i)  in the event that the Company shall terminate this Agreement in circumstances where the Parent Termination Fee is owed pursuant to Section 8.3(c), then, the Company's right to receive payment of the Reverse Termination Fee pursuant to Section 8.3(c) shall, together with any indemnification for or reimbursement of any applicable expenses pursuant to Section 6.11(c) , 6.15, 6.16, 6.17 or 8.3(e), be the sole and exclusive remedy for any and all losses or damages suffered or incurred by the Company, the Company Related Parties or any other Person arising out of or in connection with this Agreement, the Financing Letters or the Limited Guarantee, the transactions contemplated hereby and thereby (and the abandonment or termination hereof or thereof), any breach (including any Willful Breach) or failure to perform hereunder or thereunder, the failure of the Merger or the other Transactions to be consummated, or any matter forming the basis for such termination, and, upon payment of such amount, neither the Company, any Company Related Party nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any Guarantor, the Financing Sources or any of their respective representatives (including any investment banker, financial advisors, attorneys, accountants or other advisors) or any of their respective Affiliates or any of their or their Affiliates' respective direct or indirect, former, current or future general or limited partners, stockholders, equityholders, securityholders, financing sources, managers, members, directors, officers, representatives, employees, controlling persons, agents or assignees (collectively, the "Parent Related Parties") for any loss or damage arising out of or in connection with any breach (including any Willful Breach) or failure to perform under this Agreement, the Financing Letters or the Limited Guarantee, any of the Transactions (or the abandonment or termination thereof), the failure of the Merger or the other Transactions to be consummated or any matters forming the basis for such termination (but excluding, for the avoidance of doubt, the Confidentiality Agreement); provided that nothing in this Section 10.10(c) shall limit the rights of the Company, its Subsidiaries and their respective Representatives under the Confidentiality Agreement or to be indemnified and reimbursed for expenses in accordance with Section 6.11(c), 6.15, 6.16, 6.17 or 8.3(e). For the avoidance of doubt, subject to the proviso in the immediately preceding sentence, upon payment to the Company of such Parent Termination Fee, none of Parent or the Parent Related Parties or any of their representatives, including any investment banker, financial advisor, any Debt Financing Source, attorney, accountant or other advisor, agent, representative or affiliate shall have any further liability or obligation to the Company or any Company Related Party relating to or arising out of this Agreement or the transactions contemplated hereby;

             (ii)  in the event that Parent or its designee shall become entitled to receive full payment of the Company Termination Fee pursuant to Section 8.3(b), then Parent's right to receive payment of the Company Termination Fee pursuant to Section 8.3(b) shall, together with any reimbursement of applicable expenses pursuant to Section 8.3(e), be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, the Parent Related Parties or any other Person arising out of or in connection with this Agreement, the Transactions (and the abandonment or termination thereof) any breach (including any Willful Breach) or failure to perform hereunder, the failure of the Merger or the other Transactions to be consummated, or any matter forming the basis for such termination, and, upon payment of such amount, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company and its Subsidiaries and any of their respective direct or indirect, former, current or future officers, directors, partners, stockholders, managers, members, financing sources, representatives, employees, controlling persons, agents or Affiliates or any other Person claiming by, through or for the benefit of the Company (collectively, "Company Related Parties") arising out of or in connection with this Agreement (including any Willful Breach), any of the Transactions, the failure of the Merger or the other Transactions to be consummated or any matters forming the basis for such termination; provided that nothing in this Section 10.10(c) shall limit the rights of the Parent and any of its applicable Representatives under the Confidentiality Agreement or to be indemnified and reimbursed for expenses in accordance with Section 8.3(e); and

            (iii)  in connection with any loss suffered by the Company or any Company Related Party arising out of or in connection with this Agreement, the Financing Letters or the Limited Guarantees and the Transactions, including as a result of the failure of the transactions contemplated hereby and thereby to be consummated or for a breach (including Willful Breach) or failure to perform hereunder or otherwise (other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee pursuant to Section 8.3(c)) the Company agrees, on behalf of itself and the Company Related Parties, that the maximum aggregate monetary liability of Parent and the Parent Related Parties, if any, shall be limited to the amount of the Parent Termination Fee, and in no event shall the Company or any Company Related Party seek or be entitled to recover from Parent or any Parent Related Parties, and the Company on behalf of itself and the Company Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount, including through Parent, Merger Sub, any Parent Related Party or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable law, through a claim based in tort, contract or otherwise (except that Parent shall be obligated to the Company under the Confidentiality Agreement, Section 8.3(e) and for any of its expense reimbursement and indemnification obligations contained in Sections 6.11(c), 6.15, 6.16 and 6.17).

            (iv)  In connection with any loss suffered by any Parent Related Party as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, other than in the circumstances in which Parent is entitled to receive the Company Termination Fee pursuant to Section 8.3(b), Parent agrees, on behalf of itself and the Parent Related Parties, that the maximum aggregate monetary liability of the Company and the Company Related Parties, if any, shall be limited to the amount of the Company Termination Fee, and in no event shall Parent or any Parent Related Party seek or be entitled to recover from the Company or any Company Related Parties, and Parent on behalf of itself and the Parent Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount (except that the Company shall be obligated to the Parent under the Confidentiality Agreement and Section 8.3(e)). Notwithstanding the foregoing, Parent acknowledges and agress that it shall not be entitled to monetary damages for any breach of Section 6.15 or Section 6.16 by the Company and that its sole and exclusive remedy for any breach of Section 6.15 or Section 6.16 by the Company shall be specific performance (and the Company acknowledges and agrees that such remedy shall be available against it).

For the avoidance of doubt, while each of the Company and Parent may pursue both a grant of specific performance in accordance with Section 10.10(b) and the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, under Section 8.3(b) or Section 8.3(c), respectively, or the recovery of monetary damages subject to the limitations set forth in Section 10.10(c)(iii) or Section 10.10(c)(iv), under no circumstances shall the Company or Parent be permitted or entitled to receive both (1) a grant of specific performance of the Equity Financing to be funded and/or that results in a Closing and consummation of the Transactions and (2) any money damages, including monetary damages in lieu of specific performance and all or any portion of the Parent Termination Fee or the Company Termination Fee, as applicable, and in no event shall the Company Related Parties or the Parent Related Parties be entitled to receive any damages whatsoever if the Parent Termination Fee or the Company Termination Fee, as applicable, is paid (except for any obligations arising under the Confidentiality Agreement, Section 8.3(e), Section 6.11(c) , Section 6.15, Section 6.16 and Section 6.17). The parties acknowledge and agree that the fact that the parties have agreed to this Section 10.10(c) shall not be deemed to affect any party's right to specific performance under Section 10.10(b) (subject to the limitations set forth therein). Notwithstanding the foregoing, no Debt Financing Source shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with the Debt Commitment Letter, this Agreement, the Transactions, or with respect to any activities related to the Debt Financing.

        10.11    Submission to Jurisdiction.     Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any Person to serve legal process in any other manner permitted by law. Notwithstanding the foregoing, each of the parties hereto agrees that it will not, and will not permit its Affiliates to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources and their respective former, current or future affiliates and their former, current or future general or limited partners, shareholders, directors, officers, managers, employees, members, agents, representatives, controlling persons, advisors or attorneys and any heirs, successors or assigns of any of the foregoing in any way relating to this Agreement or any of the Transactions, including with respect to any dispute arising out of or relating in any way to the Debt Commitment Letters and any transactions contemplated thereby, including the Debt Financing or the performance thereof, in any forum other than the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan in the City of New York or, in either case, any appellate court thereof, and agree that the waiver of jury trial set forth in Section 10.12 hereof shall be applicable to any such proceeding.

        10.12    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY LITIGATION (WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT LETTERS, THE TRANSACTIONS AND FINANCINGS CONTEMPLATED THEREBY OR THE PERFORMANCE THEREOF, INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.

        10.13    Disclosure Schedule.     The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section or subsection of this Agreement and (b) the other sections or subsections of this Agreement, to the extent that it is reasonably apparent from a reading of the text of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

        10.14    Parent Guarantee.     The Parent agrees to take all action necessary to cause the Merger Sub or the Surviving Corporation, as applicable, to perform all of its agreements, covenants and obligations under this Agreement. The Parent unconditionally guarantees to the Company the full and complete performance by the Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of the Merger Sub or the Surviving Corporation, as applicable, under this Agreement.

[Remainder of Page Intentionally Left Blank.]

        The Parent, the Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

ARCH PARENT INC.
By:	/s/ STEFAN KALUZNY
	Name:	Stefan Kaluzny
	Title:	President
ARCH MERGER SUB INC.
By:	/s/ STEFAN KALUZNY
	Name:	Stefan Kaluzny
	Title:	President
STAPLES, INC.
By:	/s/ SHIRA GOODMAN
	Name:	Shira Goodman
	Title:	Chief Executive Officer

EXHIBIT A

Form of Certificate of Incorporation
of the Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STAPLES, INC.

ARTICLE I

        The name of the corporation is Staples, Inc.

ARTICLE II

        The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE V

        The corporation is to have perpetual existence.

 ARTICLE VI

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE VIII

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction in which the director derived an improper personal benefit. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

        The Corporation shall indemnify its present and former directors and officers to the maximum extent permitted by the General Corporation Law as from time to time amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE X

        The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE XI

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *    *    *

Exhibit A – Page 2

Annex B

745 Seventh Avenue New York, NY 10019 United States

June 28, 2017

Board of Directors
Staples, Inc.
500 Staples Dr.
Framingham, MA 01702

Members of the Board of Directors:

        We understand that Staples, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Arch Parent Inc. ("Parent") and Arch Merger Sub Inc. ("Merger Sub"), pursuant to which (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and (ii) each share of common stock, par value $0.0006, issued and outstanding immediately prior to the Effective Time (as defined in the Agreement (as defined below)), other than shares held in treasury or held by any subsidiary of the Company, the Parent, Merger Sub or any other affiliate of Parent or as to which dissenters' rights have been perfected (collectively, the "Excluded Shares"), will be converted into the right to receive $10.25 per share in cash (the "Merger Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger (the "Agreement") to be dated as of June 28, 2017 by and among the Company, Parent and Merger Sub. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than the holders of Excluded Shares) of the Merger Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

        In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of June 28, 2017 and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2017; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) a trading history of the Company's common stock from June 27, 2014 to June 27, 2017 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets for the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

        We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We understand that Parent has received draft equity commitment letters from Sycamore Partners II, L.P. ("Sycamore Partners"), an affiliate of the Parent, NB Arch LP ("Neuberger"), and affiliates of HarbourVest Partners, L.P. ("Harbourvest" and, together with Neuberger, the "Co-Investors"), each dated June 28, 2017, as applicable, and draft debt commitment letters from certain lenders dated June 28, 2017. We express no opinion with respect to the terms of the equity or debt commitment letters or the availability of the financing contemplated thereby. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company (other than the holders of Excluded Shares) in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) acted as financial advisor to the Company in connection with the terminated acquisition of Office Depot; (ii) acted as Lead Arranger and Joint Lead Bookrunner in connection with the financing for the terminated acquisition of Office Depot; (iii) acted as Joint Lead Arranger and Joint Bookrunner on the Company's Senior Secured Credit Facilities raised in April 2015; (iv) acted as Joint Lead Arranger on the Company's revolver refinancing in October 2016; and (v) acted as financial advisor to the Company in connection with the sale of its European assets in December 2016.

        In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Sycamore Partners and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services. However, we have not in the past two years, performed any investment banking services for which we have received any fees from Sycamore Partners.

        In addition, we and our affiliates in the past have provided, currently are providing or in the future may provide, investment banking services to Neuberger and certain of its affiliates and have received or in the future may receive customary fees for rendering such services. Specifically, in the past two years, we have performed the following investment banking and financial services for certain affiliates of Neuberger: (i) having acted as underwriter for various debt offerings, (ii) having performed various activities relating to hedging and credit origination and risk management services; and (iii) acting as a lender under a warehouse credit facility. We have not in the past two years performed any investment banking services for HarbourVest for which we have received any fees. In the future we and our affiliates may provide investment banking services for HarbourVest and its affiliates or portfolio companies and may receive customary fees for rendering such services.

        Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, the Co-Investors and Sycamore Partners and certain of Sycamore Partners' and the Co-Investors' respective portfolio companies and/or affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ BARCLAYS CAPITAL INC.
BARCLAYS CAPITAL INC.

Annex C

June 28, 2017

Board of Directors
Staples, Inc.
500 Staples Drive
Framingham, MA 01702

Members of the Board:

        We understand that Staples, Inc. ("Staples" or the "Company"), Arch Parent Inc. (the "Buyer") and Arch Merger Sub Inc., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 28, 2017 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.0006 per share, of the Company (the "Company Common Stock") other than shares held in treasury, or held by any subsidiary of the Company, the Buyer, Acquisition Sub or any other affiliate of the Buyer, or as to which dissenters' rights have been perfected (collectively, the "Excluded Shares"), will be converted into the right to receive $10.25 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their legal advisor;

  9)
  Reviewed the Merger Agreement, the draft equity commitment letters from an affiliate of the Buyer, NB Arch LP ("Neuberger Berman"), and Harbourvest Partners, L.P. (together with Neuberger Berman, the "Co-Investors"), each dated June 28, 2017, and the draft debt commitment letters from certain lenders dated June 28, 2017 (collectively, the "Financing Letters") and certain related documents; and

  10)
  Performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain equity and debt financing in accordance with the terms indicated in the Financing Letters and express no opinion with respect to the terms of the Financing Letters or the availability of the financing contemplated thereby, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent on the delivery of this financial opinion and a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services to the Company, the Co-Investors and their respective affiliates and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, the Company, the Co-Investors and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer and its affiliates, the Co-Investors and their respective affiliates, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of the Buyer or any of the Co-Investors.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ CARMEN M. MOLINOS Carmen M. Molinos Managing Director

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Staples, Inc. in mailing proxy materials and help the environment by allowing us to print fewer paper copies, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery or access, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Staples, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. ATTN: INVESTOR RELATIONS 500 STAPLES DRIVE FRAMINGHAM, MA 01702 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E31700-S61450 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. STAPLES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of June 28, 2017, as it may be amended from time to time, by and among Staples, Inc., Arch Parent Inc., and Arch Merger Sub Inc. ! ! ! 2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to Staples, Inc.’s named executive officers in connection with the merger. ! ! ! 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Agreement and Plan of Merger. If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to proposals 1, 2 or 3, this proxy will be voted “FOR” proposals 1, 2 and 3. If your shares are held in the Staples, Inc. Employees' 401(K) Savings Plan and you do not vote those shares, the plan fiduciary will vote those shares in its discretion. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

E31701-S61450 STAPLES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD], 2017 The stockholder(s), revoking all prior proxies, hereby appoint(s) Shira Goodman, Christine Komola and Michael T. Williams, and each of them individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staples, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], local time, on [TBD], 2017, at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournment or postponement thereof. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS GIVEN WITH RESPECT TO PROPOSALS 1, 2 OR 3 SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF YOUR SHARES ARE HELD IN THE STAPLES, INC. EMPLOYEES' 401(K) SAVINGS PLAN AND YOU DO NOT VOTE THOSE SHARES, THE PLAN FIDUCIARY WILL VOTE THOSE SHARES IN ITS DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE V.1.1 Address Changes/Comments: